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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TANGOE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.0001 per share, of Tangoe, Inc.
(2)	Aggregate number of securities to which transaction applies:
As of May 10, 2017, (A) 39,943,806 shares of common stock outstanding, (B) 2,737,566 shares of common stock underlying options to purchase shares of common stock outstanding with an exercise price below the per share merger consideration of $6.50 and (C) 381,188 shares of common stock underlying restricted stock units that would be vested immediately prior to consummation of the merger.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated as the sum of (A) 39,943,806 shares of common stock multiplied by $6.50; (B) 2,737,566 shares of common stock underlying options to purchase shares of common stock outstanding with an exercise price below the per share merger consideration of $6.50, multiplied by $2.53 (which is the difference between $6.50 and the weighted average exercise price of $3.97 for such options) and (C) 381,188 shares of common stock underlying restricted stock units that would be vested immediately prior to consummation of the merger multiplied by $6.50.
	(4)	Proposed maximum aggregate value of transaction: $269,032,766.03
(5)	Total fee paid:
$31,180.90, determined, in accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, by multiplying 0.0001159 by the proposed maximum aggregate value of the transaction of $269,032,766.03.
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED MAY 23, 2017

TANGOE, INC.
35 Executive Boulevard
Orange, Connecticut 06477

[            ], 2017
To our stockholders:

        We cordially invite you to attend a special meeting of the stockholders of Tangoe, Inc., a Delaware corporation, which we refer to as "we," "us," "Tangoe" or the "Company," to be held on [                        ], 2017 at [            ], local time, at [the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109].

        On April 27, 2017, the Company entered into an Agreement and Plan of Merger, which, as it may be amended from time to time, we refer to as the Merger Agreement, with Asentinel, LLC, a Delaware limited liability company, which we refer to as Buyer, and TAMS Inc., a Delaware corporation and a wholly owned subsidiary of Buyer, which we refer to as Merger Subsidiary, providing for the merger of Merger Subsidiary with and into the Company, which we refer to as the Merger, with the Company surviving the Merger as a wholly owned subsidiary of Buyer.

        At the special meeting, you will be asked to consider and vote on the following matters:

  (1)
  a proposal to adopt the Merger Agreement;

  (2)
  a proposal to approve, on a nonbinding advisory basis, the "golden parachute" compensation that may be payable to our named executive officers in connection with the Merger as reported under "The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation" beginning on page [      ] of the accompanying proxy statement; and

  (3)
  a proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

        Stockholders will also act on any other business that may properly come before the special meeting.

        If the Merger is consummated, each share of Common Stock, par value $0.0001 per share, of the Company, which we refer to as Common Stock, issued and outstanding immediately prior to the effective time of the Merger will, other than as provided below, be converted into the right to receive $6.50 in cash, without interest and subject to deduction for any required tax withholding. We refer to this per share consideration to be paid in the Merger as the Merger Consideration. The following shares of Common Stock will not be converted into the right to receive the Merger Consideration in connection with the Merger: (a) shares held by any of our stockholders who have not voted in favor of the Merger or consented thereto in writing, and have properly demanded appraisal rights of such shares pursuant to, and who are complying in all respects with, the provisions of Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, unless such holders have effectively withdrawn, failed to perfect or otherwise lost their appraisal rights under the DGCL with respect to such shares, and (b) shares owned by Buyer, Merger Subsidiary or any affiliate of Buyer or the Company or any subsidiary of the Company.

        The board of directors of the Company, which we refer to as the Company Board, has unanimously approved the Merger Agreement and recommends that all Company stockholders vote in favor of adoption of the Merger Agreement. The Company Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. The Company Board unanimously recommends that you vote "FOR" adoption of the Merger Agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

        Adoption of the Merger Agreement requires the affirmative vote of holders of a majority of the shares of Common Stock that are issued and outstanding as of the record date.

        Your vote is very important.    Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted "FOR" adoption of the Merger Agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement. You may revoke your proxy at any time before it is exercised at the special meeting by delivering a properly executed proxy card bearing a later date or a written revocation of your proxy to the Company's Secretary before the start of the special meeting, submitting a later-dated proxy electronically via the Internet or telephonically, or by attending the special meeting and voting in person. Attending the special meeting will not, in itself, revoke a previously submitted proxy. To revoke a proxy in person at the special meeting, you must obtain a ballot and vote in person at the special meeting. The failure to vote your shares of Common Stock will have the same effect as a vote "AGAINST" adoption of the Merger Agreement.

        If your shares of Common Stock are held in "street name" by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of Common Stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock "FOR" adoption of the Merger Agreement will have the same effect as voting "AGAINST" adoption of the Merger Agreement.

        Under Delaware law, if the Merger is completed, holders of Common Stock who do not vote in favor of adoption of the Merger Agreement and otherwise comply with the requirements of Section 262 of the DGCL will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must submit a written demand for an appraisal prior to the stockholder vote on the Merger Agreement, not vote in favor of adoption of the Merger Agreement and comply with other procedures set forth in Section 262 of the DGCL and explained in the accompanying proxy statement. The text of Section 262 of the DGCL is reproduced in its entirety as Annex C to the accompanying proxy statement.

        The accompanying proxy statement provides you with detailed information about the special meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement. You also may obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission by following the instructions listed in the section of the accompanying proxy statement entitled "Where You Can Find More Information."

        If you have any questions or need assistance voting your shares of Common Stock, please call [                          ], the Company's proxy solicitor, toll-free at [                            ].

Thank you in advance for your cooperation and continued support.

Sincerely,

J.D. Foy
 Chief Executive Officer

        The accompanying proxy statement is dated [                    ], 2017 and is first being mailed to our stockholders on or about [                    ], 2017.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY ELECTRONICALLY VIA THE
INTERNET OR TELEPHONICALLY OR BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES OF COMMON STOCK AT THIS TIME. IF THE MERGER AGREEMENT IS ADOPTED AND THE MERGER IS COMPLETED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR STOCK CERTIFICATES.

TANGOE, INC.
35 Executive Boulevard
Orange, Connecticut 06477

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

        This is a notice that a special meeting of stockholders of Tangoe, Inc., which we refer to as "we," "us," "Tangoe" or the "Company," will be held on [            ], 2017 at [            ], local time, at [the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109], unless postponed to a later date. At the special meeting, you will be asked to consider and vote on the following matters:

  (1)
  a proposal to adopt the Agreement and Plan of Merger, dated as of April 27, 2017, which, as it may be amended from time to time, we refer to as the Merger Agreement, by and among the Company, Asentinel, LLC, a Delaware limited liability company, which we refer to as Buyer, and TAMS Inc., a Delaware corporation and a wholly owned subsidiary of Buyer, which we refer to as Merger Subsidiary, providing for the merger of Merger Subsidiary with and into the Company, which we refer to as the Merger, with the Company surviving the Merger as a wholly owned subsidiary of Buyer;

  (2)
  a proposal to approve, on a nonbinding advisory basis, the "golden parachute" compensation that may be payable to our named executive officers in connection with the Merger as reported under "The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation" beginning on page [    ] of the accompanying proxy statement; and

  (3)
  a proposal to approve one or more adjournments of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

        Stockholders will also act on any other business that may properly come before the special meeting.

        For more information about the Merger and the other transactions contemplated by the Merger Agreement, please review the accompanying proxy statement and the Agreement and Plan of Merger attached thereto as Annex A.

        The board of directors of the Company, which we refer to as the Company Board, Company Board has unanimously approved the Merger Agreement and recommends that all Company stockholders vote to adopt the Merger Agreement. The Company Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. The Company Board unanimously recommends that you vote "FOR" adoption of the Merger Agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

        Only stockholders of record at the close of business on [            ], 2017, which we refer to as the record date, are entitled to notice of and to vote at the special meeting and at any and all adjournments or postponements thereof.

        Your vote is very important, regardless of the number of shares of Company common stock you own. The merger and other transactions contemplated by the Merger Agreement cannot be consummated unless the Merger Agreement is approved by the affirmative vote of a majority of the shares of Common Stock, par value $0.0001 per share, of the Company, which we refer to as Common Stock, that are issued and outstanding as of the record date. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of Common Stock will be represented at the special meeting if you are unable to attend. If you do not attend the special meeting and fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of Common Stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote "AGAINST" adoption of the Merger Agreement.

        If you are a stockholder of record, voting in person at the special meeting will revoke any proxy previously submitted. Stockholders of record or their duly authorized proxies have the right to attend the special meeting. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee in order to vote. As a beneficial owner of shares of Common Stock held in "street name," you have the right to direct your bank, brokerage firm or other nominee on how to vote the shares in your account. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your bank, brokerage firm or other nominee. If your shares of Common Stock are held through a bank, brokerage firm or other nominee and you wish to attend, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of Common Stock. If you are the representative of a corporate or institutional stockholder, you must present proof that you are the representative of such stockholder.

        Under Delaware law, if the Merger is completed, holders of Common Stock who do not vote in favor of adoption of the Merger Agreement and otherwise comply with the requirements of Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must submit a written demand for an appraisal prior to the stockholder vote on the Merger Agreement, not vote in favor of adoption of the Merger Agreement and comply with other procedures set forth in Section 262 of the DGCL and explained in the accompanying proxy statement. The text of the Section 262 of the DGCL is reproduced in its entirety as Annex C to the accompanying proxy statement.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By order of the Board of Directors,
J.D. Foy Chief Executive Officer

[            ], 2017
Orange, Connecticut

PROXY STATEMENT

        We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the board of directors of Tangoe, Inc., which we refer to as the Company Board, for use at the special meeting of stockholders described herein. This proxy statement and the enclosed proxy card or voting instruction form are first being mailed on or about [            ], 2017 to our stockholders who owned shares of our Common Stock, par value $0.0001 per share, which we refer to as Common Stock, as of the close of business on [            ], 2017.

SUMMARY

        The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents we refer to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page [    ].

The Special Meeting (Page [    ])

Time, Place and Purpose of the Special Meeting (Page [    ])

        The special meeting of the stockholders of the Company, which we refer to as the special meeting, will be held on [            ], 2017, starting at [        ], local time, at [the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109].

        At the special meeting, holders, which we refer to as stockholders, of Common Stock will be asked to consider and vote on the following matters:

  •
  a proposal to adopt the Agreement and Plan of Merger, dated as of April 27, 2017, which, as it may be amended from time to time, we refer to as the Merger Agreement, by and among the Company, Asentinel, LLC, a Delaware limited liability company, which we refer to as Buyer, and TAMS Inc., a Delaware corporation and a wholly owned subsidiary of Buyer, which we refer to as Merger Subsidiary, providing for the merger of Merger Subsidiary with and into the Company, which we refer to as the Merger, with the Company surviving the Merger as a wholly owned subsidiary of Buyer;

  •
  a proposal to approve, on a nonbinding advisory basis, the "golden parachute" compensation that may be payable to our named executive officers in connection with the Merger as reported under "The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation" beginning on page [    ]; and

  •
  a proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

        Stockholders will also act on any other business that may properly come before the special meeting.

Record Date and Quorum (Page [    ])

        You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Common Stock as of the close of business on [            ], 2017, which is the date we have set as the record date for the special meeting, and which we refer to as the record date. You will have one vote for each share of Common Stock that you owned on the record date. As of the record date, there were [            ] shares of Common Stock outstanding and entitled to vote at the special meeting. A quorum is necessary to adopt the Merger Agreement and to approve the nonbinding advisory proposal regarding

"golden parachute" compensation at the special meeting. A majority of the shares of Common Stock that are issued and outstanding at the close of business on the record date, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. The special meeting may be adjourned whether or not a quorum is present.

Vote Required (Page [    ])

        Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Common Stock that are issued and outstanding as of the record date, which we sometimes refer to as the required stockholder approval.

        Under our amended and restated by-laws, as amended, which we refer to as our by-laws, if a quorum is present, approval of the nonbinding advisory proposal regarding "golden parachute" compensation and approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement, require the affirmative vote of a majority of the votes cast at the special meeting on such matters.

Shares Owned by Our Directors and Executive Officers (Page [    ])

        As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [            ] shares of Common Stock, representing [        ]% of the outstanding shares of Common Stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Common Stock "FOR" adoption of the Merger Agreement, "FOR" approval of the advisory proposal regarding "golden parachute" compensation and "FOR" the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

Proxies and Revocation (Page [    ])

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of Common Stock are held in "street name" through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you hold your shares of Common Stock in "street name," please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of Common Stock held in "street name" and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

        If you fail to submit a proxy or to vote in person at the special meeting, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Common Stock will not be voted on the proposal to adopt the Merger Agreement, which will have the same effect as a vote "AGAINST" adoption of the Merger Agreement, and your shares of Common Stock will not have an effect on the advisory proposal regarding "golden parachute" compensation or the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary at Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477, Attention: Corporate Secretary, which must be received by the

Secretary by the time the special meeting begins, or by attending the special meeting and voting in person.

Parties to the Merger (Page [    ])

        The parties to the Merger Agreement and the Merger are:

  •
  Tangoe, Inc., which we refer to as "we," "us," "Tangoe" or the "Company," is a Delaware corporation headquartered in Orange, Connecticut. Tangoe is a leading global provider of Technology Lifecycle Management, or TLM, solutions to a wide range of global enterprises and service providers. TLM covers the entire spectrum of an enterprise's technology-based assets and services, such as voice and data services, mobile devices and usage, cloud software, infrastructure and services, machine-to-machine connections, enterprise social and information technology connections, and encompasses the entire lifecycle of these assets and services, including planning and sourcing, procurement and provisioning, inventory and usage management, invoice processing and payment, expense allocation and accounting, and asset decommissioning and disposal.

  •
  Asentinel, LLC, which we refer to as Buyer, is a Delaware limited liability company headquartered in Memphis, Tennessee. Buyer is a leading provider in Technology and Telecom Expense Management, or TEM, and Managed Mobility Services, or MMS, providing lifecycle solutions and services delivered through a customer-focused, technology-driven software-as-a-service platform. Buyer is an indirect wholly owned subsidiary of Marlin Heritage L.P., a Delaware limited partnership, which we refer to as Marlin Heritage, and an affiliate of Marlin Equity IV, L.P., a Delaware limited partnership, which we refer to as the Sponsor, and Marlin Management Partners, LLC (d/b/a Marlin Equity Partners), a Delaware limited liability company, which we refer to as Marlin. The principal business of each of Marlin Heritage and the Sponsor is to make private equity and other types of investments. Marlin is a global investment firm with over $6.7 billion of capital under management.

  •
  TAMS Inc., which we refer to as Merger Subsidiary, is a Delaware corporation that was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement. Merger Subsidiary is a direct wholly owned subsidiary of Buyer. Upon the completion of the Merger, Merger Subsidiary will cease to exist and the Company will continue as the surviving corporation of the Merger, which we refer to as the Surviving Corporation.

The Merger (Page [    ])

        The Merger Agreement provides that Merger Subsidiary will merge with and into the Company. The Company will be the Surviving Corporation in the Merger and will continue to do business following the Merger. As a result of the Merger, the Company will cease to be a publicly traded company. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation.

Overview of the Merger (Page [    ])

        In the Merger, each share of Common Stock, other than as provided below, will be converted into the right to receive $6.50 in cash, without interest and subject to deduction for any required tax withholding. We refer to this consideration as the Merger Consideration. The following shares of Common Stock will not be converted into the right to receive the Merger Consideration in connection with the Merger: (a) shares, which we refer to as Dissenting Shares, held by any of our stockholders who have not voted in favor of the Merger or consented thereto in writing, and have properly demanded appraisal rights of such shares pursuant to, and who are complying in all respects with, the provisions of Section 262 of the DGCL unless such holders have effectively withdrawn, failed to perfect or otherwise lost their appraisal rights under the DGCL with respect to such shares, and (b) shares owned by Buyer, Merger Subsidiary or any affiliate of Buyer or the Company or any subsidiary of the Company.

Reasons for the Recommendation of the Company Board (Page [    ])

        After careful consideration of various factors described in the section entitled "The Merger—Reasons for the Recommendation of the Company Board," the Company Board unanimously agreed that the benefits of the Merger outweighed the associated drawbacks and risks and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, approved the Merger Agreement, and authorized and approved the Merger upon the terms and conditions set forth in the Merger Agreement and recommended that stockholders vote to adopt the Merger Agreement.

        In considering the recommendation of the Company Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally. The Company Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company. See "The Merger—Interests of Certain Persons in the Merger" beginning on page [    ].

Recommendation of the Company Board (Page [    ])

        The Company Board unanimously recommends that you vote "FOR" adoption of the Merger Agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

Opinion of the Company's Financial Advisor (Page [    ])

        At a meeting of the Company Board held on April 27, 2017, Stifel, Nicolaus & Company, Inc., or Stifel, the Company's financial advisor in connection with the transactions contemplated by the Merger Agreement, delivered to the Company Board its oral opinion, which opinion was confirmed by the delivery of a written opinion, dated April 27, 2017, or the Opinion, that, as of the date of the Opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such Opinion, the Merger Consideration was fair, from a financial point of view, to such holders.

        The full text of the Opinion is attached to this proxy statement as Annex B and holders of Common Stock are encouraged to read the Opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stifel in connection with the Opinion. The Opinion was provided for the information of, and directed to, the Company Board for its information and assistance in connection with its consideration of the financial terms of the transaction and was only one of many factors considered by the Company Board in its evaluation of the transaction. The Opinion addresses only the fairness, from a financial point of view, of the Merger Consideration as of the date of the Opinion. It does not address any other aspect of the Merger and does not constitute a recommendation to the Company Board as to how it should vote or otherwise act with respect to the transactions contemplated by the Merger Agreement or any other matter or to any stockholder of the Company as to how any such stockholder should vote at any stockholders meeting at which the transactions contemplated by the Merger Agreement are considered or whether such stockholder should take any other action with respect to the Merger or any other matter, including whether or not any stockholder of the Company should enter into any voting, stockholders' or affiliates' agreement with respect to the transactions contemplated by the Merger Agreement, or exercise any dissenters' or appraisal rights that may be available to such stockholder. The Opinion did not compare the relative merits of the transactions contemplated by the Merger Agreement with any other alternative transactions or business strategies which may have been available to the Company and did not address the underlying business decision of the Company Board or the Company to proceed with or effect the transactions contemplated by the Merger Agreement.

Source of Funds for the Merger (Page [    ])

        Buyer has estimated that it will need approximately $278 million to pay as Merger Consideration to consummate the Merger. Buyer has received a commitment from its lenders to provide Buyer with senior secured credit facilities in an aggregate amount of $200 million, which we refer to as the Credit Facilities, comprised of a $190 million term loan facility and a $10 million revolving loan facility (the proceeds of which revolving loan facility are not available to pay the Merger Consideration). In addition, Buyer has obtained a $165 million equity commitment from the Sponsor, which, together with the proceeds of the Credit Facilities, will be sufficient to pay the aggregate Merger Consideration and all related fees and expenses. The equity financing and debt financing commitments are subject to certain conditions. Although the obligations of Buyer and Merger Subsidiary under the Merger Agreement to consummate the Merger are not conditioned upon their ability to obtain financing, in the event that Buyer does not receive the proceeds of the equity financing and debt financing commitments, the Company will be permitted to terminate the Merger Agreement and receive a fee as described in "The Merger Agreement (Proposal One)—Fees and Expenses—Payable by Buyer" beginning on page [    ].

Interests of Certain Persons in the Merger (Page [    ])

        In considering the recommendation of the Company Board with respect to the Merger Agreement, you should be aware that the Company's directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Company Board was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the Merger and the Merger Agreement were fair to, and in the best interests of, the Company and its stockholders and in making its recommendations regarding adoption of the Merger Agreement as described in "The Merger—Recommendation of the Company Board" beginning on page [    ]. These interests include:

  •
  accelerated vesting of certain Company restricted stock unit awards, which we refer to as Company RSUs, held by Company directors and executive officers, and cash payments of the Merger Consideration of $6.50 per share with respect to each vested share of Common Stock subject to Company stock options, Company RSUs and Company PSUs, subject to reduction for the applicable exercise prices in the case of Company stock options;

  •
  cash payments to Company directors and executive officers in accordance with the terms of equity award replacement compensation agreements, or EARCAs, that the Company has entered into with such persons; and

  •
  continued indemnification and liability insurance for directors and officers following completion of the Merger.

        See "The Merger—Interests of Certain Persons in the Merger" beginning on page [    ] for additional information.

Golden Parachute Compensation (page [    ])

        In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and Rule 14a-21(c) under the Exchange Act, we are providing stockholders with the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to our named executive officers in connection with the Merger, or "golden parachute" compensation, as reported under "The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation" beginning on page [    ]. The Company Board unanimously recommends that you vote "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation.

        Approval of the proposal regarding "golden parachute" compensation requires the approval of a majority of the votes cast on this proposal. Approval of this proposal is not a condition to completion of the Merger. The vote with respect to "golden parachute" compensation is an advisory vote and will not be binding on us. Therefore, regardless of whether stockholders approve the "golden parachute" compensation, if the Merger Agreement is adopted by the stockholders and the Merger is completed, the "golden parachute" compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation arrangements.

U.S. Federal Income Tax Consequences of the Merger (Page [    ])

        The receipt of cash by a United States Stockholder (as defined in "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page [    ]) in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. In general, a United States Stockholder will recognize gain or loss equal to the difference between the amount of cash received for the shares of Common Stock exchanged and the holder's adjusted tax basis in those shares of Common Stock. If a United States Stockholder holds shares of Common Stock as a capital asset, the gain or loss that the holder recognizes generally will be a capital gain or loss and will be treated as a long-term capital gain or loss if the holder has held such shares of Common Stock for more than one year. The receipt of cash by a Non-United States Stockholder (as defined in "The Merger—U.S. Federal Income Tax Consequences of the Merger") in exchange for shares of Common Stock pursuant to the Merger may be taxable in the United States, depending on the holder's particular circumstances.

        You should read "The Merger—U.S. Federal Income Tax Consequences of the Merger" for a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your own tax advisor about the tax consequences of exchanging shares of Common Stock pursuant to the Merger in light of your particular circumstances, including the consequences under any applicable state, local, or foreign or other tax laws.

The Merger Agreement (Page [    ])

Merger Consideration (Page [    ])

        If the Merger is completed, each issued and outstanding share of Common Stock (other than (a) Dissenting Shares and (b) shares owned by Buyer, Merger Subsidiary or any affiliate of Buyer or the Company or any subsidiary of the Company) will be automatically canceled and converted into the right to receive $6.50 in cash, without interest and subject to deduction for any required tax withholding.

        At the effective time of the Merger, or the Effective Time, (i) each then-outstanding Company stock option that is vested will be canceled and converted into a right to receive the Merger Consideration (less the applicable exercise price) in cash, without interest, subject to any required withholding of taxes, in respect of each vested share underlying such stock option and (ii) each then-outstanding Company RSU and Company performance stock unit award, which we refer to collectively as Company PSUs, that is vested and with respect to which shares of Common Stock have, as of such time, not yet been issued will be canceled and converted into the right to receive the Merger Consideration in cash, without interest, subject to any required withholding of taxes, in respect of each vested share underlying such Company RSU or Company PSU, with vesting in the case of each Company stock option, Company RSU and Company PSU determined taking into effect the change in control of the Company resulting from the consummation of the transactions contemplated by the Merger Agreement. In addition, the Surviving Corporation will be obligated to make payments to specified directors and members of Company management who are party to EARCAs with the Company in satisfaction of payment obligations of the Company under such agreements resulting from the consummation of the transactions contemplated by the Merger Agreement and the Surviving Corporation will be obligated to make specified payments to employees of the Company to whom the Company would have issued equity awards in 2016 if it had been able to do so in compliance with applicable law.

Restrictions on Solicitation of Other Offers (Page [    ])

        During the period commencing on the date of the Merger Agreement and ending at 11:59 p.m. (Eastern time) on May 27, 2017, or the Go-Shop Period, the Company and its subsidiaries and representatives have the right to directly or indirectly:

  •
  solicit or initiate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (as defined below), including by way of furnishing to any person any non-public information concerning the Company or its subsidiaries, and

  •
  continue and otherwise participate in any discussions or negotiations regarding, and furnish to any person any non-public information concerning the Company or its subsidiaries for the purpose of encouraging or facilitating, any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

provided that in either case, the Company must promptly provide or make available to Buyer any information concerning the Company or its subsidiaries that is provided to any person that was not previously provided or made available to Buyer or its representatives. If prior to the expiration of the Go-Shop Period, the Company has received a Qualified Extended Go-Shop Proposal (as defined below), the Company and its subsidiaries and representatives will have the right to continue or otherwise furnish non-public information concerning the Company or its subsidiaries and participate in any discussions or negotiations solely regarding such Qualified Extended Go-Shop Proposal until 11:59 p.m. (Eastern time) on June 10, 2017.

        Otherwise, neither the Company nor any of its subsidiaries is permitted, and the Company will cause its representatives not to, directly or indirectly:

  •
  solicit, initiate, knowingly facilitate (including by way of furnishing information) or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; or

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of encouraging or facilitating, any Acquisition Proposal;

provided that, if, following the receipt by the Company of an unsolicited bona fide written Acquisition Proposal that the Company Board determines in good faith constitutes, or would reasonably be expected to lead to, a Superior Proposal (as defined below), the Company may take such actions if and to the extent that the Company Board determines (after consultation with outside legal counsel) that the failure to take such actions would be inconsistent with its fiduciary duties.

        You should read "The Merger Agreement (Proposal One)—Restrictions on Solicitation of Other Offers" beginning on page [    ] for the definitions of "Acquisition Proposal", "Qualified Extended Go-Shop Proposal" and "Superior Proposal".

Restrictions on Changes of Recommendation to Company Stockholders (Page [    ])

        The Merger Agreement provides that, except as otherwise permitted therein:

  (i)
  the Company Board will not withhold, withdraw, qualify or modify, in a manner adverse to Buyer, the approval or recommendation by the Company Board with respect to the Merger Agreement and the Merger, such approval or recommendation being referred to as the Company Board Recommendation;

  (ii)
  the Company will not:

  (A)
  enter into any letter of intent, acquisition agreement or similar agreement providing for the consummation of a transaction contemplated by any Acquisition Proposal requiring the Company to abandon, terminate or fail to consummate the transactions contemplated under the Merger Agreement or breach its obligations thereunder; or

  (B)
  terminate, amend or fail to enforce any provision, or grant any waiver or request under any confidentiality, standstill or similar agreement;

  (iii)
  the Company Board will not approve or otherwise declare advisable to the stockholders of the Company any Acquisition Proposal;

  (iv)
  the Company Board will not fail to include the Company Board Recommendation in either the Schedule 14D-9 relating to the tender offer contemplated under the Merger Agreement or this proxy statement;

  (v)
  the Company Board will not fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act within ten business days after the commencement of such Acquisition Proposal; and

  (vi)
  following the date any Acquisition Proposal or any material modification thereto is first published or sent to the stockholders of the Company, the Company will under certain circumstances at Buyer's request issue a press release that reaffirms the Company Board Recommendation;

provided that, subject to specified limitations, the Company or the Company Board may (or may elect not to, to the extent applicable) take such actions in response to a Superior Proposal actually received by the Company or an Intervening Event (as defined below), if the Company Board has determined in good faith (after consultation with outside legal counsel) that, if applicable, such proposal is a Superior Proposal and that the failure to take or elect not to take such action would be inconsistent with its fiduciary obligations under applicable law and the Company has provided Buyer with notice and opportunity to modify the terms and conditions of the Merger Agreement under procedures specified in the Merger Agreement.

        You should read "The Merger Agreement (Proposal One)—Restrictions on Changes of Recommendation to Company Stockholders" beginning on page [    ] for the definition of "Intervening Event".

Conditions to the Merger (Page [    ])

        The obligation of the parties to consummate the Merger is subject to the satisfaction or waiver of a number of conditions, including:

  •
  the required stockholder approval has been obtained at the special meeting;

  •
  no governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation that is in effect and that has the effect of making the Merger illegal or otherwise prohibiting, preventing, restraining or materially delaying the consummation of the Merger;

  •
  the respective representations and warranties of the Company, Buyer and Merger Subsidiary in the Merger Agreement are accurate, subject in some instances to materiality or "material adverse effect" qualifiers, at and as of the closing date of the Merger;

  •
  the Company, on the one hand, and Buyer and Merger Subsidiary, on the other hand, have performed in all material respects their respective obligations required to be performed by them under the Merger Agreement on or before the closing date of the Merger; and

  •
  since the date of the Merger Agreement, there has not been and is not reasonably likely to be, individually or in the aggregate, a Company Material Adverse Effect (as defined below under "The Merger Agreement (Proposal One)—Representations and Warranties").

Termination of the Merger Agreement (Page [    ])

        The Merger Agreement may be terminated and the Merger may be abandoned by notice of the terminating party to the other party or parties:

  1.
  by mutual written consent of Buyer, Merger Subsidiary and the Company at any time prior to the Effective Time;

  2.
  by either Buyer or the Company at any time prior to the closing of the Merger and after October 27, 2017, which we refer to as the Outside Date, if the closing of the Merger will not have occurred on or before the Outside Date, subject to specified limitations;

  3.
  by either Buyer or the Company if a governmental entity of competent jurisdiction has issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting prior to the Effective Time the consummation of the Merger, subject to specified limitations;

  4.
  by either Buyer or the Company if the required stockholder approval has not been obtained at the special meeting;

  5.
  by Buyer, prior to the stockholder vote with respect to the Merger Agreement at the special meeting, if: (i) the Company Board failed to recommend the tender of shares of Common Stock pursuant to the tender offer contemplated by the Merger Agreement or adoption of the Merger Agreement or (ii) a third-party tender offer or exchange offer for outstanding shares of Common Stock has been commenced and the Company Board failed to recommend against acceptance of such tender or exchange offer within ten business days after the commencement of such offer, subject to specified limitations;

  6.
  by Buyer, prior to the stockholder vote with respect to the Merger Agreement at the special meeting, if: (i) the Company Board effected a Company Board Recommendation Change (as defined below); (ii) the Company Board approved, endorsed or recommended to the stockholders of the Company an alternative Acquisition Proposal; (iii) a third-party tender offer or exchange offer for outstanding shares of Common Stock has commenced and the Company Board recommended that the stockholders of the Company tender their shares in such tender or exchange offer; or (iv) the Company breached in any material respects its obligations under the Acquisition Proposals section of the Merger Agreement, subject in each case to specified limitations;

  7.
  by the Company, subject to specified limitations, prior to the stockholder vote with respect to the Merger Agreement at the special meeting, in the event that the Company Board has effected a Company Board Recommendation Change and the Company has entered into a written letter of intent, memorandum of understanding, term sheet, agreement in principle, merger agreement, acquisition agreement, partnership agreement or similar agreement with respect to a Superior Proposal; provided that Company must simultaneously with such termination pay the Company Termination Fee (as defined below);

  8.
  by Buyer, at any time prior to the Effective Time, if there has been a breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in the Merger Agreement, which breach, inaccuracy or failure would cause the conditions to Buyer's and Merger Subsidiary's obligations to effect the Merger not to be satisfied at such time and such breach, inaccuracy or failure to perform is not capable of cure or remains uncured for at least 30 days following written notice, subject to specified limitations;

  9.
  by the Company, at any time prior to the Effective Time, if there has been a breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of Buyer or Merger Subsidiary set forth in the Merger Agreement that has had or is reasonably likely to have a Buyer Material Adverse Effect (as defined below), and such breach, inaccuracy or failure to perform is not capable of cure or remains uncured for at least 30 days following written notice, subject to specified limitations; or

  10.
  by the Company if (A) all the conditions to the Merger have been satisfied (B) Buyer and Merger Subsidiary fail to close the Merger by the time required under the Merger Agreement and (C) after such failure to close the Merger, the Company has given Buyer irrevocable written notice at least two business days prior to such termination date that it stands and will stand ready, willing and able to consummate the Merger until such termination, certifying as to the statements in clause (A) above and stating the Company's intention to terminate the Merger Agreement and the basis for such termination.

        You should read "The Merger Agreement (Proposal One)—Restrictions on Changes of Recommendation to Company Stockholders" beginning on page [    ] for the definition of "Company Board Recommendation Change". You should read "The Merger Agreement (Proposal One)—Fees and Expenses" beginning on page [    ] for the definition of "Company Termination Fee". You should read "The Merger Agreement (Proposal One)—Conditions to the Merger" beginning on page [    ] for the definition of "Buyer Material Adverse Effect".

Fees and Expenses (Page [    ])

        Except as set forth in the Merger Agreement sections relating to fees and expenses and financing cooperation, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

        The Company will pay the Company Termination Fee in the event that the Merger Agreement is terminated:

  (i)
  by Buyer pursuant to paragraph 5 under "—Termination of the Merger Agreement" above or clauses (i), (ii) or (iii) of paragraph 6 under "—Termination of the Merger Agreement" above; or

  (ii)
  by the Company pursuant to paragraph 7 under "—Termination of the Merger Agreement" above; or

  (iii)
  (A) by either Buyer or the Company pursuant to paragraphs 2 or 4 under "—Termination of the Merger Agreement" above or (B) by Buyer pursuant to paragraph 6(iv) or paragraph 8 under "—Termination of the Merger Agreement" above, and in each case, if before the date of such termination (x) any Acquisition Proposal has been publicly announced or become known to the Company Board, (y) at the time of the stockholder vote on the Merger Agreement or the termination pursuant to paragraphs 2, 6(iv) or 8 under "—Termination of the Merger Agreement" above (as the case may be), no financing letter will have been terminated, withdrawn or rescinded without being replaced by alternative financing commitments sufficient to consummate the transactions contemplated by the Merger Agreement and (z) within 12 months after the date of termination, the Company will have (1) entered into a definitive agreement with respect to an alternative acquisition meeting specified criteria and such transaction is eventually consummated or (2) consummated any transaction that would be deemed to be such an alternative acquisition. If Buyer terminates pursuant to paragraph 6(iv) under "—Termination of the Merger Agreement" above, the Company will reimburse Buyer for costs and expenses incurred by Buyer, Merger Subsidiary or any of their affiliates in connection with the transactions contemplated by the Merger Agreement in an amount up to $1,500,000 within two business days after the date of the termination of the Merger Agreement.

        The amount of the Company Termination Fee is dependent on the circumstances of the termination and ranges from a maximum of $9,723,310 to a minimum of $4,167,133, in each case plus reimbursement of up to $850,000 of costs and expenses incurred by Buyer, Merger Subsidiary or any of their affiliates in connection with the transactions contemplated by the Merger Agreement.

        Buyer has agreed to pay the Company a Buyer termination fee of $16,668,531 in the event that the Merger Agreement is terminated by the Company pursuant to paragraph 10 under "—Termination of the Merger Agreement" above.

Market Price and Dividend Information (Page [    ])

        The Common Stock is traded on the OTC Markets under the symbol "TNGO." From July 27, 2011 through March 13, 2017, the Common Stock was listed on the Nasdaq Stock Market, or Nasdaq, under the symbol "TNGO". The closing price of Common Stock on Nasdaq on March 13, 2017, the last trading day before the Common Stock was suspended from trading on Nasdaq, was $5.10 per share. The closing price of the Common Stock on the OTC Markets on April 27, 2017, the last trading day before the announcement of the Company's entry into the Merger Agreement, was $5.44 per share. On [            ], 2017, the closing price of the Common Stock on the OTC Markets was $[            ] per share. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares of Common Stock.

Appraisal Rights (Page [    ])

        If the Merger is completed, the Company's stockholders who do not vote in favor of adoption of the Merger Agreement and otherwise comply with the requirements of Section 262 of the DGCL will be entitled to appraisal rights under Section 262 of the DGCL. This means that you will be entitled to have the fair value of your shares of Common Stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the merger consideration if you follow exactly the procedures set forth in Section 262 of the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the Merger Agreement and you must not vote (either in person or by proxy) in favor of the proposal to adopt the Merger Agreement. If you fail to follow exactly the procedures set forth in Section 262 of the DGCL, you may lose your appraisal rights. See "Appraisal Rights" beginning on page [    ] and the text of the DGCL appraisal rights statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Delisting and Deregistration of Common Stock (Page [    ])

        If the Merger is consummated, the Common Stock will be deregistered under the Exchange Act. Accordingly, following the consummation of the Merger, we would no longer file periodic reports with the Securities and Exchange Commission, or the SEC, on account of the Common Stock.

Conduct of Our Business if the Merger is Not Completed (Page [    ])

        In the event that the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, our stockholders will not receive any consideration from Buyer or Merger Subsidiary for their shares of Common Stock. Instead, we would remain an independent company, the Common Stock would continue to be traded on the OTC Markets and our stockholders would continue to be subject to the same risks and opportunities to which they currently are subject with respect to their ownership of Common Stock. If the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of Common Stock may decline to the extent that the current market price of our stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, our business could be disrupted, including our ability to retain and hire key personnel, potential adverse reactions or changes to our business relationships and uncertainty surrounding our future plans and prospects.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the "Summary" and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page [    ].

Q.
What is the proposed transaction and what effects will it have on the Company?

A.
The proposed transaction is the acquisition of the Company by Buyer pursuant to the Merger Agreement. If the required stockholder vote is obtained and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Subsidiary will merge with and into the Company, with the Company being the Surviving Corporation. As a result of the Merger, the Company will become a subsidiary of Buyer and you will no longer have any interest in our future earnings or growth. In addition, the Common Stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of the Common Stock.

Q.
What will I receive if the Merger is consummated?

A.
Upon completion of the Merger, you will be entitled to receive the per share Merger Consideration of $6.50 in cash, without interest and subject to deduction for any required tax withholding, for each share of Common Stock that you own, unless you are entitled to and have properly demanded appraisal under the DGCL. For example, if you own 1,000 shares of Common Stock, you will be entitled to receive $6,500 in cash in exchange for your shares of Common Stock, without interest and subject to deduction for any required tax withholding. You will not receive any shares of the capital stock in the Surviving Corporation.

Q.
How does the per share Merger Consideration compare to the market price of Common Stock prior to announcement of the Merger?

A.
The Merger Consideration of $6.50 per share of Common Stock represents a premium of approximately 27.5% over the closing price of $5.10 per share of the Common Stock on Nasdaq on March 13, 2017, the last trading day before the Common Stock was suspended from trading on Nasdaq, and a premium of approximately 19.5% over the closing price of $5.44 per share of the Common Stock on the OTC Markets on April 27, 2017, the last trading day before the announcement of the Company's entry into the Merger Agreement.

Q.
What will holders of Company equity incentive awards receive if the Merger is consummated?

A.
Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) each then-outstanding Company stock option that is vested will be canceled and converted into a right to receive $6.50 per share (less the applicable exercise price) in cash, without interest, subject to any required withholding of taxes, in respect of each vested share underlying such stock option and (ii) each then-outstanding Company RSU or Company PSU that is vested and with respect to which shares of Common Stock have, as of such time, not yet been issued will be canceled and converted into the right to receive $6.50 per share in cash, without interest, subject to any required withholding of taxes, in respect of each vested share underlying such restricted stock unit award or performance stock unit award, with vesting in the case of each Company stock option, Company RSU and Company PSU determined taking into effect the change in control of the Company resulting from the consummation of the Merger. In addition, the Merger Agreement provides that the Company, as the Surviving Corporation, will be obligated to make payments to specified directors and members of Company management who are party to EARCAs with the Company in satisfaction of payment obligations of the Company under such agreements resulting from the consummation of the Merger. The merger agreement also provides that the Company, as the Surviving Corporation, will be obligated to make specified payments to employees of the Company to whom the Company would have issued equity awards in 2016 if it had been able to do so in compliance with applicable law.

Q.
How does the Company Board recommend that I vote?

A.
The Company Board unanimously recommends that you vote "FOR" adoption of the Merger Agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

Q.
Why is the Company Board recommending that I vote "FOR" adoption of the Merger Agreement?

A.
After careful consideration of various factors described in the section entitled "The Merger—Reasons for the Recommendation of the Company Board," the Company Board unanimously agreed that the benefits of the Merger outweighed the associated drawbacks and risks and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, approved the Merger Agreement, and authorized and approved the Merger upon the terms and conditions set forth in the Merger Agreement and recommended that stockholders vote to adopt the Merger Agreement.

Q.
Has the Company Board received a fairness opinion in connection with the Merger?

A.
Yes. Stifel, the Company's financial advisor in connection with the transactions contemplated by the Merger Agreement, has delivered to the Company Board its written opinion, dated April 27, 2017, to the effect that, as of such date and based on and subject to the matters stated in that opinion, the consideration to be received by stockholders pursuant to the Merger and the Merger Agreement is fair, from a financial point of view, to those stockholders. The full text of Stifel's written opinion, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex B to this proxy statement. Stockholders are urged to read the full text of that opinion carefully and in its entirety.

Q.
When do you expect the Merger to be consummated?

A.
Assuming timely satisfaction of necessary closing conditions, including the adoption by our stockholders of the Merger Agreement, we anticipate that the Merger will be consummated [within three business days following the adoption by our stockholders of the Merger Agreement].

Q.
What happens if the Merger is not consummated?

A.
If the required stockholder approval is not obtained or if the Merger is not consummated for any other reason, the stockholders of the Company would not receive any payment for their shares of Common Stock in connection with the Merger. Instead, the Company would remain an independent company. Under specified circumstances, the Company may be required to pay to Buyer a fee and, under other specified circumstances, Buyer may be required to pay the Company a fee, as described under "The Merger Agreement (Proposal One)—Fees and Expenses" beginning on page [    ].

Q.
Is the Merger expected to be taxable to me?

A.
Yes. The exchange of shares of Common Stock for cash pursuant to the Merger will generally be a taxable transaction to United States Stockholders. In general, a United States Stockholder will recognize gain or loss equal to the difference between the amount of cash received for the shares of Common Stock exchanged and the holder's adjusted tax basis in those shares of Common Stock. The receipt of cash by a Non-United States Stockholder in exchange for shares of Common Stock pursuant to the Merger may be taxable in the United States, depending on the holder's particular circumstances.

  You should read "The Merger—U.S. Federal Income Tax Consequences of the Merger" for a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your own tax advisor about the tax consequences of exchanging shares of Common Stock pursuant to the Merger in light of your particular circumstances, including the consequences under any applicable state, local, or foreign or other tax laws.

Q.
Do any of the Company's directors or officers have interests in the Merger that may differ from, or be in addition to, my interests as a stockholder?

A.
In considering the recommendation of the Company Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally. The Company Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company. See "The Merger—Interests of Certain Persons in the Merger" beginning on page [    ].

Q.
Why am I receiving this proxy statement and proxy card or voting instruction form?

A.
You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Company Board for use at the special meeting because you owned shares of Common Stock as of the record date for the special meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Common Stock with respect to such matters.

Q.
When and where is the special meeting?

A.
The special meeting of stockholders of the Company will be held on [            ], 2017 at [            ], local time, at [the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109].

Q.
What am I being asked to vote on at the special meeting?

A.
You are being asked to consider and vote on the following matters:

•
a proposal to adopt the Merger Agreement that provides for the acquisition of the Company by Buyer;

•
a proposal to approve, on an advisory basis, the "golden parachute" compensation that may be payable to our named executive officers in connection with the Merger reported under "The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation" beginning on page [    ]; and

  •
  a proposal to approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

Q.
What vote is required for the Company's stockholders to adopt the Merger Agreement?

A.
Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Common Stock that are issued and outstanding as of the record date.

  Because the affirmative vote required to approve the Merger Agreement is based upon the total number of outstanding shares of Common Stock, if you fail to submit a proxy or to vote in person at the special meeting, or if you vote "ABSTAIN", or if you do not provide your bank, brokerage firm or other nominee with voting instructions, it will have the same effect as a vote "AGAINST" adoption of the Merger Agreement.

Q.
What vote is required for the Company's stockholders to approve the proposal regarding "golden parachute" compensation and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies?

A.
Approval of the proposals regarding "golden parachute" compensation and adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement requires the affirmative vote of a majority of the votes cast on each of these proposals, if a quorum is present.

  If you vote "ABSTAIN" on the proposal regarding "golden parachute" compensation or the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement, this will have no effect on these proposals. If you fail to submit a proxy or to vote in person at the special meeting, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Common Stock will not be voted on these proposals, and thus will have no effect on these proposals.

Q.
Why am I being asked to cast a nonbinding advisory vote to approve "golden parachute" compensation that the Company's named executive officers will receive in connection with the Merger?

A.
The SEC's rules require us to seek a nonbinding advisory vote with respect to certain payments that will be made to our named executive officers in connection with the Merger, or "golden parachute" compensation.

Q.
What will happen if stockholders do not approve the "golden parachute" compensation at the special meeting?

A.
Approval of "golden parachute" compensation payable under existing agreements with the Company that our named executive officers may receive in connection with the Merger is not a condition to completion of the Merger. The vote with respect to "golden parachute" compensation is an advisory vote and will not be binding on us. Therefore, regardless of whether stockholders approve the "golden parachute" compensation, if the required stockholder approval is obtained and the Merger is completed, the "golden parachute" compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation arrangements.

Q.
Who can vote at the special meeting?

A.
All of our holders of Common Stock of record as of the close of business on [            ], 2017, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of Common Stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Common Stock that such holder owned as of the record date.

Q.
What is a "broker non-vote"?

A.
Under applicable stock exchange rules, banks, brokerage firms or other nominees who hold shares in "street name" for customers have the authority to vote on "discretionary" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the Merger Agreement, the proposal to approve the nonbinding advisory proposal regarding "golden parachute" compensation and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies, and, as a result, absent specific instructions from the beneficial owner of such shares of Common Stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Common Stock on non-discretionary matters, which we refer to generally as "broker non-votes." Because none of the proposals to be voted on at the special meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting.

Q.
What constitutes a quorum for the special meeting?

A.
A quorum is necessary to adopt the Merger Agreement and the proposal regarding "golden parachute" compensation at the special meeting. The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock that are issued and outstanding at the close of business on the record date constitutes a quorum for the purposes of the special meeting. Abstentions and "broker non-votes" will be counted as present for the purpose of determining whether a quorum is present. Because none of the proposals to be voted on at the special meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting. The special meeting may be adjourned whether or not a quorum is present.

Q.
How do I vote?

A.
If you are a stockholder of record, you may vote your shares of Common Stock on matters presented at the special meeting in any of the following ways:

•
in person—you may attend the special meeting and cast your vote there; or

•
by proxy—stockholders of record have a choice of voting by proxy:

•
over the Internet—the website for Internet proxy submission is on your proxy card;

•
by using a toll-free telephone number noted on your proxy card; or

•
by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

  If you hold your shares of Common Stock in "street name," please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner of shares of Common Stock held in

  "street name" and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

  A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Q.
What is the difference between holding shares as a stockholder of record and in "street name"?

A.
If your shares of Common Stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares of Common Stock, as the "stockholder of record." This proxy statement, and your proxy card, have been sent directly to you by the Company.

  If your shares of Common Stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Common Stock held in "street name." In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Common Stock, the stockholder of record. As the beneficial owner of shares of Common Stock held in "street name," you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of Common Stock by following their instructions for voting.

Q.
If my shares of Common Stock are held in "street name" by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Common Stock for me?

A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Common Stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Common Stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock, your shares of Common Stock will not be voted and the effect will be the same as a vote "AGAINST" adoption of the Merger Agreement and your shares of Common Stock will not have an effect on approval of the advisory proposal regarding "golden parachute" compensation or the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

Q.
How can I change or revoke my proxy?

A.
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary at Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477, Attention: Corporate Secretary, which must be received by the Secretary by the time the special meeting begins, or by attending the special meeting and voting in person.

Q.
What is a proxy?

A.
A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of Common Stock. The written document describing the matters to be considered and voted on at the special meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of Common Stock is called a "proxy card." The Company Board has designated J.D. Foy, Chief Executive Officer, and Thomas P. Flynn, Chief Administrative Officer, General Counsel & Secretary and each of them singly, with full power of substitution, as proxies for the special meeting.

Q.
If a stockholder gives a proxy, how will its shares of Common Stock be voted?

A.
Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, as your proxies, will vote your shares of Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

  If you properly sign your proxy card but do not mark the boxes showing how your shares of Common Stock should be voted on a matter, the shares represented by your properly signed proxy will be voted "FOR" adoption of the Merger Agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

Q.
How are votes counted?

A.
With respect to the proposal to adopt the Merger Agreement, you may vote "FOR", "AGAINST" or "ABSTAIN." Abstentions and broker non-votes will have the same effect as votes "AGAINST" the proposal to adopt the Merger Agreement.

  With respect to the proposal regarding "golden parachute" compensation and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies, you may vote "FOR", "AGAINST" or "ABSTAIN." Abstentions and broker non-votes will have no effect on these proposals.

Q.
What do I do if I receive more than one proxy or set of voting instructions?

A.
If you hold shares of Common Stock in more than one account, you may receive more than one proxy or set of voting instructions relating to the special meeting. These should each be voted or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Common Stock are voted.

Q.
What happens if I sell my shares of Common Stock before the special meeting?

A.
The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the Merger. If you transfer your shares of Common Stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per share Merger Consideration to the person to whom you transfer your shares. You will also lose the ability to exercise appraisal rights in connection with the Merger.

Q.
Who will solicit and pay the cost of soliciting proxies?

A.
The Company has engaged [                ] to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay [                ] a fee of approximately $[            ] for such services. The Company will also reimburse [                ] for reasonable out-of-pocket expenses and will indemnify [                ] and its affiliates against certain claims, expenses, losses, damages, liabilities and judgments. The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. The Company will also bear the costs of printing, mailing and filing this proxy statement and any other notices or solicitation materials prepared by the Company.

Q.
What do I need to do now?

A.
Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares are represented at the special meeting. If you hold your shares of Common Stock in your own name as the stockholder of record, please submit a proxy for your shares of Common Stock by (a) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (b) using the telephone number printed on your proxy card or (c) using the Internet proxy instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner of shares of Common Stock held in "street name," please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.
Should I send in my stock certificates now?

A.
No. A letter of transmittal will be mailed to you promptly, and in any event within three business days, after the Effective Time, describing how you should surrender your shares of Common Stock for the per share Merger Consideration. If your shares of Common Stock are held in "street name" by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your "street name" shares of Common Stock in exchange for the per share Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.
What should I do if I have lost my stock certificate?

A.
If you have lost your stock certificate, please contact our transfer agent, American Stock Transfer & Trust Company, LLC, at [                ], to obtain a replacement certificate.

Q.
May I exercise appraisal rights instead of receiving the per share Merger Consideration for my shares of Common Stock?

A.
Yes. As a holder of Common Stock, you are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the Merger if you take certain actions and meet certain conditions, including that you do not vote (in person or by proxy) in favor of adoption of the Merger Agreement. See "Appraisal Rights" beginning on page [    ]. In addition, the text of Section 262 of the DGCL is reproduced in its entirety as Annex C to this proxy statement.

Q.
Are there any other risks to me from the Merger that I should consider?

A.
Yes. There are risks associated with all business combinations, including the Merger. See "Cautionary Statement Concerning Forward-Looking Information" beginning on page [    ].

Q.
Who can help answer my other questions?

A.
If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of Common Stock, or need additional copies of this proxy statement or the enclosed proxy card, please call [                ], our proxy solicitor, toll-free at [                ].

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement contains a number of "forward-looking statements," including all statements relating directly or indirectly to the timing or likelihood of completing the Merger and other information with respect to our plans and strategies. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "intends," "anticipates," "plans," "estimates," "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including the occurrence of any event or proceeding that could give rise to the termination of the Merger Agreement; the inability to complete the Merger due to the failure of the closing conditions to be satisfied; and the outcome of any legal proceedings that may be instituted in connection with the Merger. In addition, any forward-looking statements represent our estimates only as of the date they were made and should not be relied upon as representing our estimates as of any subsequent date. Except to the extent otherwise required by law, while we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

 THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Company Board for use at the special meeting to be held on [                    ], 2017, starting at [            ], local time, at [the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109], or at any adjournment thereof. At the special meeting, holders of Common Stock will be asked to adopt the Merger Agreement, to approve the nonbinding advisory proposal regarding "golden parachute" compensation and to approve the proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

        Our stockholders must adopt the Merger Agreement in order for the Merger to be consummated. If our stockholders fail to adopt the Merger Agreement, the Merger will not be consummated. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date and Quorum

        We have fixed the close of business on [                    ], 2017 as the record date for the special meeting, and only holders of record of Common Stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Common Stock at the close of business on the record date. On the record date, there were [            ] shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles its holder to one vote on all matters properly coming before the special meeting.

        A majority of the shares of Common Stock that are issued and outstanding at the close of business on the record date, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of Common Stock represented at the special meeting but not voted, including shares of Common Stock for which a stockholder directs voting "ABSTAIN", as well as broker non-votes, will be counted for purposes of establishing a quorum. Because none of the proposals to be voted on at the special meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting. A quorum is necessary to adopt the Merger Agreement and the proposal regarding "golden parachute" compensation at the special meeting. Once a share of Common Stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or recessed.

Attendance

        Stockholders of record or their duly authorized proxies have the right to attend the special meeting. If your shares of Common Stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of Common Stock. If you are the representative of a corporate or institutional stockholder, you must present proof that you are the representative of such stockholder.

Vote Required

        Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Common Stock that are issued and outstanding as of the record date. For the proposal to adopt the Merger Agreement, you may vote "FOR", "AGAINST" or "ABSTAIN." Voting "ABSTAIN" will not be counted as a vote cast in favor of adoption of the Merger Agreement but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote "ABSTAIN", it will have the same effect as a vote "AGAINST" adoption of the Merger Agreement.

        If your shares of Common Stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares of Common Stock, the "stockholder of record." This proxy statement and proxy card have been sent directly to you by the Company.

        If your shares of Common Stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Common Stock held in "street name." In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Common Stock, the stockholder of record. As the beneficial owner of shares of Common Stock held in "street name," you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. If you hold your shares of Common Stock in "street name," please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of Common Stock held in "street name" and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

        Under the applicable stock exchange rules, banks, brokerage firms or other nominees who hold shares in "street name" for customers have the authority to vote on "discretionary" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the Merger Agreement, the proposal to approve the nonbinding advisory proposal regarding "golden parachute" compensation and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of Common Stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Common Stock on non-discretionary matters, which we refer to generally as "broker non-votes." These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote "AGAINST" adoption of the Merger Agreement. Because none of the proposals to be voted on at the special meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting.

        Approval of the advisory proposal regarding "golden parachute" compensation and approval of the proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement, require a majority of the votes cast on each of these proposals, if a quorum is present. For the nonbinding advisory proposal regarding "golden parachute" compensation and the proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement, you may vote "FOR", "AGAINST" or "ABSTAIN." For purposes of each of these proposals, if you fail to submit a proxy or to vote in person at the special meeting, or if you have given a proxy and vote "ABSTAIN", the shares of Common Stock will not be counted in respect of, and will not have any effect on, the proposal.

        If you are a stockholder of record, you may vote your shares of Common Stock on matters presented at the special meeting in any of the following ways:

  •
  in person—you may attend the special meeting and cast your vote there; or

  •
  by proxy—stockholders of record have a choice of voting by proxy:

  •
  over the Internet—the website for Internet proxy submission is on your proxy card;

  •
  by using a toll-free telephone number noted on your proxy card; or

  •
  by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

        If you are a beneficial owner of Common Stock held in "street name," you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner of Common Stock held in "street name" and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

        [A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.]

        Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by [                        ] by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. Following the consummation of the Merger, a separate letter of transmittal will be mailed to you that will enable you to surrender your stock certificates and receive the per share Merger Consideration.

        If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named as your proxies on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

        If you properly sign your proxy card but do not mark the boxes showing how your shares of Common Stock should be voted on a matter, the shares of Common Stock represented by your properly signed proxy will be voted "FOR" adoption of the Merger Agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

        If you have any questions or need assistance voting your shares, please call [                        ], our proxy solicitor, toll-free at [                        ].

        IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

Shares Owned by Our Directors and Executive Officers

        As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [            ] shares of Common Stock, representing [            ]% of the outstanding shares of Common Stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Common Stock "FOR" adoption of the Merger Agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

Proxies and Revocation

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of Common Stock are held in "street name" by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote "ABSTAIN", or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Common Stock will not be voted on the proposal to adopt the Merger Agreement, which will have the same effect as a vote "AGAINST" adoption of the Merger Agreement, and your shares of Common Stock will not have an effect on the advisory proposal regarding "golden parachute" compensation or the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary at Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477, Attention: Corporate Secretary, which must be received by the Secretary by the time the special meeting begins, or by attending the special meeting and voting in person.

Adjournments

        Although it is not currently expected, the special meeting may be adjourned, including for the purpose of soliciting additional proxies, if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement or if a quorum is not present at the special meeting. Pursuant to our by-laws, any meeting of our stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under our by-laws by the chairman of the meeting or by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum.

        Pursuant to our by-laws, we are not required to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Anticipated Date of Completion of the Merger

        Assuming timely satisfaction of necessary closing conditions, including the adoption by our stockholders of the Merger Agreement, we anticipate that the Merger will be consummated [within three business days following the adoption by our stockholders of the Merger Agreement].

Appraisal Rights

        If the Merger is completed, the Company's stockholders who do not vote in favor of adoption of the Merger Agreement and otherwise comply with the requirements of Section 262 of the DGCL will be entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger. This means that you will be entitled to have the fair value of your shares of Common Stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the Merger consideration if you follow exactly the procedures set forth in Section 262 of the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the Merger Agreement and you must not vote (either in person or by proxy) in favor of the proposal to approve adopt the Merger Agreement. If you fail to follow exactly the procedures set forth in Section 262 of the DGCL, you may lose your appraisal rights. See "Appraisal Rights" beginning on page [      ] and the text of the DGCL appraisal rights statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Solicitation of Proxies; Payment of Solicitation Expenses

        This proxy statement is being furnished in connection with the solicitation of proxies by the Company Board. The Company has engaged [                        ] to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay [                        ] a fee of approximately $[                        ] for such services. The Company will also reimburse [                        ] for reasonable out-of-pocket expenses and will indemnify [                        ] and its affiliates against certain claims, expenses, losses, damages, liabilities and judgments. The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. The Company will also bear the costs of printing, mailing and filing this proxy statement and any other notices or solicitation materials prepared by the Company.

Questions and Additional Information

        If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call [                        ], our proxy solicitor, toll-free at [                        ].

PARTIES TO THE MERGER

THE COMPANY

Tangoe, Inc.
35 Executive Boulevard
Orange, Connecticut 06477
(203) 859-9300

        Tangoe, Inc., a Delaware corporation, is a leading global provider of TLM solutions to a wide range of global enterprises and service providers. TLM covers the entire spectrum of an enterprise's technology-based assets and services, such as voice and data services, mobile devices and usage, cloud software, infrastructure and services, machine-to-machine connections, enterprise social and information technology connections, and encompasses the entire lifecycle of these assets and services, including planning and sourcing, procurement and provisioning, inventory and usage management, invoice processing and payment, expense allocation and accounting, and asset decommissioning and disposal. The Company's on-demand solutions suite is designed to manage IT expenses and to manage and optimize the complex processes and expenses associated with TLM. The Company's solutions have historically focused on enterprises' fixed and mobile connections, and related assets, usage, expenses and analytics. The Company has and continues to enhance and expand its solutions offerings by developing and implementing additional capabilities, including capabilities designed to manage the entire range of an enterprise's IT expenses, and to turn on, track, manage, secure and support various connections in an enterprise's technology lifecycle, such as cloud software, infrastructure and services, machine-to-machine, enterprise social and information technology connections. The Company sells its on-demand solutions and related services primarily on a subscription basis under contracts that typically have terms ranging from 12 to 60 months. The Company also provides strategic consulting services.

        The Company's solutions can provide a significant return on investment by enabling an enterprise to identify and resolve billing errors, to optimize service plans, licenses and contracts based on usage patterns and needs, to manage used and unused technology assets and services, to proactively monitor usage, to conveniently and accurately pay vendors and to prevent bill overages. The Company's solutions allow enterprises to improve the productivity of their employees by automating the provisioning of technology assets and services, and to reduce costs by controlling and allocating technology expenses. They also allow enterprises to enforce regulatory requirements and internal policies governing the use of technology assets and services. Further, the Company's solutions allow enterprises to manage their technology assets and services and help them improve end user productivity.

        For more information about the Company, see "Where You Can Find More Information" beginning on page [    ]. The Common Stock is traded on the OTC Markets under the symbol "TNGO."

BUYER

Asentinel, LLC
6410 Poplar Avenue, Suite 200
Memphis, Tennessee 38119
(866) 337-6200

        Asentinel, LLC, a Delaware limited liability company, is a leading provider in TEM and MMS, providing lifecycle solutions and services delivered through a customer-focused, technology-driven software-as-a-service platform. Buyer serves a growing client base of Global 2000, Fortune 1000 and multinational entities that rely on the power of TEM and MMS to reduce spend, automate processes, manage inventory and maximize business intelligence and actionable analytics.

        Buyer is an indirect wholly owned subsidiary of Marlin Heritage and an affiliate of the Sponsor and Marlin. The principal business of each of Marlin Heritage and the Sponsor is to make private equity and other types of investments. Marlin is a global investment firm with over $6.7 billion of capital under management. The firm is focused on providing corporate parents, shareholders and other stakeholders with tailored solutions that meet their business and liquidity needs. Marlin invests in businesses across multiple industries where its capital base, industry relationships and extensive network of operational resources significantly strengthens a company's outlook and enhances value. Since its inception, Marlin, through its group of funds and related companies, has successfully completed over 100 acquisitions. The firm is headquartered in Los Angeles, California with an additional office in London. The principal office address of Marlin, the Sponsor and Marlin Heritage is 338 Pier Avenue, Hermosa Beach, California 90254. The telephone number at the principal office is 310-364-0100.

MERGER SUBSIDIARY

TAMS Inc.
c/o Marlin Management Company, LLC
338 Pier Avenue
Hermosa Beach, CA 90254
(310) 364-0100

        TAMS Inc. is a Delaware corporation that was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement. Merger Subsidiary is a direct wholly owned subsidiary of Buyer. Upon the completion of the Merger, Merger Subsidiary will cease to exist and the Company will continue as the Surviving Corporation.

 THE MERGER

        This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the Merger.

        The merger agreement provides that Merger Subsidiary will merge with and into the Company. The Company will be the Surviving Corporation in the Merger and will continue to do business following the Merger. As a result of the Merger, the Company will cease to be a publicly traded company. You will not own any shares of the capital stock of the Surviving Corporation.

Overview of the Merger

        The Company, Buyer and Merger Subsidiary entered into the Merger Agreement on April 27, 2017. Under the terms of the Merger Agreement, Merger Subsidiary will be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Buyer. The following will occur in connection with the Merger:

  •
  As of the Effective Time, each issued and outstanding share of Common Stock immediately prior to the Effective Time (other than (a) Dissenting Shares and (b) shares owned by Buyer, Merger Subsidiary or any affiliate of Buyer or the Company or any subsidiary of the Company) will be automatically canceled and converted into the right to receive the per share Merger Consideration of $6.50.

  •
  At the Effective Time, each then-outstanding Company stock option that is vested will be canceled and converted into a right to receive the per share Merger Consideration of $6.50 (less the applicable exercise price) in cash, without interest, subject to any required withholding of taxes, in respect of each vested share underlying such stock option, with vesting in the case of each Company stock option determined taking into effect the change in control of the Company resulting from the consummation of the transactions contemplated by the Merger Agreement.

  •
  At the Effective Time, each then-outstanding Company restricted stock unit award, or Company RSU, and Company performance stock unit award, or Company PSU, that is vested and with respect to which shares of Common Stock have, as of such time, not yet been issued will be canceled and converted into the right to receive the per share Merger Consideration of $6.50 in cash, without interest, subject to any required withholding of taxes, in respect of each vested share underlying such Company RSU or Company PSU, with vesting in the case of each Company RSU and Company PSU determined taking into effect the change in control of the Company resulting from the consummation of the transactions contemplated by the Merger Agreement.

  •
  The Surviving Corporation will be obligated to make payments to specified directors and members of Company management who are party to EARCAs with the Company in satisfaction of payment obligations of the Company under such agreements resulting from the consummation of the transactions contemplated by the Merger Agreement.

  •
  The Surviving Corporation will be obligated to make specified payments to employees of the Company to whom the Company would have issued equity awards in 2016 if it had been able to do so in compliance with applicable law.

        Following and as a result of the Merger:

  •
  Company stockholders will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company's future earnings or growth; and

  •
  the registration of shares of Common Stock under the Exchange Act will be terminated.

Directors and Officers of the Surviving Corporation

        Except as otherwise directed by Buyer, the directors of Merger Subsidiary immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation.

Background of the Merger

        As part of their ongoing oversight and management of the Company's business, the Company Board and management regularly evaluate our business and operations and periodically review and assess strategic alternatives available to enhance value to our stockholders.

        After the close of business on August 6, 2015, the Company reported lower than expected results of operations for the quarter ended June 30, 2015. The closing price of the Common Stock was $10.35 on August 6, 2015 and was $7.09 on August 7, 2015.

        In November 2015, Vector Capital IV., L.P. and its affiliates, which we refer to as Vector, and Clearlake Capital Partners IV GP, L.P. and its affiliates, which we refer to as Clearlake, each filed a Schedule 13D with the SEC disclosing that they and their affiliates beneficially owned approximately 9.9% of the outstanding Common Stock, in the case of Vector, and 8.5% of the outstanding Common Stock in the case of Clearlake. Clearlake subsequently filed amendments to its Schedule 13D, ultimately reflecting beneficial ownership of approximately 14.9% of the outstanding Common Stock as of June 23, 2016.

        On December 17, 2015, the Company Board held a regularly scheduled meeting at the Company's headquarters in which representatives of Wilmer Cutler Pickering Hale and Dorr LLP, or WilmerHale, outside counsel to the Company, and Stifel, financial advisor to the company, were in attendance. The Company Board reviewed recent investments by Vector and Clearlake, inquiries from certain stockholders, including Vector, regarding the possible consideration of strategic alternatives and the business plan of the Company and its prospects as an independent entity. It was the consensus of the directors that the Company should continue to pursue its business plan as an independent entity.

        In response to continued inquiries from Vector, the Company offered to provide its business plan and rationale for pursuing this plan subject to execution of an appropriate confidentiality agreement. On March 6, 2016, the Company and Vector signed a confidentiality agreement.

        After the close of business on March 7, 2016, the Company reported that it would restate its financial statements for the years 2013 and 2014 and the first three quarters of 2015, and had concluded that it made errors in recognizing revenue, primarily relating to non-recurring revenue. The Company also reported that it did not expect to file its Annual Report on Form 10-K with the SEC on a timely basis and that it would diligently pursue completion of the restatement as soon as reasonably practicable. We refer to the completion of the restated financial statements, including the related audits, together with the filing of such restated financial statements with the SEC in accordance with applicable regulations, as the Restatement. The closing price of the Common Stock was $7.75 on March 7, 2016 and was $7.05 on March 8, 2016.

        The Audit Committee of the Company Board actively supervised the Company's efforts to investigate and pursue the Restatement. Commencing in August 2015, the Company's Audit Committee held over 25 meetings concerning the oversight of the Restatement. Initially the meetings were focused on investigation and identification of possible accounting errors, and later upon determining the scope of the errors, overseeing the preparation of revised financial statements and seeking an audit of financial statements by the Company's independent audit firm or another qualified independent audit firm. During the course of these efforts, the Company devoted significant internal resources to pursue the Restatement, and expended approximately $16 million in costs in 2015 and 2016 for outside assistance on the Restatement.

        On March 18, 2016, Marlin, together with certain of its other affiliates, filed a Schedule 13D with the SEC disclosing that it and its affiliates beneficially owned 3,001,426, or approximately 7.6%, of the outstanding shares of Common Stock.

        On March 24, 2016, the Company announced that it had received a letter from Nasdaq stating that the Company was not in compliance with its listing requirements because the Company had failed to timely file all required periodic financial reports with the SEC due to the Restatement.

        On April 19, 2016, a meeting of the Company Board was held by telephone at which representatives of WilmerHale and Stifel discussed various provisions of the Company's charter and bylaws and the DGCL relating to stock ownership and actions by stockholders, including Marlin and its affiliates, as well as the possibility of the Company adopting a rights plan if accumulation of the Common Stock continued. No action was taken by the Company Board at that time with respect to a rights plan. The Company Board also appointed Jay Zager as interim Chief Financial Officer and determined to request the resignation of the Company's Chief Financial Officer, Gary R. Martino, which resignation occurred on April 22, 2016.

        On May 2, 2016, a meeting of the Company Board was held by telephone at which it was reported that Albert R. Subbloie, Jr. had resigned from his positions as President and Chief Executive Officer of the Company, as well as a member and Chairman of the Company Board, effective immediately. The Company Board appointed James D. Foy, one of the Company's directors, as acting Chief Executive Officer of the Company, and appointed Gerald G. Kokos, the Company's Lead Director, as Executive Chairman of the Company.

        On May 16, 2016, the Company formally engaged Stifel to act as its financial advisor. The Company Board chose Stifel due to its reputation in the industry, experience with public software and technology companies, knowledge of the business and mergers and acquisitions expertise.

        On June 24, 2016, Marlin and its affiliates filed amendment number 1 to their Schedule 13D with the SEC disclosing beneficial ownership of 4,094,599, or approximately 10.4%, of the outstanding shares of Common Stock.

        On July 6, 2016, Mr. Kokos and Thomas Flynn, the Chief Administrative Officer and General Counsel of the Company, spoke by telephone with Peter Chung, a Principal of Marlin. Mr. Chung stated that Marlin and its affiliates were significant stockholders and had been an owner of approximately 4.9% of the Common Stock for several months prior to filing its initial Schedule 13D with the SEC on March 18, 2016. The parties did not discuss any potential transaction.

        On July 7, 2016, a financial sponsor that we refer to as Sponsor 1 contacted Mr. Kokos to inquire about a potential investment in the Company and was directed to Stifel. Also on July 7, 2016, a financial sponsor that we refer to as Sponsor 2 contacted Mr. Kokos and had a general discussion about the Company. Representatives of Stifel and Sponsor 1 subsequently spoke on July 11, 2016 about the Company and Sponsors 1's interest in a potential investment.

        On July 13, 2016, representatives of Vector met with Messrs. Foy and Kokos at the Company's headquarters to express interest in an acquisition of the Company. No price was discussed.

        On July 14, 2016, a meeting of the Company Board was held by telephone at which Messrs. Foy and Kokos reported on various contacts with existing investors and financial sponsors, including Marlin, Vector, Sponsor 1 and Sponsor 2, and provided a general update on the Company's business. Later that day a financial sponsor that we refer to Sponsor 3 contacted Messrs. Foy and Kokos and inquired about the Company and its status.

        On July 25, 2016, the Company received a letter from Vector stating its interest in pursuing a negotiated acquisition of the Company and noted its history of prior acquisitions, including of companies that did not have audited financial statements. No price was indicated but the letter stated a willingness to provide the Company an opportunity to solicit alternative transactions during a go shop period following execution of a definitive agreement.

        On July 26, 2016, the Company received a letter from Clearlake expressing concern that the Company had not taken steps to explore strategic alternatives, including with potential bidders like Clearlake that had disclosed significant ownership interests in the Company. The letter requested access to confidential information pursuant to a confidentiality agreement to enable Clearlake to deliver a concrete proposal to the Company to maximize value for the Company's stockholders. No specific terms or price were stated in the letter.

        On July 28, 2016, the Company Board held a regularly scheduled meeting at the Company's headquarters in which representatives of WilmerHale and Stifel participated. The Company Board appointed Mr. Foy as Chief Executive Officer. The Company Board heard reports on the status of the Restatement, the state of the Company's business, including the negative impact of the pending Restatement and management changes, and technical challenges and significant delays encountered with the Company's new generation platform currently under development that was intended to replace multiple platforms currently in use. Representatives of WilmerHale outlined the fiduciary duties of directors in considering or responding to acquisition proposals, as well as the applicable requirements under the DGCL to hold an annual meeting if requested by stockholders to do so and limitations on the Company's ability to solicit proxies should such a meeting be held in light of the pending Restatement. Representatives of Stifel reviewed recent contacts with stockholders and financial sponsors, including Marlin, Clearlake and Vector, and discussed with the Company Board potential strategic alternatives the Company Board could evaluate and the potential advantages and disadvantages of exploring such alternatives, the impact the pending Restatement may have on such alternatives, and possible processes that could be followed to pursue and evaluate such alternatives. The Company Board directed Stifel to explore an acquisition with a limited group of potential acquirers, including Marlin, Clearlake and Vector, that were believed to be the most likely prospective acquirers based upon ownership interest, past history of transactions and willingness to consider a transaction that was not conditioned upon completion of the Restatement. Following the meeting, at the direction of the Company Board, representatives of Stifel sent proposed forms of confidentiality agreements, including standstill provisions, to Marlin, Clearlake, Vector and Sponsor 3, and contacted Sponsor 1, Sponsor 2 and an additional financial sponsor that we refer to as Sponsor 4.

        Between August 3, 2016 and August 15, 2016, at the direction of the Company, representatives of Marlin and WilmerHale negotiated the terms of a confidentiality agreement that was executed on August 15, 2016.

        On August 9, 2016, Sponsor 3 and the Company executed a confidentiality agreement.

        On August 15, 2016, a meeting of the Company Board was held by telephone, in which representatives of WilmerHale participated. The Company Board heard reports on the status of the Restatement, the state of the Company's business, and further technical challenges encountered with the Company's new product platform currently under development. Representatives of WilmerHale reported that Clearlake and Vector had requested to work jointly with respect to a potential acquisition of the Company, noted potential issues related to any such joint efforts, including under Section 203 of the DGCL, absent advance approval of such joint efforts by the Company Board, and outlined the fiduciary duties of directors in considering advance approval of such joint efforts. The directors discussed the advantages and disadvantages to permitting such joint action, including the assertion by each of Clearlake and Vector that in the absence of such joint action neither would further participate in efforts to explore an acquisition of the Company. It was the consensus of the directors to approve such joint efforts if acceptable contractual terms for replicating the provisions of Section 203 could be implemented.

        On August 23, 2016, representatives of Sponsor 3 met with Messrs. Foy and Kokos in New Haven, Connecticut regarding a potential transaction. No specific terms or price of any transaction were discussed.

        On August 25, 2016, a meeting of the Company Board was held by telephone. The Company Board heard reports on the status of the Restatement, the potential delisting of the Common Stock from Nasdaq and the Company's business, including with respect to the Company's proposed new product platform. Mr. Kokos reported on the discussion with Sponsor 3 and the status of negotiations with Clearlake and Vector with respect to a confidentiality agreement that permitted their joint efforts as previously discussed by the Company Board.

        On September 6, 2016, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. The representatives of WilmerHale reported on the status of negotiations with Clearlake and Vector with respect to a confidentiality agreement that permitted their joint efforts as previously discussed by the Company Board. Representatives of Stifel discussed potential implications of approving these joint efforts, noting that each of Clearlake and Vector had again confirmed that in the absence of joint action neither would further participate in discussions concerning a potential acquisition.

        On September 7, 2016, following the direction of the Company Board, representatives of Stifel spoke with Sponsor 4 about its potential interest in a transaction.

        By written consent effective September 7, 2016, the Company Board approved the execution of confidentiality agreements with Clearlake and Vector and approved the joint action of Clearlake and Vector for purposes of Section 203 of the DGCL. On September 8, 2016, the Company entered into confidentiality agreements with each of Clearlake and Vector.

        On the morning of September 8, 2016, representatives of Marlin and Stifel met with Messrs. Flynn, Foy, Kokos and Zager at a conference facility in New Haven, Connecticut for a presentation of the current status of the Company. Later on September 8, 2016, representatives of Clearlake, Vector and Stifel met with Messrs. Flynn, Foy, Kokos and Zager at the conference facility for a similar presentation. No specific terms or price of any transaction were discussed at either meeting. Following these meetings, representatives of the Company and Stifel provided information to representatives of Marlin, Clearlake and Vector in response to various diligence requests.

        On September 8, 2016, representatives of Stifel spoke again with Sponsor 1 and Sponsor 2 separately about their potential interest in a transaction. Sponsor 1 indicated it would not pursue further discussions.

        On September 13, 2016, representatives of Sponsor 3 and Stifel met with Messrs. Foy, Kokos and Zager in New Haven, Connecticut for a presentation of the current status of the Company. The representatives of Sponsor 3 indicated a concern with the lack of audited financial statements and a reluctance to pursue further discussions. Also on September 13, 2016 representatives of Sponsor 2 contacted representatives of Stifel and stated that it would not pursue further discussions.

        On September 22, 2016, the Company Board held a regularly scheduled meeting at the Company's headquarters. The Company Board heard reports regarding the current status of the business, including development efforts for the Company's new technology platform, as well as the status of the Restatement and discussions with third parties, including Marlin, regarding a potential transaction.

        On September 23, 2016, representatives of Sponsor 4 contacted representatives of Stifel and stated that it would not pursue further discussions.

        On September 24, 2016, representatives of Stifel spoke with representatives of another financial sponsor, that we refer to as Sponsor 5, about its potential interest in a transaction.

        On September 28, 2016, the Company provided access to an electronic data room to representatives of Marlin, Clearlake and Vector. Thereafter representatives of the Company added information to the data room from time to time in response to diligence requests from representatives of Marlin, Clearlake and Vector.

        On September 29, 2016, representatives of Marlin contacted representatives of Stifel seeking permission under the confidentiality agreement to contact potential debt financing sources with respect to an acquisition of the Company. The Company provided such permission on September 30, 2016.

        On October 20, 2016, representatives of a financial sponsor that we refer to as Sponsor 6 contacted representatives of Stifel to discuss the Company. After being advised of the Restatement process, the representatives of Sponsor 6 indicated that it would not pursue further discussions but that it might participate in a post-signing go shop solicitation.

        Also on October 20, 2016, a meeting of the Company Board was held by telephone. The Company Board heard reports on the status of the Restatement, a scheduled hearing with Nasdaq regarding the potential delisting of the Common Stock from Nasdaq and the Company's business.

        On November 4, 2016, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. The Company Board heard reports on the status of the Restatement, the hearing at Nasdaq regarding the potential delisting of the Common Stock from Nasdaq and the Company's business. Representatives of Stifel provided an update on interactions with Marlin, Clearlake and Vector, as well as other potentially interested parties. Stifel reported that Marlin, Clearlake and Vector had each confirmed a willingness to proceed with a transaction in the absence of audited financial statements for the Company. Stifel reported that a representative of Marlin had, prior to receiving access to the electronic data room on September 28, 2016, noted to a representative of Stifel that it had been several weeks since Marlin had executed a confidentiality agreement, Marlin had not received any significant information outside of the September 8, 2016 meeting and that Marlin was concerned others were receiving more information than they. The representative of Marlin also stated Marlin would be prepared to propose a transaction at a small premium to current market prices (then trading in the range of $8.25 to $8.50 per share of Common Stock) subject to diligence if that would facilitate access to diligence materials. Stifel reported that in response, Stifel said all parties were proceeding on similar time frames, the Company was focused on the Restatement but would be opening an electronic data room soon, and the Company was interested in an informed bid with a more fulsome view of financing, rather than one not informed by diligence, but would relay the conversation to the Company Board. Representatives of WilmerHale reviewed the fiduciary duties of directors in considering strategic alternatives, and potential implications of the Restatement on the process of seeking or consummating strategic alternatives. The directors discussed the implications of contacting strategic acquirers to determine interest in a potential transaction.

        On November 18, 2016, the Company Board held a regularly scheduled meeting at the Company's headquarters with representatives of WilmerHale in attendance. The Company Board heard reports regarding the current status of the business, including the 2017 forecast, as well as the status of the Restatement and discussions with third parties, including Marlin, regarding a potential transaction.

        On November 20, 2016, representatives of Sponsor 3 requested access to the Company's electronic data room, and expressed continued concern about the lack of audited financial statements for the Company.

        On November 28, 2016, at the Company's request representatives of Stifel contacted six potential strategic acquirers that had been identified as most likely interested in an acquisition of the Company and having an ability to pursue a transaction without audited financial statements if the Restatement was not completed in the relevant timeframe. No substantive discussions occurred, no diligence was requested by any of these companies and representatives of each company thereafter either specifically declined interest in pursuing further discussions or did not further respond to the inquiries from Stifel.

        On December 7, 2016, representatives of Marlin, the Company and Stifel had a telephone conference to discuss the Company's operations and respond to various diligence inquiries. No specific terms or price of any transaction was discussed.

        On December 10, 2016, representatives of Sponsor 3 spoke with representatives of the Company to discuss the status of the Restatement. On December 12, 2016, Sponsor 3 again expressed concern about proceeding without audited financial statements for the Company.

        On December 14, 2016, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. The Company Board heard reports on the status of the business and the Restatement, noted the obligation to confirm with Nasdaq by year end whether the Restatement could be completed prior to the March 10, 2017 delisting deadline, and discussed the significant ongoing costs associated with Restatement efforts in light of the Company's lower cash balances. Representatives of Stifel discussed their interactions with Marlin, Clearlake and Vector, and reviewed contacts made with other potential acquirers and the lack of interest expressed by such other parties. Stifel reported that Marlin had verbally proposed a transaction at $7.00 per share and Clearlake and Vector had verbally proposed a joint transaction at a range of $7.00 to $7.50 per share, and that each indicated a willingness, if requested, to submit a written indication of interest to that effect, contingent on continued diligence and further review of the ongoing results of operations, including technical diligence related to the new product platform under development. The directors then discussed the potential disclosure requirements associated with requesting any formal expression of interest that might apply to Marlin, Clearlake and Vector as a result of their existing Schedule 13D filings with the SEC. The directors also discussed the potential impact of the Company's actual historical and currently projected results on the value of the Company's Common Stock. In particular, the directors discussed decreased annual recurring revenue, or ARR, bookings and higher customer churn rates by quarter, as well as lower cash balances, and successively decreasing Company internal projections for 2016 and 2017 prepared since December 2015. The representatives of Stifel then discussed with the Company Board preliminary valuation analyses, including a review of multiples, at various assumed prices for Common Stock implied for the Company as compared to multiples for selected companies and transactions. Representatives of Stifel also discussed an illustrative analysis of theoretical future stock prices based upon projected 2018 revenue and EBITDA levels provided by management, discounted to present values, and a theoretical discounted cash flow analysis based on assumed constant growth rates of revenues and EBITDA margins in 2019 through 2021. The representatives of Stifel also reviewed the trading histories and transactions for other companies that had experienced a stock delisting. Representatives of WilmerHale reviewed the fiduciary duties of directors in connection with the consideration of a possible acquisition transaction. The directors then discussed whether to continue exploring a potential transaction with Marlin, Clearlake and Vector, including in light of the current status of the Restatement and the associated costs and prospects of completing it, the potential delisting from Nasdaq, and the potential uncertainty of being required to hold an annual meeting under the DGCL while the Company was precluded from soliciting proxies due to the pending Restatement and the risks that it could result in a majority of the Company Board being elected by stockholders in attendance at the meeting that may have different interests than stockholders generally. They also discussed the potential benefit of the Company having prepared a "quality of earnings" report that it could provide to any potentially interested party as part of such party's diligence investigation, including during a go shop period, rather than necessitating interested parties having to prepare their own analyses, versus the costs of the Company having such report prepared. The directors instructed Stifel to seek clarification from each of Marlin, Clearlake and Vector as to the amount of remaining diligence they required to make a definitive offer and the expected timetable for making any such offer if discussions continued.

        On December 16, 2016, in response to inquiries from Stifel, Marlin indicated it could complete diligence and be prepared to execute a definitive acquisition agreement in five to six weeks and Clearlake and Vector indicated a period of four to five weeks. Each requested that the Company enter into an exclusivity agreement.

        On December 20, 2016, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. The Company Board heard reports on the status of the Restatement, including preliminary indications that completion of a Restatement by the March 10, 2017 deadline might not be practicable. Representatives of Stifel reported on the proposed timelines received from Marlin, Clearlake and Vector and the requests for exclusivity. The directors instructed Stifel to request submission of written indications of interest from Marlin, Clearlake and Vector at higher prices, and that confirmed audited financial statements and continued listing would not be conditions to closing, and determined that the Company would not at this time agree to negotiate exclusively with any bidder.

        On December 27, 2016, a meeting of the Company Board was held by telephone in which representatives of WilmerHale participated. The Company Board heard reports on the status of the Restatement, the significant ongoing costs associated with the Restatement efforts and the Company's current financial condition, including lower than expected cash balances. Later in the day the Company received a letter from Marlin indicating an interest in an acquisition of the Company through a cash tender offer at a price of $7.50 per share, setting forth remaining diligence to be performed, including receipt of a quality of earnings report, confirming that a delisting of the Common Stock from Nasdaq would not be a closing condition, and agreeing to a 30-day go shop period.

        On December 28, 2016, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. Representatives of Stifel reviewed the letter from Marlin and reported that Clearlake and Vector indicated they would be sending a letter by the end of the week. It was the consensus of the directors that negotiations should continue with Marlin, that Stifel should request Marlin to clarify that audited financials and certain items identified in the required diligence were not a condition to closing, and that the Company should have prepared a quality of earnings report that could be provided to Marlin, Clearlake, Vector and other potentially interested parties as part of their diligence investigation. The Company Board also received a report from the Audit Committee that it had determined progress on the Restatement was not sufficient for the Audit Committee to conclude with any degree of reliability that the Restatement would be complete by the March 10, 2017 deadline at any reasonable cost. After discussing the Restatement process, the obligation to provide an update to Nasdaq, and the implications of a delisting and the possibility of re-listing in the future, the Company Board determined the Company should inform Nasdaq it was unlikely the Company would complete the Restatement by the March 10, 2017 deadline.

        On December 29, 2016, the Company received a revised letter from Marlin substantially similar to the letter of December 27, 2016, but confirming that neither continued listing of the Common Stock on Nasdaq nor audited financial statements would be a closing condition. On the same day, Marlin and its affiliates filed amendment number 2 to their Schedule 13D with the SEC disclosing, amongst other things, their preliminary non-binding interest in acquiring all of the outstanding Common Stock, through a tender offer or otherwise, for $7.50 per share in cash, subject to, among other things, reaching agreement on all material terms.

        On January 2, 2017, the Company received a letter from Clearlake and Vector indicating an interest in a joint acquisition of the Company at a price of $7.00 per share.

        On January 3, 2017, the Company issued a press release confirming receipt of the proposal from Marlin and the joint proposal from Clearlake and Vector, that the Company had notified Nasdaq that it was unlikely to complete the Restatement by the March 10, 2017 deadline, that the Company Board would carefully evaluate the proposals and was focused on maximizing stockholder value, and that the Company had retained Stifel as financial advisor to assist in these efforts.

        In conjunction with its determination to notify Nasdaq that it was unlikely to complete the Restatement by the March 10, 2017 deadline, the Audit Committee and the Company Board recognized the possibility that the discussions then underway regarding the potential for an acquisition transaction in the near term may obviate the need to complete a Restatement. Given that the Company had largely completed the preparation of revised financial statements but had not yet finalized or begun to implement the audit plan of its independent registered accounting firm, to reduce the significant expense associated with pursuing the Restatement in light of the Company's decreasing cash balances, the Company Board and Audit Committee determined to continue pursuing the Restatement in a more cost and time efficient manner by primarily focusing on the scope of the proposed audit plan with its independent registered accounting firm and considering whether other independent registered accounting firms might be able to conduct an audit to complete the Restatement if required, at least until such time as the Company Board determined that a potential transaction in the near term was not likely.

        On January 4, 2017, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. Representatives of Stifel reported on the status of discussions with Marlin, Clearlake and Vector in which Stifel had requested all parties to increase their proposed acquisition price and rejected the requirement of exclusivity. It was the consensus of the directors that negotiations should continue with Marlin as well as with respect to the joint bid by Clearlake and Vector, and that the Company should not agree to exclusive negotiations with any party at this time. The directors reviewed two potential parties to prepare the quality of earnings report, determined that both were acceptable and instructed management to undertake negotiations with each and engage the firm determined to be most cost effective and timely. The directors also discussed the Company's cash position and potential equity and debt financing options that may be available to support the Company's operations in the event an acquisition transaction was not pursued.

        On January 5, 2017, the Company commissioned a quality of earnings report for use by Marlin, Clearlake, Vector and other potentially interested parties for diligence purposes. The report was completed and made available on February 14, 2017.

        On January 6, 2017, representatives of Marlin contacted representatives of Stifel seeking permission under the confidentiality agreement to contact additional potential debt financing sources with respect to an acquisition of the Company. The Company provided such permission on January 10, 2017.

        On January 8, 2017, representatives of another financial sponsor, that we refer to as Sponsor 7, contacted Mr. Foy about its potential interest in a transaction. Representatives of Stifel contacted Sponsor 7 on January 9, 2017 and after being provided some preliminary background information on the Company, Sponsor 7 declined to pursue further discussions. Also on January 9, 2017 representatives of another financial sponsor, that we refer to as Sponsor 8, contacted representatives of Stifel about its potential interest in a transaction.

        On January 11, 2017, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. Representatives of Stifel reported on the status of discussions with Marlin, Clearlake and Vector, as well as inbound calls from Sponsor 7 and Sponsor 8. The directors also discussed a proposal to provide debt financing that the Company had received and authorized management to continue discussions with respect to such debt financing.

        On January 12, 2017, representatives of the Company, including Messrs. Foy, Kokos and Zager, and representatives of Stifel met with representatives of Marlin in New Haven, Connecticut and provided information in response to various requests of Marlin, including updates on the Company's financial results for 2016 and lowered financial projections for 2017 in light of the 2016 results. Thereafter through April 27, 2017, representatives of the Company, Stifel and WilmerHale had several telephone calls with representatives of Marlin providing information in response to various diligence requests from Marlin.

        On January 24, 2017, the Company executed a confidentiality agreement with Sponsor 8. On January 30, 2017, Sponsor 8 confirmed that audited financial statements and continued listing of the Common Stock would not be conditions to any transaction. After performing limited diligence, Sponsor 8 informed the Company on February 11, 2017 that it would not pursue further discussions.

        On January 25, 2017, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. Representatives of Stifel reported on the status of discussions with Marlin, Clearlake and Vector, as well as with Sponsor 8. The directors reviewed a proposal to provide debt financing that the Company had received and authorized management to continue discussions with respect to such debt financing.

        On February 2, 2017, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. In addition to a review of the Company's business, cash position and projected results for 2017, the directors discussed the status of the Company's new product platform under development and negotiations relating to potential debt financing for the Company. Representatives of Stifel reported on the status of discussions with Marlin, Clearlake and Vector, including the potential timing for updated proposals following receipt of the quality of earnings report and discussions with their prospective debt financing sources.

        On February 15, 2017, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. Management reported that the quality of earnings report had been completed and provided to interested bidders. Representatives of Stifel reported on the status of discussions with Marlin, Clearlake and Vector, remaining diligence efforts that had been outlined by each and the expected process for working with debt financing sources, as well as a potential timetable for soliciting final acquisition proposals. There followed a discussion whether other parties might be interested in a potential transaction and the ability to pursue other proposals through a go shop provision. The directors also reviewed a term sheet for a proposed debt financing for the Company and authorized management to execute the term sheet and proceed with negotiation of such debt financing, either in connection with a determination by the Company Board to pursue standalone operations as an alternative to an acquisition transaction, or as a bridge to a transaction if deemed necessary to provide capital to fund ongoing operations pending consummation of an acquisition. It was the consensus of directors that representatives of the Company should continue to provide information in response to diligence requests and that Stifel should request Marlin, Clearlake and Vector to submit formal acquisition proposals on or before February 27, 2017. Later that day, pursuant to direction from the Company Board, Stifel sent letters to each of Marlin, Clearlake and Vector requesting formal acquisition proposals on or before February 27, 2017.

        On February 27, 2017, the Company received a letter from Marlin offering an acquisition of the Company through a cash tender offer at a price of $6.50 per share, setting forth the proposed equity and debt sources to be used and the remaining diligence to be performed, including a technical review of the new product platform and contacts with certain customers, as well as a 30-day go shop period. The letter also included language regarding appraisal rights and stated that the acquisition offer assumed, among other things, that the Company's existing insurance would cover any liabilities resulting from the ongoing proceedings related to the Restatement and that the Company would maintain sufficient working capital and have at least $12 million of cash on hand at closing, and that if the proposed debt financing was not available the Company's remedies would not include specific performance. On March 1, 2017, Marlin amended its Schedule 13D to include a copy of its letter.

        On March 1, 2017, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. Management reported on preliminary proposals it had received to complete the Restatement, conditioned on any engagement commencing after the delisting of the Common Stock from Nasdaq and the termination of the Company's registration under the Exchange Act, noting that the timeframe for completing the work once undertaken was not definitive. Management also reported on the status of negotiations for a proposed debt financing, including proposed revisions to the term sheet previously reviewed reflecting increases in the borrowing costs and decreases in the amount of financing available. Representatives of Stifel reviewed the offer from Marlin, the additional diligence items Marlin wished to review prior to signing any definitive agreement and the stated conditions to closing, as well as the status of discussions with Clearlake and Vector and that Clearlake and Vector had thus far failed to provide any formal proposal. They reviewed the other parties Stifel had contacted regarding a potential transaction. They reported that Marlin indicated its proposed price was lower than in its prior indication of interest as a result of continued weakening in the Company's financial results and the resultant decrease in available debt financing. The representatives of Stifel also discussed with the Company Board the current downward trend in ARR bookings by quarter as compared to comparable year earlier periods, including a significant decrease in the fourth quarter of 2016, as provided by Company management. The representatives of Stifel then reviewed with the Company Board various preliminary valuation analysis, including the equity and enterprise values, multiples of enterprise value divided by revenue and EBITDA, and premiums versus current market price of the Common Stock, implied by the $6.50 per share offer. The representatives of Stifel then reviewed preliminary valuation analyses based on multiples of revenue and EBITDA for selected companies and transactions. They also reviewed an illustrative analysis of theoretical future stock prices based upon projected 2018 revenue levels provided by management, discounted to present value, and theoretical discounted cash flow analyses based on assumed growth rates of revenues and EBITDA margins in 2019 through 2021 at various terminal multiples. The directors discussed the preliminary valuation analyses and the Company's recent and projected results of operation. It was the consensus of the directors that Stifel should request Marlin to increase its price and remove some of the contingencies in its offer, and should continue to request a proposal from Clearlake and Vector.

        Later on March 1, 2017, the Company received a letter from Clearlake and Vector indicating they were not prepared to make any acquisition proposal at that time, and requesting a period of up to three weeks to perform additional diligence with respect to a potential proposal. The letter also noted that, as large stockholders, they were supportive of the Company seeking other alternatives that might maximize stockholder value.

        On March 8, 2017, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. Management reported on the status of negotiations for a proposed debt financing for the Company, including proposed revisions by the lender for a secured versus unsecured facility and more stringent financial covenants, and proposed responses by management. The directors received an update on the Restatement status and preliminary proposals to complete an audit, still with no firm timelines for completion. Representatives of Stifel provided an update on the offer from Marlin, and reported on discussions in which representatives of Clearlake and Vector confirmed they were not prepared to make an acquisition proposal to the Company at $6.50 per share or more. Stifel also noted that Sponsor 3 had called in reference to the offer letter from Marlin and its affiliates filed as amendment number 3 to their Schedule 13D, and Sponsor 3 stated that the lack of audited financial statement remained an impediment to it making any acquisition proposal. The directors instructed Stifel to inform Marlin that the Company Board was prepared to move forward with a transaction at $7.00 per share and seek an increase in offer price.

        On March 9, 2017, the Company received a letter from Marlin offering an acquisition of the Company through a cash tender offer at a price of $6.50 per share and substantially similar to its letter dated February 27, 2017, except with respect to a slightly revised proposal concerning appraisal rights, and it did not state any assumption about the sufficiency of existing insurance to cover liabilities arising from ongoing proceedings related to the Restatement or the Company having at least $12 million of cash on hand at closing.

        On March 10, 2017, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. Management provided an update on expected results for the first quarter of 2017, noting a decrease in projected revenues and EBITDA from levels most recently projected. Representatives of Stifel reviewed the revised offer from Marlin, noting that Marlin had removed or attempted to address certain contingencies but refused to increase the price above $6.50 per share. Stifel also reported that Marlin had stated it would terminate discussions with the Company if not granted exclusivity promptly, and reported no change on the status of any proposal from Clearlake and Vector based on the most recent discussions. Stifel then reviewed certain of the valuation analyses that had been discussed at the March 1, 2017 meeting. After discussion, it was the consensus of the directors that the Company should enter into exclusive negotiations with Marlin.

        Between March 10, 2017 and March 14, 2017, representatives of Stifel and WilmerHale negotiated the terms of an exclusivity agreement with representatives of Marlin and its legal counsel, Schulte Roth & Zabel LLP, or SRZ. On March 14, 2017, the Company and Marlin executed an exclusivity agreement. The term of the exclusivity agreement was extended on March 24, 2017, on April 15, 2017 and on April 24, 2017.

        On March 17, 2017, WilmerHale provided a draft merger agreement to SRZ. Between then and April 27, 2017, representatives of WilmerHale, Stifel and the Company negotiated the terms of the definitive merger agreement with representatives of SRZ and Marlin. The material terms negotiated related to closing and offer conditions, including whether demands for appraisal would be a condition, the structure of the transaction as either a tender offer or cash merger and the terms on which the Company or Merger Subsidiary could elect to pursue a merger in lieu of a tender offer, the scope of various covenants between signing and closing obligating the Company to seek Buyer's consent prior to taking certain actions, and the size of and conditions upon which the Company and Buyer may be required to make certain payments upon termination of the Merger Agreement.

        On March 22, 2017 and March 23, 2017, representatives of the Company and Stifel met with representatives of Marlin at Stifel's offices in New York City and provided information in response to diligence requests, including updated projections for the first quarter of 2017 showing lower bookings and EBITDA from the most recently provided projections.

        Also on March 23, 2017, the Company received a letter from certain stockholders that purported to collectively own approximately 4% of the outstanding shares of Common Stock. The letter urged the Company Board to accept the best acquisition offer it could attract and proceed to consummate a transaction quickly, and indicated the intention of such stockholders to call an annual meeting and replace a majority of the directors if a transaction was not announced within several weeks of the letter. The Company subsequently received similar correspondence from other stockholders purporting to own in excess of 3% of the outstanding shares of Common Stock.

        On March 28, 2017, Messrs. Foy and Kokos spoke by telephone with representatives of Marlin regarding possible ways to integrate the Company's management team with that of Buyer.

        On March 29, 2017, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. The directors discussed the letters received from stockholders in favor of consummating a transaction. Representatives of Stifel and WilmerHale provided an update on negotiations with Marlin, and Mr. Kokos reported on discussions with Marlin related to integration of the management team. Management also reported on the status of negotiations related to the proposed debt facility for the Company and it was the consensus of directors not to execute definitive documentation for such debt facility unless the proposed transaction with Marlin became unlikely.

        On April 5, 2017, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. Management reviewed preliminary results for the first quarter of 2017 that were lower than those most recently projected. Management also reviewed the current proposed terms for a debt facility for the Company, and authorized management to engage in negotiations of definitive documentation that could be quickly executed in the event discussions with Marlin regarding an acquisition terminated for any reason. Management then reviewed a draft five-year plan for the Company operating on a standalone basis as prepared by management, including management's projections for 2017 through 2021, and in particular reviewed the underlying assumptions. The Company Board had not previously considered Company financial projections beyond 2018, nor had the Company provided such projections to Marlin or other potential acquirers. The Company Board had requested additional projections as part of its consideration of the Company remaining as an independent entity in contrast to an acquisition, and understood that projections through 2021 would be required for the preparation of a discounted cash flow analysis in connection with any opinion as to the fairness, from a financial point of view, of the consideration offered that the Company Board might request from Stifel in connection with a transaction. No discounted cash flow analysis was presented or discussed at the meeting. Management stated that their projections for 2017 and 2018 in the draft five-year plan as presented were the same as those most recently provided to Marlin. The directors discussed the draft five-year plan, the underlying assumptions and the related projections, and directed management to prepare a revised five-year plan that reflected the discussions, in particular with respect to various assumptions for years 2019 through 2021. Representatives of Stifel and WilmerHale provided an update on the status of negotiations with Marlin, including the major open issues in the Merger Agreement.

        On April 11, 2017, SRZ provided initial drafts of an equity commitment letter and limited guarantee to WilmerHale, and on April 12, 2017, SRZ provided drafts of debt commitment papers to WilmerHale. Through April 27, 2017, representatives of SRZ and WilmerHale negotiated the terms of such documents.

        On April 12, 2017, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. Management then reviewed a revised five-year plan, again focusing on the assumptions underlying the revised plan and the differences in such assumptions from those in the draft five-year plan reviewed at the April 5, 2017 meeting. The directors discussed the revised five-year plan and underlying assumptions, noting that the growth in new bookings in later years was substantially driven by products not yet in development, as well as being dependent upon new market growth and the Company's ability to successfully develop and market competitive products. The Company Board approved the revised five-year plan. Representatives of WilmerHale reviewed the remaining open issues being negotiated in the definitive documentation. Management then reported on continued efforts towards the Restatement, and noted that the ability to complete the Restatement and the timetable for doing so was still unknown.

        On April 19, 2017, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. Management provided a further update on the preliminary results of the first quarter of 2017, noting additional downward adjustments from the preliminary results discussed at the April 5, 2017 meeting. Representatives of Stifel reported on the status of negotiations with Marlin, in particular with respect to the proposed debt financing for the acquisition. Representatives of WilmerHale reported on the remaining open issues in the definitive merger documentation. Representatives of Stifel discussed certain aspects of the financial analyses it was preparing based upon the projections prepared by management and approved by the Company

Board, noting that its analyses would be particularly focused on companies exhibiting similar revenue growth and margins as the Company and would not reflect any potential costs related to completion of the Restatement or resolution of the existing proceedings related to the Restatement.

        On April 21, 2017, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. Management provided a further update on the preliminary results of the first quarter of 2017. Representatives of WilmerHale and of Stifel reported on the status of negotiations with Marlin, in particular with respect to its proposed debt financing for the proposed transaction. Representatives of WilmerHale reported on the remaining open issues in the definitive merger agreement.

        On April 25, 2017, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. Representatives of WilmerHale and of Stifel reported on the status of negotiations with Marlin, in particular on the extension of exclusivity and the status of the proposed debt financing. Representatives of WilmerHale reported on the remaining open issues in the definitive merger agreement, as well as open items in the debt financing documents, primarily potential differences in the closing conditions in the debt commitment and merger agreement and the implications of such differences.

        On April 27, 2017, a meeting of the Company Board was held by telephone in which representatives of WilmerHale and Stifel participated. Representatives of WilmerHale advised the directors of their fiduciary duties regarding their consideration and approval of the Merger Agreement, and reviewed the terms of definitive merger agreement, including the changes from the draft reviewed at the prior meeting. They noted that revised debt documents were still in process. Representatives of Stifel then reviewed their financial analyses of the $6.50 per share of Common Stock to be paid by Buyer pursuant to the Merger Agreement. See "—Opinion of the Company's Financial Advisor" beginning on page [    ]. The meeting adjourned and reconvened following receipt of the definitive debt commitment documents, at which representatives of WilmerHale reviewed the definitive debt commitment documents. Representatives of Stifel then rendered to the Company Board its oral opinion, subsequently confirmed by delivery of its written opinion, dated April 27, 2017, that, as of the date of its opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken, and the qualifications set forth in its opinion, the $6.50 in cash per share of Common Stock to be paid to the holders of shares of Common Stock was fair from a financial point of view to such holders. After discussing the final terms of the Merger Agreement and the proposed transaction with Buyer, the Company Board unanimously approved the Merger Agreement and recommended that stockholders of the Company tender their shares of Common Stock to Buyer pursuant to the tender offer to be conducted in accordance with the Merger Agreement, and if required to vote to adopt the Merger Agreement.

        At approximately 2:30 a.m., Eastern Time on April 28, 2017, Buyer, Merger Subsidiary and the Company executed and delivered the Merger Agreement, and on April 28, 2017, Marlin, Buyer and the Company issued a joint press release announcing the transaction.

        Following announcement of the transaction, representatives of Stifel, under the direction and supervision of management of the Company, commenced a go-shop process. The go-shop period expired on [                    ]. During the go-shop period, Stifel contacted [      ] parties on behalf of the Company to determine whether they might be interested in pursuing a transaction that would be superior to the proposed transaction with Buyer.

        On May 12, 2017, in accordance with the terms of the Merger Agreement, Merger Subsidiary commenced a cash tender offer to purchase all of the issued and outstanding shares of Common Stock at a price of $6.50 per share and Merger Subsidiary, Buyer and Marlin filed a Tender Offer Statement on Schedule TO with the SEC with respect to the tender offer. On May 12, 2017, the Company filed a

Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.

        On May 16, 2017, the U.S. Federal Trade Commission, or the FTC, granted early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, effective immediately.

        On [                        ], 2017, in accordance with the terms of the Merger Agreement, [                        ] elected that the tender offer be terminated and that Buyer would instead pursue the acquisition of the Company through a merger of Merger Subsidiary with and into the Company, with the Company surviving as a wholly owned subsidiary of Buyer, in which holders of Common Stock would receive cash consideration of $6.50 per share.

Reasons for the Recommendation of the Company Board

        In considering its decision to approve the Merger Agreement and to authorize and approve the transaction contemplated thereby, and, subject to the terms and conditions of the Merger Agreement, to recommend that stockholders vote to adopt the Merger Agreement, the Company Board consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed Merger Agreement and the Merger and the other transactions set forth in the Merger Agreement, the Restatement and related events, as well as the sale process described in the section above under "—Background of the Merger."

        The Company Board considered a number of positive factors in its deliberation, including the following (which factors are not necessarily presented in order of relative importance):

  •
  Best Alternative for Maximizing Stockholder Value.  Its belief that receipt of the acquisition consideration of $6.50 per share in cash was more favorable to the Company's stockholders than the value that might result from other potential transactions or remaining independent. This decision was based on, among other things, the Company Board's assessment of:

  •
  the Company Board's belief that the process conducted by the Company had resulted in the highest price reasonably available to the stockholders of the Company and the fact that the Company had the ability to solicit alternative proposals for at least 30 days following the signing of the Merger Agreement;

  •
  the Company Board's belief that it negotiated the highest price per share for the Common Stock that Buyer was willing to pay;

  •
  the Company's historical operating and financial performance, including that the Company had experienced significant declines in its cash balances, bookings, profitability and share prices since announcing its financial results for the second quarter of 2015 in August 2015;

  •
  the advantages of entering into the Merger Agreement in comparison with the risks of remaining independent, including risks related to achieving the Company's financial projections in the five-year plan as a standalone company as a result of, among other factors, decreased liquidity, risks associated with the development and market acceptance of its products under development, including Matrix, or to be developed in the future, that were essential to future growth in revenues, risks inherent in the Company's industry, including the size and growth of the market, and the risk of increased competitive pressure; and

  •
  the Company's ability by consummating the Merger to avoid the cost and management distraction associated with completing the Restatement, as to which the Company had incurred costs in excess of $16 million in 2016, to reduce the related adverse effects on the attraction and retention of employees, customers and partners, to avoid the risks associated with the Company's inability to estimate the date upon which the Restatement will be completed or that the Restatement may not be completed, and to avoid potential market price risks for the Common Stock resulting from ongoing proceedings related to the Restatement, including stockholder litigation pending in the United States District Court for the District of Connecticut under the caption In re Tangoe, Inc. Securities Litigation, Civil Action No. 3:17-cv-00146-VLB, and the ongoing investigation by the SEC, and any claims that may arise as a result of such proceedings.

  •
  Attractive Value.  The Company Board concluded that the consideration of $6.50 per share represented an attractive valuation for the Company and an opportunity for the Company's stockholders to receive a premium over the recent market prices of the Common Stock. The Company Board reviewed the historical market prices, volatility and trading information with respect to the Common Stock, and the active sale process undertaken by the Company, including:

  •
  the fact that the Company Board viewed the financial projections in the Company's five-year plan as presenting a non risk-weighted achievement of the Company's potential growth in revenue and profitability as a standalone company, that achievement of this plan was in fact subject to significant execution risk and that even if the five-year plan were achieved the Company Board considered $6.50 cash per share paid in the near term to be favorable in comparison to the implied values per share of Common Stock derived in the analyses prepared by Stifel that the Company Board viewed as representative of the values that the Company might be expected to generate on a standalone basis assuming it achieved its five-year business plan;

  •
  the fact that the Company had publicly announced in January 2017 the retention of Stifel to help the Company Board examine strategic alternatives, that Stifel, at the Company Board's instruction, contacted 19 prospective buyers regarding a potential acquisition (including Buyer, Clearlake and Vector), and of these 19 prospective buyers only Buyer and Clearlake and Vector, acting together, submitted any proposal to acquire the Company; and

  •
  the unlikelihood of a transaction proposal at a higher value than the cash price to be paid by Buyer, in light of the fact that the Company actively solicited increases in the offer made by Buyer and the joint offer made by Clearlake and Vector, that the Company had publicly announced the retention of Stifel in January 2017 and that the material terms of Buyer's offer, including price, had been publicly disclosed for over 45 days with no competing proposals having been made, and that the terms of the Merger Agreement permitted the Company to solicit alternative proposals for a period of at least 30 days following the signing of the Merger Agreement in the event a higher value may be achieved.

  •
  Greater Certainty of Value.  The proposed consideration consists solely of cash, which provides immediate liquidity and certainty of value to our stockholders compared to any transaction in which stockholders would receive shares of an acquirer's stock. The receipt of cash consideration also eliminates for our stockholders the risk of the continued execution of our business on a stand-alone basis. The Company Board also considered the likelihood that the closing of the Merger can occur promptly.

  •
  Likelihood of Completion.  The likelihood that the Merger will be consummated, particularly in view of the terms of the Merger Agreement and the closing conditions. In that regard, the Company Board noted:

  •
  that although Buyer's ability to complete the Merger requires the receipt of financing, Buyer had committed financing sufficient to do so, had a record of closing similar transactions and would be required to pay a $16,668,531 termination fee if the Merger were not consummated as a result of a financing failure;

    •
    the limited number of conditions to the Merger; and

    •
    the relative likelihood of obtaining required regulatory approvals.

  •
  Receipt of Opinion from Stifel.  Stifel rendered its opinion dated April 27, 2017 to the Company Board that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth in the opinion, the $6.50 in cash per share of Common Stock to be paid to the holders of shares of Common Stock (other than shares owned by Buyer, Merger Subsidiary or any affiliate of Buyer or the Company or stockholders seeking appraisal rights) pursuant to the Merger Agreement was fair from a financial point of view to such holders (as more fully described below under the heading "—Opinion of the Company's Financial Advisor"). The full text of Stifel's fairness opinion, dated April 27, 2017, is attached as Annex B to this proxy statement.

  •
  Terms of Merger Agreement.  The terms and conditions of the Merger Agreement, including the Company's ability to solicit alternative proposals for a period of at least 30 days following the signing of the Merger Agreement, and to consider and respond to, under certain circumstances specified in the Merger Agreement, an unsolicited written acquisition proposal after such period (as more fully described in "The Merger Agreement (Proposal One)—Restrictions on Solicitation of Other Offers" beginning on page [    ]), and the Company Board's right, after complying with the terms of the Merger Agreement, to terminate the Merger Agreement in order to enter into an agreement with respect to a superior proposal (as more fully described in "The Merger Agreement (Proposal One)—Termination of the Merger Agreement" beginning on page [    ]), subject to certain match rights in favor of Buyer and upon payment of a termination fee to Buyer ranging from $4,167,133 to $9,723,310, or 1.5% to 3.5% of the equity value depending on the timing of such termination, and reimbursement of up to $850,000 of costs incurred by Buyer.

  •
  The Company Board's view that the Merger Agreement was the product of arm's-length negotiations and contained customary terms and conditions.

        The Company Board also considered potential drawbacks and risks relating to the Merger, including the following (which drawbacks and risks are not necessarily presented in order of relative importance):

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  The Company will no longer exist as an independent company, and accordingly, Company stockholders will no longer participate in any future growth the Company may have or any potential future increase in its value.

  •
  There can be no assurance that all conditions to the parties' obligations to complete the Merger will be satisfied, and as a result, it is possible that the Merger may not be completed. If the Merger is not completed, (i) the Company will have incurred significant risks and transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer relationships, (ii) the trading price of shares of Common Stock would likely be adversely affected and (iii) the market's perceptions of the Company's prospects could be adversely affected.

  •
  There is a risk of litigation arising in respect of the Merger Agreement or the Merger.

  •
  The Merger will be a taxable transaction to the Company's stockholders that are United States Stockholders for U.S. federal income tax purposes and, therefore, such stockholders generally will be required to pay U.S. federal income tax on any gains they recognize as a result of the Merger.

  •
  That the terms of the Merger Agreement prohibit the Company and its representatives from soliciting third party bids following expiration of the go shop period, which could reduce the likelihood that other potential acquirers would propose an alternative transaction that may be more advantageous to our stockholders.

  •
  The possibility that if the Merger Agreement is terminated under certain specified circumstances, the Company may be required to pay Buyer a termination fee ranging from $4,167,133 to $9,723,310, and reimburse Buyer for up to $850,000 in expenses, as more fully described as described under "The Merger Agreement (Proposal One)—Fees and Expenses" beginning on page [    ].

        The Company Board also considered that certain of our directors and officers may have conflicts of interest in connection with the Merger, as they may receive certain benefits that are different from, or in addition to, those of our other stockholders, as more fully described under "The Merger—Interests of Certain Persons in the Merger" beginning on page [    ].

        The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Company Board in its consideration of the Merger, but is merely a summary of the material positive factors and material drawbacks and risks considered by the Company Board in that regard. In view of the number and variety of factors and the amount of information considered, the Company Board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the Company Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the Company Board may have given different weights to different factors. The Company Board made its recommendation based on the totality of information presented to, and the investigation conducted by, the Company Board.

Recommendation of the Company Board

        After taking into account all of the factors set forth above, as well as others, the Company Board unanimously agreed that the benefits of the Merger outweighed the associated drawbacks and risks and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, approved the Merger Agreement, and authorized and approved the Merger upon the terms and conditions set forth in the Merger Agreement and recommended that stockholders vote to adopt the Merger Agreement.

        The Company Board unanimously recommends that you vote "FOR" adoption of the Merger Agreement.

Opinion of the Company's Financial Advisor

        The Company engaged Stifel to act as financial advisor to the Company in connection with the transactions contemplated by the Merger Agreement. As part of that engagement, the Company Board requested Stifel's opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of Common Stock (other than any shares held in the treasury of the Company or owned by any Subsidiary (as defined in the Merger Agreement) of the Company or by Buyer or Merger Subsidiary or any other Affiliate (such capitalized term used here and hereinafter as defined in the Merger Agreement) of Buyer immediately prior to the Effective Time or which are owned beneficially or of record by 4M Strategic Investments, LLC or Marlin or any of their respective Affiliates or for which the holder has properly demanded appraisal, which shares we collectively refer to as the Excluded Shares) of the consideration to be received by such holders in the transaction pursuant to the Merger Agreement. At a meeting of the Company Board held on April 27, 2017, Stifel delivered to the Company Board its oral opinion, which opinion was confirmed by the delivery of the Opinion, that, as of the date of the Opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such Opinion, the Merger Consideration was fair, from a financial point of view, to such holders.

        The full text of the Opinion is attached to this proxy statement as Annex B and is incorporated herein by reference. The summary of the Opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the Opinion. Holders of Common Stock are encouraged to read the Opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stifel in connection with the Opinion. The Opinion was provided for the information of, and directed to, the Company Board for its information and assistance in connection with its consideration of the financial terms of the transaction and was only one of many factors considered by the Company Board in its evaluation of the transaction. The Opinion addresses only the fairness, from a financial point of view, of the Merger Consideration as of the date of the Opinion. It does not address any other aspect of the Merger and does not constitute a recommendation to the Company Board as to how it should vote or otherwise act with respect to the transactions contemplated by the Merger Agreement or any other matter or to any stockholder of the Company as to how any such stockholder should vote at any stockholders meeting at which the transactions contemplated by the Merger Agreement are considered or whether such stockholder should take any other action with respect to the Merger or any other matter, including whether or not any stockholder of the Company should enter into any voting, stockholders' or affiliates' agreement with respect to the transactions contemplated by the Merger Agreement, or exercise any dissenters' or appraisal rights that may be available to such stockholder. The Opinion did not compare the relative merits of the transactions contemplated by the Merger Agreement with any other alternative transactions or business strategies which may have been available to the Company and did not address the underlying business decision of the Company Board or the Company to proceed with or effect the transactions contemplated by the Merger Agreement. The Opinion was necessarily based on economic, market, financial and other conditions as they existed on the date of the Opinion, and on the information made available to Stifel by or on behalf of the Company or its advisors, or information otherwise reviewed by Stifel, as of the date of the Opinion. Subsequent developments from the date of the Opinion may affect the conclusions reached in the Opinion and Stifel does not have any obligation to update, revise or reaffirm the Opinion.

        The Company Board did not impose any limitations on Stifel with respect to the investigations made or procedures followed in rendering its Opinion. In selecting Stifel, the Company Board considered, among other things, the fact that Stifel is a reputable investment banking firm with substantial experience advising companies in the software sector and in providing strategic advisory services in general, and Stifel's familiarity with the Company and its business. Stifel, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        The Opinion was approved by Stifel's fairness committee. Stifel is not a legal, financial reporting, tax, accounting, regulatory or bankruptcy advisor and did not advise the Company with respect to such matters. The Opinion was not a solvency opinion and did not in any way address the solvency or financial condition of the Company or any other person. Moreover, the Opinion did not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Company Board or the Company; (ii) the legal, financial reporting, tax, accounting or regulatory status of the Company, including without limitation any damages, penalties or other actions or awards that may arise from or relate to the Company's current and historical financial reporting or any other such matters or any litigation, regulatory activity, investigation or other action related thereto, or any of the legal, financial reporting, tax, accounting or regulatory consequences of the transaction on the Company or the holders of shares of Common Stock; (iii) the fairness of the amount or nature of any compensation to any of the Company's officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company's securities or otherwise; (iv) the effect of the transaction on, or the fairness of the consideration to be received by, holders of any class of securities of the Company other than shares of the Common Stock, or any class of securities of any other party to any transaction contemplated by the Merger Agreement; (v) whether Merger Subsidiary or Buyer has sufficient cash, available lines of credit or other sources of funds to enable it to pay the consideration to the holders of shares of the Common Stock at the closing of the transactions contemplated by the Merger Agreement; or (vi) the treatment of, or effect of the transaction on, the Excluded Shares or the Company stock options, Company RSUs or Company PSUs.

        In rendering its Opinion, Stifel, among other things:

  1.
  discussed the transaction and related matters with the Company's management and counsel and reviewed a draft dated April 26, 2017 of the Merger Agreement;

  2.
  reviewed certain publicly available financial statements for periods ending on or prior to December 31, 2012 and other business and financial information of the Company;

  3.
  reviewed certain non-publicly available information concerning the Company, including without limitation unaudited financial statements and other internal financial analyses and forecasts prepared and provided to Stifel by or on behalf of the Company's management and utilized per the instructions of the Company Board, including without limitation the quality of earnings report prepared by a third party at the direction of the Company's management, which we refer to as the QoE Report, and held discussions with the Company's senior management regarding recent developments;

  4.
  reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that Stifel deemed relevant to its analysis;

  5.
  reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that Stifel deemed relevant to its analysis;

  6.
  participated in certain discussions and negotiations between representatives of the Company and Buyer;

  7.
  reviewed the reported prices and trading activity of the equity securities of the Company;

  8.
  considered the results of Stifel's efforts, at the direction of the Company, to solicit indications of interest from selected third parties with respect to a merger or other transaction with the Company;

  9.
  conducted such other financial studies, analyses and investigations and considered such other information as Stifel deemed necessary or appropriate for purposes of its opinion; and

  10.
  took into account Stifel's assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and its knowledge of the Company's industry generally.

        In rendering its Opinion, Stifel, with consent of the Company Board, relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel by or on behalf of the Company, or that was otherwise reviewed by Stifel, and did not assume any responsibility for independently verifying any of such information.

        Stifel also made the following assumptions, in each case with the consent of the Company Board:

  •
  that the unaudited financial statements (including without limitation the QoE Report) supplied to Stifel by the Company were accurate and complete in all respects and fairly represented the items described therein, and adjustments (if any) to such unaudited financial statements if audited in accordance with generally accepted accounting principles would not in any respect be material to Stifel's analyses;

  •
  the financial forecasts supplied to Stifel by the Company were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company;

  •
  the unaudited financial statements (including without limitation the QoE Report) and financial forecasts supplied to Stifel by the Company provided a reasonable basis upon which Stifel could form its Opinion;

  •
  there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last financial statements of the Company made available to Stifel and there were no information or facts that would make any of the information reviewed by Stifel incomplete or misleading in any respect material to its analyses or the Opinion;

  •
  there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the transactions contemplated by the Merger Agreement will be satisfied and not waived;

  •
  the definitive Merger Agreement would not differ materially from the draft Stifel reviewed;

  •
  the transactions contemplated by the Merger Agreement will be consummated substantially on the terms and conditions described in the Merger Agreement, without any waiver of material terms or conditions by the Company or any other party and without any anti-dilution or other adjustment to the consideration to be paid to holders of Common Stock, and obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the transactions contemplated by the Merger Agreement will not have an adverse effect on the Company or the transactions contemplated by the Merger Agreement;

  •
  the transactions contemplated by the Merger Agreement will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Exchange Act and all other applicable federal and state statutes, rules and regulations; and

  •
  the Company has received and relied upon the advice of its counsel, independent accountants and other advisors (other than Stifel) as to, all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the transactions contemplated by the Merger Agreement and the Merger Agreement, including without limitation with respect to the status and potential implications of the Company's current and historical financial reporting and all litigation, regulatory activities, investigations and other actions related thereto.

        In addition:

  •
  the Company informed Stifel that it either had no, or had no reliable, audited financial statements for any of the years 2013, 2014, 2015 or 2016 and that the publicly available historical financial statements of the Company for periods commencing after the year 2012, and certain related information and communications, could not be relied upon, and as such, for purposes of Stifel's analyses and the Opinion, Stifel did not rely upon such financial statements and information or communications and relied, at the direction of the Company and with consent of the Company Board, and without independent verification or analysis, upon the unaudited financial statements of the Company provided to Stifel by the Company, including without limitation the QoE Report and the financial statements for the year 2016 and did not in any respect assume any responsibility for the accuracy and completeness thereof;

  •
  the projected financial information supplied to Stifel by the Company was based on numerous variables and assumptions that were inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and, accordingly, actual results could vary significantly from those set forth in such projected financial information, and Stifel relied on this projected information without independent verification or analyses and did not in any respect assume any responsibility for the accuracy or completeness thereof;

  •
  Stifel did not make or obtain any independent evaluation, appraisal or physical inspection of the Company's assets or liabilities, nor was Stifel furnished with any such evaluation or appraisal;

  •
  the Opinion did not address any other terms, aspects or implications of the transaction, including, without limitation, the form or structure of the transactions contemplated by the Merger Agreement, any consequences of the transactions contemplated by the Merger Agreement on the Company, its stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the transactions contemplated by the Merger Agreement or otherwise;

  •
  the Opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to Stifel by or on behalf of the Company or its advisors, or information otherwise reviewed by Stifel, as of the date of the Opinion;

  •
  the Opinion stated that subsequent developments from the date of the Opinion may affect the conclusions reached in the Opinion and that Stifel did not have any obligation to update, revise or reaffirm its Opinion; and

  •
  Stifel did not express any opinion as to the prices, trading range or volume at which the Company's securities would trade following public announcement of the transactions contemplated by the Merger Agreement.

        The following represents a brief summary of the material financial analyses performed by Stifel in connection with its Opinion. Some of the summaries of financial analyses performed by Stifel include information presented in tabular format. In order to fully understand the financial analyses performed by Stifel, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the information set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Stifel.

        Except as otherwise noted, the information utilized by Stifel in its analyses, to the extent that it is based on market data, is based on market data as it existed on or before April 27, 2017 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

Selected Company Analysis

        Stifel compared the Company, from a financial point of view, to eight publicly traded companies in the software industry that Stifel deemed to be relevant based on their business and financial profiles, including revenue growth rates, gross margins and EBITDA (as defined below) profitability margins. Stifel compared certain of the Company's calendar year 2016 and estimated calendar year 2017 and 2018 financial metrics, as provided by management, to certain calendar year 2016 and estimated calendar year 2017 and 2018 financial metrics, obtained from available public sources, of the eight selected public companies. Based on this information, Stifel calculated and compared multiples of enterprise value, or EV, which Stifel defined as fully diluted equity value using the treasury stock method, plus debt, preferred stock and minority interests, less cash and cash equivalents, to calendar year 2016 and estimated calendar 2017 and 2018 (i) revenues, or EV/Revenues, and (ii) pro forma earnings before one-time charges, interest, taxes, stock-based compensation and depreciation and amortization, or EBITDA, and such multiple, EV/ EBITDA, for the Company and the selected public companies.

        Stifel stated that it believed that the group of companies listed below have business models similar in some respects to that of the Company, but noted that none of these companies has the same management, composition, size, operations, financial profile, or combination of businesses as the Company:

Selected Public Companies

  •
  Bazaarvoice, Inc.

  •
  CSG Systems International, Inc.

  •
  Convergys Corporation

  •
  Jive Software, Inc.

  •
  K12 Inc.

  •
  Marin Software Incorporated

  •
  QAD Inc.

  •
  VASCO Data Security International, Inc.

        The following table summarizes the multiples for the selected companies indicated by this analysis and the ranges of multiples selected by Stifel for its analysis. The range of multiples relative to the selected public companies reflects the first quartile to median metrics of such companies:

Selected Public Companies

Multiple:	Selected range of multiples	1st Quartile	Median	Average	3rd Quartile	Proposed Transaction
CY 2016 EV/Revenues	0.8x - 1.7x	0.8x	1.7x	1.4x	1.9x	1.2x
CY 2017 EV/Revenues	0.8x - 1.7x	0.8x	1.7x	1.4x	1.8x	1.3x
CY 2018 EV/Revenues	1.6x - 1.7x	1.6x	1.7x	1.6x	1.8x	1.2x
CY 2016 EV/EBITDA	7.7x - 15.5x	7.7x	15.5x	15.1x	18.5x	14.4x
CY 2017 EV/EBITDA	7.6x - 14.9x	7.6x	14.9x	16.8x	22.7x	15.7x
CY 2018 EV/EBITDA	9.3x - 14.2x	9.3x	14.2x	15.1x	17.3x	13.0x

        No company utilized in the selected company analysis is identical to the Company. In evaluating the selected companies, Stifel made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company's control, such as the impact of competition on its business and the industry generally, industry growth and the absence of any adverse material change in the Company's financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis (such as determining the median or average) is not in itself a meaningful method of using peer group data.

Selected Transactions Analysis

        Based on public and other information available to Stifel, Stifel calculated and compared the multiples of EV to last twelve month, or LTM, and next twelve month, or NTM, revenues and LTM and NTM EBITDA implied in the transactions contemplated by the Merger Agreement for the Company to the corresponding multiples implied in the following eight selected acquisitions of public software companies that have been announced since January 1, 2010 with growth and margin profiles Stifel believed to be similar to that of the Company:

Announce Date	Acquirer	Target
2/23/17	Saba Software, Inc.	Halogen Software Inc.
12/6/16	Synchronoss Technologies, Inc.	IntraLinks Holdings, Inc.
8/3/16	Vector Capital	Sizmek Inc.
10/23/14	Siris Capital Group, LLC	Digital River Inc.
2/14/14	GTCR, LLC	Cision, Inc.
7/30/12	Vector Capital	20-20 Technologies Inc.
2/7/12	Siemens AG	IBS AG
6/10/10	Pitney Bowes Inc.	Portrait Software Limited

        The following table summarizes the multiples for the selected companies indicated by this analysis and the range of multiples selected by Stifel for its analysis. The range of multiples reflects the first quartile to median metrics of the selected software transactions:

Multiple:	Selected range of multiples	1st Quartile	Median	Average	3rd Quartile	Proposed Transaction
LTM EV/Revenues	1.2x - 1.4x	1.2x	1.4x	1.7x	2.3x	1.2x
NTM EV/Revenues	1.1x - 1.4x	1.1x	1.4x	1.6x	2.2x	1.3x
LTM EV/EBITDA	9.6x - 10.1x	9.6x	10.1x	12.8x	17.8x	14.4x
NTM EV/EBITDA	8.4x - 9.0x	8.4x	9.0x	11.0x	13.8x	15.7x

        No transaction used in the selected transactions analysis is identical to the transactions contemplated by the Merger Agreement. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies involved in the selected transactions which, in turn, affect the enterprise value and equity value of the companies involved in the transactions to which the transactions contemplated by the Merger Agreement are being compared. In evaluating the precedent transactions, Stifel made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, some of which are beyond the Company's control, such as the impact of competition on the Company's business or the industry generally, industry growth and the absence of any adverse material change in the financial condition of the Company, the companies involved in the selected transactions or the industry or in the financial markets in general, which could affect the public trading value of the companies involved in the selected transactions which, in turn, affect the enterprise value and equity value of the companies involved in the transactions to which the transaction is being compared.

Discounted Cash Flow Analysis

        Stifel used financial forecasts of the Company for the last calendar year of 2017 through calendar year 2021, as provided by the Company's management, to perform a discounted cash flow analysis, which is designed to provide insight into a company's future cash flow forecasts by discounting them to arrive at the net present value of these cash flows. In conducting this analysis, Stifel assumed that the Company would perform in accordance with these forecasts. The forecasts and estimates supplied to and utilized by Stifel are set forth below under the heading "—Certain Projected Financial Information". Stifel first estimated the terminal value of the forecasted cash flows by applying a range of exit multiples Stifel deemed relevant to the Company's estimated 2021 EBITDA, which multiples ranged from 9.0x to 13.0x. Stifel calculated projected unlevered free cash flow for 2017 through 2021 using management's forecasts and discounted these cash flows and the terminal value to present values using discount rates of 12.6 - 14.6%, based on the weighted average cost of capital of the selected public companies. This analysis indicated a range of enterprise values which Stifel then increased by the Company's net cash to calculate a range of equity values. These equity values were then divided by fully diluted shares outstanding using the treasury stock method to calculate implied equity values per share ranging from $5.28 to $8.17. Stifel noted that the consideration of $6.50 to be received by holders of the shares of Common Stock pursuant to the transactions contemplated by the Merger Agreement is within such range.

        The foregoing description is only a summary of the material financial analyses performed by Stifel in arriving at its Opinion. The summary alone does not constitute a complete description of the financial analyses Stifel employed in reaching its conclusions. None of the analyses performed by Stifel was assigned a greater significance by Stifel than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel. No methodology employed by Stifel can be viewed individually, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel. Additionally, no company or transaction used in any analysis as a comparison is identical to the Company or the transactions contemplated by the Merger Agreement, and they all differ in material ways. Accordingly, an analysis of the results described above is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the selected companies or transactions to which they are being compared. Stifel used these analyses to determine the impact of various operating metrics on the implied enterprise value and implied per share equity value of the Company. Each of these analyses yielded a range of implied enterprise value and implied per share equity value, and therefore, such implied enterprise value ranges developed from these analyses were viewed by Stifel collectively and not individually. Stifel made its determination as to the fairness, from a financial point of view, of the consideration to be received by holders of shares of the Common Stock, other than Excluded Shares, in the transaction pursuant to the Merger Agreement on the basis of its experience and professional judgment after considering the results of all of the analyses performed.

Conclusion

        Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of the Opinion, Stifel was of the opinion that, as of the date of the Opinion, and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in the Opinion, the consideration to be received by holders of shares of the Common Stock, other than Excluded Shares, in the transaction pursuant to the Merger Agreement was fair to such holders of shares, from a financial point of view.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its Opinion, Stifel considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Stifel believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying Stifel's analyses and the Opinion; therefore, the range of valuations resulting from any particular analysis described above should not be taken to be Stifel's view of the actual value of the Company.

        As compensation for its services relating to the transaction, the Company has agreed to pay Stifel a fee of $750,000 upon delivery of the Opinion and an aggregate fee currently estimated to be approximately $3.6 million, which is contingent on the completion of the transactions contemplated by the Merger Agreement (against which the $750,000 fee for the Opinion will be credited in the event the transaction is consummated). In addition, the Company has paid to Stifel certain retainer fees in the amount of $200,000, $100,000 of which will be credited against the approximately $3.6 million described above upon the completion of the transactions contemplated by the Merger Agreement. The Company Board was aware of this fee structure and took it into account in considering the Opinion and in approving the transactions contemplated by the Merger Agreement. Further, the Company agreed to reimburse Stifel for its reasonable out-of-pocket expenses incurred in performing its services and to indemnify Stifel, its affiliates and their respective officers, directors, employees and agents, and any persons controlling Stifel or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Exchange Act, against specific liabilities, including certain liabilities under the federal securities laws, arising out of Stifel's engagement.

        There are no other material relationships that existed during the two years prior to the date of the Opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel and any party to the transactions contemplated by the Merger Agreement. Stifel may seek to provide investment banking services to Merger Subsidiary or Buyer or their affiliates in the future, for which Stifel would seek customary compensation. In the ordinary course of business, Stifel and its clients may transact in the equity securities of each of the Company and the affiliates of Buyer and may at any time hold a long or short position in such securities. As of the date of the Opinion, a member of Stifel's senior management team owned shares of the Common Stock; such person did not serve on the Stifel team serving as financial advisor to the Company in connection with the transactions contemplated by the Merger Agreement.

Certain Projected Financial Information

        The Company does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying assumptions, estimates and projections. While the Company prepares forecasts for internal budgeting and business planning purposes, such forecasts are subject to regular updates and generally do not cover periods beyond the then current fiscal year and two subsequent fiscal years.

        However, we have presented below certain financial projections under the heading "—Tangoe Projections" which were prepared by management of the Company solely for purposes of evaluating a potential acquisition of the Company and reflect an assessment of prospects and risks related to estimated future revenues and other industry, market and product related factors. These financial projections were not generated for external use and were made available to Stifel and the Company Board, and certain portions for 2017 and 2018 were made available to Buyer, in connection with the evaluation of the Merger.

        The financial projections included below were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or U.S. generally accepted accounting principles, or GAAP. In addition, the projections were not prepared with the assistance of, or reviewed, compiled or examined by, independent accountants. The financial projections do not comply with GAAP. The summary of these financial projections is not being included in this proxy statement to influence any stockholder's decision as to how to vote his, her or its shares of Common Stock at the special meeting, but instead because these financial projections were provided to Stifel, the Company Board and Buyer to evaluate the Merger. These financial projections may differ from publicized analyst estimates and forecasts and do not take into account any events or circumstances after the date they were prepared, including the announcement of the Merger Agreement and the Merger.

        These financial projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company's management. Important factors that may affect actual results and result in such projections not being achieved include, but are not limited to risks and uncertainties pertaining to the Company's business. In addition, these financial projections may be affected by the Company's ability to achieve strategic goals, objectives and targets over the applicable period. These assumptions upon which the financial projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. The financial projections also reflect assumptions as to certain business decisions that are subject to change.

        Accordingly, there can be no assurance that the projections will be realized, and actual results may vary materially from those shown. The inclusion of these financial projections in this proxy statement should not be regarded as an indication that any of the Company, Buyer or Merger Subsidiary or their respective affiliates, officers, directors, advisors or other representatives considered or consider the financial projections necessarily predictive of actual future events, and the financial projections should not be relied upon as such. None of the Company, Buyer or Merger Subsidiary or their respective affiliates, officers, directors, advisors or other representatives can give any assurance that actual results will not differ materially from these financial projections, and the Company undertakes no obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after the date such financial projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. None of the Company, or, to the knowledge of the Company, Buyer or Merger Subsidiary, intends to make publicly available any update or other revisions to these financial projections. None of the Company or its respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of the Company compared to the information contained in these financial projections or that projected results will be achieved. The Company has made no representation to Buyer or Merger Subsidiary, in the Merger Agreement or otherwise, concerning these financial projections.

        The estimates of adjusted EBITDA and unlevered free cash flow included in the Company's financial projections were calculated using GAAP and other measures which are derived from GAAP, but such estimates constitute non-GAAP financial measures within the meaning of applicable rules and regulations of the SEC. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. The table below includes a reconciliation of the Company's projections of non-GAAP adjusted EBITDA and unlevered free cash flow to the Company's operating income.

        In light of the foregoing factors and the uncertainties inherent in these projections, stockholders are cautioned not to place undue, if any, reliance on these projections.

Tangoe Projections(1)

	Fiscal Year Ended December 31
In millions	2017	2018	2019	2020	2021
Revenue	$216.4	$224.3	$240.9	$266.5	$298.0
Cost of Revenue	$106.4	$106.4	$110.8	$117.3	$125.2
Total Operating Expenses(2)	$133.2	$126.3	$134.8	$146.0	$159.3
EBIT	$(23.2)	$(8.3)	$(4.7)	$3.4	$13.5
Plus: Stock-Based Compensation	$18.0	$18.7	$20.0	$22.2	$24.8
Plus: One-Time Charges	$11.7	—	—	—	—
Plus: Depreciation & Amortization	$11.0	$10.8	$10.5	$10.3	$10.0
Adjusted EBITDA	$17.5	$21.1	$25.8	$35.8	$48.3
Less: Stock-Based Compensation	$(18.0)	$(18.7)	$(20.0)	$(22.2)	$(24.8)
Less: Income Taxes	$(2.4)	$(2.6)	$(2.9)	$(3.4)	$(3.9)
Less: Capital Expenditures	$(7.3)	$(4.5)	$(4.5)	$(4.5)	$(4.5)
Plus: Change in Working Capital	$(0.9)	$0.9	$1.8	$2.8	$3.5
Unlevered Free Cash Flow	$(11.0)	$(3.8)	$0.2	$8.6	$18.6

(1)
Amounts shown for Revenue, Cost of Revenue, Total Operating Expenses and Adjusted EBITDA for 2017 and amounts shown for Revenue and Cost of Revenue for 2018 were provided to Buyer. Amounts provided to Buyer for Total Operating Expenses, EBIT, Adjusted EBITDA and Unlevered Free Cash Flow for 2018 reflected $34.6 million in General & Administrative Expense versus $36.3 million reflected in the table below.

(2)
Includes Stock-Based Compensation and One-Time Charges.

        For purposes of assisting interested parties, including Buyer, with their diligence inquiries, the Company provided the QoE Report designed to review the components of the Company's revenue and expenses. The QoE Report was not an audit, and was not used by the Company Board in its deliberations except as noted herein. Among other items, this report made certain adjustments to revenue and expenses to eliminate certain non-recurring expenses associated with the Restatement. At the Company's direction, Stifel used 2016 Revenue of $224.1 million and 2016 Adjusted EBITDA of $19.1 million from the QoE Report for purposes of the analyses described above under the heading "—Opinion of the Company's Financial Advisor."

Source of Funds for the Merger

        Buyer has estimated that it will need approximately $278 million to pay as Merger Consideration to consummate the Merger. Buyer has received a commitment from its lenders to provide Buyer with the Credit Facilities, comprised of a $190 million term loan facility and a $10 million revolving loan facility (the proceeds of which revolving loan facility will not be available to pay the Merger Consideration however). Subject to certain conditions, the Credit Facilities will be available to Buyer to finance the Merger, refinance certain of the existing indebtedness of Asentinel Acquisition, LLC (which we refer to as Parent Holdco), an indirect parent company of Buyer, pay related fees and expenses, and, after the closing of the Merger, to provide funding for working capital, capital expenditures and other general corporate purposes of Buyer. In addition, Buyer has obtained a $165 million equity commitment from the Sponsor, which, together with the proceeds of the Credit Facilities, will be sufficient to pay the aggregate Merger Consideration and all related fees and expenses. The equity financing and debt financing commitments are subject to certain conditions. Although the obligations of Buyer and Merger Subsidiary under the Merger Agreement to consummate the Merger are not conditioned upon their ability to obtain financing, in the event that Buyer does not receive the proceeds of the equity financing and debt financing commitments, the Company will be permitted to terminate the Merger Agreement and receive a fee as described in "The Merger Agreement (Proposal One)—Fees and Expenses—Payable by Buyer" beginning on page [      ].

Equity Financing

        Buyer and Merger Subsidiary have received the Equity Commitment Letter, dated April 27, 2017, from the Sponsor, which we refer to as the Equity Commitment Letter, pursuant to which the Sponsor has committed, subject to the conditions of the Equity Commitment Letter, to capitalize and fund Buyer in an aggregate amount equal to $165 million, which we refer to as the Marlin Contribution. The proceeds from the Marlin Contribution will be used (x) to fulfill Buyer's funding obligations under the Merger Agreement or (y) to pay the Buyer Termination Fee to the extent payable pursuant to Section 8.3(d) of the Merger Agreement.

        The Sponsor's obligation to make the Marlin Contribution to Buyer is subject to the satisfaction or waiver of the conditions to Buyer's and Merger Subsidiary's obligations to close the Merger (described under "The Merger Agreement (Proposal One)—Conditions to the Merger" beginning on page [      ]).

        The Sponsor's obligation to fund the Marlin Contribution will automatically and immediately terminate on the earliest to occur of: (1) the funding of the Marlin Contribution, (2) the valid termination of the Merger Agreement pursuant to its terms, (3) the Company or any of its controlled affiliates asserting or alleging a claim against (i) the Sponsor under the limited guarantee provided by the Sponsor to the Company in connection with the execution of the Merger Agreement, which we refer to as the Limited Guarantee, or (ii) any Sponsor Related Person (as defined in the Equity Commitment Letter) in connection with the Merger Agreement or any of the transactions contemplated, other than the enforcement of (A) the Company's right to specific performance in the Merger Agreement against Buyer and the Merger Subsidiary (subject to the terms and limitations in the Merger Agreement); (B) the Company's rights as a third-party beneficiary under the Equity Commitment Letter; (C) the Company's rights under the confidentiality agreement, dated as of August 15, 2016, between the Company and Marlin, which we refer to as the Confidentiality Agreement; (D) the Company's rights to receive the Buyer Termination Fee from Buyer when required to be paid pursuant to the Merger Agreement and (E) the Company's rights against the Sponsor under the Limited Guarantee; or (4) only if payable, the payment in full by the Sponsor of its obligations (as defined in the Limited Guarantee) pursuant to the Limited Guarantee on the terms and subject to the conditions thereof.

Debt Financing

        Buyer has received a Debt Commitment Letter, dated April 27, 2017, which we refer to as the Debt Commitment Letter, from PNC Bank, National Association, Tennenbaum Capital Partners, LLC and TPG Specialty Lending, Inc. (which, together with their affiliates, or any parties to whom the commitments are assigned as permitted under the Debt Commitment Letter, we refer to collectively as the Debt Financing Sources) to provide, subject to the conditions set forth therein, to Buyer up to $200 million of Credit Facilities (including a $10 million revolving credit facility which is not expected to be drawn at the closing of such facilities) for the purpose of financing the Merger, financing the repayment of certain of the existing indebtedness of Parent Holdco, paying fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby and, with respect to the revolving credit facility, providing ongoing working capital and for other general corporate purposes of Merger Subsidiary and its subsidiaries. We refer to the Debt Commitment Letter and the Equity Commitment Letter collectively as the Financing Letters.

        The commitment of the Debt Financing Sources with respect to the Credit Facilities expires upon the earliest of (a) October 27, 2017, (b) the valid termination of the Merger Agreement in accordance with its terms prior to the closing of the Merger and (c) written notice of termination by Buyer to the

Debt Financing Sources. The documentation governing the debt financings has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement. Each of Buyer and Merger Subsidiary has agreed to use its reasonable best efforts to arrange the debt financing on the terms and conditions described in the Debt Commitment Letter. If any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Buyer and Merger Subsidiary must use their reasonable best efforts to arrange to obtain alternative financing from alternative sources in an amount at least equal to the debt financing or such unavailable portion thereof on terms that are not materially less favorable in the aggregate to Buyer and Merger Subsidiary (and their respective affiliates) than as contemplated by the Debt Commitment Letter.

        Although the debt financing described in this proxy statement is not subject to a due diligence or "market out," such financing may not be considered assured.

Conditions Precedent to the Debt Commitments

        The availability of the Credit Facilities is subject to, among other things:

  •
  consummation of the Merger in accordance with the Merger Agreement (without giving effect to any amendments, supplements or other modifications to, or consents, waivers or request granted or made under the Merger Agreement that are materially adverse to the Debt Financing Sources);

  •
  the Sponsor making, directly or indirectly, at least $160 million equity contribution to Buyer;

  •
  since the date of the Merger Agreement, there not having been and there not being reasonably likely to be a Company Material Adverse Effect (as defined in the Merger Agreement);

  •
  the lenders under the Credit Facilities being reasonably satisfied that, immediately after giving effect to the transactions contemplated thereby, Buyer and its subsidiaries, on a consolidated basis, will have at least $37.0 million of unrestricted cash and cash equivalents, of which not less than $7.0 million is attributable to the Company and its subsidiaries;

  •
  the absence of any order, injunction or decree of any governmental authority restraining or prohibiting the funding under the Credit Facilities;

  •
  payment of required fees and expenses; and

  •
  negotiation, execution and delivery of definitive documentation, delivery of customary opinions, documents and certificates, and, subject to certain exceptions and qualifications, granting and perfecting security interests in certain collateral.

Credit Facilities

        The Credit Facilities will be comprised of a $190 million term loan facility with a term of five years and a $10 million revolving loan facility with a term of five years. The revolving loan facility will include sublimits for the issuance of letters of credit and swingline loans.

        Tennenbaum Capital Partners, LLC and TPG Specialty Lending, Inc. will act as joint lead arrangers for the Credit Facilities. PNC Bank, National Association will act as administrative agent and an affiliate of Tennenbaum Capital Partners, LLC will act as collateral agent for the Credit Facilities.

        Interest Rate.    Loans under the Credit Facilities are expected to bear interest, at Buyer's option, at a rate equal to the adjusted LIBOR or an alternate base rate, in each case plus a spread. After Buyer delivers financial statements for the first eight full fiscal quarters ending after the closing of the Merger, interest rates under the Credit Facilities will be subject to changes based on a total net leverage ratio.

        Prepayments and Amortization.    Buyer will be permitted to make voluntary prepayments with respect to the term loans under the Credit Facilities at any time, without premium or penalty (other than LIBOR breakage costs, if applicable); provided that, Buyer shall pay a prepayment premium equal to (i) 4.00%, from the closing date of the initial funding under the Credit Facilities, which we refer to as the Closing Date, through and including the date that is the first anniversary of the Closing Date, (ii) 3.00% from the date that is the first anniversary of the Closing Date through and including the date that is the second anniversary of the Closing Date, (iii) 1.00% from the date that is the second anniversary of the Closing Date through and including the date that is the third anniversary of the Closing Date, and (iv) 0% thereafter. Buyer will be permitted to make voluntary permanent reductions of commitments with respect to the revolving facility under the Credit Facilities at any time, without premium or penalty; provided that, Buyer shall pay a reduction premium equal to (i) 1.00%, from the Closing Date through and including the date that is the first anniversary of the Closing Date and (ii) 0% thereafter. Notwithstanding the foregoing, if such prepayment or permanent reduction is done in connection with an initial public offering, change of control or a transformative acquisition, the premium shall be equal to 50% of the applicable prepayment or termination premium. The term loans under the Credit Facilities will amortize in (i) equal quarterly installments each equal to 0.25% of the original principal amount of the term loans (subject to reduction in connection with debt prepayments) from the Closing Date through and including the second anniversary of the Closing Date, (ii) equal quarterly installments each equal to 0.625% of the original principal amount of the term loans (subject to reduction in connection with debt prepayments) from the date that is the second anniversary of the Closing Date through and including the third anniversary of the Closing Date, (iii) equal quarterly installments each equal to 1.25% of the original principal amount of the term loans (subject to reduction in connection with debt prepayments) from the date that is the third anniversary of the Closing Date through and including the fourth anniversary of the Closing Date, and (iv) equal quarterly installments each equal to 1.875% of the original principal amount of the term loans (subject to reduction in connection with debt prepayments) from the date that is the fourth anniversary of the Closing Date through and including the maturity date thereof, with the balance payable on the maturity date thereof. The term loans are also subject to mandatory prepayment out of excess cash flow and with a required percentage of the proceeds of certain non-ordinary course dispositions, specified equity contributions and certain debt issuances.

        Guarantors.    All obligations under the Credit Facilities will be guaranteed by Parent Holdco and each of the existing and future direct and indirect, material wholly owned subsidiaries of Buyer (subject to customary exceptions).

        Security.    The obligations of Buyer and the guarantors under the Credit Facilities and, at the election of Parent Holdco under any swap agreements and cash management arrangements entered into with a Debt Financing Source or any of its affiliates, will be secured, subject to permitted liens and other agreed upon exceptions, on a first priority basis by a perfected security interest in all the capital stock owned by Buyer and the subsidiary guarantors (limited, in the case of foreign subsidiaries, to 65% of the voting capital stock and 100% of the non-voting capital stock of such subsidiaries) and substantially all material, owned assets of Buyer and each subsidiary guarantor. If certain security is not provided at the closing of the Merger despite the use of commercially reasonable efforts to so provide, the delivery of such security will not be a condition precedent to the availability of the Credit Facilities on the Closing Date, but instead will be required to be delivered following the Closing Date, pursuant to arrangements to be agreed upon.

        Other Terms.    The Credit Facilities are expected to contain customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, acquisitions, mergers and consolidations, prepayments of subordinated indebtedness, liens and dividends and other distributions, and shall also include certain financial covenants. The Credit Facilities are expected to also include customary events of defaults including a change of control to be defined.

Closing and Effective Time of the Merger

        The closing of the Merger will occur no later than the third business day following the satisfaction or waiver of all of the closing conditions set forth in the Merger Agreement (described under "The Merger Agreement (Proposal One)—Conditions to the Merger" beginning on page [    ]) or at such other date as the parties may agree in writing. The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is established by Buyer and the Company and set forth in the certificate of merger.

Payment of Merger Consideration and Surrender of Stock Certificates

        Promptly, and in any event within three business days, after the Effective Time, a letter of transmittal will be mailed to each record holder of shares of Common Stock (other than any Dissenting Shares and any shares owned by Buyer, Merger Subsidiary or any affiliate of Buyer or the Company or any subsidiary of the Company) describing how such holder should surrender its shares of Common Stock for the per share Merger Consideration.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the Paying Agent (as defined in "The Merger Agreement (Proposal One)—Merger Consideration" beginning on page [    ]) without a letter of transmittal.

        If your shares of Common Stock are certificated, you will not be entitled to receive the per share Merger Consideration until you deliver a duly completed and executed letter of transmittal to the Paying Agent together with your stock certificate or certificates. If your shares of Common Stock are uncertificated, surrender of any such shares will be effected by delivery to the Paying Agent of an "agent's message" in customary form or such other evidence, if any, of transfer as the Paying Agent may reasonably request and no holder of uncertificated shares will be required to deliver a certificate to the Paying Agent in order to receive the Merger Consideration to which such holder is otherwise entitled under the Merger Agreement.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the Merger Consideration, you will have to make an affidavit of the loss, theft or destruction and, if required by the Paying Agent, Buyer or Surviving Corporation. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Other Agreements

        Confidentiality Agreement.    On August 15, 2016, the Company and Marlin entered into the Confidentiality Agreement, under which Marlin agreed, subject to certain exceptions, to keep confidential any confidential information concerning the Company furnished by the Company to Marlin or its representatives.

        The Limited Guarantee.    Simultaneously with the execution of the Merger Agreement, the Equity Commitment Letter and the Debt Commitment Letter, the Sponsor delivered to the Company the Limited Guarantee, which guarantees the payment and performance of Buyer's obligations to the Company, up to a cap of approximately $16.7 million, with respect to the payment of the Buyer Termination Fee, certain indemnification and reimbursement obligations related to stockholder lists, financing cooperation and termination and other reimbursement obligations, damages resulting from fraud or willful breach by Buyer or Merger Subsidiary of the Merger Agreement to the extent such damages survive termination of the Merger Agreement and do not exceed the amount of the Buyer

Termination Fee and the out-of-pocket and documented costs and expenses (including attorney's fees and expenses) reasonably incurred by the Company in connection with the enforcement of the Company's rights under the Merger Agreement and the Limited Guarantee, in each case, subject to the terms and conditions of the Limited Guarantee.

        The Letter Agreement.    On April 27, 2017, Marlin and the Company entered into a letter agreement, or the Letter Agreement, concurrently with the execution of the Merger Agreement. Under the Letter Agreement, Marlin confirmed and agreed with the Company that no representations and warranties insurance policy in connection with the Merger Agreement has or will be obtained by Marlin, Buyer, Merger Subsidiary or any of their respective affiliates.

Interests of Certain Persons in the Merger

        In considering the recommendation of the Company Board with respect to the proposal to adopt the Merger Agreement, you should be aware that the Company's directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Company Board was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the Merger and the Merger Agreement were fair to, and in the best interests of, the Company and its stockholders and in making its recommendations regarding adoption of the Merger Agreement as described in "—Recommendation of the Company Board" beginning on page [    ].

        Please see the section of this proxy statement entitled "—Golden Parachute Compensation" beginning on page [    ] for additional information with respect to the compensation that our named executive officers may receive in connection with the Merger.

Security Holdings of Certain Persons

        As of May 10, 2017, the directors and executive officers of the Company and their affiliates beneficially owned in the aggregate 250,819 shares of Common Stock, which for purposes of this subsection excludes any shares of Common Stock issuable upon exercise or settlement of Company stock options, Company RSUs and Company PSUs held by such individuals. If all such shares are converted into the right to receive the Merger Consideration pursuant to the Merger, the directors and executive officers and their affiliates would receive an aggregate of $1,630,324 in Merger Consideration, without interest, less any required withholding taxes.

        The following table sets forth, as of May 10, 2017, the consideration that each executive officer and director and his or her affiliates would be entitled to receive in respect of outstanding shares of Common Stock beneficially owned by him or her (excluding shares underlying Company stock options,

Company RSUs and Company PSUs), assuming all such shares are converted into the right to receive the Merger Consideration by virtue of the Merger.

Name	Number of Shares	Cash Consideration Payable in Respect of Shares
Executive Officers
J.D. Foy	19,913	$129,435
Jay Zager	0	$0
Gerald G. Kokos	26,583	$172,790
Thomas P. Flynn	27,756	$180,414
Michael Sheridan	0	$0
Eric J. Wansong	0	$0
Non-Employee Directors
David M. Coit	18,408	$119,652
Gary P. Golding	26,583	$172,790
Ronald W. Kaiser	49,562	$322,153
Jackie R. Kimzey	28,848	$187,512
Richard S. Pontin	26,583	$172,790
Noah J. Walley	26,583	$172,790

        In addition to the amounts set forth above, former executive officers of the Company that served as executive officers of the Company following the beginning of the Company's last fiscal may hold additional shares of Common Stock, in which case such persons would be entitled to receive the same Merger Consideration on the same terms and conditions with respect to such shares as the other stockholders of the Company. Albert R. Subbloie, Jr., the Company's former Chief Executive Officer, reported beneficial ownership of 2,731,292 shares of Common Stock in a Schedule 13G/A filed with the SEC on February 14, 2017. Gary R. Martino, the Company's former Chief Financial Officer, reported beneficial ownership of 282,225 shares of Common Stock (which included 56,084 shares subject to Company RSUs in respect of which shares of Common Stock were subsequently issued) in a Form 4 filed with the SEC on May 18, 2015. Michael Pray, the Company's former Chief Revenue Officer, reported beneficial ownership of 13,568 shares of Common Stock in a Form 4 filed with the SEC on August 27, 2015. Scott Snyder, the Company's former Senior Vice President, Global Operations, reported beneficial ownership of 7,775 shares of Common Stock in a Form 4 filed with the SEC on February 23, 2016.

Treatment of Company Stock Options

        As of May 10, 2017, the persons who had served as directors or executive officers of the Company following the beginning of the Company's last fiscal year held Company stock options to purchase 2,381,774 shares of Common Stock granted under the Company's 2005 Stock Incentive Plan and 2011 Stock Incentive Plan, each as amended and restated. Pursuant to the Merger Agreement, effective as of immediately prior to the Effective Time, each vested outstanding Company stock option (after giving effect to any accelerated vesting required pursuant to an existing agreement) that has an exercise price below the per share Merger Consideration, which we refer to as the In the Money Options, will automatically be cancelled and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (i) the total number of shares then underlying such Company stock option multiplied by (ii) the excess, if any, of the per share Merger Consideration over the exercise price per share of such Company stock option, without any interest thereon. Company stock options that have exercise prices per share that are equal to or greater than the per share Merger Consideration, which we refer to as Out of the Money Options, will be cancelled, without any consideration being payable in respect thereof, and have no further force or effect, as will the portions of any Company stock options that have not vested (after giving effect to any accelerated vesting required pursuant to an existing agreement). All outstanding Company stock options held by the persons who had served as directors or executive officers of the Company following the beginning of the Company's last fiscal year are fully vested.

        The table below sets forth information regarding the effect of the Merger on Company stock options held as of May 10, 2017 by the persons who had served as directors or executive officers of the Company following the beginning of the Company's last fiscal year.

Name	Number of In the Money Options	Cash Consideration Payable in Respect of In the Money Options(a)	Number of Out of the Money Options
Executive Officers
J.D. Foy	—	$—	—
Jay Zager	—	$—	—
Gerald G. Kokos	58,203	$129,587	45,427
Thomas P. Flynn	—	$—	214,866
Michael Sheridan	—	$—	—
Eric J. Wansong	—	$—	—
Former Executive Officers
Albert R. Subbloie, Jr.	1,048,376	$2,671,711	—
Gary R. Martino	518,170	$1,797,072	—
Michael Pray	—	$—	—
Scott Snyder	145,969	$259,539	—
Non-Employee Directors
David M. Coit	—	$—	36,910
Gary P. Golding	—	$—	36,910
Ronald W. Kaiser	—	$—	46,847
Jackie R. Kimzey	—	$—	36,910
Richard S. Pontin	90,975	$337,904	28,392
Noah J. Walley	36,910	$42,262	36,909

(a)
The value of each vested Company stock option is the difference between the per share Merger Consideration of $6.50 and the exercise price of the Company stock option, multiplied by the number of vested shares underlying such Company stock option. The exercise prices for the In the Money Options reflected in the table above are: for Mr. Kokos, options to purchase 17,035 shares at $1.66 per share, 20,584 shares at $4.72 per share and 20,584 shares at $5.99 per share; for Mr. Subbloie, options to purchase 268,500 shares at $1.23 per share, 98,446 shares at $1.66 per share, 340,715 shares at $4.72 per share and 340,715 shares at $5.99 per share; for Mr. Martino, options to purchase 249,858 shares at $1.23 per share, 46,848 shares at $1.66 per share, 110,732 shares at $4.72 per share and 110,732 shares at $5.99 per share; for Mr. Snyder, options to purchase 9,685 shares at $1.23 per share, 14,196 shares at $1.66 per share, 61,044 shares at $4.72 per share and 61,044 shares at $5.99 per share; for Mr. Pontin, options to purchase 5,798 shares at $1.23 per share, 56,785 shares at $1.66 per share, 14,196 shares at $4.72 per share and 14,196 shares at $5.99 per share; and for Mr. Walley, options to purchase 18,455 shares at $4.72 per share and 18,455 shares at $5.99 per share.

Treatment of Company RSUs and Company PSUs

        As of May 10, 2017, the persons who had served as directors or executive officers of the Company following the beginning of the Company's last fiscal year held an aggregate of 109,668 Company RSUs granted under the Company's 2011 Stock Incentive Plan, with a value of $712,842 based on the per share Merger Consideration of $6.50 multiplied by the number of vested or vesting shares underlying such Company RSUs. Pursuant to the Merger Agreement, as of immediately prior to the Effective Time, each Company RSU that has vested or vests in accordance with its existing terms at or immediately prior to the Effective Time after giving effect to any accelerated vesting required pursuant to an existing agreement will be converted into the right to receive the Merger Consideration pursuant to the Merger. Each Company RSU that is not vested as of the Effective Time (after giving effect to any accelerated vesting required pursuant to an existing agreement) will be cancelled, without any consideration being payable in respect thereof, and have no further force or effect.

        Mr. Flynn, who as of May 10, 2017 held 53,333 Company RSUs, is party to a retention agreement (described below under "—Severance Arrangements; Compensatory Arrangements Relating to the Merger") pursuant to which any unvested Company RSUs that remain outstanding as of immediately prior to the Effective Time will fully vest at such time. Messrs. Sheridan and Wansong have similar agreements but have not received any Company RSUs. The directors listed above are not parties to such retention agreements.

        As of May 10, 2017, there are no outstanding Company PSUs granted by the Company to the persons who had served as directors or executive officers of the Company following the beginning of the Company's last fiscal year.

Continuing Employees

        From and after the Effective Time, Buyer will, and will cause the Surviving Corporation to, carry out all employer responsibilities under all Company employee plans and all employment, severance and termination plans and agreements, in each case in accordance with their terms as in effect immediately before the Effective Time. Buyer has also agreed with the Company that, for a period of one year following the Effective Time, it will provide, or will cause to be provided, to each Company employee (i) a total compensation package (including base salary, commissions program, annual bonus target and the value of annual target equity awards) no less favorable in the aggregate than the total compensation package (excluding any equity or equity-based awards) in effect immediately before the Effective Time and (ii) other employee benefits that are substantially comparable, in the aggregate, to the other benefits provided to such employees immediately before the Effective Time. The Merger Agreement does not require Buyer to establish severance, retention, equity, equity-based or change in control arrangements similar to those in effect before the Effective Time, provided that it carries out the pre-Effective Time agreements.

        For purposes of vesting and eligibility to participate under employee benefit plans of Buyer and its subsidiaries providing benefits to any Company employees after the Effective Time, such plans being referred to as New Plans, each Company employee will, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with the Company and its subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company employee was entitled, before the Effective Time, to credit for such service under any similar Company employee benefit plan in which such Company employee participated or was eligible to participate immediately prior to the Effective Time. However, these credits will not apply to the extent that their application would result in a duplication of benefits or provide service for defined benefit plans or post-employment medical benefits.

        In addition, (i) each Company employee will be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plans is of the same type as under the Company employee plan in which such Company employee participated immediately before the Effective Time, such plans being referred to, collectively, as the Old Plans, and (ii)(A) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Company employee, Buyer will cause all pre-existing condition exclusions and actively-at-work requirements of such New Plans to be waived for such Company employee and his or her covered dependents, unless such conditions would not have been waived under the applicable Old Plan of the Company or its subsidiaries in which such Company employee participated immediately prior to the Effective Time and (B) Buyer will use reasonable commercial efforts to cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of any Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

        If any Company employee (who is not otherwise a party to an employment agreement, offer letter or similar agreement or arrangement or any amendment or supplement of any of the foregoing, in each case that provides for a different treatment with respect to severance) whose employment is terminated on or prior to the first anniversary of the Effective Time under circumstances under which such Company employee would have received severance benefits under the Company's severance practices, Buyer will cause the Surviving Corporation to provide that such Company employee will be entitled to severance benefits from the Surviving Corporation that are equal to the greater of (i) the severance benefits that would have been paid under the Company's severance practices as in existence on the date of the Merger Agreement or (ii) the severance benefits payable under similar circumstances pursuant to a severance plan of the Merger Subsidiary or its subsidiaries as may be in effect at such time for similarly situated United States employees of the Merger Subsidiary and its subsidiaries and giving effect to these provisions.

        The Merger Agreement provides that the treatment of employees described above will not apply to persons employed by the Company or any of its subsidiaries outside the United States, the parties having agreed that such persons will be treated in accordance with applicable law and the terms of any contracts covering them.

        All provisions contained in the Merger Agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective parties to the Merger Agreement and will not create any right (including any third-party beneficiary rights) in any other person, including any employee or former employee of Company or any of the Company's subsidiaries or any participant or beneficiary in any Company employee plan. Nothing in the Merger Agreement (i) will require Buyer, the Surviving Corporation or any of their subsidiaries to continue to employ any particular Company employee following the Effective Time or to provide any right to a particular term or condition of employment, (ii) will reduce the existing severance or acceleration benefits in effect on the date of the Merger Agreement for any Company employee or (iii) will be construed to prohibit Buyer, the Surviving Corporation or any of their subsidiaries from amending or terminating any employee benefit plan in accordance with its terms or to amend or create any employee benefit plans or any similar plan or agreement for Buyer or its affiliates.

        Following the closing of the Merger, Buyer will, or will cause the Surviving Corporation to, make cash payments to each Company employee identified on a specified section of the disclosure schedule that the Company delivered to Buyer in connection with the Merger Agreement, which we refer to as the Company Disclosure Schedule, on the dates on which the shares of Common Stock or Common Stock share equivalents set forth with respect to such Company employee on the Company Disclosure Schedule would have vested under the applicable vesting schedule specified thereon. Each such cash payment amount will equal the per share Merger Consideration multiplied by the applicable number of shares or share equivalents that would have vested on the applicable date and to be subject to such Company Employee remaining employed by the Surviving Corporation as of such date of payment. However, if any such Company Employee is terminated by the Surviving Corporation without cause or resigns his or her position with the Surviving Corporation for good reason within 12 months following the closing of the Merger, Buyer will, or will cause the Surviving Corporation to, make a cash payment to such Company employee equal to the per share Merger Consideration multiplied by the aggregate number of shares and share equivalents with respect to such Company employee set forth on the applicable section of the Company Disclosure Schedule that would have remained unvested (as applicable) as of the date of such Company employee's termination or resignation. No amount payable under this paragraph will be duplicative of any amount payable under the Company stock plans, and no amount payable under this paragraph will be made to any named executive officer of the Company.

Severance Arrangements; Compensatory Arrangements Relating to the Merger

        The Company is party to retention agreements with each of Messrs. Foy, Flynn, Sheridan and Wansong, which specify the amounts payable to such executive officer in connection with certain termination events. Upon execution and effectiveness of a release of claims after a termination without cause or resignation for good reason (each as defined in their respective retention agreement), each of Messrs. Foy, Flynn, Sheridan and Wansong will be entitled to the following severance: a lump sum payment equal to (i) a pro rata portion of 100% of the applicable executive officer's aggregate quarterly and annual bonuses payable with respect to the last fiscal year ended before termination (or, for Mr. Foy, if he is terminated prior to December 31, 2017, his 2017 target bonus), less any quarterly bonuses paid in the current fiscal year (but not below zero), with the proration based on the number of days in the fiscal year before employment ends and (ii) (x) the greater of 100% of the applicable executive officer's highest base salary during the two fiscal years prior to termination and (y) 100% of his then current base salary (with the percentage in (ii) being 125% for Mr. Foy on a termination before July 1, 2017 and 150% on a termination thereafter). In addition, if quarterly bonuses are then being paid, the executive will be paid a pro-rata portion of the quarterly bonus paid or payable in the last completed quarter, with proration based on the number of days in the current quarter before employment ends. The cash payments payable pursuant to the retention agreements are payable upon a qualifying termination irrespective of whether it follows the Effective Time. The retention agreements also provide that upon a change in control, each of Messrs. Flynn, Sheridan, and Wansong are entitled to full acceleration of any unvested equity awards, but only Mr. Flynn has such awards.

        Mr. Zager is eligible to receive a quarterly base bonus of up to $100,000 for the period from April 1, 2017 to June 30, 2017, or the Q2 Bonus Period. If Mr. Zager's employment is terminated by the Company without cause during the Q2 Bonus Period in connection with or following a change in control, each as defined in Mr. Zager's current EARCA, Mr. Zager is entitled to be paid a pro rata portion of his quarterly base bonus without regard to the Company's achievement of performance targets for the Q2 Bonus Period. If Mr. Zager is otherwise terminated by the Company without cause during the Q2 Bonus Period (i.e., before a change in control), he is entitled to be paid, following the Q2 Bonus Period, a pro rata portion of his quarterly base bonus that would have been earned as a result of the Company's achievement of the applicable performance conditions for the Q2 Bonus Period.

        The Company has entered into EARCAs with each executive officer and director to provide equity-based compensation despite the Company's inability to issue awards under Form S-8. The EARCA with each individual provides the number of Company RSUs, Company PSUs, and/or shares of restricted stock that would have been granted to such individual if the Form S-8 had been available, which we refer to as Measurement Shares. The EARCAs provide for payment of such awards upon the closing of a change in control, which would include the Merger. Taking into account the extent to which any performance conditions have been satisfied with respect to Measurement Shares granted in place of Company PSUs, and subject to continued service through the closing of the Merger, the executive officers and directors would be entitled to payments under the EARCAs as follows, assuming that the closing of the Merger takes place on [            ], 2017:

Name	Number of Measurement Shares	Cash Consideration Payable in Respect of Measurement Shares(a)
Executive Officers
J.D. Foy	400,000		$2,600,000
Jay Zager	[ ]	$	[ ]
Gerald G. Kokos	257,500		$1,673,750
Thomas P. Flynn	155,749		$1,012,369
Michael Sheridan	100,000		$650,000
Eric J. Wansong	46,299		$300,944
Non-Employee Directors
David M. Coit	16,367		$106,386
Gary P. Golding	15,142		$98,423
Ronald W. Kaiser	27,397		$178,081
Jackie R. Kimzey	15,142		$98,423
Richard S. Pontin	16,367		$106,386
Noah J. Walley	15,142		$98,423

(a)
The value of the Measurement Shares is the per share Merger Consideration of $6.50 multiplied by the number of Measurement Shares that have not been forfeited before the Effective Time.

Indemnification of Directors and Officers

        The Merger Agreement provides that from and after the closing of the Merger, the Surviving Corporation will indemnify, defend and hold harmless each person who at any time prior to the Effective Time is or was a director, manager or officer of the Company or any of its subsidiaries (each such person being referred to as an Indemnified Party) against all claims and expenses incurred in connection with any proceeding arising out of or pertaining to the fact that the Indemnified Party is or was an officer, director, manager, employee or agent of the Company or any of its subsidiaries or, while a director, manager or officer of the Company or any of its subsidiaries, is or was serving at the request of the Company or one of its subsidiaries as a director, manager, officer, employee or agent of another person, whether asserted or claimed prior to, at or after the Effective Time, to the extent currently provided for in the Company's certificate of incorporation. Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such proceeding from each of Buyer and the Surviving Corporation on terms no less favorable than currently provided in the Company's certificate of incorporation; provided that any Indemnified Party to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnified Party is not entitled to indemnification under applicable law. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party, whether provided in the certificate of incorporation or by-laws (or comparable organizational documents) of the Company or any of its subsidiaries or in any indemnification agreement between such Indemnified Party and the Company or any of its subsidiaries, will survive the

Merger and continue in full force and effect, and will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

        The Merger Agreement also provides that from the Effective Time through the six-year anniversary of the date on which the Effective Time occurs, the certificate of incorporation and by-laws of the Surviving Corporation will contain, and Buyer will cause the certificate of incorporation and by-laws of the Surviving Corporation to so contain, provisions no less favorable in the aggregate with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its subsidiaries than are currently set forth in the Company's certificate of incorporation and the Company's by-laws. The Merger Agreement also requires the Company, subject to certain limitations, to purchase prior to the closing of the Merger a six-year extended reporting period endorsement with respect to the Company's directors' and officers' liability insurance policies maintained as of the signing of the Merger Agreement.

Intent to Vote in Favor of the Merger

        As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [                ] shares of Common Stock, representing [            ]% of the outstanding shares of Common Stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Common Stock "FOR" adoption of the Merger Agreement, "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation and "FOR" the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

Golden Parachute Compensation

        The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for the "named executive officers" of the Company that is based on or otherwise relates to the Merger. In accordance with Item 402(a)(3)(i) through 402(a)(3)(iii) of Regulation S-K, for the purposes of this proxy statement the named executive officers are Messrs. Foy, Zager, Kokos, Flynn and Wansong, as well as Albert R. Subbloie, Jr., the Company's former Chief Executive Officer, and Gary R. Martino, the Company's former Chief Financial Officer, notwithstanding the Company's most recent disclosure under Item 402(c) of Regulation S-K in its definitive proxy statement filed with the SEC with respect to the Company's 2015 Annual Meeting of Stockholders on March 16, 2015.

        For purposes of calculating the potential payments set forth in the table below, the Company has assumed that (i) the date of consummation of the Merger and the date of termination of employment is [                ], 2017, (ii) the stock price is $6.50 per share, which is the per share Merger Consideration, and (iii) the executive has executed the required release of claims. The amounts shown in the table do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would vest pursuant to their terms, on or prior to [                ], 2017 or the value of payments or benefits that are not based on or otherwise related to the Merger. The amounts shown in the table are estimates only and are based on assumptions and information available to date. The actual amounts that may be paid upon an individual's termination of employment can only be determined at the actual time of such termination and are not reduced by the effects of any parachute tax related cutbacks.

Name	Cash(1)		Equity(2)		Perquisites/ Benefits(3)	Total Value
J.D. Foy		$3,492,140		$0	$0		$3,492,140
Jay Zager	$	[ ]		$0	$0	$	[ ]
Gerald G. Kokos		$1,673,750		$0	$0		$1,673,750
Thomas P. Flynn		$1,376,067	$	[ ]	$11,773	$	[ ]
Eric Wansong		$618,580		$0	$11,800		$630,380
Albert R. Subbloie, Jr.		$0		$0	$0		$0
Gary R. Martino		$0		$0	$0		$0

(1)
The amount listed in this column represents the present value of the named executive officer's right to receive upon a termination by the Company without cause or resignation by the named executive officer's resignation for good reason, a lump sum cash payment equal to (i) a pro rata portion of 100% of the applicable named executive officer's aggregate quarterly and annual bonuses payable with respect to the last fiscal year ended before termination (or, for Mr. Foy, his 2017 target bonus), less any quarterly bonuses paid in the current fiscal year (but not below zero), with the proration based on the number of days in the fiscal year before employment ends and (ii) (x) the greater of 100% of his highest base salary during the two fiscal years prior to termination and (y) 100% of the applicable named executive officer's then current base salary (with the percentage in being 125% for Mr. Foy). In addition, if quarterly bonuses are then being paid, the executive will be paid a pro-rata portion of the quarterly bonus paid or payable in the last completed quarter, with proration based on the number of days in the current quarter before employment ends. Messrs. Kokos and Zager do not have severance arrangements, and former executives Messrs. Subbloie and Martino do not have any compensation owed them by the Company. The chart also shows the entire value of the EARCAs of the respective named executive officers that will become due at the Effective Time. For each named executive officer except Mr. Zager, the EARCA payment equals the amount listed above under "—Severance Arrangements; Compensatory Arrangements Relating to the Merger" for such officer; for Mr. Zager, due to the continued vesting of his underlying award, his EARCA payment as of [                ], 2017 would increase from $108,336 to $[                ]. The cash payments payable pursuant to the retention agreements are payable upon a qualifying termination irrespective of whether it follows the Effective Time, and the EARCA payments are due irrespective of termination at or after such date.

Mr. Zager is eligible to receive a quarterly base bonus of up to $100,000 for the Q2 Bonus Period. If Mr. Zager's employment is terminated by the Company without cause before June 30, 2017 in connection with or following a change in control, each as defined in the EARCA with Mr. Zager, Mr. Zager is entitled to be paid a pro rata portion of his quarterly base bonus without regard to the Company's achievement of performance targets for the Q2 Bonus Period. If Mr. Zager is otherwise terminated by the Company without cause during the Q2 Bonus Period (i.e., before a change in control), he is entitled to be paid, following the Q2 Bonus Period, a pro rata portion of his quarterly base bonus that would have been earned as a result of the Company's achievement of the applicable performance conditions for the Q2 Bonus Period.

The base salary component of the severance (current base salary for executives other than Mr. Foy, and 125% of current base salary for Mr. Foy) and the pro-rated bonus component of severance (based on 2016 annual bonuses for executives other than Mr. Foy, and 2017 target bonus for Mr. Foy (in either case net of any quarterly bonuses in 2017 but not below zero)) for each named executive officer is as follows:

Name	2017 Base Salary	Bonus Components
J.D. Foy	$656,250	$235,890
Jay Zager	$0	$82,222
Gerald G. Kokos	$0	$0
Thomas P. Flynn	$330,000	$33,699
Eric Wansong	$305,000	$12,637
Albert R. Subbloie, Jr.	$0	$0
Gary R. Martino	$0	$0
(2)
The amount listed in this column represents the lump sum cash consideration Mr. Flynn will be eligible to receive with respect to the accelerated vesting immediately prior to the Effective Time vesting of [                ] unvested Company RSUs.

(3)
Consists of the Company's payment to the applicable named executive officer of the same portion of medical premiums as it pays for active executives for a period of up to 12 months following the date of termination.

U.S. Federal Income Tax Consequences of the Merger

        The following is a summary of certain United States federal income tax consequences of the Merger to stockholders whose shares of Common Stock are converted into the right to receive cash in the Merger. The discussion is for general information only and does not purport to consider all aspects of United States federal income taxation that might be relevant to stockholders. In addition, this summary does not describe any tax consequences arising under the laws of any local, state or non-United States jurisdiction and does not consider any aspects of United States federal tax law other than income taxation. The discussion is based on current provisions of the Internal Revenue Code of 1986, which we refer to as the Code, existing, proposed and temporary regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change, possibly with a retroactive effect. The discussion applies only to stockholders in whose hands shares of Common Stock are capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not apply to shares of Common Stock received as compensation, or to certain types of stockholders (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, real estate investment trusts, expatriates, controlled foreign corporations, passive foreign investment companies, or stockholders holding shares that are part of a straddle, hedging, constructive sale, or conversion transaction) who may be subject to special rules, nor does it apply to holders of shares of Common Stock who exercise appraisal rights under Delaware law. Each such stockholder should consult his or her tax advisor to determine the particular tax effects of the Merger on such stockholder.

        For purposes of this proxy statement, the term "United States Stockholder" means a beneficial owner of shares of Common Stock that, for United States federal income tax purposes, is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or entity treated as a corporation for United States federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust, if (x) a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons, within the meaning of Section 7701(a)(30) of the Code, have authority to control all of the trust's substantial decisions or (y) the trust has validly elected to be treated as a

United States person for United States federal income tax purposes. The term "Non-United States Stockholder" means a beneficial owner of shares of Common Stock that is not a United States Stockholder.

        If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds shares of Common Stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. Such holders should consult their own tax advisors regarding the tax consequences of receiving cash in exchange for Common Stock in the Merger.

        The discussion set out below is intended only as a summary of certain United States federal income tax consequences to a holder of shares of Common Stock. Because individual circumstances may differ, each stockholder should consult his or her own tax advisor to determine the applicability of the rules discussed below and the particular tax effects of the Merger on a beneficial holder of shares of Common Stock, respectively, including the application and effect of the alternative minimum tax and any state, local and foreign tax laws and of changes in such laws.

Consequences to United States Stockholders

        The exchange of shares of Common Stock for cash pursuant to the Merger, will be a taxable transaction for United States federal income tax purposes. In general, a United States Stockholder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received and such United States Stockholder's adjusted tax basis in the shares of Common Stock exchanged for cash pursuant to the Merger. Gain or loss will be determined separately for each block of shares of Common Stock (i.e., shares of Common Stock acquired at the same cost in a single transaction) exchanged for cash pursuant to the Merger. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss provided that a United States Stockholder's holding period for such shares of Common Stock is more than one year at the time of consummation of the Merger. Long-term capital gain recognized by a non-corporate United States Stockholder generally is taxable at a reduced rate. In the case of shares of Common Stock that have been held for one year or less, any capital gain on the sale or exchange generally will be subject to United States federal income tax at ordinary income tax rates. The deductibility of capital losses is subject to certain limitations.

Consequences to Non-United States Stockholders

        Except as described under "—Information Reporting and Backup Withholding" below, a Non-United States Stockholder generally will not be subject to United States federal income tax, including withholding tax, in connection with the exchange of shares of Common Stock for cash pursuant to the Merger, unless:

  •
  any gain is effectively connected with the Non-United States Stockholder's conduct of a trade or business within the United States and, if subject to an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-United States Stockholder in the United States;

  •
  in the case of an individual, the Non-United States Stockholder has been present in the United States for at least 183 days or more in the taxable year of disposition (and certain other conditions are satisfied); or

  •
  the Company is or has been a "United States real property holding corporation" for United States federal income tax purposes, which we refer to as a USRPHC, at any time during the shorter of the five-year period ending on the date of the disposition and the Non-United States

    Stockholder's holding period for its shares of Common Stock and, if shares of Common Stock are "regularly traded on an established securities market," the Non-United States Stockholder held, directly or indirectly, at any time during such period, more than 5% of the issued and outstanding shares of Common Stock.

        Income that is effectively connected with the conduct of a United States trade or business by a Non-United States Stockholder generally will be subject to regular United States federal income tax in the same manner as if it were realized by a United States Stockholder. In addition, if such Non-United States Stockholder is a corporation, any effectively connected earnings and profits (subject to adjustments) may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

        If an individual Non-United States Stockholder is present in the United States for at least 183 days during the taxable year of disposition, the Non-United States Stockholder may be subject to a flat 30% tax (or a lower applicable treaty rate) on any United States-source gain derived from the sale, exchange, or other taxable disposition of shares of Common Stock (other than gain effectively connected with a United States trade or business), which may be offset by United States-source capital losses.

        The determination of whether the Company is a USRPHC depends on the fair market value of its United States real property interests relative to the fair market value of its other trade or business assets and its foreign real property interests. The Company does not believe it is, or has been during the five years preceding the Merger, a USRPHC for U.S. federal income tax purposes. However, the Company's determination is not binding on the U.S. Internal Revenue Service, or the IRS.

        In the event that the Company is a USRPHC, a Non-United States Stockholder, nevertheless, would not be subject to U.S. federal income or withholding tax on the exchange of shares of Common Stock pursuant to the Merger, so long as the shares of Common Stock are regularly traded on an established securities market and the non-United States Holder owns, actually and constructively, 5% or less of the outstanding number of shares of Common Stock during the shorter of the five-year period ending on the date of disposition and the non-United States Holder's holding period for the shares of Common Stock.

Information Reporting and Backup Withholding

        A United States Stockholder generally will be subject to information reporting and backup withholding at the applicable rate (currently, 28%) with respect to the proceeds from the disposition of shares of Common Stock pursuant to the Merger. A United States Holder can avoid backup withholding if it provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed IRS Form W-9) or otherwise establishes an exemption from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a United States Stockholder will be allowed as a credit against that holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS. Each United States Holder should complete and sign an IRS Form W-9, which will be included with the letter of transmittal to be returned to the Paying Agent, to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the Paying Agent.

        A Non-United States Stockholder may be subject to information reporting and backup withholding at the applicable rate (currently, 28%) with respect to the proceeds from the exchange of shares pursuant to the Merger. A Non-United States Stockholder can avoid backup withholding by certifying on an appropriate IRS Form W-8 that such Non-United States Stockholder is not a United States person, or by otherwise establishing an exemption in a manner satisfactory to the Paying Agent. Information provided by a Non-United States Stockholder on IRS Form W-8 (and any attachments)

may be disclosed to the local tax authorities of a Non-United States Stockholder under an applicable tax treaty or broad information exchange agreement. Non-United States Stockholders should consult their tax advisors regarding the certification requirements for non-United States persons. Any amounts withheld under the backup withholding tax rules will be allowed as a refund or a credit against the Non-United States Stockholder's United States federal income tax liability, provided the required information is timely furnished to the IRS.

Regulatory Matters

        In connection with the Merger, we are required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

  •
  filing the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL after the adoption of the Merger Agreement by our stockholders; and

  •
  complying with U.S. federal securities laws.

        In addition, at any time before or after consummation of the Merger, the FTC, the Antitrust Division of the U.S. Department of Justice or state or foreign antitrust and competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the Company or Buyer. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

        Under the terms of the Merger Agreement, the Merger cannot be consummated if any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation that is in effect and that has the effect of making the Merger illegal or otherwise prohibiting, preventing, restraining or materially delaying the consummation of the Merger.

        None of the parties is aware of any other required regulatory approvals in connection with the Merger.

THE MERGER AGREEMENT (PROPOSAL ONE)

        The following is a summary of the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger.

Explanatory Note Regarding the Merger Agreement

        The Merger Agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by the Company, Buyer and Merger Subsidiary were qualified and subject to important limitations agreed to by the Company, Buyer and Merger Subsidiary in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the Company Disclosure Schedule. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

The Merger

        Upon the terms and subject to the conditions of the Merger Agreement, Merger Subsidiary, a wholly owned subsidiary of Buyer, will merge with and into the Company, with the Company continuing as the Surviving Corporation of the Merger. As a result of the Merger, the separate corporate existence of Merger Subsidiary will cease, and the Company will become a wholly owned subsidiary of Buyer. We sometimes refer to the Company after the consummation of the Merger as the Surviving Corporation.

        Certificate of Incorporation and Bylaws.    The Company's certificate of incorporation as in effect immediately prior to the Effective Time will be amended and restated in its entirety so as to read as set forth in the applicable exhibit to the Merger Agreement, and as so amended and restated, will be the certificate of incorporation of the Surviving Corporation. The Surviving Corporation's by-laws will be identical to Merger Subsidiary's by-laws as in effect immediately prior to the Effective Time, except all references to Merger Subsidiary's name will be changed to refer to the Company's name, until further amended in accordance with the DGCL. The Merger will have the effects set forth in Section 259 of the DGCL and in the Merger Agreement.

        Directors.    Except as otherwise directed by Buyer, the directors of Merger Subsidiary immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time.

        Officers.    Except as otherwise directed by Buyer, the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation.

Merger Consideration

        Merger Consideration.    As of the Effective Time, each issued and outstanding share of Common Stock immediately prior to the Effective Time (other than (a) Dissenting Shares and (b) shares owned by Buyer, Merger Subsidiary or any affiliate of Buyer or the Company or any subsidiary of the Company) will be automatically canceled and converted into the right to receive the Merger Consideration. Stockholders who properly demand appraisal will be entitled to a payment of the appraised value of such shares in accordance with the provisions of the DGCL. This value may be more or less than the Merger Consideration. All shares of Common Stock that have been converted into the right to receive the Merger Consideration will automatically be canceled and will cease to exist.

        The Merger Consideration will be appropriately adjusted to reflect any reclassification, stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to Common Stock occurring prior to the Effective Time.

        Payment for Shares.    Prior to the Effective Time, Buyer will enter into an agreement with American Stock Transfer & Trust Company, LLC to act as paying agent for the payment of the Merger Consideration to the holders of outstanding Common Stock, which we refer to as the Paying Agent. Promptly after the Effective Time, Buyer will deposit with the Paying Agent cash sufficient to make payment of the aggregate consideration payable to the stockholders in connection with the Merger, or the Payment Fund.

        Promptly after the Effective Time (and in any event with three business days thereafter), the Surviving Corporation will cause the Paying Agent to mail to each holder of record of a certificate that immediately prior to the Effective Time represented, or a Certificate, or uncertificated shares represented by book-entry or held in an account maintained by The Depository Trust Company that immediately prior to the Effective Time represented shares of Common Stock, or Uncertificated Shares, a letter of transmittal and instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss), or, in the case of Uncertificated Shares, an "agent's message" in customary form or such other evidence, if any, of transfer as the Paying Agent may reasonably request, to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate or Uncertificated Shares shall be promptly paid the Merger Consideration with respect to shares formerly represented by such Certificate or Uncertificated Shares. Until surrendered, each Certificate and Uncertificated Shares (other than Certificates or Uncertificated Shares representing Dissenting Shares) will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or accrued on the cash payable upon the surrender of such Certificates or Uncertificated Shares.

        At any time following one year after the Effective Time, any portion of the Payment Fund that remains undistributed to the holders of Certificates and Uncertificated Shares (including all interest and other income received by the Paying Agent in respect of all funds made available to it) will be delivered to Buyer, upon demand, and any holder of a Certificate or Uncertificated Shares thereafter who has not previously complied will be entitled to receive only from Buyer or the Surviving Corporation (subject to abandoned property, escheat and other similar laws) payment of its claim for Merger Consideration, without interest.

        To the extent permitted by applicable law, Buyer, Merger Subsidiary, the Company, the Surviving Corporation and the Paying Agent will not be liable to any holder of Common Stock for any amount required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        Company Stock Plans and Additional Payments.    Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) each then-outstanding Company stock option that is vested will be canceled and converted into a right to receive the Merger Consideration (less the applicable exercise price) in cash, without interest, subject to any required withholding of taxes, in respect of each vested share underlying such stock option and (ii) each then-outstanding Company RSU and Company PSU that is vested and with respect to which shares of Common Stock have, as of such time, not yet been issued will be canceled and converted into the right to receive the Merger Consideration in cash, without interest, subject to any required withholding of taxes, in respect of each vested share underlying such Company RSU or Company PSU, with vesting in the case of each Company stock option, Company RSU and Company PSU determined taking into effect the change in control of the Company resulting from the consummation of the transactions contemplated by the Merger Agreement. In addition, the Merger Agreement provides that the Surviving Corporation will be obligated to make payments to specified directors and members of Company management who are party to EARCAs with the Company in satisfaction of payment obligations of the Company under such agreements resulting from the consummation of the transactions contemplated by the Merger Agreement. The Merger Agreement also provides that the Surviving Corporation will be obligated to make specified payments to employees of the Company to whom the Company would have issued equity awards in 2016 if it had been able to do so in compliance with applicable law.

Representations and Warranties

        Pursuant to the Merger Agreement, the Company has made customary representations and warranties to Buyer and Merger Subsidiary, including representations relating to: organization, standing and power; capitalization; subsidiaries; authority, no conflict, required filings and consents; SEC filings, financial statements, information provided; no undisclosed liabilities; internal controls and disclosure controls; absence of certain changes or events; taxes; real property, personal property; intellectual property; contracts; customers and suppliers; litigation; environmental matters; employee benefit plans; compliance with laws, permits; business practices; affiliated transactions; labor matters; opinion of financial advisor; takeover statutes; insurance; solvency; brokers; and accounts receivable, accounts payable.

        Certain representations and warranties in the Merger Agreement made by the Company are qualified as to "materiality" or "Company Material Adverse Effect." For purposes of the Merger Agreement, "Company Material Adverse Effect" means any effect that individually or in the aggregate has had a materially adverse effect on: (a) the assets, business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole or (b) the ability of the Company to consummate the transactions contemplated by the Merger Agreement prior to the Outside Date. The term Company Material Adverse Effect is subject to certain exceptions except as it relates to clause (b) above, such that no effect, alone or in combination, arising out of, or resulting from the following will constitute or be taken into account when determining if there has been a "Company Material Adverse Effect":

  (a)
  general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

  (b)
  conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (i) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

  (c)
  conditions (or changes in such conditions) in the industries in which the Company and its subsidiaries conduct business;

  (d)
  political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

  (e)
  earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

  (f)
  the announcement of the Merger Agreement or the pendency or consummation of the transactions contemplated thereby;

  (g)
  any actions taken or failure to take action, in each case, that Buyer has expressly requested;

  (h)
  changes in law or other legal or regulatory conditions or changes in GAAP or other accounting standards or that result from any action taken for the purpose of complying with any of the foregoing;

  (i)
  changes in the Company's stock price or the trading volume of the Company's stock, or any failure by the Company to meet any public estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company or any of its subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); and

  (j)
  the Restatement or specified Restatement-related events, which we refer to as Restatement-Related Events, to the extent reasonably foreseeable as of the date of the Merger Agreement, which includes any Restatement-related claims;

except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the above clauses (a) through (e) and (h) materially and disproportionately adversely affect the Company and its subsidiaries, taken as a whole, as compared to other companies that operate primarily in the same industries in which the Company and its subsidiaries operate.

        Pursuant to the Merger Agreement, Buyer and Merger Subsidiary have made customary representations and warranties to the Company, including representations relating to: organization, standing and power; authority, no conflict, required filings and consents; information provided; operations of Merger Subsidiary; financing; limited guarantee; solvency; absence of litigation; other agreements or understandings; and brokers.

        None of the representations and warranties in the Merger Agreement will survive consummation of the Merger, and none can be the basis for claims under the Merger Agreement by any party after termination of the Merger Agreement except as a result of fraud or willful breach.

Covenants

        Company Conduct of Business Covenants.    The Merger Agreement provides that, except as otherwise expressly contemplated therein or consented to by Buyer during the pre-closing period, the Company will (and will cause its subsidiaries to): (i) conduct and carry on its business in the ordinary course of business; (ii) use its reasonable best efforts to maintain and preserve substantially intact its business organization, insurance coverage, advantageous business relationships and the good will of those having business relationships with it and retain the services of its present officers and key employees; (iii) not take any action that would reasonably be expected to materially adversely affect or delay the ability of any of the parties from obtaining any necessary approvals required by the Merger Agreement, performing its covenants or agreements thereunder, or otherwise materially delay or prohibit the transactions contemplated by the Merger Agreement; (iv) manage working capital in the ordinary course of business; and (v) use its reasonable best efforts to procure consents, in form reasonably satisfactory to Buyer prior to the Effective Time. The Company further agreed, except as otherwise contemplated or permitted by the Merger Agreement, during the pre-closing period, not to, and to cause each of its subsidiaries not to, directly or indirectly, take any of the following actions without Buyer's consent:

  •
  (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities or rights in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities (including any securities convertible into, or exchangeable or exercisable for, any security or any right to acquire any other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except, in the case of this clause (iii), for the acquisition of shares of Common Stock (A) from holders of vested Company stock options in full or partial payment of the exercise price, (B) from holders of vested Company stock options, Company RSUs or Company PSUs in full or partial payment of any applicable taxes payable by such holder upon exercise or vesting thereof, as applicable, to the extent required or permitted under the terms thereof or required pursuant to applicable law or (C) from former employees, directors and consultants in accordance with pre-existing agreements providing for the repurchase of shares at their original issuance price or forfeiture of shares for no consideration, in each case under this clause (C) in connection with any termination of services to the Company or any of its subsidiaries;

  •
  issue, deliver, sell, grant, pledge or otherwise dispose of or subject to any lien (other than specified permitted liens) any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, in each case other than the issuance of shares of Common Stock upon (i) the exercise of Company stock options outstanding on the date of the Merger Agreement, (ii) the settlement of Company RSUs or Company PSUs outstanding on the date of the Merger Agreement or (iii) the exercise of the Company warrant outstanding on the date of the Merger Agreement;

  •
  amend or modify the Company's certificate of incorporation or the Company's by-laws or any certificate of incorporation or bylaws or similar organization documents of any subsidiary of the Company;

  •
  acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to the Company and its subsidiaries, taken as a whole, except purchases of inventory and raw materials in the ordinary course of business;

  •
  sell, divest, lease, license, pledge, or otherwise dispose of or subject to any lien (other than specified permitted liens) any properties or assets of the Company or of any of its subsidiaries other than in the ordinary course of business;

  •
  adopt any stockholder rights plan, "poison pill," anti-takeover plan or other similar agreement;

  •
  incur any indebtedness or guarantee any such indebtedness of another person (other than (x) to the Company or one of its wholly owned subsidiaries or (y) letters of credit or similar arrangements issued to or for the benefit of suppliers and manufacturers in the ordinary course of business), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of the Company and its subsidiaries in the ordinary course of business) or capital contributions to, or investment in, any other person, other than the Company or any of its direct or indirect wholly owned subsidiaries or (iv) initiate, solicit, encourage, discuss, negotiate, prepare for, facilitate or otherwise incur any liabilities, costs or expenses with respect to, any of the foregoing in clauses (i) through (iii);

  •
  make any capital expenditures or other expenditures with respect to property, plant or equipment to the extent that such expenditures would result in the aggregate expenditures for the Company and its subsidiaries, taken as a whole, for any fiscal quarter exceeding the aggregate amount specified for such line item in the Company's capital expenditure plan set forth on the Company Disclosure Schedule by more than the greater of 10% and $10,000; provided that if the expenditures with respect to any line item in a fiscal quarter are less than the amount specified for such line item for such fiscal quarter in the Company's capital expenditure plan set forth on the Company Disclosure Schedule (as the same may have been increased by this proviso with respect to shortfalls in prior fiscal quarters), the amount of such line item for the next fiscal quarter will be deemed increased by the amount of such shortfall (and for the avoidance of doubt, such line item for the next fiscal quarter (as increased by the amount of such shortfall) will be given the benefit of this proviso);

  •
  terminate, cancel or make any changes to the structure, limits or terms and conditions of any of the insurance policies maintained by or for the benefit of the Company or any of its subsidiaries as of the date of the Merger Agreement, including allowing such policy to expire without renewing such policy or seeking comparable replacement coverage, or materially prejudicing rights to insurance payments or coverage other than in the ordinary course of business;

  •
  sell, assign, transfer or exclusively license any Company intellectual property, permit the lapse of any right, title or interest to any Company intellectual property, including any intellectual property listed on the Company Disclosure Schedule, or terminate, cancel or amend any Company Material Contract (used here and hereinafter as defined in the Merger Agreement) in respect of Company intellectual property other than in the ordinary course of business;

  •
  except as required in connection with the Restatement and any Restatement-Related Events, (i) make any material changes in accounting methods, principles or practices, except insofar as are required by a change in GAAP, (ii) make, revoke, amend or change any material tax election, (iii) change any annual tax accounting period, (iv) change any method of tax accounting, (v) enter into any closing agreement or otherwise settle any tax claim or assessment, (vi) file any amended income tax return, (vii) extend or waive the application of any statute of limitations regarding the assessment or collection of tax (except with respect to routine extensions relating to the initial filing of a tax return or routine audits), (viii) apply for or pursue any tax ruling, (ix) execute any power of attorney in respect of any tax matter, or (x) take any action to deny the availability of any material election relating to taxes;

  •
  adopt, enter into, terminate or amend any material employment agreement, any material Company employee plan or any collective bargaining agreement, (ii) other than as required by the terms of any Company employee plan in effect on the date of the Merger Agreement, increase the compensation or benefits of, or pay any bonus to, any director, executive officer or employee (except for annual increases of salaries in the ordinary course of business), (iii) hire, terminate or promote, any employee with annualized cash compensation of $100,000 or more other than in the ordinary course of business or to the extent necessary to replace a terminated employee, (iv) take any action to accelerate, or that would reasonably be expected to result in the acceleration of, the payment, right to payment or vesting of any compensation or benefits, including any outstanding Company stock options, Company RSUs or Company PSUs, other than as contemplated by the Merger Agreement, or (v) grant, pay or award, or promise to grant, pay or award, severance, separation, termination or similar benefits or any stock-based or stock-related awards to any employee, consultant or director, other than severance, separation, termination or similar benefits under a Company employee plan in effect on the date of the Merger Agreement, provided that Buyer's prior written consent thereto will have been obtained to the extent required under clause (iii) of this bullet;

  •
  enter into any contract that (A) purports to limit, curtail or restrict the ability of the Company or any Company subsidiary to compete in any business or with any person or solicit for services in any geographic area; (B) contains a grant of exclusivity; (C) provides any third party with access to source code for any software owned or licensed by the Company or any of its subsidiaries, or that provides for such source code to be put in escrow or a similar arrangement, or otherwise grants a license to such source code, for the benefit of a third party (including upon the occurrence of specified events); or (D) contains "most favored nation" terms by the Company or any Company subsidiary to any other person;

  •
  settle any threatened or pending proceeding against the Company other than those that: (A) do not involve the payment by the Company or any of the Company's subsidiaries of monetary damages in excess of $150,000 in any individual instance, or $300,000 in the aggregate, plus applicable reserves and any applicable insurance coverage, and do not involve any injunctive or other non-monetary relief or impose restrictions on the business or operations of the Company or any of the Company's subsidiaries; and (B) provide for a complete release of the Company and the Company's subsidiaries, as applicable, from all claims and do not provide for any admission of liability by the Company or any of the Company's subsidiaries;

  •
  other than with Buyer's consent, which shall not be unreasonably withheld, conditioned, or delayed, settle any threatened or pending proceeding in connection with or related to the Restatement or any Restatement-Related Events, or take any other action in connection with or related to the Restatement or any Restatement-Related Events that would, or is reasonably likely to, incur any liability or other cost or expense that is not de minimis in nature with respect to, or that would otherwise be adverse to, the Company or its subsidiaries or their ongoing business operations, including any expenditures with respect to any third party auditors, accountants, legal counsel, or otherwise;

  •
  incur any liability or other cost or expense with respect to any third party service providers, including any third party auditors, accountants, legal counsel or investment bankers other than in the ordinary course of business or in connection with the consummation of the transactions as contemplated by the Merger Agreement; provided that engaging in or conducting an audit of the Company or its subsidiaries will not be considered in the "ordinary course of business"

    except to the extent Buyer's consent to such action is not required under the following bullet immediately below;

  •
  engage or otherwise hire an auditor or other third-party for purposes of conducting an audit of the Company or its subsidiaries unless such engagement would automatically terminate upon the consummation of the Merger or is terminable at the Company's discretion and the Company is not obligated to incur, and does not incur, expenses thereunder in excess of de minimis expenses;

  •
  enter into any related party transaction that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933, as amended;

  •
  enter into any new line of business;

  •
  enter into a new agreement or arrangement with respect to the voting or registration of shares of Common Stock or any capital stock of the Company's subsidiaries;

  •
  enter into, assume, grant any waiver under or amend any Company Material Contract or any contract that would constitute a Company Material Contract if it was entered into prior to the date of the Merger Agreement if such action or contract (i) would be outside the ordinary course of business, (ii) would require authorization of the Chief Executive Officer of the Company or the board of directors of any subsidiary of the Company under the approval authorities policies of the Company made available to Buyer prior to the execution of the Merger Agreement, or (iii) in the case of Company Material Contracts with customers of the Company that (A) would reasonably be expected to result in $350,000 or more of annual recurring revenue or would result in $350,000 or more of one-time revenue or (B) would require authorization of the Chief Revenue Officer or Chief Financial Officer of the Company under the customer contract authority rules of the Company made available to Buyer prior to the execution of the Merger Agreement;

  •
  terminate (partially or completely), cancel, fail to renew in the ordinary course of business, or take or omit to take any action that would reasonably be expected to cause or result in a material breach of or default, under any Company Material Contract (provided the Company will not, and will cause each of its subsidiaries not to, renew any Company lease for a term that would extend beyond the Outside Date without Buyer's consent);

  •
  merge or consolidate the Company or any Company subsidiary with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company, other than the merger of one or more Company subsidiaries with or into one or more other Company subsidiaries;

  •
  repatriate or otherwise transfer cash from any Company subsidiary located outside the United States other than in the ordinary course of business;

  •
  terminate or permit any Company permit to lapse, other than in accordance with the terms and regular expiration of any Company permit, or fail to apply on a timely basis for any renewal of any renewable Company permit, except to the extent such termination, lapse or failure to apply for renewal would otherwise have been permitted to occur in the ordinary course of business;

  •
  enter into any pay or performance guarantees or agreements to indemnify any other person other than in the ordinary course of business consistent with past practice or under which neither the Company nor any Company subsidiary will have any obligations following the Effective Time; or

  •
  authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

Restrictions on Solicitation of Other Offers

        During the Go-Shop Period, the Company and its subsidiaries and representatives have the right to directly or indirectly:

  •
  solicit or initiate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (having the meaning set forth below), including by way of furnishing to any person any non-public information concerning the Company or its subsidiaries, and

  •
  continue and otherwise participate in any discussions or negotiations regarding, and furnish to any person any non-public information concerning the Company or its subsidiaries for the purpose of encouraging or facilitating, any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

provided that in either case, the Company must promptly provide or make available (and in any event within one business day) to Buyer any information concerning the Company or its subsidiaries that is provided to any person that was not previously provided or made available to Buyer or its representatives and any non-public information concerning the Company or its subsidiaries that is provided to any person will be subject to an Acceptable Confidentiality Agreement (as defined in the Merger Agreement). If prior to the expiration of the Go-Shop Period, the Company has received an Acquisition Proposal that the Company Board determines in good faith constitutes, or would be reasonably expected to lead to, a Superior Proposal (having the meaning set forth below) from an Extended Go-Shop Party (having the meaning set forth below), provided, that if financing is required as a condition to such third party's obligations under such Acquisition Proposal such third party shall have (A) entered into binding commitments for equity financing in an amount at least equal to the lesser of (1) the total amount of such required financing and (2) the aggregate amount covered under the Equity Commitment Letter and (B) received draft debt commitments (which need not have been executed) with respect to any amount of such financing that is not covered by such binding equity commitments (any such Acquisition Proposal being referred to as a Qualified Extended Go-Shop Proposal), the Company and its subsidiaries and representatives will have the right to continue or otherwise furnish non-public information concerning the Company or its subsidiaries and participate in any discussions or negotiations solely regarding such Qualified Extended Go-Shop Proposal from such Extended Go-Shop Party until the expiration of the Extended Go-Shop Period. The Company will not, and will cause its subsidiaries not to, enter into any confidentiality agreement with any person pursuant to the Merger Agreement which prohibits the Company or its representatives from providing such information to Buyer that is required to be disclosed pursuant to the Merger Agreement. As promptly as reasonably practicable, and in any event within one business day following the expiration of the Go-Shop Period, the Company will deliver to Buyer a written notice setting forth the identity of each Extended Go-Shop Party and each other person that, to the knowledge of the Company, has (or is expected to have) a material equity interest in the Qualified Extended Go-Shop Proposal proposed by such Extended Go-Shop Party and the material terms and provisions of any such Qualified Extended Go-Shop Proposal.

        For purposes of the Merger Agreement, "Acquisition Proposal" means

  (a)
  any proposal or offer by any person for a merger, consolidation, dissolution, recapitalization, share exchange, issuance of securities, direct or indirect acquisition of securities, tender offer, business combination or other similar transaction regarding the Company and its subsidiaries (other than (i) such transactions involving solely the Company and/or one or more subsidiaries of the Company and (ii) such transactions that if consummated would result in the holders of the outstanding share of Common Stock immediately prior to such transaction owning more than 80% of the equity securities of the Company, or any successor or acquiring entity, immediately thereafter),

  (b)
  any proposal for the issuance by the Company of 20% or more of its equity securities or

  (c)
  any proposal or offer to acquire in any manner, directly or indirectly, 20% or more of the equity securities or consolidated total assets of the Company and its subsidiaries, in each case other than the transactions contemplated by the Merger Agreement.

        For purposes of the Merger Agreement, "Superior Proposal" means any bona fide written Acquisition Proposal made by a third party to acquire more than 50% of the equity securities or consolidated total assets of the Company and its subsidiaries and for which, if financing is required as a condition to such third party's obligations, such third party will have entered into binding commitments for such financing,

  (a)
  on terms that the Company Board determines in its good faith judgment to be more favorable from a financial point of view to the holders of Common Stock than the Merger (after consultation with its financial and outside legal advisors), taking into account all the terms and conditions of such proposal and the Merger Agreement (including any written, binding offer by Buyer to amend the terms of the Merger Agreement that the Company Board determines in good faith to be relevant and

  (b)
  that the Company Board determines to be reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal that the Company Board determines in good faith to be relevant.

        For purposes of the Merger Agreement, "Extended Go-Shop Party" means a Qualified Go-Shop Party (as defined in the Merger Agreement) other than Clearlake Partners, LLC, Vector Capital Management, LP or any of their respective affiliates) that has submitted a Qualified Extended Go-Shop Proposal.

        For purposes of the Merger Agreement, "Extended Go-Shop Period" means, if the Company has received a Qualified Extended Go-Shop Proposal, the period beginning on the date of the expiration of the Go-Shop Period and continuing until 11:59 p.m. (Eastern time) on June 10, 2017, solely with respect to negotiating such Qualified Extended Go-Shop Proposal and for purposes of determining any Company Termination Fee (as defined below) in connection therewith.

        Except during the Go-Shop Period or, to the extent applicable, the Extended Go-Shop Period, from the date of the Merger Agreement until the Merger Agreement's termination, neither the Company nor any of its subsidiaries will, and the Company will cause its representatives not to, directly or indirectly:

  •
  solicit, initiate, knowingly facilitate (including by way of furnishing information) or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; or

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of encouraging or facilitating, any Acquisition Proposal.

        If at any time after the expiration of the Go-Shop Period, and prior to adoption of the Merger Agreement by the Company's stockholders, or the Company Stockholder Approval, following the receipt by the Company of an unsolicited bona fide written Acquisition Proposal, that the Company Board determines in good faith (i) constitutes, or would reasonably be expected to lead to, a Superior Proposal and (ii) after consultation with outside legal counsel, that the failure to take the actions set forth in clauses (A) and (B) below with respect to such unsolicited bona fide written Acquisition Proposal would be inconsistent with its fiduciary duties, then the Company may, in response to such unsolicited bona fide Acquisition Proposal,

  (A)
  furnish non-public information with respect to the Company and its subsidiaries to any Qualified Person (having the meaning set forth below) and the representatives of such Qualified Person pursuant to an Acceptable Confidentiality Agreement, so long as any information provided under this clause (A) has previously been provided or made available to Buyer or is provided or made available to Buyer substantially concurrently with the time it is provided to such person (and in any event within one business day) if it has not been provided or made available to Buyer previously, and

  (B)
  engage in discussions or negotiations (including solicitation of revised Acquisition Proposals) with any such Qualified Person (and the representatives of such Qualified Person) regarding such unsolicited Acquisition Proposal.

        For purposes of the Merger Agreement, "Qualified Person" means any person making an Acquisition Proposal that the Company Board determines in good faith (after consultation with outside legal counsel and its financial advisor) is, or could reasonably be expected to lead to, a Superior Proposal, which includes any Qualified Go-Shop Party.

Restrictions on Changes of Recommendation to Company Stockholders

        The Merger Agreement provides that, except as otherwise permitted therein:

  (i)
  the Company Board will not withhold, withdraw, qualify or modify, in a manner adverse to Buyer, the Company Board Recommendation;

  (ii)
  the Company will not:

  (A)
  enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by any Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in the circumstances described in the Merger Agreement) requiring the Company to abandon, terminate or fail to consummate the transactions contemplated under the Merger Agreement or breach its obligations thereunder; or

  (B)
  terminate, amend, release, modify or fail to enforce any provision (including any standstill), or grant any waiver or request under any confidentiality, standstill or similar agreement (including an Acceptable Confidentiality Agreement);

  (iii)
  the Company Board will not adopt, approve, recommend, endorse or otherwise declare advisable to the stockholders of the Company any Acquisition Proposal;

  (iv)
  the Company Board will not fail to include the Company Board Recommendation in either the Schedule 14D-9 relating to the tender offer contemplated under the Merger Agreement or this proxy statement;

  (v)
  the Company Board will not fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten business days after the commencement of such Acquisition Proposal; and

  (vi)
  within five business days following a written request by Buyer for the Company to reaffirm the Company Board Recommendation following the date any Acquisition Proposal or any material modification thereto is first published or sent to the stockholders of the Company, the Company will issue a press release that reaffirms the Company Board Recommendation, provided that the Company will not be required to issue more than one such press release with respect to each such Acquisition Proposal or material modification thereto.

        The Company's breach of the foregoing requirements is referred to under the Merger Agreement as a Company Board Recommendation Change.

        However, at any time prior to the Company Stockholder Approval, the Company Board may make a Company Board Recommendation Change:

  (i)
  in response to a Superior Proposal actually received by the Company, if:

  (A)
  the Company Board will have determined in good faith (after consultation with outside legal counsel) that such proposal is a Superior Proposal and that the failure to make a Company Board Recommendation Change would be inconsistent with its fiduciary obligations under applicable law;

  (B)
  the Company has notified Buyer in writing that it intends to make a Company Board Recommendation Change, describing in reasonable detail the reasons for such Company Board Recommendation Change (such notice being referred to as a Recommendation Change Notice) and provided the identity of the party making such Superior Proposal and a copy of any unredacted inquiry, proposal, offer and proposed transaction agreements received by the Company or its representatives from such party or its representatives in connection therewith (it being understood that the Recommendation Change Notice itself will not constitute a Company Board Recommendation Change for purposes of the Merger Agreement);

  (C)
  the Company will have made its representatives available to negotiate with Buyer's representatives regarding any proposed modifications to the terms and conditions of the Merger Agreement during the four business day period following delivery by the Company to Buyer of such Recommendation Change Notice; and

  (D)
  if Buyer will have delivered to the Company a written proposal to alter the terms or conditions of the Merger Agreement during such four business day period, the Company Board will have determined in good faith (after consultation with outside legal counsel and its financial advisors), after considering the terms of such offer by Buyer, that the failure to make a Company Board Recommendation Change would still be inconsistent with its fiduciary obligations under applicable law;

    provided that the Company Board may not make a Company Board Recommendation Change if any such Superior Proposal resulted from a breach by the Company of this its obligations under the non-solicitation provisions of the Merger Agreement; provided, further, that every subsequent material revision or material modification to such Superior Proposal will require a new Recommendation Change Notice sent by the Company to Buyer pursuant to the preceding clause (B) and a new two business day "matching" period under the preceding clauses (C) and (D) in lieu of another four business day "matching" period as initially provided under the preceding clauses (C) and (D); or

  (ii)
  other than in connection with a Superior Proposal, an event, fact, circumstance, development or occurrence that affects the business assets or operations of the Company that is unknown (and is not reasonably foreseeable) to the Company Board as of the date of the Merger Agreement becomes known to the Company Board prior to obtaining the Company Stockholder Approval and the Company Board has concluded in good faith, following consultation with its outside legal counsel, that failure to withdraw, modify or amend the Company Board Recommendation would be inconsistent with its fiduciary obligations under applicable law, such event being referred to as an Intervening Event, if the Company complies with the requirements set forth in clauses (i)(B), (i)(C) and (i)(D) (including any provisos) immediately above (and for such purposes, each reference to "Superior Proposal" being deemed to be replaced with "Intervening Event").

        The Company agreed that any violation of the provisions above by any subsidiary or representative of the Company or any representative of any subsidiary will be deemed a breach of the Merger Agreement by the Company.

Additional Agreements

Employee Benefits Matters

        From and after the Effective Time, Buyer will, and will cause the Surviving Corporation to, carry out all employer responsibilities under all Company employee plans and all employment, severance and termination plans and agreements, in each case in accordance with their terms as in effect immediately before the Effective Time. Buyer has also agreed with the Company that, for a period of one year following the Effective Time, it will provide, or will cause to be provided, to each Company employee (i) a total compensation package (including base salary, commissions program, annual bonus target and the value of annual target equity awards) no less favorable in the aggregate than the total compensation package (excluding any equity or equity-based awards) in effect immediately before the Effective Time and (ii) other employee benefits that are substantially comparable, in the aggregate, to the other benefits provided to such employees immediately before the Effective Time. The Merger Agreement does not require Buyer to establish severance, retention, equity, equity-based or change in control arrangements similar to those in effect before the Effective Time, provided that it carries out the pre-Effective Time agreements.

        For purposes of vesting and eligibility to participate under New Plans, each Company employee will, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with the Company and its subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company employee was entitled, before the Effective Time, to credit for such service under any similar Company employee benefit plan in which such Company employee participated or was eligible to participate immediately prior to the Effective Time. However, these credits will not apply to the extent that their application would result in a duplication of benefits or provide service for defined benefit plans or post-employment medical benefits. In addition, (i) each Company employee will be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plans is of the same type as under the Old Plans, and (ii)(A) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Company employee, Buyer will cause all pre-existing condition exclusions and actively-at-work requirements of such New Plans to be waived for such Company employee and his or her covered dependents, unless such conditions would not have been waived under the applicable Old Plan of the Company or its subsidiaries in which such Company employee participated immediately prior to the Effective Time and (B) Buyer will use reasonable commercial efforts to cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of any Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

        If any Company employee (who is not otherwise a party to an employment agreement, offer letter or similar agreement or arrangement or any amendment or supplement of any of the foregoing, in each case that provides for a different treatment with respect to severance) whose employment is terminated on or prior to the first anniversary of the Effective Time under circumstances under which such Company employee would have received severance benefits under the Company's severance practices, Buyer will cause the Surviving Corporation to provide that such Company employee will be entitled to severance benefits from the Surviving Corporation that are equal to the greater of (i) the severance benefits that would have been paid under the Company's severance practices as in existence on the date of the Merger Agreement or (ii) the severance benefits payable under similar circumstances pursuant to a severance plan of the Merger Subsidiary or its subsidiaries as may be in effect at such time for similarly situated United States employees of the Merger Subsidiary and its subsidiaries and giving effect to these provisions.

        The Merger Agreement provides that the treatment of employees described above will not apply to persons employed by the Company or any of its subsidiaries outside the United States, the parties having agreed that such persons will be treated in accordance with applicable law and the terms of any contracts covering them.

        All provisions contained in the Merger Agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective parties to the Merger Agreement and will not create any right (including any third-party beneficiary rights) in any other person, including any employee or former employee of Company or any of the Company's subsidiaries or any participant or beneficiary in any Company employee plan. Nothing in the Merger Agreement (i) will require Buyer, the Surviving Corporation or any of their subsidiaries to continue to employ any particular Company employee following the Effective Time or to provide any right to a particular term or condition of employment, (ii) will reduce the existing severance or acceleration benefits in effect on the date of the Merger Agreement for any Company employee or (iii) will be construed to prohibit Buyer, the Surviving Corporation or any of their subsidiaries from amending or terminating any employee benefit plan in accordance with its terms or to amend or create any employee benefit plans or any similar plan or agreement for Buyer or its affiliates.

        Following the closing of the Merger, Buyer will, or will cause the Surviving Corporation to, make cash payments to each Company employee identified on a specified section of the Company Disclosure Schedule on the dates on which the shares of Common Stock or Common Stock share equivalents set forth with respect to such Company employee on the Company Disclosure Schedule would have vested under the applicable vesting schedule specified thereon. Each such cash payment amount will equal the per share Merger Consideration multiplied by the applicable number of shares or share equivalents that would have vested on the applicable date and to be subject to such Company Employee remaining employed by the Surviving Corporation as of such date of payment. However, if any such Company Employee is terminated by the Surviving Corporation without cause or resigns his or her position with the Surviving Corporation for good reason within 12 months following the closing of the Merger, Buyer will, or will cause the Surviving Corporation to, make a cash payment to such Company employee equal to the per share Merger Consideration multiplied by the aggregate number of shares and share equivalents with respect to such Company employee set forth on the applicable section of the Company Disclosure Schedule that would have remained unvested (as applicable) as of the date of such Company employee's termination or resignation. No amount payable under this paragraph will be duplicative of any amount payable under the Company stock plans, and no amount payable under this paragraph will be made to any named executive officer of the Company.

Financing Cooperation

        Each of Buyer and Merger Subsidiary will use, and will cause its affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and use reasonable best efforts to do, or cause to be done, all things necessary, to consummate and obtain the financing at or prior to the closing of the Merger on the terms and subject only to the conditions (including the market flex provisions) set forth in the Financing Letters, including using reasonable best efforts to

  (i)
  maintain in effect the Financing Letters,

  (ii)
  negotiate and enter into definitive agreements with respect to the debt financing on the terms and subject only to the conditions (including the market flex provisions) set forth in the Debt Commitment Letter (or on terms not materially less favorable to Buyer or Merger Subsidiary than the terms and conditions (including market flex provisions) set forth in the Debt Commitment Letter),

  (iii)
  satisfy (and cause its affiliates to satisfy) on a timely basis all conditions applicable to Buyer and its affiliates in the Financing Letters and the definitive agreements related thereto at or prior to the closing of the Merger,

  (iv)
  enforce its rights under the Financing Letters (provided that, unless specified in the Merger Agreement, neither Buyer nor Merger Subsidiary will be required to commence any legal proceeding against any Debt Financing Source under the Debt Commitment Letter) and

  (v)
  comply with its covenants and other obligations under the Financing Letters.

        Buyer and Merger Subsidiary will not, without the Company's consent, agree to or permit any amendment or modification to be made to, or grant any waiver of any provision under, the Financing Letters or the definitive agreements relating to the financing if such amendment, modification or waiver would

  (A)
  reduce the aggregate amount of the financing (including by increasing the amount of fees to be paid or original issue discount) or

  (B)
  impose new or additional conditions precedent to the availability of the financing or otherwise expand, amend or modify any of the conditions to the financing, or otherwise expand, amend or modify any other provision of the Financing Letters, in each case, in a manner that could reasonably be expected to delay or prevent the funding of the financing (or satisfaction of the conditions to the financing) at or prior to the closing of the Merger. Buyer will promptly deliver to the Company accurate copies of any amendment, modification or waiver to or under any Financing Letter.

        Upon the Company's request, Buyer will keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the debt financing. Buyer and Merger Subsidiary will give the Company prompt notice (i) of any breach, default, termination or repudiation by any party to any of the Financing Letters or definitive documents related to the financing of which Buyer or Merger Subsidiary becomes aware, (ii) of the receipt of any written notice or other written communication from any financing source with respect to any breach, default, termination or repudiation by any party to any of the Financing Letters or any definitive document related to the financing or any provisions of the Financing Letters or any definitive document related to the financing, and (iii) of the occurrence of an event or development that could reasonably be expected to delay or prevent the funding of the financing (or satisfaction of the conditions to the financing) at or prior to the closing of the Merger.

        If any portion of the debt financing becomes unavailable on the terms and conditions (including any applicable market flex provisions) contemplated by the Debt Commitment Letter, and such portion is required to fund any portion of the Merger Consideration or any fees, expenses and other amounts contemplated to be paid by Buyer or Merger Subsidiary pursuant to the Merger Agreement, Buyer and Merger Subsidiary will use their reasonable best efforts to arrange and obtain in replacement thereof, and negotiate and enter into definitive agreements with respect to, alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by the Merger Agreement with terms and conditions (including market flex provisions) not materially less favorable to Buyer and Merger Subsidiary (and their respective affiliates) than the terms and conditions set forth in the Debt Commitment Letter, as promptly as practicable following the occurrence of such event.

        The Merger Agreement also provides that prior to the closing of the Merger, the Company will use its reasonable best efforts to provide, and to cause its subsidiaries and Representatives to provide, to Buyer and Merger Subsidiary, in each case at Buyer's sole expense, such reasonable cooperation as is reasonably requested by Buyer in connection with the arrangement of the debt financing (or any permitted replacement, amended, modified or alternative financing), provided that all information, documentation, statements, data and reports provided by, or caused to be provided by, the Company, may be so provided subject to the Restatement and the Restatement-Related Events. In no event will the Company or any of its subsidiaries be required to bear any cost or expense, pay any fee, enter into any definitive agreement or incur any other liability in connection with the financing.

Indemnification

        The Merger Agreement provides that from and after the closing of the Merger, the Surviving Corporation will indemnify, defend and hold harmless each Indemnified Party against all claims and expenses incurred in connection with any proceeding arising out of or pertaining to the fact that the Indemnified Party is or was an officer, director, manager, employee or agent of the Company or any of its subsidiaries or, while a director, manager or officer of the Company or any of its subsidiaries, is or was serving at the request of the Company or one of its subsidiaries as a director, manager, officer, employee or agent of another person, whether asserted or claimed prior to, at or after the Effective Time, to the extent currently provided for in the Company's certificate of incorporation. Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such proceeding from each of Buyer and the Surviving Corporation on terms no less favorable than currently provided in the Company's certificate of incorporation; provided that any Indemnified Party to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnified Party is not entitled to indemnification under applicable law. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party, whether provided in the certificate of incorporation or by-laws (or comparable organizational documents) of the Company or any of its subsidiaries or in any indemnification agreement between such Indemnified Party and the Company or any of its subsidiaries, will survive the Merger and continue in full force and effect, and will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

        The Merger Agreement also provides that from the Effective Time through the six-year anniversary of the date on which the Effective Time occurs, the certificate of incorporation and by-laws of the Surviving Corporation will contain, and Buyer will cause the certificate of incorporation and by-laws of the Surviving Corporation to so contain, provisions no less favorable in the aggregate with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its subsidiaries than are currently set forth in the Company's certificate of incorporation and the Company's by-laws. The Merger Agreement also requires the Company, subject to certain limitations, to purchase prior to the closing of the Merger a six-year extended reporting period endorsement with respect to the Company's directors' and officers' liability insurance policies maintained as of the signing of the Merger Agreement.

State Takeover Laws

        The Company will not take any action that would cause any takeover law to become applicable to the Merger Agreement or the transactions contemplated thereby. If any fair price, business combination or control share acquisition statute or other similar statute or regulation is or may become applicable to any of the transactions contemplated by the Merger Agreement, the Company will use its reasonable best efforts to (a) take such actions to ensure that the transactions contemplated thereunder may be consummated as promptly as practicable on the terms contemplated thereby and (b) otherwise take all such actions to eliminate or minimize the effects of any such statute or regulation on such transactions.

Security Holder and Restatement Litigation

        During the pre-closing period, the Company has the right to control the defense and settlement of any proceeding related to the Merger Agreement, the tender offer conducted pursuant to the Merger Agreement, the Merger, the other transactions contemplated by the Merger Agreement or the Restatement or any Restatement-Related Events brought by any stockholder of the Company or any holder of the Company's other securities, or any governmental entity, against the Company, its subsidiaries and/or their respective directors or officers. However, the Company will give Buyer the opportunity to participate in the defense or settlement of any such proceeding, and the Company will not, and will cause its affiliates not to, settle or offer to settle any such proceeding without Buyer's consent. None of the Company, Buyer or Merger Subsidiary will cooperate with any person that may seek to restrain, enjoin, prohibit or otherwise oppose the transactions contemplated by the Merger Agreement, and the Company, Buyer and Merger Subsidiary will cooperate with the other parties in resisting any such effort to restrain, enjoin, prohibit or otherwise oppose such transactions.

Director and Officer Resignations

        The Company will cause each officer, director or manager of the Company or any of its subsidiaries, as requested by Buyer, to tender his or her resignation effective as of the closing of the Merger.

Other Covenants

        The Merger Agreement contains other covenants, including covenants relating to confidentiality, access to information, legal conditions to the merger, public disclosure, notification of certain matters, control of operations, and certain matters relating to Rule 16b-3 and Rule 14d-10 under the Exchange Act.

Conditions to the Merger

        Conditions to Each Party's Obligation to Effect the Merger.    Each party's obligations to effect the Merger on the Closing Date are subject to satisfaction of the following conditions:

  •
  The affirmative vote for the adoption of the Merger Agreement has been obtained by the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the special meeting.

  •
  No governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation that is in effect and that has the effect of making the Merger illegal or otherwise prohibiting, preventing, restraining or materially delaying the consummation of the Merger.

        Conditions to Buyer's and Merger Subsidiary's Obligations to Effect the Merger.    Buyer's and Merger Subsidiary's obligations to effect the Merger are subject to satisfaction of the following conditions:

  •
  (i) Certain representations and warranties of the Company relating to organization, standing and power; capitalization; subsidiaries; authority; and brokers, disregarding all qualifications relating to materiality, in all material respects or Company Material Adverse Effect, are accurate in all respects as of the date of the Merger Agreement and as of the closing date of the Merger, except to the extent any such representation and warranty expressly speaks as of an earlier date in which case as of the earlier date, and for representations and warranties relating to capitalization that do not individually or in the aggregate increase the aggregate amount paid by Buyer and/or the Merger Subsidiary by more than a de minimis amount; (ii) all remaining representations and warranties of the Company, disregarding all qualifications relating to materiality, in all material respects or Company Material Adverse Effect, are accurate as of the date of the Merger Agreement and as of the closing date of the Merger, except to the extent expressly made as of an earlier date, in which case as of such date, and except where the failure to be accurate has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

  •
  The Company has performed or materially complied with all of its obligations or covenants under the Merger Agreement.

  •
  Since the date of the Merger Agreement, there has not been and is not reasonably likely to be, individually or in the aggregate, a Company Material Adverse Effect.

  •
  The Company has delivered to Buyer a certificate certifying that the conditions listed in the three bullets immediately above have been satisfied.

  •
  The Company has delivered to Buyer an affidavit from the Company, sworn under penalties of perjury, stating that the Company is not and has not been at any time during the five-year period preceding the closing date of the Merger, a United States real property holding corporation (within the meaning of Section 897(c)(2) of the Code), dated as of the closing date of the Merger and in the form and substance required under Treasury Regulation Section 1.897-2(h).

        Conditions to the Company's Obligations to Effect the Merger.    The Company's obligations to effect the Merger are subject to satisfaction of the following conditions:

  •
  Certain representations and warranties of Buyer and Merger Subsidiary relating to organization, standing and power; authority; and brokers, disregarding all qualifications relating to materiality, in all material respects or Buyer Material Adverse Effect, are accurate in all respects as of the date of the Merger Agreement and as of the closing date of the Merger, except to the extent any such representation and warranty expressly speaks as of an earlier date in which case as of the earlier date; (ii) all remaining representations and warranties of Buyer and Merger Subsidiary, disregarding all qualifications relating to materiality, in all material respects or Buyer Material Adverse Effect, are accurate as of the date of the Merger Agreement and as of the closing date of the Merger, except to the extent expressly made as of an earlier date, in which case as of such date, and except where the failure to be accurate has not and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, with Buyer Material Adverse Effect meaning any change, event or development that would reasonably be expected to prevent, or materially impair or delay, the ability of Buyer or Merger Subsidiary to consummate the Merger or any of the other transactions contemplated by the Merger Agreement or otherwise perform in all material respects any of its obligations under the Merger Agreement.

  •
  Buyer and Merger Subsidiary have performed or materially complied with all of their obligations or covenants under the Merger Agreement.

  •
  Buyer and Merger Subsidiary have delivered to the Company a certificate certifying that the conditions listed in the two bullets immediately above have been satisfied.

        Frustration of Closing Conditions.    The parties may not rely on the failure of any condition to the Merger to be satisfied if such failure was primarily due to the failure of such party to perform its obligations under the Merger Agreement.

Termination of the Merger Agreement

        The Merger Agreement may be terminated and the Merger may be abandoned by notice of the terminating party to the other party or parties:

  1.
  by mutual written consent of Buyer, Merger Subsidiary and the Company at any time prior to the Effective Time;

  2.
  by either Buyer or the Company at any time prior to the closing of the Merger and after the Outside Date if the closing of the Merger will not have occurred on or before the Outside Date; provided however, that this right to terminate the Merger Agreement will not be available to any party if the failure of such party (or any affiliate of such party) to fulfill any obligation under the Merger Agreement has been a proximate cause of the failure of the closing of the Merger to occur on or before the Outside Date;

  3.
  by either Buyer or the Company if a governmental entity of competent jurisdiction has issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting prior to the Effective Time the consummation of the Merger; provided however, that this right to terminate the Merger Agreement will not be available to any party if the failure of such party (or any affiliate of such party) to fulfill any obligation under the Merger Agreement has been a proximate cause of the issuance of any such order, decree, ruling or the taking of such other action;

  4.
  by either Buyer or the Company if the Company Stockholder Approval is not obtained at the special meeting;

  5.
  by Buyer, prior to the stockholder vote with respect to the Merger Agreement at the special meeting, if: (i) the Company Board failed to recommend the tender of shares of Common Stock pursuant to the tender offer contemplated by the Merger Agreement in the Schedule 14D-9 relating thereto or adoption of the Merger Agreement or (ii) a tender offer or exchange offer for outstanding shares of Common Stock has been commenced (other than by Buyer or an affiliate of Buyer) and the Company Board failed to recommend against acceptance of such tender or exchange offer within ten business days after the commencement of such offer; provided that any such termination must occur within five business days after Buyer received notice from the Company of the applicable event triggering Buyer's termination right;

  6.
  by Buyer, prior to the stockholder vote with respect to the Merger Agreement at the special meeting, if: (i) the Company Board effected a Company Board Recommendation Change; (ii) the Company Board approved, endorsed or recommended to the stockholders of the Company an Acquisition Proposal (other than the transactions contemplated by the Merger Agreement); (iii) a tender offer or exchange offer for outstanding shares of Common Stock has commenced (other than by Buyer or an affiliate of Buyer) and the Company Board recommended that the stockholders of the Company tender their shares in such tender or exchange offer; or (iv) the Company breached in any material respects its obligations under the Acquisition Proposals section of the Merger Agreement; provided that any such termination must occur within five business days after the applicable event triggering Buyer's termination right;

  7.
  by the Company (unless the Company has breached, in any material respects, its obligations under the Acquisitions Proposal section of the Merger Agreement), prior to the stockholder vote with respect to the Merger Agreement at the special meeting, in the event that the Company Board has effected a Company Board Recommendation Change and the Company has entered into a written letter of intent, memorandum of understanding, term sheet, agreement in principle, merger agreement, acquisition agreement, partnership agreement or similar agreement with respect to a Superior Proposal; provided that Company must simultaneously with such termination pay the Company Termination Fee;

  8.
  by Buyer, at any time prior to the Effective Time, (i) if there has been a breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in the Merger Agreement, which breach, inaccuracy or failure would cause the conditions to Buyer's and Merger Subsidiary's obligations to effect the Merger not to be satisfied at such time, (ii) Buyer delivers to the Company written notice of such breach, inaccuracy or failure to perform and (iii) either such breach, inaccuracy or failure to perform is not capable of cure or at least 30 days have elapsed since the date of delivery of such written notice to the Company and such breach, inaccuracy or failure to perform has not have been cured; provided that neither Buyer nor Merger Subsidiary is then in material breach of any representation, warranty or covenant under the Merger Agreement;

  9.
  by the Company, at any time prior to the Effective Time, (i) if there has been a breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of Buyer or Merger Subsidiary set forth in the Merger Agreement that has had or is reasonably likely to have a Buyer Material Adverse Effect, (ii) the Company delivers to Buyer written notice of such breach, inaccuracy or failure to perform and (iii) either such breach, inaccuracy or failure to perform is not capable of cure or at least 30 days will have elapsed since the date of delivery of such written notice to Buyer and such breach, inaccuracy or failure to perform has not have been cured; provided that the Company is not then in material breach of any representation, warranty or covenant under the Merger Agreement; or

  10.
  by the Company if (A) all the conditions to the Merger have been satisfied (B) Buyer and Merger Subsidiary fail to close the Merger by the time required under the Merger Agreement and (C) after such failure to close the Merger, the Company has given Buyer irrevocable written notice at least two business days prior to such termination date that it stands and will stand ready, willing and able to consummate the Merger until such termination, certifying as to the statements in clause (A) above and stating the Company's intention to terminate the Merger Agreement and the basis for such termination.

Effects of Termination

        In the event of termination of the Merger Agreement, the Merger Agreement will immediately become void and there will be no liability or obligation on the part of Buyer, the Company, Merger Subsidiary or their respective representatives, stockholders or affiliates. However, (a) any such termination will not relieve any party from liability for any willful breach or fraud and (b) the sections relating to Effect of Termination, Fees and Expenses, Defined Terms and Miscellaneous of the Merger Agreement and the Confidentiality Agreement will remain in full force and effect and survive any termination of the Merger Agreement.

Fees and Expenses

        Except as set forth in the Merger Agreement sections relating to fees and expenses and financing cooperation, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

Payable by the Company

        The Company will pay the Company Termination Fee (as defined below) in the event that the Merger Agreement is terminated:

  (i)
  by Buyer pursuant to paragraph 5 under "—Termination of the Merger Agreement" above or clauses (i), (ii) or (iii) of paragraph 6 under "—Termination of the Merger Agreement" above; or

  (ii)
  by the Company pursuant to paragraph 7 under "—Termination of the Merger Agreement" above; or

  (iii)
  (A) by either Buyer or the Company pursuant to paragraphs 2 or 4 under "—Termination of the Merger Agreement" above or (B) by Buyer pursuant to paragraph 6(iv) or paragraph 8 under "—Termination of the Merger Agreement" above, and in each case, if before the date of such termination (x) any Acquisition Proposal has been publicly announced or become known to the Company Board, (y) at the time of the stockholder vote on the Merger Agreement or the termination pursuant to paragraphs 2, 6(iv) or 8 under "—Termination of the Merger Agreement" above (as the case may be), no financing letter will have been terminated, withdrawn or rescinded without being replaced by alternative financing commitments sufficient to consummate the transactions contemplated by the Merger Agreement and (z) within 12 months after the date of termination, the Company will have (1) entered into a definitive agreement with respect to any transaction that would be deemed to be an Acquisition Proposal and such transaction is eventually consummated or (2) consummated any transaction that would be deemed to be an Acquisition Proposal; provided that for purposes of this provision, all references to "20%" and "80%" in the definition of "Acquisition Proposal" in the Merger Agreement will be deemed to be references to "50%." If Buyer terminates pursuant to paragraph 6(iv) under "—Termination of the Merger Agreement" above, the Company will reimburse Buyer for such costs and expenses incurred by Buyer, Merger Subsidiary or any of their affiliates in connection with the transactions contemplated by the Merger Agreement in an amount up to $1,500,000 within two business days after the date of the termination of the Merger Agreement.

        Any fee due under bullet (i) above must be paid to Buyer within two business days after the date of termination of the Merger Agreement. Any fee due under bullet (ii) above must be paid to Buyer on the date of termination of the Merger Agreement. Other than as expressly provided, any fee due under bullet (iii) above must be paid to Buyer within two business days after the date on which the transaction referenced in bullet (iii) is consummated (less any amounts already paid to Buyer in respect of such costs and expenses described above).

        For purposes of the Merger Agreement, "Company Termination Fee" means a termination fee of $9,723,310 plus, subject to reasonable documentation of such costs or expenses, reimbursement of up to $850,000 of costs and expenses incurred by Buyer, Merger Subsidiary or any of their affiliates in connection with the transactions contemplated by the Merger Agreement. If the Company terminates the Merger Agreement pursuant to paragraph 7 under "—Termination of the Merger Agreement" above on or prior to the expiration of the Go-Shop Period, or to the extent applicable, the expiration of the Extended Go-Shop Period, "Company Termination Fee" will instead mean a termination fee of $4,167,133 plus, subject to reasonable documentation of such costs, reimbursement of up to $850,000 of costs incurred by Buyer, Merger Subsidiary or any of their affiliates in connection with the transactions contemplated by the Merger Agreement. However, if the Company terminates the Merger Agreement pursuant to paragraph 7 above after the expiration of the Go-Shop Period, but before the expiration of the Extended Go-Shop Period, and, as of the expiration of the Go-Shop Period, financing was required as a condition to the applicable third party's obligation under the Acquisition Proposal that led to the Superior Proposal to which such termination by the Company relates and the Company had not received signed commitment letters for the full amount of such financing, "Company Termination Fee" will instead mean a termination fee of $6,111,795 plus, subject to reasonable documentation of such costs, reimbursement of up to $850,000 of costs incurred by Buyer, Merger Subsidiary or any of their affiliates in connection with the transactions contemplated by the Merger Agreement.

        If the Company will have paid Buyer reimbursement pursuant to the provisions described above for costs and/or expenses incurred by Buyer, Merger Subsidiary or any of their affiliates in connection with the transactions contemplated by the Merger Agreement, the Company Termination Fee, for purposes of any future payment of the Company Termination Fee that may become due to Buyer pursuant to such provisions, will be reduced by the amount already paid to Buyer in respect of such costs and expenses.

        In no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of the Merger Agreement at the same or at different times and the occurrence of different events, and in the event that the closing of the Merger has occurred, Buyer will not under any circumstances be entitled to the Company Termination Fee or any other damages.

        In the event that the Company pays Buyer the Company Termination Fee, or Buyer or the Company has terminated the Merger Agreement and the Company would be required to pay the Company Termination Fee upon consummation of an Acquisition Proposal pursuant to bullet (iii) above, Buyer and Merger Subsidiary will, and will cause each of their affiliates to, as applicable, vote all shares of Common Stock held by them in favor of the applicable Superior Proposal or Acquisition Proposal and, if such Superior Proposal or Acquisition Proposal contemplates a tender offer, tender all shares of Common Stock held by them in such tender offer.

Payable by Buyer

        Buyer has agreed to pay the Company $16,668,531, which we refer to as the Buyer Termination Fee, in the event that the Merger Agreement is terminated by the Company pursuant to paragraph 10 above. In such event, Buyer will pay to the Company as promptly as reasonably practicable (and, in any event, within two business days following such termination) the Buyer Termination Fee.

        In no event will Buyer be required to pay the Buyer Termination Fee on more than one occasion. In the event that the Company has exercised or attempted to exercise its rights to specific performance, the Company will not be entitled to the Buyer Termination Fee unless the Company has terminated the Merger Agreement pursuant to paragraphs 10 above on or before the tenth business day after an order denying the Company a grant of specific performance to consummate the closing of the Merger has become effective, final and nonappealable. However, in the event that the closing of the Merger has occurred, the Company will not under any circumstances be entitled to the Buyer Termination Fee or any other damages.

        The payment of the fees described in the sections above constitutes the sole and exclusive remedy of Buyer and Merger Subsidiary in connection with any termination of the Merger Agreement in the circumstances in which such fees became payable. In the event that Buyer receives the Company Termination Fee, (x) the receipt of such fee will be Buyer's and Merger Subsidiary's sole and exclusive remedy under the Merger Agreement, (y) Buyer and Merger Subsidiary will no longer be entitled to seek specific performance and (z) none of Buyer, Merger Subsidiary, any of their respective affiliates or any other person will be entitled to bring or maintain any other proceeding against the Company or any of its affiliates arising out of the Merger Agreement, any of the transactions contemplated thereby or any matters forming the basis for such termination and Buyer will cause any such proceeding brought by Buyer, Merger Subsidiary or any of their affiliates, and will use its commercially reasonable efforts (which is understood not to include the payment of any out-of-pocket monies or the agreement to any material undertaking) to cause any proceeding brought by any other person, to be dismissed with prejudice promptly (or not undertaken, as applicable) and in any event within three business days following the payment of the Company Termination Fee. In the event that the Company receives the Buyer Termination Fee, (i) the receipt of such fee will be the Company's sole and exclusive remedy under the Merger Agreement, (ii) the Company will no longer be entitled to seek specific performance and (iii) none of the Company, any of its affiliates or any other person will be entitled to bring or maintain any other proceeding against Buyer, Merger Subsidiary, any Debt Financing Source or any of their respective affiliates arising out of the Merger Agreement, any of the transactions contemplated thereby or any matters forming the basis for such termination and the Company will cause any such proceeding brought by the Company or its affiliates, and will use its commercially reasonable efforts (which is understood not to include the payment of any out-of-pocket monies or the agreement to any material undertaking) to cause any proceeding brought by any other person, to be dismissed with prejudice promptly (or not undertaken, as applicable) and in any event within three business days from the payment of the Buyer Termination Fee.

Miscellaneous

        Amendment.    The Merger Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors to the extent permitted by law. Following receipt of the Company Stockholder Approval, no amendment will be made that by law requires further approval by the stockholders of the Company without such further approval.

        Remedies.    Except as specified in the Merger Agreement, a person's remedies will be deemed cumulative and a person's exercise of any one remedy will not preclude the exercise of any other remedy.

        The parties are entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of the Merger Agreement, and to specifically enforce the terms and provisions of the Merger Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under the Merger Agreement without posting a bond or other security.

        Buyer and Merger Subsidiary agreed not to raise any objections to the availability of specific performance to prevent or restrain breaches or threatened breaches of the Merger Agreement by Buyer and/or Merger Subsidiary, and to specifically enforce the terms and provisions of the Merger Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Buyer and/or Merger Subsidiary under the Merger Agreement.

        The Company may only seek specific performance to cause Buyer or Merger Subsidiary to consummate the transactions contemplated in the Merger Agreement if and in the event that (A) all the conditions to the Merger (other than those conditions that by their nature are to be satisfied at the closing of the Merger) have been satisfied, (B) Buyer and Merger Subsidiary have failed to complete the closing of the Merger by the date the closing is required to occur, (C) all of the conditions to the consummation of the debt financing provided by the Debt Commitment Letter have been satisfied and (D) the Company has irrevocably confirmed that if specific performance is granted and the financing is consummated, then the closing of the Merger will occur.

        In the event that the Company pursues the collection of damages from Buyer, Merger Subsidiary or any of their affiliates, in connection with the Merger Agreement or the transactions contemplated thereby (for fraud, willful breach or otherwise), (i) the parties agree that such damages will not in any event be in excess of the amount of the Buyer Termination Fee, (ii) the receipt of such damages will be the Company's sole and exclusive remedy under the Merger Agreement and will be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company or any of its affiliates in connection with the Merger Agreement (and the termination thereof), the transactions contemplated thereby (and the abandonment thereof) or any matter forming the basis for such termination, (iii) the Company will no longer be entitled to seek specific performance and (iv) none of the Company nor any of its affiliates will be entitled to bring or maintain any other proceeding against Buyer, Merger Subsidiary or any of their respective affiliates arising out of the Merger Agreement, any of the transactions contemplated thereby or any matters forming the basis for such damages claim and the Company will cause any such proceeding brought by the Company or its affiliates, and will use its commercially reasonable efforts (which is understood not to include the payment of any out-of-pocket monies or the agreement to any material undertaking) to cause any proceeding brought by any other person, to be dismissed with prejudice promptly (or not undertaken, as applicable) and in any event within three business days from the payment of such damages.

        In the event that Buyer or Merger Subsidiary pursues the collection of damages from the Company or any of its affiliates, in connection with the Merger Agreement or the transactions contemplated thereby (for fraud, willful breach or otherwise), (i) the parties agree that such damages will not in any event be in excess of the amount of the Company Termination Fee, (ii) the receipt of such damages will be Buyer's and Merger Subsidiary's sole and exclusive remedy under the Merger Agreement and will be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Buyer or Merger Subsidiary or any of their respective affiliates in connection with the Merger Agreement (and the termination thereof), the transactions contemplated thereby (and the abandonment thereof) or any matter forming the basis for such termination, (iii) Buyer and Merger Subsidiary will no longer be entitled to seek specific performance and (iv) neither Buyer, nor Merger Subsidiary, nor any of their respective affiliates will be entitled to bring or maintain any other proceeding against the Company or any of its affiliates arising out of the Merger Agreement, any of the transactions contemplated thereby or any matters forming the basis for such damages claim and Buyer will cause any such proceeding brought by Buyer, Merger Subsidiary or any of their respective affiliates, and will use its commercially reasonable efforts (which is understood not to include the payment of any out-of-pocket monies or the agreement to any material undertaking) to cause any proceeding brought by any other person, to be dismissed with prejudice promptly (or not undertaken, as applicable) and in any event within three business days from the payment of such damages.

        Reimbursement.    Any obligations on the part of Buyer and Merger Subsidiary under the Merger Agreement will be paid to the Company by Buyer if the Merger Agreement is terminated pursuant to its termination section.

NONBINDING ADVISORY PROPOSAL REGARDING "GOLDEN PARACHUTE" COMPENSATION (PROPOSAL TWO)

        In accordance with Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act, we are providing stockholders with the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to our named executive officers in connection with the Merger, or "golden parachute" compensation, as reported above under "The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation" beginning on page [    ].

        Accordingly, we are seeking approval of the following resolution at the special meeting:

        "RESOLVED, that the compensation that may be paid or become payable to the Company's named executive officers in connection with the Merger, as disclosed in the table in the section of the proxy statement entitled 'The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation' including the associated narrative discussion, is hereby approved."

        The vote on this proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement. Accordingly, you may vote "FOR" either or both of the proposal to adopt the Merger Agreement and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies and vote "AGAINST" or "ABSTAIN" for this nonbinding advisory proposal regarding "golden parachute" compensation (and vice versa).

        Because your vote is advisory, it will not be binding upon the Company, the Company Board, the Company Board's compensation committee, Buyer or any affiliate of Buyer. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger Agreement is adopted by the stockholders and the Merger is completed, the "golden parachute" compensation will still be paid to our named executive officers to the extent payable in accordance with the terms of such compensation arrangements.

        The approval of this proposal requires the affirmative vote of a majority of the votes cast at the special meeting on such proposal.

        The Company Board unanimously recommends that you vote "FOR" approval of the nonbinding advisory proposal regarding "golden parachute" compensation.

 AUTHORITY TO ADJOURN THE SPECIAL MEETING (PROPOSAL THREE)

        If at the special meeting there are not sufficient votes to adopt the Merger Agreement, then we intend to move to vote on this proposal. We will ask our stockholders to vote only on this Proposal Three and not on the proposal to adopt the Merger Agreement or the nonbinding advisory proposal regarding "golden parachute" compensation.

        In this proposal, we are asking our stockholders to approve a proposal to authorize the chairman of the meeting to adjourn the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement. If our stockholders approve the adjournment of the special meeting, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement.

        The vote on this proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement and the nonbinding advisory proposal regarding "golden parachute" compensation. Accordingly, you may vote "FOR" either or both of the proposal to adopt the Merger Agreement and the nonbinding advisory proposal regarding "golden parachute" compensation and vote "AGAINST" or "ABSTAIN" for the proposal to adjourn the special meeting, if necessary, to solicit additional proxies (and vice versa).

        The approval of this proposal requires the affirmative vote of a majority of the votes cast at the special meeting on such proposal, if a quorum is present.

        The Company Board unanimously recommends that you vote "FOR" approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

 MARKET PRICE AND DIVIDEND INFORMATION

Market Information

        The Common Stock is traded on the OTC Markets under the symbol "TNGO". From July 27, 2011 through March 13, 2017, the Common Stock was listed on Nasdaq under the symbol "TNGO". The following table sets forth the high and low sales prices of the Common Stock, as reported by Nasdaq or the OTC Markets, as applicable, for each quarterly period indicated.

	High		Low
Fiscal 2017
Second Quarter (through [ ], 2017)	$	[ ]	$	[ ]
First Quarter		8.40		4.50
Fiscal 2016
Fourth Quarter		$10.39		$7.50
Third Quarter		10.12		7.46
Second Quarter		9.49		6.81
First Quarter		8.57		5.32
Fiscal 2015
Fourth Quarter		$8.99		$5.84
Third Quarter		13.00		6.57
Second Quarter		14.92		12.38
First Quarter		14.14		11.03

        The closing price of Common Stock on Nasdaq on March 13, 2017, the last trading day before the Common Stock was suspended from trading on Nasdaq, was $5.10 per share. The closing price of the Common Stock on the OTC Markets on April 27, 2017, the last trading day before the announcement of the Company's entry into the Merger Agreement, was $5.44 per share. On [                ], 2017, the closing price of the Common Stock on the OTC Markets was $[            ] per share. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares of Common Stock.

Dividends

        The Company has not declared or paid any cash dividends on its capital stock since its inception. The Company currently intends to retain earnings, if any, to finance the growth and development of its business, and does not expect to pay any cash dividends on its capital stock in the foreseeable future. In accordance with the Merger Agreement, during the period before the closing of the Merger or termination of the Merger Agreement, the Company is not permitted to pay any dividends or make any distributions on its capital stock without the prior consent of Buyer.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of Common Stock as of May 10, 2017 by:

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of the Common Stock;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of Common Stock issuable upon the exercise of Company stock options that are immediately exercisable or exercisable within 60 days after May 10, 2017. Except as otherwise indicated, all of the shares reflected in the table are shares of Common Stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

        Percentage ownership calculations for beneficial ownership are based on 39,943,806 shares outstanding as of May 10, 2017. Except as otherwise indicated in the footnotes to the table below, addresses of named beneficial owners are in care of Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477.

        In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to Company stock options and warrants held by that person that are immediately exercisable or are exercisable within 60 days after May 10, 2017 and shares of Common Stock that may be acquired by that person within 60 days after May 10, 2017 upon the vesting of Company RSUs. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares of Common Stock Outstanding
5% Stockholders
Affiliates of Clearlake Capital Partners(1)	9,866,848	25.0%
Affiliates of Vector Capital(2)	9,866,848	25.0
T. Rowe Price Associates, Inc.(3)	6,444,625	16.3
Affiliates of Marlin Management Company, LLC(4)	4,094,599	10.4
BlackRock, Inc.(5)	3,267,110	8.3
T. Rowe Price Small Cap Stock Fund, Inc.(6).	2,815,600	7.1
The Vanguard Group(7)	2,795,202	7.1
Albert R. Subbloie, Jr.(8)	2,731,292	6.9
Affiliates of GLG Partners LP(9)	1,993,543	5.1
Other Executive Officers and Directors
James M. Foy	19,913	*
Jay Zager	—	*
Gerald G. Kokos(10)	130,213	*
Thomas P. Flynn(11)	282,622	*
Eric Wansong	—	*
Michael Sheridan	—	*
Gary R. Martino(12)	800,395	2.0
Michael P. Pray(13)	46,347	*
Scott E. Snyder(14)	177,300	*
David M. Coit(15)	55,318	*
Gary P. Golding(16)	63,493	*
Ronald W. Kaiser(17)	96,409	*
Jackie R. Kimzey(18)	65,758	*
Richard S. Pontin(19)	145,950	*
Noah J. Walley(20)	100,402	*
All current executive officers and directors as a group (12 persons)(21)	960,078	2.5

(1)
Based on information set forth in a Schedule 13D/A filed with the SEC on January 3, 2017 by Clearlake Capital Partners IV Finance, L.P., Clearlake Capital Partners IV GP, L.P., Clearlake Capital Partners, LLC, CCG Operations, LLC, Behdad Eghbali and José E. Feliciano reporting shared voting power of 9,866,848 shares, of which 3,964,051 shares were held by affiliates of Vector Capital, and shared dispositive power of 5,902,797 shares. The address of each of the filing persons is c/o Clearlake Capital Group, L.P., 233 Wilshire Blvd., Suite 800, Santa Monica, CA 90401.

(2)
Based on information set forth in a Schedule 13D/A filed with the SEC on January 3, 2017 by Vector Capital IV, L.P., Vector Capital Partners IV, L.P., Vector Entrepreneur Fund III, L.P., Vector Capital Partners III, L.P., Vector Capital, L.L.C. and Alexander R. Slusky reporting shared voting power of an aggregate of 9,866,848 shares, of which 5,902,797 shares were held by affiliates of Clearlake Capital Partners, and shared dispositive power of an aggregate of 3,964,051 shares. The address of each of the filing persons is c/o Vector Capital Management, L.P., One Market Street, Steuart Tower, 23rd Floor, San Francisco, CA 94105.

(3)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 7, 2017 by T. Rowe Price Associates, Inc., reporting sole voting power of 1,025,406 shares and sole disposition power of 6,444,625 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)
Based on information set forth in a Schedule 13D/A filed with the SEC on May 1, 2017 by 4M Strategic Investments, LLC, Marlin Management Company, LLC and David Michael McGovern reporting shared voting power and shared disposition of 4,094,599 shares. The address of each of the foregoing persons and entities is Marlin Management Company, LLC, Attention: Robert Kunold, Jr., 338 Pier Avenue, Hermosa Beach, CA 90254.

(5)
Based on information set forth in a Schedule 13G/A filed with the SEC on January 27, 2017 by BlackRock, Inc., reporting sole power to vote or to direct the vote of 3,187,445 shares and the sole power to dispose or direct the disposition of 3,267,110 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 7, 2017 by T. Rowe Price Small-Cap Stock Fund, Inc., reporting sole voting power of 2,815,600 shares. The address of T. Rowe Price Small Cap-Stock Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(7)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2017 by the Vanguard Group, reporting sole power to vote or direct to vote 31,363 shares, shared power to vote or direct to vote of 600 shares, sole power to dispose or direct the disposition of 2,764,839 shares and shared power to dispose or direct the disposition of 30,363 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(8)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2017 by Albert R. Subbloie, Jr., reporting sole power to vote or direct the vote and sole power to dispose or direct the disposition of 2,731,292 shares. The address of Albert R. Subbloie, Jr. is 908 Rainbow Trail, Orange, Connecticut 06477.

(9)
Based on information set forth in a Schedule 13G filed with the SEC on April 25, 2017 by GLG Partners, LP and Man Group Plc, reporting shared voting power and shared disposition power of 1,993,543 shares. The address of GLG Partners, L.P. is 1 Curzon Street, London W1J 5HB, United Kingdom. The address of Man Group Plc is Riverbank House, 2 Swan Lane, London EC4R 3AD, United Kingdom.

(10)
Includes 103,630 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of May 10, 2017.

(11)
Includes (i) 214,866 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of May 10, 2017, (ii) 35,555 shares of Common Stock underlying Company RSUs that have previously vested but have not been issued, and (iii) 4,445 shares of Common Stock underlying Company RSUs vesting within 60 days of May 10, 2017.

(12)
Based in part on information set forth in a Form 4 filed with the SEC on May 18, 2015. Includes (i) an aggregate of 14,478 shares of Common Stock held by Mr. Martino's three children, (ii) 56,084 shares of Common Stock issued pursuant to Company RSUs following May 18, 2015 and (iii) 518,170 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of May 10, 2017.

(13)
Based in part on information set forth in a Form 4 filed with the SEC on August 27, 2015. Includes 32,779 shares of Common Stock underlying Company RSUs that have previously vested but have not been issued.

(14)
Based in part on information set forth in a Form 4 filed with the SEC on February 23, 2016. Includes (i) 145,969 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of May 10, 2017 and (ii) 23,556 shares of Common Stock underlying Company RSUs that have previously vested but have not been issued.

(15)
Includes (i) 250 shares of Common Stock owned by Mr. Coit's wife and (ii) 36,910 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of May 10, 2017.

(16)
Includes 36,910 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of May 10, 2017.

(17)
Includes 46,847 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of May 10, 2017.

(18)
Includes 36,910 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of May 10, 2017.

(19)
Includes 119,367 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of May 10, 2017.

(20)
Includes 73,819 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of May 10, 2017.

(21)
Includes (i) 669,259 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of May 10, 2017, (ii) 35,555 shares of Common Stock underlying Company RSUs that have previously vested but have not been issued, and (iii) 4,445 shares of Common Stock underlying Company RSUs vesting within 60 days of May 10, 2017.

APPRAISAL RIGHTS

        If the Merger is completed, the Company's stockholders will be entitled to appraisal rights under Section 262 of the DGCL, provided that they comply with the procedures and conditions set forth in Section 262 of the DGCL.

        Pursuant to Section 262 of the DGCL, if you do not wish to accept the Merger Consideration provided for in the Merger Agreement, you have the right to seek appraisal of your shares of Common Stock and to receive payment in cash for the fair value of your shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). The "fair value" of your shares of Common Stock as determined by the Delaware Court of Chancery may be less than, equal to or more than the $6.50 per share that you are otherwise entitled to receive under the terms of the Merger Agreement. These rights are known as appraisal rights. The Company's stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly demand appraisal for their shares in compliance with the provisions of Section 262 of the DGCL will be entitled to appraisal rights. Strict compliance with the statutory procedures set forth in Section 262 of the DGCL is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

        This section is intended only as a brief summary of certain provisions of the statutory procedures that a stockholder must follow under the DGCL in order to seek and perfect appraisal rights. This summary, however, may not be a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which is attached as Annex C to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.

        Pursuant to Section 262 of the DGCL, when a merger agreement will be submitted for adoption at a meeting of stockholders, the Company must notify the stockholders who were stockholders of record on the record date for notice of such meeting, not less than 20 days before the meeting to vote on the merger, that appraisal rights will be available. A copy of Section 262 of the DGCL must be included with the notice.

        This proxy statement constitutes the Company's notice to our stockholders that appraisal rights are available in connection with the Merger and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex C, in compliance with the requirements of Section 262 of the DGCL. If you wish to exercise your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Common Stock, the Company believes that a stockholder considering the exercise of such rights should seek the advice of legal counsel.

        If you wish to demand appraisal of your shares of Common Stock, you must satisfy each of the following conditions: you must deliver to the Company a written demand for appraisal of your shares of Common Stock before the vote is taken to approve the proposal to adopt the Merger Agreement; the written demand must reasonably inform us of the identity of the holder of record of shares of Common Stock who intends to demand appraisal of his, her or its shares of Common Stock; and you must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement.

        If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive payment for your shares of Common Stock as provided in the Merger Agreement, but you will not have appraisal rights with respect to your shares of Common Stock. A holder of shares of Common Stock wishing to exercise appraisal rights must hold of record the shares of Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of Common Stock of record through the effective time of the Merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted "FOR" the proposal to adopt the Merger Agreement, and it will result in the loss of the stockholder's right of appraisal and will nullify any written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote "AGAINST" the proposal to adopt the Merger Agreement or "ABSTAIN" from voting on the proposal to adopt the Merger Agreement. Voting against or failing to vote for the proposal to adopt the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement.

        All demands for appraisal should be addressed to our Secretary at Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477, Attention: Corporate Secretary and must be delivered to the Company before the vote is taken to approve the proposal to adopt the Merger Agreement at the special meeting, and must be executed by, or on behalf of, the record holder of the shares of Common Stock. The demand will be sufficient if it reasonably informs the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of the "fair value" of his, her or its shares of Common Stock. A stockholder's failure to deliver to the Company the written demand for appraisal prior to the taking of the vote on the proposal to adopt the Merger Agreement at the special meeting of stockholders will result in the loss of appraisal rights.

        Only a holder of record of shares of Common Stock is entitled to demand an appraisal of the shares registered in that holder's name. Accordingly, to be effective, a demand for appraisal by a holder of Common Stock must be made by, or on behalf of, the record stockholder. The demand should set forth, fully and correctly, the record stockholder's name as it appears on the stockholder's stock certificate(s) or in the transfer agent's records, and in the case of uncertificated shares, should specify the stockholder's mailing address and the number of shares registered in the stockholder's name. The demand must state that the person intends thereby to demand appraisal of the stockholder's shares in connection with the Merger. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of Common Stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of Common Stock. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee and obtaining notice of the effective date of the Merger.

        If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of Common Stock as a nominee for others, may exercise his or her right of appraisal with respect to shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares of Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Common Stock held in the name of the record owner. If a stockholder holds shares of Common Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record owner.

        Within 10 days after the Effective Time, the Surviving Corporation must give notice of the date that the Merger became effective to each of the Company's record stockholders who has complied with Section 262 of the DGCL and who did not vote in favor of the proposal to adopt the Merger Agreement. At any time within 60 days after the Effective Time, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder's demand and accept the Merger Consideration for that holder's shares of Common Stock by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just; provided that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder's right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of his, her or its shares of Common Stock determined in any such appraisal proceeding, which value may be less than, equal to or more than the Merger Consideration.

        Within 120 days after the Effective Time, but not thereafter, either the Surviving Corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Common Stock held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the Surviving Corporation. The Surviving Corporation has no obligation to file such a petition, has no present intention to file a petition and holders should not assume that the Surviving Corporation will file a petition. Accordingly, it is the obligation of the holders of Common Stock to initiate all necessary petitions to perfect their appraisal rights in respect of shares of Common Stock within the time prescribed in Section 262 of the DGCL and the failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder's previous written demand for appraisal. In addition, within 120 days after the Effective Time, any stockholder who has properly complied with the requirements of Section 262 of the DGCL and who did not vote in favor of the proposal to adopt the Merger Agreement will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares of Common Stock not voted in favor of the proposal to adopt the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the Surviving Corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition for appraisal or request from the Surviving Corporation such statement.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the Surviving Corporation, then the Surviving Corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Common Stock and with whom agreements as to the value of their shares of Common Stock have not been reached. After notice to stockholders who have demanded appraisal from the Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of Common Stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of Common Stock, the Delaware Court of Chancery will appraise the shares of Common Stock, determining their fair value as of the Effective Time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of Common Stock. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

        You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the Merger, is not an opinion as to fair value under Section 262 of the DGCL. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value that may be less than, equal to or more than the Merger Consideration. Moreover, we do not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the "fair value" of a share of the Common Stock is less than the Merger Consideration. In determining "fair value", the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company". The

Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger". In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value", but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered".

        Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the Surviving Corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Common Stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the Effective Time, be entitled to vote shares of Common Stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Common Stock, other than with respect to payment as of a record date prior to the Effective Time. If no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder's right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be deemed to have been converted at the Effective Time into the right to receive the $6.50 cash payment (without interest) for his, her or its shares of Common Stock pursuant to the Merger Agreement. Inasmuch as the Company has no obligation to file such a petition, and the Company has no present intention to do so, any holder of shares of Common Stock who desires such a petition to be filed is advised to file it on a timely basis. A stockholder will fail to perfect or effectively lose the right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the Merger Consideration offered pursuant to the Merger Agreement.

        Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder's statutory appraisal rights.

        In view of the complexity of Section 262 of the DGCL, the Company's stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

 DEREGISTRATION OF COMMON STOCK

        If the Merger is consummated, the Common Stock will be deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of the Common Stock.

CONDUCT OF OUR BUSINESS IF THE MERGER IS NOT COMPLETED

        In the event that the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, our stockholders will not receive any consideration from Buyer or Merger Subsidiary for their shares of Common Stock. Instead, we would remain an independent company, the Common Stock would continue to be traded on the OTC Markets and our stockholders would continue to be subject to the same risks and opportunities to which they currently are subject with respect to their ownership of Common Stock. If the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of Common Stock may decline to the extent that the current market price of our stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, our business could be disrupted, including our ability to retain and hire key personnel, potential adverse reactions or changes to our business relationships and uncertainty surrounding our future plans and prospects.

        Pursuant to the Merger Agreement, under certain circumstances, we are permitted to terminate the Merger Agreement and to accept a Superior Proposal. See "The Merger Agreement (Proposal One)—Termination of the Merger Agreement" beginning on page [    ].

        Pursuant to the Merger Agreement, under certain circumstances, if the Merger is not completed, we may be obligated to pay Buyer the Company Termination Fee. See "The Merger Agreement (Proposal One)—Fees and Expenses" beginning on page [    ].

        Pursuant to the Merger Agreement, under certain circumstances, if the Merger is not completed, Buyer may be obligated to us the Buyer Termination Fee. See "The Merger Agreement (Proposal One)—Fees and Expenses" beginning on page [    ].

 OTHER MATTERS

Other Matters for Action at the Special Meeting

        As of the date of this proxy statement, the Company Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Future Stockholder Proposals

        If the Merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders of the Company. If the Merger is not consummated, we anticipate that the solicitation of proxy statements for our next annual meeting of stockholders will not be subject to the U.S. federal proxy rules as a result of the termination of the registration of the Common Stock under Section 12(b) of the Exchange Act, and accordingly our stockholders would not be entitled to include proposals in our proxy statement and form of proxy for such meeting in accordance with Rule 14a-8 under the Exchange Act. If a stockholder wishes to present a proposal at such annual meeting, such stockholder must give written notice to the Secretary of the Company at Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477, Attention: Corporate Secretary. The Secretary must receive such notice no earlier than the 120th day prior to the annual meeting and not later than the later of (i) the 90th day prior to the annual meeting and (ii) the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

Stockholders Sharing the Same Address

        Some banks, brokerage firms and other nominee record holders may be participating in the practice of "householding." This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy statement to you if you write, call or email us at:

  Tangoe, Inc.
  35 Executive Boulevard
  Orange, Connecticut 06477
  Attention: Corporate Secretary
  (203) 859-9300

        If you would like to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address, phone number or email address.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors section of our website, investor.tangoe.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

        Any person, including any beneficial owner of shares of Common Stock, to whom this proxy statement is delivered may request copies of this proxy statement by written or telephonic request directed to Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477, Attention: Investor Relations, (203) 859-9300; or from our proxy solicitor, [                ] at [                ]; or from the SEC through the SEC website at the address provided above.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [                    ], 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SUBSEQUENT TO THAT DATE DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

TANGOE, INC.,

TAMS INC.

and

ASENTINEL, LLC

Dated as of April 27, 2017

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of this 27th day of April, 2017, by and among Asentinel, LLC, a Delaware limited liability company (the "Parent"), TAMS Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (the "Purchaser"), and Tangoe, Inc., a Delaware corporation (the "Company").

RECITALS

        WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Purchaser shall commence a cash tender offer (as it may be extended or amended from time to time as permitted under this Agreement, the "Offer") to acquire all of the outstanding shares of Company Common Stock for $6.50 per share of Company Common Stock, net to the seller in cash, without interest thereon (such price, or any higher price as may be paid in the Offer in accordance with this Agreement, the "Offer Price");

        WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Purchaser will merge with and into the Company, with the Company continuing as the surviving corporation of such merger (the "Merger") and each outstanding share of Company Common Stock immediately prior to the Effective Time, except as otherwise provided herein, being converted in the Merger into the right to receive the Offer Price, without interest (the "Merger Consideration");

        WHEREAS, the Company Board has, as of the date hereof (a) approved and declared the advisability of this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement, (b) determined and declared that it is in the best interests of the Company and the stockholders of the Company that the Company enter into this Agreement and consummate the Merger and that the stockholders of the Company tender their shares of Company Common Stock pursuant to the Offer, in each case on the terms and subject to the conditions set forth herein, (c) declared that the terms of the Offer and the Merger are fair to the Company and the Company's stockholders and (d) resolved to recommend that the Company's stockholders accept the Offer and tender their shares of Company Common Stock pursuant to the Offer;

        WHEREAS, the respective boards of directors of the Parent and the Purchaser have adopted, approved and declared it advisable for the Parent and the Purchaser to enter into this Agreement and to consummate the Offer, the Merger and the other transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth herein;

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, Marlin Equity IV, L.P. (the "Guarantor") is entering into the Limited Guarantee with respect to certain obligations of the Parent and the Purchaser under this Agreement; and

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parent, the Purchaser and the Company, intending to be legally bound, each hereby agree as follows:

 ARTICLE I

THE CASH TENDER OFFER

        1.1    The Offer.

          (a)    Commencement of the Offer; Acceptance of Shares.    Subject to the terms and conditions of this Agreement and provided that the Company has complied in all material respects with its obligations under Section 1.2, as soon as reasonably practicable after the date of this Agreement, and in any event within 10 Business Days after the day on which the Purchaser's intention to make the Offer is publicly announced (which announcement will be made by the Parent on April 28, 2017), the Purchaser shall commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer to purchase any and all outstanding shares of Company Common Stock for a price per share of Company Common Stock equal to the Offer Price. As promptly as reasonably practicable (or as otherwise specified in this Agreement) on the later of: (i) the earliest time as of which the Purchaser is permitted under the Exchange Act to accept for purchase shares of Company Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer and (ii) the earliest time as of which each of the Offer Conditions shall have been satisfied or waived, the Purchaser shall (and the Parent shall cause the Purchaser to) irrevocably accept for purchase all shares of Company Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer (the "Acceptance Time"). The obligation of the Purchaser to accept for purchase the shares of Company Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer shall be subject only to the satisfaction or waiver of each of the Offer Conditions (and shall not be subject to any other conditions). The Purchaser shall as soon as reasonably practicable (and in any event within three (3) business days (calculated as set forth in Rule 14d-1(g)(3) under the Exchange Act) after the Acceptance Time) pay (or cause to be paid) for all shares of Company Common Stock validly tendered (and not validly withdrawn) in the Offer; provided, however, that the Purchaser expressly reserves the right to delay payment for all shares of Company Common Stock to the extent necessary to comply with applicable Laws. The Company agrees that no shares of Company Common Stock held by the Company or any of its Subsidiaries will be tendered to the Purchaser pursuant to the Offer. The payment for shares of Company Common Stock accepted for payment pursuant and subject to the conditions of the Offer is referred to in this Agreement as the "Offer Closing."

          (b)    Expiration Date; Extensions and Amendment.

              (i)  The Offer shall initially be scheduled to expire at 10:00 a.m., New York time, on the later of (x) the 21st Business Day after commencement of the Offer (determined in accordance with Rules 14d-1(g)(3) and 14d-2 under the Exchange Act) (the "Initial Offer Expiration Date") and (y) the second Business Day following the termination of the Go-Shop Period or if applicable, the Extended Go-Shop Period. Subject to the immediately succeeding sentence, the Parent and the Purchaser expressly reserve the right to (but are not obligated to) increase the Offer Price and waive any of the Offer Conditions or make any other changes to the Offer in their sole discretion; provided that, notwithstanding anything to the contrary contained in this Agreement, neither the Parent nor the Purchaser shall (without the prior written consent of the Company): (A) change the form of consideration payable in the Offer, decrease the Offer Price or change the Offer so that it is for fewer than all of the outstanding shares of Company Common Stock; (B) extend or otherwise change the expiration date of the Offer, except pursuant to Section 1.1(b)(ii); (C) change or waive the Minimum Condition; (D) amend, modify or supplement any of the Offer Conditions or the terms of the Offer in any manner adverse to holders of shares of Company Common Stock; or (E) impose any condition to the Offer other than the Offer Conditions.

             (ii)  The Purchaser shall extend the scheduled expiration date of the Offer (A) as required by applicable Law (including for any period required by any rule, regulation, interpretation or position of the SEC) and (B) as shall be necessary such that the Offer shall not expire prior to the earliest of (x) immediately following the satisfaction of all of the Offer Conditions, (y) the termination of this Agreement and (z) the Outside Date. If at the Offer Expiration Date any of the Offer Conditions have not been satisfied (and the Parent or the Purchaser has not waived such condition in accordance with the terms of this Agreement), the Purchaser shall extend the Offer for one or more periods of up to 10 Business Days (calculated as set forth in Rule 14d-1(g)(3) under the Exchange Act) until such time as all Offer Conditions are satisfied or waived; provided that the Purchaser shall not be required to extend the Offer beyond the Outside Date nor shall the Purchaser extend the Offer beyond the Outside Date without the Company's prior written consent; provided, further, that such extensions shall be subject to the Purchaser's and the Company's rights to terminate the Offer and pursue the Merger in connection with a Conversion Event in accordance with Section 1.1(f) and the parties' respective rights to terminate this Agreement pursuant to Section 8.1. To the extent applicable and notwithstanding anything to the contrary, in no event shall the Purchaser be required to extend the Offer beyond any then-scheduled Offer Expiration Date in the event that the Company, the Parent or the Purchaser receives a Second Request. The Initial Offer Expiration Date as it may be extended is referred to as the "Offer Expiration Date." Notwithstanding anything to the contrary contained in this Section 1.1, if this Agreement is terminated pursuant to Section 8.1, then Purchaser shall promptly (and, in any event, within one (1) Business Day after such termination), irrevocably and unconditionally terminate the Offer.

          (c)    Subsequent Offering Period.    If, as of the Acceptance Time, all of the Offer Conditions have been satisfied (or, to the extent permitted by this Agreement and applicable Law, waived by the Purchaser) but the number of shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer, when taken together with shares of Company Common Stock, if any, then owned by the Parent and its Affiliates and shares of Company Common Stock that the Purchaser has the right to acquire upon exercise of the Top-Up Option, constitutes less than 90% of the shares of Company Common Stock then outstanding, the Purchaser shall have the right to provide for a "subsequent offering period" (as contemplated by Rule 14d-11 under the Exchange Act) without the consent of the Company.

          (d)    Schedule TO and Offer Documents.    On the date of commencement of the Offer, the Parent and the Purchaser shall file (or cause to be filed) with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain an offer to purchase and a form of the related letter of transmittal, the forms of which shall be reasonably acceptable to the Company, and ancillary documents and instruments pursuant to which the Offer will be made (collectively, together with any supplements or amendments thereto, the "Offer Documents"). The Parent and the Purchaser shall cause the Offer Documents (i) to comply in all material respects with the requirements of applicable U.S. federal securities Laws and (ii) on the date first filed with the SEC and on the date first published, sent or given to the holders of shares of Company Common Stock, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no covenant is made by the Parent or the Purchaser with respect to information supplied by or on behalf of the Company in writing specifically for inclusion in the Offer Documents. The Parent and the Purchaser shall take all steps reasonably necessary to cause the Offer Documents to be disseminated to holders of shares of Company Common Stock, as and to the extent required by applicable U.S. federal securities Laws. Each of the Parent and the Purchaser, on the one hand, and the Company, on the other hand, shall promptly correct any information provided by it or on its behalf specifically for inclusion in the Schedule TO or the other Offer Documents if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable Law, and the Parent and the Purchaser shall take all steps necessary to amend or supplement the Schedule TO and, as applicable, the other Offer Documents and to cause the Schedule TO as so amended and supplemented to be filed with the SEC and the other Offer Documents as so amended and supplemented to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable U.S. federal securities Laws. The Company and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents and any amendments thereto prior to the filing thereof with the SEC or dissemination to the holders of shares of Company Common Stock and the Parent and the Purchaser shall consider such comments (that are provided in a timely manner) in good faith. The Parent and the Purchaser shall provide the Company and its counsel with a copy of any written comments or telephonic notification of any oral comments the Parent, the Purchaser or their counsel may receive from the SEC with respect to the Offer promptly after the receipt thereof, shall consult with the Company and its counsel prior to responding to any such comments, and shall provide the Company and its counsel with a copy of any written responses thereto and telephonic notification of any oral responses thereto of the Parent or the Purchaser or their counsel. The Parent and the Purchaser shall respond to any such comments as promptly as practicable after they are received.

          (e)    Provisions of Funds by the Parent.    Subject to the terms of the Offer and this Agreement and the satisfaction or permitted waiver of all of the Offer Conditions, the Parent shall provide or cause to be provided to the Purchaser on a timely basis the funds necessary to purchase any and all shares of Company Common Stock that the Purchaser becomes obligated to purchase pursuant to the Offer.

          (f)    Continuing Pursuit of the Merger.    If (i) at any then-scheduled Offer Expiration Date (following at least one extension occurring after the satisfaction of the Offer Condition set forth in clause (b) of Annex I) that is on or prior to the date that is 120 days after the date hereof, the Minimum Condition or any of the Offer Conditions set forth in clauses (c)(v) or (c)(vii) of Annex I shall not have been satisfied or, to the extent permitted by this Agreement and applicable Law, waived (other than Offer Conditions that by their nature are to be satisfied on the Offer Expiration Date), then, in each case, the Purchaser may, at its sole option, elect upon written notice to the Company that the Offer shall not be extended and that the parties hereto shall pursue the Merger as contemplated in Section 6.2 and (ii) at any then-scheduled Offer Expiration Date (following at least two extensions of up to 10 Business Days each and no more than 20 Business Days in the aggregate (in each case calculated as set forth in Rule 14d-1(g)(3) under the Exchange Act) occurring after the satisfaction of the Offer Condition set forth in clause (b) of Annex I) that is on or prior to the date that is 120 days from the date hereof and the Minimum Condition (as modified in accordance with this Section 1.1(f)) shall have been satisfied and each other Offer Condition on Annex I shall have been satisfied (other than the Offer Conditions set forth in clauses (c)(v) and (c)(vii) of Annex I) or, to the extent permitted by this Agreement and applicable Law, waived (other than Offer Conditions that by their nature are to be satisfied on the Offer Expiration Date), then the Company may, at its sole option, elect upon written notice to the Parent that the Offer shall not be extended and that the parties hereto shall pursue the Merger as contemplated in Section 6.2; provided, however, for purposes of clause (ii) of this Section 1.1(f), the number of shares validly tendered to or beneficially owned by the Parent or any Affiliate of the Parent necessary to satisfy the "Minimum Condition" shall be not be calculated on a fully-diluted basis, but rather the calculation shall be based on the number of shares of Company Common Stock then outstanding. Each such event in clauses (i) and (ii) above in this Section 1.1(f) shall be referred to as a "Conversion Event".

          (g)    Termination of Offer and Return of Tendered Shares.    Unless this Agreement is terminated pursuant to Section 8.1, the Purchaser shall not terminate or withdraw the Offer prior to any Offer Expiration Date without the prior written consent of the Company in its sole and absolute discretion. In the event this Agreement is terminated pursuant to Section 8.1 or the Offer is otherwise terminated in accordance with the provisions of this Agreement, the Purchaser shall promptly following such termination irrevocably and unconditionally terminate the Offer and shall not acquire any shares of Company Common Stock pursuant thereto. If the Offer is terminated in accordance with this Agreement prior to the Acceptance Time, the Purchaser shall promptly return, or cause any depositary acting on behalf of the Purchaser to return, all tendered shares of Company Common Stock to the tendering stockholders.

          (h)    Adjustments to Offer Price.    The Offer Price shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Acceptance Time; provided that this Section 1.1(h) shall not affect or supersede the provisions of Section 5.1.

          (i)    Tax Withholding.    The Purchaser or any depositary acting on behalf of the Purchaser, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Offer any amounts as the Purchaser or such depositary, as applicable, is required to deduct and withhold with respect to the making of such payment under the Code, or under any other applicable state, local or foreign tax law. Any amounts so withheld and remitted to the applicable Governmental Entity shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made. For the avoidance of doubt, this Section 1.1(i) shall not be construed as limiting the ability of the Parent, any Affiliate of the Parent or any other Person to withhold amounts as required or permitted pursuant to Section 2.11.

        1.2    Company Actions.

          (a)    Approval and Consent.    The Company hereby approves of and consents to the Offer, the Merger and the other transactions contemplated by this Agreement.

          (b)    Schedule 14D-9.    Within one (1) Business Day following the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with all amendments and supplements thereto, the "Schedule 14D-9") and disseminate the Schedule 14D-9, to the extent required by Rule 14d-9 promulgated under the Exchange Act and any other applicable Laws, to the holders of shares of Company Common Stock, provided that the Parent and the Purchaser shall promptly supply to the Company in writing, for inclusion in the Schedule 14D-9, all information concerning the Parent and the Purchaser and their Affiliates required under applicable Laws to be included in the Schedule 14D-9 or as is otherwise reasonably requested by the Company. Except as required by applicable Law or as otherwise permitted pursuant to Section 6.1 below, the Offer Documents and the Schedule 14D-9 shall contain the recommendation of the Company Board in favor of the Offer and the adoption of this Agreement, and the Company hereby consents to the inclusion in the Offer Documents of such recommendation. The Company shall cause the Schedule 14D-9 (i) to comply in all material respects with the requirements of applicable U.S. federal securities Laws and (ii) on the date first filed with the SEC and on the date first published, sent or given to the holders of shares of Company Common Stock, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no covenant is made by the Company with respect to information supplied by or on behalf of the Parent or the Purchaser in writing specifically for inclusion in the Schedule 14D-9. Each of the Company, on the one hand, and the Parent and the Purchaser, on the other hand, shall promptly correct any information provided by it or on its behalf specifically for inclusion in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable Law, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the holders of shares of Company Common Stock, in each case as and to the extent required by applicable U.S. federal securities Laws.

          (c)    Sharing of Materials and Information.    Except in connection with an Acquisition Proposal or a Company Board Recommendation Change:

              (i)  The Parent and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC or dissemination to holders of shares of Company Common Stock and the Company shall consider such comments (that are provided in a timely manner) in good faith.

             (ii)  The Company shall provide the Parent and its counsel with a copy of any written comments or telephonic notification of any oral comments the Company or its counsel may receive from the SEC with respect to the Offer promptly after the receipt thereof, shall consult with the Parent and its counsel prior to responding to any such comments, and shall provide the Parent and its counsel with a copy of any written responses thereto and telephonic notification of any oral responses thereto of the Company or its counsel. The Company shall respond to any such comments as promptly as practicable after they are received.

          (d)    Provision of Information for Offer Documents.    The Company shall promptly supply to the Parent and the Purchaser in writing, for inclusion in the Offer Documents, all information concerning the Company and its stockholders required under applicable Laws to be included in the Offer Documents or as is otherwise reasonably requested by the Parent or Purchaser, which for the avoidance of doubt, shall not include any financial statements of the Company, but will include the Fairness Opinion and all other material disclosures relating to the Financial Advisor (including the fees and other consideration that the Financial Advisor will receive upon consummation of the Offer and the Merger) that are required by applicable U.S. federal securities Laws.

          (e)    Stockholder Lists.    In connection with the Offer, the Company shall cause its transfer agent to promptly (and in any event within five (5) Business Days following the date hereof) furnish to the Purchaser or its designated agent mailing labels containing the names and addresses of the record holders of the shares of Company Common Stock and, to the extent reasonably available to the Company or its transfer agent (including after reasonable request by the Company or its transfer agent of the applicable Persons), with security position listings of shares of Company Common Stock held in stock depositories, in each case as of a recent date and, to the extent reasonably available to the Company or its transfer agent (including after reasonable request by the Company or its transfer agent of the applicable Persons), all other listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of the shares of Company Common Stock as of a recent date. The Company shall promptly furnish to the Purchaser such additional information, including updated listings and computer files of stockholders, mailing labels and security position listings, and such other information and assistance as the Purchaser may reasonably request for the purpose of communicating the Offer to the holders of shares of Company Common Stock, in each case to the extent reasonably available to the Company or its transfer agent (including after reasonable request by the Company or its transfer agent of the applicable Persons). Subject to the requirements of applicable Laws and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, the Merger and the other transactions contemplated by this Agreement, the Parent and the Purchaser shall, until consummation of the Offer, hold in confidence the information contained in any of such labels and lists in accordance with the Confidentiality Agreement, shall use such information only in connection with the Offer, the Merger and the other transactions contemplated by this Agreement and, if this Agreement shall be terminated in accordance with Section 8.1, shall destroy all electronic copies of such information and deliver to the Company all other copies of such information then in their possession or under their control. Subject to the requirements of applicable Law and provided that the Company shall not have made a Company Board Recommendation Change, the Company shall, and shall cause its directors, officers, employees and other Representatives to, use their reasonable best efforts to make solicitations and recommendations to the record holders and beneficial owners of shares of Company Common Stock for purposes of causing the Minimum Condition and the Top-Up Threshold to be satisfied, including, upon the Parent's reasonable written request, together with the Parent and the Purchaser, jointly preparing a presentation to any proxy advisory firms as designated by the Parent to recommend this Agreement and the Offer and the Merger; provided that any such efforts undertaken by the Company or its Representatives at the Parent's request shall be at the Parent's sole expense and the Parent shall reimburse the Company for any such reasonable and documented out-of-pocket expenses incurred by the Company or its Representatives in connection therewith in accordance with Section 10.11.

ARTICLE II

THE MERGER

        2.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, the Purchaser shall merge with and into the Company at the Effective Time.

        2.2    Effective Time of the Merger.     Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable after the Acceptance Time, the Company and the Parent shall cause a certificate of merger or certificate of ownership and merger, as the case may be (the "Certificate of Merger"), satisfying the requirements of the DGCL to be filed with the Secretary of State; provided that if a Conversion Event shall have occurred, the Company and the Parent shall instead cause the Certificate of Merger to be filed with the Secretary of State as soon as practicable following the Closing. The Merger shall become effective upon the due filing of the Certificate of Merger with the Secretary of State or at such subsequent time or date as the Parent and the Company shall agree and specify in the Certificate of Merger (the "Effective Time").

        2.3    Closing.     Subject to the satisfaction or waiver (to the extent permitted by Law) of the conditions set forth in ARTICLE VII, the Closing shall take place at 10:00 a.m. Pacific Time at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109 as soon as practicable, and in any event no later than three (3) Business Days, following the day on which the last to be satisfied or waived of the conditions set forth in ARTICLE VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of such conditions) shall be satisfied or waived in accordance with this Agreement.

        2.4    Effects of the Merger.     At the Effective Time (a) the separate existence of the Purchaser shall cease, the Purchaser shall be merged with and into the Company and the Company shall continue as the Surviving Corporation in the Merger; (b) the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to read as set forth on Exhibit A, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until thereafter further amended in accordance with the DGCL (and subject to Section 6.6 hereof); and (c) the bylaws of the Surviving Corporation shall be identical to the bylaws of the Purchaser as in effect immediately prior to the Effective Time, except that all references to the name of the Purchaser therein shall be changed to refer to the name of the Company, until further amended in accordance with the DGCL (and subject to Section 6.6 hereof). The Merger shall have the effects set forth in Section 259 of the DGCL and in this Agreement.

        2.5    Directors and Officers of the Surviving Corporation.

          (a)   Except as otherwise directed by the Parent, each of the parties hereto shall take all necessary action to cause the directors of the Purchaser immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

          (b)   Except as otherwise directed by the Parent, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation, retirement or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

        2.6    Top-Up Option.

          (a)    Top-Up Option.    Subject to Section 2.6(b) and Section 2.6(c), the Company grants to the Purchaser an irrevocable option (the "Top-Up Option") to purchase from the Company the number of shares of Company Common Stock (the "Top-Up Option Shares") equal to the number of shares of Company Common Stock that, when added to the number of shares of Company Common Stock owned by the Parent, the Purchaser and their respective Affiliates as of immediately prior to the exercise of the Top-Up Option, constitutes one share more than 90% of the number of shares of Company Common Stock then outstanding (assuming the issuance of the Top-Up Option Shares) (the "Top-Up Threshold"); provided, however, that in no event shall the Top-Up Option be exercisable for a number of shares in excess of the aggregate of the number of shares of Company Common Stock held as treasury shares by the Company or by its Subsidiaries and the number of shares of Company Common Stock that the Company is authorized to issue under the Company Charter but that are not issued or outstanding (and are not otherwise reserved for issuance) as of immediately prior to the exercise of the Top-Up Option. Upon the Purchaser's written request, the Company shall as soon as practicable following receipt of such request (and in no event later than the Offer Closing) cause its transfer agent to certify in writing to the Purchaser the number of shares of Company Common Stock outstanding as of the most recent practicable date at the time of such request.

          (b)    Exercise of the Top-Up Option.    The Top-Up Option may be exercised by the Purchaser once, in whole but not in part, at any time at or after the Acceptance Time and on or prior to the fifth (5th) Business Day after the expiration date of the Offer; provided, however, that the obligation of the Company to deliver Top-Up Option Shares upon the exercise of the Top-Up Option is subject to the conditions, unless waived by the Company, that (A) no provision of any applicable Laws (which, for the avoidance of doubt, shall not include any stock exchange rule), and no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by a court of competent jurisdiction or other Governmental Entity of competent jurisdiction, shall prohibit the exercise of the Top-Up Option or the delivery of the Top-Up Option Shares in respect of such exercise, (B) upon exercise of the Top-Up Option, the number of shares of Company Common Stock owned by the Parent, the Purchaser and their respective Affiliates constitutes one share more than 90% of the number of shares of Company Common Stock that will be outstanding immediately after the issuance of the Top-Up Option Shares, (C) the Purchaser has accepted for payment and paid for (or caused to be paid for) all shares of Company Common Stock validly tendered in the Offer and not withdrawn and (D) the Minimum Condition shall have been satisfied; and, provided, further, that the Top-Up Option shall terminate concurrently with the earlier of the termination of this Agreement and the occurrence of a Conversion Event. The Purchaser shall exercise the Top-Up Option if doing so would allow it to consummate the Merger pursuant to Section 253 of the DGCL. The parties hereto shall cooperate to ensure that the issuance of the Top-Up Option Shares is accomplished in a manner consistent with all applicable Laws, including compliance with an applicable exemption from registration of the Top-Up Option Shares under the Securities Act. The aggregate purchase price payable for the Top-Up Option Shares shall be determined by multiplying the number of such Top-Up Option Shares by the Offer Price, without interest. Such purchase price shall consist of (i) an amount equal to the par value of the Top-Up Option Shares so purchased, to be paid in cash, and (ii) an amount equal to the balance of the purchase price, which may be paid (x) in cash, (y) by issuance of a promissory note of the Purchaser (which shall be treated as payment to the extent of the principal amount thereof) or (z) by any combination of the foregoing, at the Purchaser's election. Any such promissory note shall be unsecured and non-transferrable, shall mature on the 30th day following the date of execution and delivery of such promissory note, shall be full recourse to the Parent and the Purchaser, may be prepaid, in whole or in part, without premium or penalty and shall have no other material terms.

          (c)    Top-Up Notice; Top-Up Option Closing.    In the event that the Purchaser wishes to exercise the Top-Up Option, it shall deliver to the Company a notice setting forth (i) the place and time at which the closing of the purchase of the Top-Up Option Shares by the Purchaser is to take place, which closing shall take place at or as soon as reasonably practicable after the Acceptance Time and (ii) the number of shares of Company Common Stock directly or indirectly owned by the Parent, the Purchaser and their Affiliates at the time of such notice. The Company shall, immediately following receipt of such notice, deliver a notice to the Parent and Purchaser specifying, after taking into account the notice provided by Purchaser, the number of Top-Up Option Shares. At the closing of the purchase of the Top-Up Option Shares, the Purchaser shall cause to be delivered to the Company the consideration required to be delivered in exchange for such Top-Up Option Shares, and the Company shall cause to be issued to the Purchaser a book entry position or certificate representing such shares. The Purchaser shall consummate the Merger pursuant to Section 253 of the DGCL as soon as possible following the closing of the purchase of the Top-Up Option Shares and in any event within 30 days.

          (d)    Exemption from Registration; No Impact on Dissenting Shares.    The Parent and the Purchaser acknowledge that the Top-Up Option Shares that the Purchaser may acquire upon exercise of the Top-Up Option will not be registered under the Securities Act, and will be issued in reliance upon an exemption thereunder for transactions not involving a public offering. The Parent and the Purchaser represent and warrant to the Company that the Purchaser is, or will be upon the purchase of the Top-Up Option Shares, an "accredited investor," as defined in Rule 501 of Regulation D under the Securities Act. The Purchaser agrees that the Top-Up Option and the Top-Up Option Shares to be acquired upon exercise of the Top-Up Option are being and will be acquired by the Purchaser for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. The parties hereto agree that any impact on the value of the shares of Company Common Stock as a result of the issuance of the Top-Up Option Shares will not be taken into account in any determination of the fair value of any Dissenting Shares pursuant to Section 262 of the DGCL as contemplated by Section 2.10, and that none of the parties shall take any position to the contrary in any appraisal proceeding.

          (e)    Availability of Common Stock.    From the date hereof until the Effective Time, the Company shall cause to be reserved and kept available for issuance out of its authorized and unissued shares of Company Common Stock and any shares of Company Common Stock held in its treasury, the number of shares of Company Common Stock that will be sufficient to permit the exercise in full of the Top-Up Option in addition to the number of shares of Company Common Stock that are reserved for issuance upon the exercise of outstanding options, rights or warrants, including the Warrant, or upon the vesting or conversion of any outstanding securities issued by the Company for which shares of Company Common Stock are issuable upon vesting or that are convertible into Company Common Stock, respectively.

        2.7    Conversion of Capital Stock.     As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Purchaser, the Parent or the holder of any shares of the capital stock of the Company or capital stock of the Purchaser:

          (a)    Capital Stock of the Purchaser.    Each share of the common stock, $0.0001 par value per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $0.0001 par value per share, of the Surviving Corporation.

          (b)    Cancellation of Treasury Stock and Parent-Owned Stock.    All shares of Company Common Stock that are held in the treasury of the Company and any shares of Company Common Stock owned by any Subsidiary of the Company, the Parent, the Purchaser or any other Affiliate of the Parent immediately prior to the Effective Time shall be canceled and shall cease to exist and no consideration shall be paid or delivered in exchange therefor.

          (c)    Merger Consideration for Company Common Stock.    Subject to Section 2.8, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.7 and Dissenting Shares) shall be automatically converted into the right to receive the Merger Consideration. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a Certificate or Uncertificated Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.7(c) in accordance with the provisions of Section 2.8.

          (d)    Adjustments to Merger Consideration.    The Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time; provided that this Section 2.7(d) shall not affect or supersede the provisions of Section 5.1.

        2.8    Surrender of Certificates.

          (a)    Paying Agent.    Prior to the Effective Time, the Parent shall enter into an agreement (in form and substance reasonably acceptable to the Company) with the Paying Agent for the Paying Agent to act as paying agent for the Merger. Promptly after the Effective Time, the Parent shall deposit with the Paying Agent, for the benefit of the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time, for payment through the Paying Agent in accordance with this Section 2.8, the Payment Fund. The Payment Fund shall be invested by the Paying Agent as directed by the Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank which are then publicly available); provided, however, that no gain or loss thereon shall affect the amounts payable hereunder and the Parent shall take all actions necessary to ensure that the Payment Fund includes at all times cash sufficient to satisfy the Parent's obligation to pay the Merger Consideration under this Agreement. Any interest and other income resulting from such investments (net of any losses) shall be paid to the Parent pursuant to Section 2.8(e). In the event the Payment Fund is diminished below the level required for the Paying Agent to make prompt cash payments as required under Section 2.8(b), including any such diminishment as a result of investment losses, the Parent shall, or shall cause the Surviving Corporation to, promptly deposit (or cause to be deposited) additional cash into the Payment Fund in an amount equal to the deficiency in the amount required to make such payments.

          (b)    Exchange Procedures.

              (i)  Promptly (and in any event within three (3) Business Days) after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate or Uncertificated Shares (A) a letter of transmittal (which shall (1) be prepared prior to the Closing, (2) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 2.8(g) to the Paying Agent and (3) otherwise be in such form and have such provisions as the Parent and the Company may reasonably specify), and (B) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 2.8(g)), in exchange for the Merger Consideration payable with respect thereto. Upon surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 2.8(g)) to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate shall be promptly paid in exchange therefor a cash amount in immediately available funds equal to (1) the number of shares of Company Common Stock formerly represented by such Certificate (or affidavit of loss in lieu thereof as provided in Section 2.8(g)) multiplied by (2) the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled.

             (ii)  Notwithstanding anything to the contrary in this Agreement, any holder of Uncertificated Shares shall not be required to deliver a Certificate to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this

    ARTICLE II. In lieu thereof, each holder of record of one or more Uncertificated Shares shall, upon receipt by the Paying Agent of an executed letter of transmittal and, if such Uncertificated Shares are held in an account maintained by The Depository Trust Company, an "agent's message" in customary form with respect to any such Uncertificated Share (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), be promptly paid the Merger Consideration in respect of such Uncertificated Share and such Uncertificated Share shall forthwith be canceled.

          (c)   Interest; Transfers; Rights Following the Effective Time.    No interest will be paid or accrued on the cash payable upon the surrender of such Certificates or Uncertificated Shares. In the event of a transfer of ownership of a Certificate or Uncertificated Shares that is not registered in the transfer records of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate or Uncertificated Shares is registered, if, in the case of a Certificate, such Certificate is presented to the Paying Agent, and in each case the transferor provides to Paying Agent (i) all documents required to evidence and effect such transfer and (ii) evidence that any applicable Transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.8, each Certificate and all Uncertificated Shares (other than Certificates or Uncertificated Shares representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.7(c).

          (d)   No Further Ownership Rights in Company Common Stock.    All Merger Consideration paid upon the surrender of Certificates and cancellation of Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates and Uncertificated Shares, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this ARTICLE II, subject to Section 2.8(e).

          (e)   Termination of Payment Fund.    Any portion of the Payment Fund that remains undistributed to the holders of Certificates and Uncertificated Shares for one year after the Effective Time (including all interest and other income received by the Paying Agent in respect of all funds made available to it) shall be delivered to the Parent, upon demand, and any holder of a Certificate or Uncertificated Shares thereafter who has not previously complied with this Section 2.8 shall be entitled to receive only from the Parent or the Surviving Corporation (subject to abandoned property, escheat and other similar Laws) payment of its claim for Merger Consideration, without interest.

          (f)    No Liability.    To the extent permitted by applicable Law, none of the Parent, the Purchaser, the Company, the Surviving Corporation or the Paying Agent shall be liable to any holder of shares of Company Common Stock for any amount required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (g)   Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably acceptable to the Paying Agent) of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented thereby pursuant to this Agreement.

        2.9    Company Stock Plans.

          (a)   Effective as of immediately prior to the Effective Time, each then-outstanding and unexercised Company Stock Option shall, as of the Effective Time, automatically be canceled and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (i) the total number of vested shares of Company Common Stock (including vesting that would result from the consummation of the Merger) then underlying such Company Stock Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option, without any interest thereon and subject to all applicable withholding pursuant to Section 2.11. In the event that the exercise price of any Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be canceled, without any consideration being payable in respect thereof, and have no further force or effect.

          (b)   Effective as of immediately prior to the Effective Time, the vested portion of each Company RSU that is then outstanding shall automatically be canceled and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (i) the total number of shares of Company Common Stock then underlying such vested portion of such Company RSU multiplied by (ii) the Merger Consideration, without any interest thereon and subject to all applicable withholding pursuant to Section 2.11; and the unvested portion of each Company RSU that is then outstanding shall automatically be canceled and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (i) the total number of shares of Company Common Stock then underlying such unvested portion of such Company RSU that would vest as a result of the consummation of the Merger multiplied by (ii) the Merger Consideration, without any interest thereon and subject to all applicable withholding pursuant to Section 2.11.

          (c)   Effective as of immediately prior to the Effective Time, the vested portion of each Company PSU that is then outstanding shall automatically be canceled and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (w) the total number of shares of Company Common Stock then underlying such vested portion of such Company PSU multiplied by (x) the Merger Consideration, without any interest thereon and subject to all applicable withholding pursuant to Section 2.11; and the unvested portion of each Company PSU that is then outstanding shall automatically be canceled and converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (y) the total number of shares of Company Common Stock then underlying such unvested portion of such Company PSU that would vest as a result of the consummation of the Merger multiplied by (z) the Merger Consideration, without any interest thereon and subject to all applicable withholding pursuant to Section 2.11.

          (d)   In accordance with the terms of the agreements identified on Section 2.9(d) of the Company Disclosure Schedule (the "Equity Replacement Agreements"), effective as of the Effective Time, the Persons set forth on Section 2.9(d) of the Company Disclosure Schedule shall become entitled to receive from the Surviving Corporation the amounts in cash set forth on Section 2.9(d) of the Company Disclosure Schedule provided that they remain employed by the Company as of immediately prior to the Effective Time or otherwise qualify for payment under the Equity Replacement Agreements.

          (e)   Effective as of the Effective Time, the Persons identified on Section 2.9(e) of the Company Disclosure Schedule shall become entitled to receive from the Surviving Corporation amounts in cash equal to the Merger Consideration multiplied by the respective numbers of Company RSU equivalents that would have been held by such Persons (as set forth on Section 2.9(e) of the Company Disclosure Schedule) and would have been vested as of the Effective Time under the vesting schedules set forth on Section 2.9(e) of the Company Disclosure Schedule, provided that such Persons, respectively, remain employed by the Company as of immediately prior to the Effective Time.

          (f)    The Parent shall cause the Surviving Corporation to make the payments contemplated by the foregoing Section 2.9(a), Section 2.9(b), Section 2.9(c), Section 2.9(d) and Section 2.9(e), as promptly as administratively practicable (and in any event within five (5) Business Days) after the Effective Time.

          (g)   As soon as reasonably practicable following the execution of this Agreement, the Company shall provide the Purchaser with a proposed communication to be sent by the Company via U.S. mail to each Person who is a holder of a Company Stock Option, a Company RSU, a Company PSU or an Equity Replacement Agreement ("Equity Award Communication"). The Equity Award Communication shall summarize the proposed treatment of such equity awards and Equity Replacement Agreements as provided in this Section 2.9. The Company shall ensure that the Equity Award Communication complies with all applicable Law, including the Exchange Act, and the Company shall incorporate the reasonable changes to the Equity Award Communication that are proposed by the Purchaser.

          (h)   The Parent and the Company may agree to treat equity compensation held by Company employees subject to non-U.S. law in a manner other than that contemplated above in this Section 2.9 to the extent necessary to take into account applicable non-U.S. law or Tax or employment considerations.

        2.10    Dissenting Shares.

          (a)   Notwithstanding anything to the contrary contained in this Agreement, Dissenting Shares shall not be converted into or represent the right to receive the Merger Consideration in accordance with Section 2.7, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

          (b)   If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.7, without interest and subject to Section 2.11, and shall not thereafter be deemed to be Dissenting Shares.

          (c)   The Company shall give the Parent (i) prompt notice of any demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. Except to the extent required by Law, the Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless the Parent shall have given its written consent to such payment or settlement offer.

        2.11    Withholding Rights.     Each of the Parent, the Purchaser, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or any other recipient of payments under this Agreement any amounts as it is required to deduct and withhold with respect to the making of such payment or the vesting, waiver of restrictions or other actions provided for in this Agreement, under the Code, or any other applicable state, local or foreign Law. Any amounts so withheld and remitted to the applicable Governmental Entity shall be treated for all purposes of this Agreement as having been paid to the holder or other recipient in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Parent and the Purchaser that the statements contained in this ARTICLE III are true and correct, as of the date hereof, the Acceptance Time and the Closing Date (except for representations and warranties that are made as of a specific date, which are only made as of such date), except (a) as disclosed or reflected in the Company SEC Reports filed or furnished at least two Business Days prior to the date hereof, other than the exhibits and schedules to such Company SEC Reports or disclosures in the "Risk Factors" or "Forward Looking Statements" or any other disclosures contained or referenced therein relating to information, factors or risks that are predictive, cautionary or forward looking in nature (and (i) then only to the extent that the relevance of any disclosed event, item or occurrence in such Company SEC Report to a matter covered by a representation or warranty set forth in this ARTICLE III is reasonably apparent on its face as to matters and items which are subject of such representation or warranty and (ii) without giving effect to any amendment to any such documents filed on or after the date that is two Business Days prior to the date hereof) or (b) as set forth herein or in the Company Disclosure Schedule.

        3.1    Organization, Standing and Power.

          (a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified or licensed to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties and assets it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so qualified, individually or in the aggregate, that are not reasonably likely to have a Company Material Adverse Effect.

          (b)   The Company has made available to the Parent true, correct and complete copies of (i) the Restated Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Form 8-K filed with the SEC on August 4, 2011 (the "Company Charter") and (ii) the Amended and Restated By-Laws of the Company filed as Exhibit 3.2 to the Form 8-K filed with the SEC on August 4, 2011 (the "Company By-laws"). Each of the Company Charter and Company By-laws are in full force and effect, and the Company is not in violation of any of the provisions of such documents.

        3.2    Capitalization.

          (a)   The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, $0.0001 par value per share (the "Company Preferred Stock"). The Company Common Stock and the Company Preferred Stock are entitled to the rights and privileges set forth in the Company Charter. As of the Capitalization Date, (i) 39,943,806 shares of Company Common Stock were issued and outstanding and no shares of Company Common Stock were held in treasury and (ii) no shares of Company Preferred Stock were issued or outstanding.

          (b)   The Company has made available to the Parent a complete and accurate list, as of the Capitalization Date, of all Company Stock Plans, indicating for each Company Stock Plan, as of such date, (i) the names or employee numbers of the holders of Company Stock Options, Company RSUs and Company PSUs, (ii) with respect to each outstanding Company Stock Option, the type of option, the grant date, the expiration date, the number of shares of Company Common Stock subject to such Company Stock Option and the exercise price of such Company Stock Option, (iv) the number of shares of Company Common Stock reserved for future issuance under each Company Stock Plan, (v) the aggregate number of shares of Company Common Stock that are subject to Company RSUs, (vi) the aggregate number of shares of Company Common Stock that are subject to Company PSUs and (vii) the vesting schedule for outstanding Company Stock Options, Company RSUs and Company PSUs. The Company has made available to the Parent complete and accurate copies of all (A) Company Stock Plans, (B) forms of stock option agreements evidencing Company Stock Options, and (C) forms of agreements evidencing Company RSUs and Company PSUs.

          (c)   Except for the Company Stock Options, Company RSUs and Company PSUs disclosed to Purchaser, (A) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights or agreements, including without limitation, any restricted stock unit, restricted stock, phantom stock, stock appreciation rights, other equity-based arrangement, or similar rights or obligations, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its

  Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right or agreement. Neither the Company nor any of its Subsidiaries is a party to or is bound by any agreement with respect to the voting (including proxies) or sale or transfer of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries. Except as contemplated by this Agreement or described in this Section 3.2, and except to the extent arising pursuant to applicable state takeover or similar Laws, there are no registration rights, and there is no rights agreement, "poison pill," anti-takeover plan, shareholder agreement or other similar agreement to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company.

          (d)   All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal or offer, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter or the Company By-laws or any agreement to which the Company is a party or is otherwise bound. Each Company Stock Option has been issued in compliance with all applicable Laws and constitutes a "stock right" within the meaning of Section 409A of the Code.

          (e)   There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Company or any of its Subsidiaries. There are no accrued and unpaid dividends with respect to the shares of Company Common Stock.

          (f)    There are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries.

        3.3    Subsidiaries.

          (a)   Section 3.3 of the Company Disclosure Schedule sets forth a complete and correct list of each Subsidiary of the Company and for each such Subsidiary: (i) its name; (ii) the number and type of its outstanding equity securities and a list of the holders thereof (identifying the number or percentage of such equity securities it holds); and (iii) its jurisdiction of incorporation or organization.

          (b)   Each Subsidiary of the Company is an entity duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation, has all requisite corporate (or similar, in the case of a non-corporate entity) power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation (to the extent such concepts are applicable) in each jurisdiction where the character of its properties or assets owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Company Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid, not directly or indirectly repaid, nonassessable and free of any purchase option, call option, right of first refusal or offer, subscription right, preemptive right or any similar right and all such shares (other than directors' qualifying shares in the case of non-U.S. Subsidiaries, all of which the Company has the power to cause to be transferred for no or nominal consideration to the Company or the Company's designee) are owned, of record and beneficially, by the Company or another of its Subsidiaries free and clear of all Liens. There are no outstanding or authorized options, warrants, rights, agreements or commitments, including without limitation, any restricted stock unit, restricted stock, phantom stock, stock appreciation rights, other equity-based arrangement, or similar rights or obligations, to which the Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company.

          (c)   No insolvency or similar Proceedings have been, or have been threatened to be, opened over the assets of any Subsidiary of the Company, and there are no circumstances that would require or justify the opening of or application for such Proceedings.

          (d)   The Company has made available to the Parent complete and accurate copies of the charter, bylaws or other organizational documents (in each case, including all amendments thereto) of each Subsidiary of the Company.

          (e)   The Company does not own (beneficially or of record), directly or indirectly, any capital stock of any Person that is not a Subsidiary of the Company, other than securities held for investment by the Company or any of its Subsidiaries and consisting of less than 1% of the outstanding capital stock of such Person and that are set forth on Section 3.3(e) of the Company Disclosure Schedule.

        3.4    Authority; No Conflict; Required Filings and Consents.

          (a)   The Company has all requisite corporate power and authority to enter into this Agreement, perform its obligations hereunder and, subject to the adoption of this Agreement (the "Company Voting Proposal") by the Company's stockholders under the DGCL (the "Company Stockholder Approval") to the extent required by applicable Law consummate the Merger. The Company Board, at a meeting duly called and held, duly adopted resolutions (i) approving and declaring the advisability of this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement, (ii) determining and declaring that it is in the best interests of the Company and the stockholders of the Company that the Company enter into this Agreement and consummate the Merger and that the stockholders of the Company tender their shares of Company Common Stock pursuant to the Offer, in each case on the terms and subject to the conditions set forth herein, (iii) declaring that the terms of the Offer and the Merger are fair to the Company and the Company's stockholders, (iv) resolving to recommend that the

  Company's stockholders accept the Offer and tender their shares of Company Common Stock pursuant to the Offer and (v) directing that this Agreement be submitted to the stockholders of the Company for their adoption and resolving to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement to the extent required by applicable Law. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Stockholder Approval to the extent required by applicable Law to consummate the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Parent and the Purchaser, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

          (b)   The execution and delivery of this Agreement by the Company do not, and (assuming the receipt of the Company Stockholder Approval to the extent required by applicable Law to consummate the Merger) the consummation by the Company of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Company Charter or the Company By-laws or of the charter, bylaws or other organizational document of any Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, require the payment of a penalty under or result in the imposition of any Liens (other than Permitted Liens) on the Company's or any of its Subsidiary's assets under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) through (v) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, Order, statute, Law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 3.4(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, are not material to the Company and its Subsidiaries (taken as a whole).

          (c)   No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act and any other applicable Antitrust Laws, (ii) the filing of the Certificate of Merger with the Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of the Offer Documents, the Schedule 14D-9 and (as contemplated by this Agreement) the proxy or information statement (the "Proxy Statement")

  with respect to the Company Meeting with the SEC in accordance with the Exchange Act, (iv) the filing of such reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities Laws, the rules and regulations of the Nasdaq Stock Market and (vi) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, that, individually or in the aggregate, would not be material to the Company and its Subsidiaries (taken as a whole). The information provided in the document titled "Client Revenue by Country Anit-Trust" (sic) with reference number 2.6.15 uploaded on March 27, 2017 to the online virtual data room established for the purposes of due diligence of the Company and its Subsidiaries, is true, accurate and not misleading.

          (d)   If a vote of stockholders of the Company is required by the DGCL, the affirmative vote for adoption of the Company Voting Proposal by the holders of at least a majority of the outstanding shares of Company Common Stock at the meeting of the Company's stockholders (the "Company Meeting") to consider the Company Voting Proposal (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary for the adoption of this Agreement or for the consummation by the Company of the Merger. There are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

          (e)   The Compensation Committee of the Company Board, or a committee of the Company Board consisting solely of independent directors (as defined in the Nasdaq Marketplace Rules), has taken, at a duly convened meeting thereof, all such actions as may be required to cause to be exempted under Rule 14d-10(d)(2) under the Exchange Act, any and all employment compensation, severance and employee benefit agreements and arrangements that have been entered into or granted by the Company or any of its Subsidiaries with or to directors, officers, or employees of the Company or any of its Subsidiaries, to cause such agreements and arrangements satisfy the non-exclusive safe harbor provisions of Rule 14d-10(d)(2) under the Exchange Act.

        3.5    SEC Filings; Financial Statements; Information Provided.

          (a)   Except for the Restatement and any Restatement-Related Events, the Company SEC Reports, as of their respective filing dates and if amended prior to the date hereof, as of the filing date of the last such amendment, complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Company SEC Reports and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading in any material respect. Except for the Restatement and any Restatement-Related Events, the certifications and statements required by Rule 13a-14 of the Exchange Act, and Section 906 of the Sarbanes-Oxley Act relating to the Company SEC Reports were accurate and complete, and complied as to form and content with all applicable Laws as of the respective dates of such filings (or, if amended or superseded by a filing prior to the date hereof, then on the dates of such filings). Except in connection with the Restatement and any Restatement-Related Events and for such comments of the SEC as are available on the SEC's Electronic Data Gathering, Analysis, and Retrieval system as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received from the SEC or any other Governmental Entity any written comments or questions with respect to any of the Company SEC Reports (including the financial statements included therein) or any registration statement filed by any of them with the SEC or any notice from the SEC or other Governmental Entity that such Company SEC Reports (including the financial statements included therein) or registration statements are being reviewed or investigated, and, to the Company's Knowledge, there is not, any investigation or review being conducted by the SEC or any other Governmental Entity of any Company SEC Reports (including the financial statements included therein). Except in connection with the Restatement and any Restatement-Related Events, as of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff with respect to the Company or the Company SEC Reports.

          (b)   Each of the consolidated financial statements relating to the Company and its Subsidiaries set forth on Section 3.5 of the Company Disclosure Schedule (the "Unaudited Financial Statements") (i) have been prepared in good faith by the Company in conformity with the books and records of the Company, (ii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and, where applicable, cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby and (iii) are in conformity with GAAP except as set forth on Section 3.5(b) of the Company Disclosure Schedule due to the Restatement and the Restatement-Related Events. There are no off-balance sheet arrangements of any type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K and there are no obligations to enter into any such arrangements.

          (c)   The information to be supplied by or on behalf of the Company for inclusion in the Schedule TO or the Offer Documents, on the date the Schedule TO is filed with the SEC and on the date the Offer Documents are first published, sent or given to holders of shares of Company Common Stock, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in any material respect, in light of the circumstances in which they shall be made.

        3.6    No Undisclosed Liabilities.     Neither the Company nor any of its Subsidiaries has, or is subject to, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (a) as expressly disclosed in the Company Balance Sheet, (b) for liabilities incurred in the Ordinary Course of Business since the date of the Company Balance Sheet that, otherwise, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect and (c) for liabilities arising directly out of the Restatement or Restatement-Related Events and (d) for liabilities required to be incurred in connection with the entry into this Agreement and the consummation of the Transactions.

        3.7    Internal Controls and Disclosure Controls.     Except as directly related to the Restatement and any Restatement-Related Events, the Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to comply in all material respects with all legal and accounting requirements applicable to the Company and provide reasonable assurances regarding the reliability of financial reporting for the Company and its Subsidiaries, including reasonable assurances that (i) financial transactions are executed in accordance with the general and specific authorization of the management of the Company or the applicable Subsidiary of Company, (ii) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and other legal and accounting requirements applicable to the Company or the applicable Subsidiary of Company and to maintain proper accountability for items, (iii) access to their respective property and assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences. Except as directly related to the Restatement and any Restatement-Related Events, the Company (x) has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and communicated to the Company's chief executive officer and chief financial officer to allow timely decisions regarding required disclosure and (y) based on its most recent evaluation of the Company's internal and disclosure controls and procedures, has disclosed, to the extent required by applicable Law, in any applicable Company SEC filing that is reported on Form 10-K or Form 10-Q, or any amendments thereto, and to the Company's auditors and the audit committee of the Company's board of directors, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. Except as directly related to the Restatement and any Restatement-Related Events, and except as described in the Company SEC Reports, (I) the Company does not have any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (II) to the Company's Knowledge, there is no fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. Except as directly related to the Restatement and any Restatement-Related Events, all accounts, books and ledgers relating to the Company or the Company's Subsidiaries have been properly and accurately kept in accordance with the Company's and its Subsidiaries' respective accounting practices and applicable Law, are complete and contain the true and accurate records of all information required to be recorded therein in all material respects, contain or reflect no material inaccuracies or discrepancies of any kind therein, and have recorded therein the results of operations and the assets and liability of the Company and each of the Company's Subsidiaries required to be reflected under GAAP and other legal and accounting requirements applicable to the Company or such Subsidiary of the Company. Except as directly related to the Restatement and any Restatement-Related Events, such accounts, books, ledgers and records, to the extent they contain important information that is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely pursuant to procedures and techniques utilized by companies of comparable size in similar lines of business. Since January 1, 2014 and except as described in the Company's SEC Reports or as related to the Restatement and any Restatement-Related Events, (A) the Company has not received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any material complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices and (B) no attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or its officers, directors, employees or agents to the board of directors of the Company or any committee thereof.

        3.8    Absence of Certain Changes or Events.     Since December 31, 2016, there have not been any changes, circumstances, events or effects that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.8 of the Company Disclosure Schedule, from December 31, 2016, except as contemplated hereby, (a) the business of the Company and its Subsidiaries, taken as a whole, has been conducted in the Ordinary Course of Business and (b) none of the Company or any of its Subsidiaries has taken any action that would have required the consent of the Parent under Section 5.1 of this Agreement had such action or event occurred during the Pre-Closing Period.

        3.9    Taxes.

          (a)   The Company and each Subsidiary of the Company has timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by it on or prior to the date hereof and all such filed Tax Returns are correct, complete and accurate in all material respects. The Company and each Subsidiary of the Company has timely paid all material Taxes, including installment and estimated Taxes (whether or not shown on any Tax Return), that are or were due and payable or otherwise subject to collection action by a Governmental Entity.

          (b)   All material Taxes which the Company or any Subsidiary of the Company has been required by Law to withhold or to collect for payment on or prior to the date hereof have been duly withheld and collected and have been timely paid to the appropriate Governmental Entity. The Company and each Subsidiary of the Company has complied in all material respects with all information reporting and withholding requirements in connection with amounts paid or owing to any employee, independent contractor or other third party.

          (c)   There is no action, suit, Proceeding, investigation, audit, claim, collection, assessment or administrative or judicial Proceeding pending, being conducted, or, to the Company's Knowledge, proposed or threatened with respect to any Tax Return or Taxes with respect to the Company or any Subsidiary of the Company. Since January 1, 2013, none of the Company or any Subsidiary of the Company has been the subject of an audit by any Governmental Entity, and no change or adjustment has been required in connection with any such audit. Section 3.9(c) of the Company Disclosure Schedule sets forth a list of all audits and similar Proceedings with respect to the Taxes of the Company or any Subsidiary of the Company that have ended since January 1, 2013. There are no closing agreements or similar arrangements with any taxing authority with regard to the determination of the Tax liability of the Company or any Subsidiary of the Company that are still in effect. None of the Company or any Subsidiary of the Company has granted any extension or waiver of the statute of limitations period, or of the time for assessment or collection, applicable to any Tax or Tax Return, which period (after giving effect to such extension or waiver) has not yet expired.

          (d)   Neither the Company nor any Subsidiary of the Company has any liability for Taxes of another person (other than the Company or a Subsidiary of the Company) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Law) as a result of filing Tax Returns on a consolidated, combined, or unitary basis with such Person. Since January 1, 2013, neither the Company nor any Subsidiary of the Company constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code.

          (e)   Neither the Company nor any Subsidiary of the Company has (A) participated in any reportable transaction within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or foreign Tax Law) or (B) taken any reporting position on a Tax Return, which reporting position (i) if not sustained would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of state, local, or foreign Tax Law), and (ii) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or any similar provision of state, local, or foreign Tax Law).

          (f)    The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during any portion of the applicable period described in Section 897(c)(1)(A)(ii) of the Code.

          (g)   No claim has been made in writing by any Governmental Entity in any jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns that the Company or such Subsidiary is or may be subject taxation in such jurisdiction.

          (h)   No Liens with respect to any Taxes have been filed against, or otherwise encumber, the assets of the Company or any Subsidiary of the Company, other than for Taxes not yet due and payable.

          (i)    Neither the Company nor any Subsidiary of the Company is a party to, is bound by or has any obligation (other than any obligations arising under this Agreement or any obligation to the Company or a Subsidiary of the Company or obligations arising under capital or equipment leases that are not primarily related to Taxes and which such capital or equipment leases were entered into in the Ordinary Course of Business) under a Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement. Neither the Company nor any Subsidiary of the Company has granted any Person any power of attorney with respect to any Tax matter that continues in force after the Closing.

          (j)    Except to the extent required by the Restatement, neither the Company nor any Subsidiary of the Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period that ends after the Closing Date as a result of any change in accounting method, installment sale, open transaction or intercompany transaction that occurred prior to the Closing Date, the execution of any closing agreement as described in Section 7121 of the Code (or any similar or analogous agreement with any taxing authority) or any prepaid amount received before the Closing Date.

          (k)   Neither the Company nor any Subsidiary of the Company is or has been a member of an Affiliated Group, other than a group of which the Company is the common parent.

        3.10    Real Property; Personal Property.

          (a)   Neither the Company nor any of its Subsidiaries owns any real property.

          (b)   Section 3.10(b) of the Company Disclosure Schedule sets forth a complete and accurate list of (i) all of the Leased Real Property, including the street address, leased by the Company or any of its Subsidiaries, and (ii) all of the leases, subleases, licenses and other contracts with respect to the use and occupancy for each parcel of Leased Real Property, together with all amendments, modifications and supplements thereto and assignments and subleases thereof (collectively, the "Company Leases"). The Company and its Subsidiaries, as applicable, have a leasehold interest in all Leased Real Property pursuant to the Company Leases, free and clear of all Liens (except for Permitted Liens). The Company and its Subsidiaries have not assigned or sublet their interests under any Company Lease to any other Person. Neither the Company nor any of its Subsidiaries leases or subleases any real property. Each Company Lease is a legal, valid and binding obligation of the Company or any of its Subsidiaries, as applicable, and, of each counterparty thereto, and is in full force and effect in accordance with its terms. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any other party to any Company Lease is in default under any of the Company Leases. No notice of default, not already cured, under any Company Lease is outstanding, and no event has occurred which, with the giving of notice or passage of time, would constitute a material breach or default under any of the Company Leases. There are no pending or, to the Company's Knowledge, threatened condemnation, expropriation or similar Proceedings against the Company or any of its Subsidiaries or otherwise relating to any Leased Real Property and neither the Company nor any of its Subsidiaries has received any written notice of the same, except for such Proceedings which would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect on the use or occupancy of any Leased Real Property affected thereby or otherwise materially impair the business operations as currently conducted at such Leased Real Property. The current uses of each Leased Real Property comply with applicable Laws. Neither the Company nor any of its Subsidiaries has obtained a subordination non-disturbance and attornment or similar agreement with respect to any particular Company Lease from any mortgagee of any landlord of any property subject to a Company Lease whose mortgage ranks in priority to that Company Lease. None of the Company Leases has been assigned by the Company or any of its Subsidiaries in favor of any Person. The Company has made available to the Parent complete and accurate copies of all Company Leases.

          (c)   The Leased Real Property constitutes all of the real property used or occupied by the Company and its Subsidiaries in connection with the conduct of the business of the Company.

          (d)   All Leased Real Property and the related improvements, facilities, building systems, machinery and equipment used by the Company and its Subsidiaries in the conduct of their respective businesses have been maintained in accordance with the Company's and its Subsidiaries' normal practices and are, taken as a whole, in reasonably good operating condition and repair and in adequate condition for the operation of the Company's and its Subsidiaries' business, ordinary wear and tear excepted.

          (e)   Neither the Company nor any of its Subsidiaries has granted and, to the Company's Knowledge, there are no currently outstanding options or rights of first refusal of any third party to purchase or lease the Leased Real Property, or any portion thereof or interest therein.

          (f)    Each of the Company and its Subsidiaries has good title to, or a valid leasehold interest in, or with respect to licensed assets, a valid license to use, the material tangible personal assets and properties used or held for use by it in connection with the conduct of its business as conducted on the date of this Agreement, free and clear of all Liens other than Permitted Liens. Each material tangible asset of the Company and each of its Subsidiaries (i) has been maintained in accordance with normal industry practices and (ii) is in good operating condition and repair, subject to normal wear and tear.

        3.11    Intellectual Property.

          (a)   To the Company's Knowledge, the Company and its Subsidiaries own, license, sublicense or otherwise possess legally enforceable rights to use all Intellectual Property used or held for use by the Company and its Subsidiaries in the conduct of the business of the Company and its Subsidiaries, as currently conducted.

          (b)   The execution and delivery of this Agreement by the Company and the consummation of the Offer and the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, (i) any license, sublicense or other agreement relating to Company Intellectual Property, or (ii) any license, sublicense and other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party Intellectual Property that is material to the business of the Company and its Subsidiaries, as currently conducted.

          (c)   Section 3.11(c) of the Company Disclosure Schedule identifies all United States, foreign, national and international patents, patent applications, trademark registrations and applications, copyright registrations and applications that are owned by the Company or any of its Subsidiaries. All issued patents and registrations for trademarks, service marks and copyrights listed on Section 3.11(c) of the Company Disclosure Schedule are subsisting and have not expired or been canceled and to the Company's Knowledge are valid. All documentation necessary to establish the Company or any of its Subsidiaries as the record owner of the Intellectual Property listed on Section 3.11(c) has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices, as applicable.

          (d)   The conduct of the business of the Company and its Subsidiaries, as currently conducted, does not infringe, violate or constitute a misappropriation of, and, in the three (3) years prior to the date of this Agreement, the business has not infringed, violated or misappropriated, any Intellectual Property of any third party. Between January 1, 2014 and the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written claim or notice from any Person (i) alleging any such infringement, violation or misappropriation or (ii) advising that such Person is challenging or threatening to challenge the ownership, use, validity or enforceability of any Company Intellectual Property.

          (e)   The Company and its Subsidiaries have implemented and taken reasonable measures to protect the secrecy and confidentiality of all information that the Company considers to be a material trade secret or that is otherwise material non-public proprietary information relating to their business or is required to be kept confidential, and, to the Company's Knowledge, no unauthorized disclosure of any such information has been made.

          (f)    The Company and its Subsidiaries have required and obtained from each employee and independent contractor of the Company or any of its Subsidiaries who is involved in the development of material Intellectual Property to execute one or more agreements with provisions relating to the protection of the Company's or any of its Subsidiaries' confidential information and the exclusive ownership by the Company or any of its Subsidiaries, as applicable, of all Intellectual Property developed for the Company or any of its Subsidiaries within the scope of the individual's employment or independent contractor relationship with the Company or its Subsidiaries, as applicable. No such employee or independent contractor has asserted or threatened a claim against the Company or its Subsidiaries with respect to any such Intellectual Property, and, to the Company's Knowledge, no such employee or independent contractor has a valid claim against the Company or its Subsidiaries with respect to any such Intellectual Property.

          (g)   To the Company's Knowledge, no third party is infringing, violating or misappropriating any of the Company Intellectual Property in any material respect.

          (h)   The Company and its Subsidiaries have not entered into any Contract that grants any license, sublicense or other rights to any third party with respect to any material Company Intellectual Property, including any Intellectual Property listed on Section 3.11(c) of the Company Disclosure Schedule, except for non-exclusive licenses or sublicenses granted to customers in the Ordinary Course of Business.

          (i)    The Company and its Subsidiaries have complied in all material respects with all laws, contractual obligations and internal and public privacy policies of the Company applicable to the Company or any of its Subsidiaries and related to the privacy of, and the collection, storage, use, disclosure, transfer and protection of, personally identifiable information. From January 1, 2014 through the date of this Agreement, the Company and its Subsidiaries have not: (A) received any written notice asserting any violation by the Company or any of its Subsidiaries of any such Law, contractual obligation or privacy policies; and (B) experienced a material data breach involving a third party obtaining unauthorized access to any such personally identified information or confidential customer data from the Company and its Subsidiaries or their IT Systems.

          (j)    Neither the Company nor any of its Subsidiaries has disclosed to any third party any source code for any material software owned by the Company or any of its Subsidiaries and has not entered into any Contract that expressly obligates the Company or any of its Subsidiaries to disclose any such source code to a third party (including upon the occurrence of an event or satisfaction of a condition). No software owned by the Company or its Subsidiaries or distributed as a part of any goods or services provided by the Company or its Subsidiaries to any third party has been or is being distributed, in whole or in part, or was used, or is being used, in each case by the Company or its Subsidiaries, in conjunction with any Public Software in a manner which would require that, pursuant to the terms of the corresponding Public Software License, such software owned by the Company or its Subsidiaries (excluding the original Public Software) or modification thereto be disclosed or distributed in source code form, made available at no charge or otherwise licensed to third parties, in any material respect.

          (k)   The IT Systems of the Company and its Subsidiaries are adequate in all material respects for the operation of the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries have taken commercially reasonable steps to provide for the back-up and recovery of material data and implemented commercially reasonable disaster recovery plans, procedures and facilities.

        3.12    Contracts.

          (a)   The Company has made available to the Parent a complete and accurate copy of each Company Material Contract, including each amendment thereto, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective assets or properties are subject as of the date of this Agreement. A complete and accurate list of each such Company Material Contract is set forth on Section 3.12 of the Company Disclosure Schedule and organized in accordance with the clauses of the definition of "Company Material Contract."

          (b)   Each Company Material Contract is in full force and effect except to the extent it has previously expired in accordance with its terms. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any other party to any Company Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Company Material Contract.

          (c)   Neither the Company nor any of its Subsidiaries has entered into any transaction that would be subject to disclosure pursuant to Item 404 of Regulation S-K that has not been disclosed in the Company SEC Reports.

          (d)   Neither the execution, delivery and performance by the Company of this Agreement, nor the consummation of the Transaction, will (i) require from the Company any notice to, declaration or filing with, or consent or approval of any Person under any Company Material Contract or (ii) violate or result in a violation of, or conflict with or constitute or result in a violation of or default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any of the Company Material Contracts.

        3.13    Customers and Suppliers.

          (a)   Section 3.13(a)(i) of the Company Disclosure Schedule lists the one hundred (100) largest customers of the Company and its Subsidiaries (based on aggregate revenue generated from such customers) for the fiscal year ended December 31, 2016 (collectively, the "Top Customers") and sets forth the aggregate revenues attributable to each such customer during the fiscal years ended December 31, 2015 and December 31, 2016. Neither the Company nor any of its Subsidiaries has received any notice (oral or written) that any of its Top Customers has ceased, or intends to cease, to use the Company's or its Subsidiaries' goods or services or otherwise terminate or materially reduce the volume of business that it conducts with the Company or its Subsidiaries or materially alter the terms and conditions (whether related to payment, price or otherwise) of any Contract with the Company or any of its Subsidiaries.

          (b)   Section 3.13(b)(i) of the Company Disclosure Schedule lists the thirty five (35) largest suppliers of the Company and its Subsidiaries (based on purchases made by the Company and its Subsidiaries from such suppliers) for the fiscal year ended December 31, 2016 (collectively, the "Top Suppliers") and sets forth the aggregate expenditures attributable to each such supplier during the fiscal years ended December 31, 2015 and December 31, 2016. Neither the Company nor any of its Subsidiaries has received any notice (oral or written) that any Top Suppliers have ceased, or intends to cease, to supply goods or services to the Company or any of its Subsidiaries or to otherwise terminate or materially alter the terms and conditions (whether related to payment, price or otherwise) upon which it supplies good or services to the Company or any of its Subsidiaries.

        3.14    Litigation.    Except for Restatement-Related Claims, as of the date of this Agreement, there is no action, suit, proceeding, audit, claim, arbitration, hearing or investigation (collectively, a "Proceeding") to which the Company or any of its Subsidiaries, or any of their properties, assets or rights, or any of their officers or directors, is a party or subject to, pending or, to the Company's Knowledge, threatened, in each case that, individually or in the aggregate, would reasonably be likely to (i) result in losses, damages or other costs to the Company and its Subsidiaries in excess of $250,000 or (ii) have a Company Material Adverse Effect. As of the date of this Agreement, there are no judgments, Orders or decrees outstanding against the Company or any of its Subsidiaries that, are, or would reasonably be likely to be, material to the Company and its Subsidiaries. As of the date hereof, there is no Proceeding to which the Company or any Company Subsidiary is a party pending or, to the Company's Knowledge, threatened seeking to prevent, hinder, modify, delay or challenge the Offer or the Merger or any of the other transactions contemplated by this Agreement.

        3.15    Environmental Matters.

          (a)   Except for matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is in violation of any Environmental Law, (ii) the Company and its Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law and the Company and its Subsidiaries are in compliance with such permits, licenses and other authorizations, (iii) there are no Environmental Claims pending or threatened against the Company or any of its Subsidiaries, (iv) there have been no Releases of Hazardous Substances at any property when owned, leased or operated by the Company or any of its

  Subsidiaries or at any facility that may have received Hazardous Substances generated by the Company or any of its Subsidiaries, and (v) there are no aboveground or underground storage tanks at any of the properties owned, leased or operated by the Company or any of its Subsidiaries.

          (b)   The only representations and warranties of the Company in this Agreement as to any environmental matters or any other obligation or liability with respect to Hazardous Substances or materials of environmental concern are those contained in this Section 3.15.

        3.16    Employee Benefit Plans.

          (a)   Section 3.16(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all material Company Employee Plans and all Material Employment Agreements.

          (b)   With respect to each Company Employee Plan, the Company has made available to the Parent a complete and accurate copy of: (i) such Company Employee Plan, including without limitation all plan documents, benefit schedules, trust agreements and insurance contracts and other funding vehicles; (ii) the most recent annual report (Form 5500 Series) and accompanying schedule filed with the Internal Revenue Service, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service, if any. The Company has delivered or made available to the Parent a true, correct and complete copy of each Material Employment Agreement. The Company has no obligations, binding or otherwise, to grant or award any new equity or equity-based compensation to any Person and neither the Company nor any of its Subsidiaries has undertaken to make any material amendment or to adopt or approve any new material Company Employee Plan or Material Employment Agreement.

          (c)   Each Company Employee Plan has been administered in accordance with, and is now in compliance, in all material respects, with all provisions of ERISA, the Code and all other applicable laws and the regulations thereunder and in accordance with its terms. There is not now, nor do any circumstances exist that would reasonably be expected to give rise to, any requirement for the posting of security with respect to a Company Employee Plan or the imposition of any lien on the assets of the Company or any of its Subsidiaries under ERISA or the Code.

          (d)   With respect to each Company Employee Plan, all material contributions required to be made by applicable Law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Employee Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements. Each Company Employee Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) is unfunded.

          (e)   Section 3.16(e) of the Company Disclosure Schedule identifies each Plan that is intended to be qualified under Section 401(a) of the Code ("Qualified Plans"). Each Qualified Plan has received a determination letter from the Internal Revenue Service to the effect that such Qualified Plan is qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or are based on prototype or volume submitter documents that have received such letters, no such determination letter has been revoked and revocation has not been threatened, and there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Qualified Plan or the related trust. Section 3.16(e) of the Company Disclosure Schedule identifies each trust funding to any Plan that is intended to meet the requirements of Code Section 501(c)(9), and each such trust meets such requirements and provides no disqualified benefits (as such term is defined in Code Section 4976(b)).

          (f)    No Plan is subject to Section 412 or 4971 of the Code or Title IV or Section 302 of ERISA.

          (g)   None of the Company, its Subsidiaries nor any of their ERISA Affiliates has ever maintained, sponsored or has at any time had any obligation to contribute to (i) a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) (a "Multiemployer Plan") or (ii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan").

          (h)   None of the Company or any of its Subsidiaries or any of their ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full and there does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of the Company or any of its Subsidiaries following the Closing. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

          (i)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or any of its Subsidiaries, or result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Employee Plan or related trust or any Material Employment Agreement or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (j)    None of the Company nor any of its Subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and its Subsidiaries.

          (k)   None of the Company and its Subsidiaries nor any other Person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Company Employee Plans or their related trusts, the Company, any of its Subsidiaries or any Person that the Company or any of its Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

          (l)    There are no pending or, to the Company's Knowledge, threatened claims (other than claims for benefits in the Ordinary Course of Business), Proceedings which have been asserted or instituted, and, to Company's knowledge, no set of circumstances exists which may reasonably give rise to a Proceeding, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which would reasonably be expected to result in any material liability of the Company or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the U.S. Department of Treasury, the U.S. Department of Labor, any Multiemployer Plan, any Plan, any participant in a Plan or any other party.

          (m)  All Company Employee Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

        3.17    Compliance With Laws; Permits.

          (a)    Laws.    Except for the Restatement and any Restatement-Related Events, the Company and each of its Subsidiaries is in compliance with, and is not in violation of, any applicable Law with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations that, individually or in the aggregate, are not material to the Company and its Subsidiaries (taken as a whole). Except for the Restatement and any Restatement-Related Events, to the Company's Knowledge, no investigation by any Governmental Entity with respect to the Company or any Company Subsidiary is existing or pending, nor has any Governmental Entity indicated to the Company or any Company Subsidiary an intention to conduct any such investigation, except for such investigations the outcomes of which would not be material to the Company and its Subsidiaries (taken as a whole).

          (b)    Export Control Laws.    The Company and its Subsidiaries are in compliance with all applicable export control laws, including those administered by the U.S. Department of Commerce and the U.S. Department of State, and applicable asset control laws, including those administered by the U.S. Department of the Treasury, except for failures to comply that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

          (c)    Permits.    The Company and its Subsidiaries have all authorizations, licenses, permits, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Entity (the "Company Permits") required to conduct their businesses as now being conducted, except for such Company Permits, the absence of which, individually or in the aggregate, are not material to the Company and its Subsidiaries (taken as a whole). The Company Permits are valid, in full force and effect, except for any failures to be in full force and effect that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company and each of its Subsidiaries are in compliance with the terms of the Company Permits in all material respects.

        3.18    Business Practices.     The Company and its Subsidiaries conduct and, to the extent any non-compliance in the past may still be relevant as of today or in the future, have conducted their respective business in compliance with the legal requirements under the U.S. Foreign Corrupt Practices Act 1977, as amended, and any similar Laws or regulations in any other jurisdiction, to the extent applicable to the Company and its Subsidiaries from time to time. Neither the Company, nor any of its Subsidiaries nor any employee or former employee thereof or other person affiliated with or acting on behalf of the Company or any Company Subsidiary, has, directly or indirectly, done anything of the following on behalf of the Company or any Company Subsidiary:

              (i)  used any funds for unlawful contributions, bribes, kickbacks, gifts, entertainment or other unlawful expenses relating to political activity;

             (ii)  made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any Company Subsidiary;

            (iii)  established or maintained any unlawful or unrecorded fund of monies or other assets of the Company or any Company Subsidiary; or

            (iv)  made any unlawful contributions or payments, bribes, kickbacks, gifts, entertainment or other unlawful expenses of a similar or comparable nature to any Person whether in money, property or services, to obtain favourable treatment in securing business or to obtain special concessions, or to pay for favourable treatment for business secured or for special concessions already obtained.

        3.19    Affiliated Transactions.     No present or former director, officer, stockholder, partner, member, employee or Affiliate (other than Subsidiaries of the Company) of the Company or any of its Subsidiaries, nor any of such Person's Affiliates or immediate family members (each of the foregoing, a "Related Party") is a party to any Contract with or binding upon the Company or its Subsidiaries (other than employment agreements or compensation arrangements for services rendered as a director, officer or employee in the Ordinary Course of Business) or any of their respective properties or assets or has any material interest in any property used by the Company or its Subsidiaries or has engaged in any transaction with the

  Company or any of its Subsidiaries since January 1, 2012, in either case that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (a "Company Affiliate Transaction"). Any Company Affiliate Transaction as of the time it was entered into and as of the time of any amendment or renewal thereof contained such terms, provisions and conditions as were at least as favorable to the Company or any of its Subsidiaries as would have been obtainable by the Company in a similar transaction with an unaffiliated third party. To the Company's Knowledge, no Related Party of the Company or any of its Subsidiaries owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director or in another similar capacity of, any supplier or other independent contractor of the Company or any of its Subsidiaries, or any organization which has a Contract with the Company or any of its Subsidiaries.

        3.20    Labor Matters.

          (a)   The Company and its Subsidiaries have complied with all applicable Laws and agreements relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, and occupational safety and health. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company's Knowledge, threatened Proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization. As of the date of this Agreement, there are no pending or, to the Company's Knowledge, threatened organizing activities, labor strikes, walkouts, work stoppages, slow-downs, lockouts, material arbitrations or material grievances, or other material labor disputes involving the Company or any of its Subsidiaries.

          (b)   The Company, its Subsidiaries and each member of their respective business enterprises has complied with the Worker Adjustment and Retraining Notification Act and all similar state, local and foreign Laws.

          (c)   Each individual who renders services to the Company or any of its Subsidiaries who is classified by the Company or such Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Company Employee Plans) is properly so characterized, except to the extent immaterial, individually and in the aggregate, to the business of the Company and its Subsidiaries taken as a whole.

        3.21    Opinion of Financial Advisor.     The Company Board has received from the Company's financial advisor, Stifel, Nicolaus & Company, Incorporated (the "Financial Advisor"), an opinion (the "Fairness Opinion"), dated as of the date hereof, to the effect that, as of such date and based upon and subject to various assumptions, qualifications, limitations and other matters set forth therein, the consideration to be received by the holders of shares of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders, and an executed copy of such opinion has been provided to the Parent for information purposes only.

        3.22    Takeover Statutes.     No "control share acquisition," "fair price," "moratorium," "business combination" or other anti-takeover Law (a "Takeover Statute") is applicable to this Agreement or any transaction contemplated by this Agreement.

        3.23    Insurance.     Section 3.23 of the Company Disclosure Schedule contains an accurate list of the insurance policies currently maintained by or for the benefit of the Company or any of its Subsidiaries (collectively, the "Insurance Policies"), including in respect of each such Insurance Policy, the policy name, policy number, carrier, term, type and amount of coverage and annual premium or collateral. Such Insurance Policies (i) are in full force and effect on the date of this Agreement, and (ii) provide coverage against such risks and in such amounts customary for companies of similar size, in their geographic regions and in the respective business in which the Company and each of its Subsidiaries operate. There are currently no claims pending against any of the Company or its Subsidiaries to which coverage under any of the Insurance Policies has been questioned, denied or disputed by the underwriters of such Insurance Policy. The limits of the Insurance Policies have not been materially eroded, the aggregate limits have not been exhausted, and there are no gaps in historical limits. All premiums due and payable with respect to such Insurance Policies have been paid to date, and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms and provisions of such Insurance Policies. Neither the Company nor any of its Subsidiaries have received written notice of cancelation or termination of any Insurance Policy.

        3.24    Solvency.     The Company and its Subsidiaries, taken as a whole, are Solvent.

        3.25    Brokers.     No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of the Company or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

        3.26    Accounts Receivable; Accounts Payable.

          (a)   All accounts receivable of the Company and its Subsidiaries set forth in the Required Financial Information and the Unaudited Financial Statements were acquired or arose from sales actually made or services actually performed in the Ordinary Course of Business that represent bona fide transactions and valid and enforceable claims, subject to no set-off (other than set-off for accounts payable due from the counter party thereof), counterclaim or lawsuit and are collectible in accordance with their terms, except to the extent of any reserves against such accounts receivable reflected in the Required Financial Information and the Unaudited Financial Statements.

          (b)   All accounts payable of the Company and its Subsidiaries set forth in the Required Financial Information and the Unaudited Financial Statements arose in bona fide arm's-length transactions in the Ordinary Course of Business.

        3.27    No Other Company Representations or Warranties.     The Company hereby acknowledges and agrees that, except for the representations and warranties set forth in ARTICLE IV (in each case as qualified and limited by the Purchaser Disclosure Schedule), none of the Parent or the Purchaser, or any of its or their respective Affiliates, stockholders or

Representatives, or any other Person, has made or is making any express or implied representation or warranty with respect to the Parent or the Purchaser or their respective business or operations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE PURCHASER

        The Parent and the Purchaser, jointly and severally, represent and warrant to the Company that the statements contained in this ARTICLE IV are true and correct, as of the date hereof, and the Closing Date (except for representations and warranties that are made as of a specific date, which are only made as of such date), except as set forth herein or in the Purchaser Disclosure Schedule.

        4.1    Organization, Standing and Power.     Each of the Parent and the Purchaser is duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the Laws of the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign organization or entity in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Parent Material Adverse Effect.

        4.2    Authority; No Conflict; Required Filings and Consents.

          (a)   Each of the Parent and the Purchaser has all requisite power and authority to enter into this Agreement and, subject to the adoption of this Agreement by the Parent as the sole stockholder of the Purchaser (which shall occur immediately after the execution and delivery of this Agreement), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Parent and the Purchaser have been duly authorized by all necessary action on the part of each of the Parent and the Purchaser, subject to the adoption of this Agreement by the Parent as the sole stockholder of the Purchaser (which shall occur immediately after the execution and delivery of this Agreement). This Agreement has been duly executed and delivered by each of the Parent and the Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the valid and binding obligation of each of the Parent and the Purchaser, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)   The execution and delivery of this Agreement by each of the Parent and the Purchaser do not, and the consummation by the Parent and the Purchaser of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, bylaws or other organizational documents of the Parent or the Purchaser, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, require the payment of a penalty under or result in the imposition of any Lien (other than a Permitted Lien) on the Parent's or the Purchaser's assets under, any of the terms, conditions or provisions of any Contract to which the Parent or the Purchaser is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i), (ii), (iii), (iv) and (v) of Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, Order, decree, statute, Law, ordinance, rule or regulation applicable to the Parent or the Purchaser or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

          (c)   No consent, approval, license, permit, Order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of common stock of the Parent are listed for trading is required by or with respect to the Parent or the Purchaser in connection with the execution and delivery of this Agreement by the Parent or the Purchaser or the consummation by the Parent or the Purchaser of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act and any other applicable Antitrust Laws, (ii) the filing of the Certificate of Merger with the Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (iii) required filings of the Offer Documents, the Schedule 14D-9 and (as contemplated by this Agreement) the Proxy Statement under the Exchange Act, (iv) the filing of such other reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities Laws and (vi) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, are not reasonably likely to have a Parent Material Adverse Effect.

        4.3    Information Provided.     The information to be supplied by or on behalf of the Parent for inclusion in (i) the Schedule 14D-9, on the date the Schedule 14D-9 is filed with the SEC and on the date the Schedule 14D-9 is first published, sent or given to holders of shares of Company Common Stock and at the time of any amendment or supplement thereto, and (ii) the Proxy Statement (as contemplated by this Agreement) to be sent to the stockholders of the Company in connection with the Company Meeting, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company Meeting and at the Effective Time, shall not contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Offer or the solicitation of proxies for the Company Meeting (as the case may be) which has become false or misleading.

        4.4    Operations of the Purchaser.     The Purchaser was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by, or in connection with, this Agreement and the transactions contemplated by this Agreement.

        4.5    Financing.    The Parent has delivered to the Company true and complete copies of (a) the executed commitment letter, dated as of the date hereof (the "Equity Commitment Letter"), from Marlin Equity IV, L.P., pursuant to which Marlin Equity IV, L.P. has agreed to make an equity investment in the Parent, subject to the terms and conditions therein, in cash in the aggregate amount set forth therein (the "Equity Financing") and (b) the executed commitment letter and Redacted Fee Letter, dated as of April 27, 2017 (collectively, the "Debt Commitment Letter" and, together with the Equity Commitment Letter, the "Financing Letters"), from PNC Bank, National Association, Tennenbaum Capital Partners, LLC and TPG Specialty Lending, Inc. (collectively, the "Lenders"), pursuant to which the Lenders have agreed to provide, subject to the terms and conditions therein, debt financing in the amounts set forth therein (being collectively referred to as the "Debt Financing" and, together with the Equity Financing, collectively referred to as the "Financing") for purposes of financing the Transactions and the related fees and expenses to be incurred by the Parent in connection therewith. As of the date hereof, neither the Equity Commitment Letter nor the Debt Commitment Letter has been amended or modified and none of the respective obligations and commitments of Marlin Equity IV, L.P. and the Lenders, as applicable, contained in such letters have been withdrawn, terminated or rescinded in any respect. The Parent or the Purchaser has fully paid any and all commitment fees or other fees in connection with the Equity Commitment Letter and the Debt Commitment Letter that are payable on or prior to the date hereof. Assuming (i) the Financing is funded in accordance with the Financing Letters and (ii) the accuracy in all material respects of the representations and warranties set forth in Section 3.2 as of the date hereof, the net proceeds contemplated by the Equity Commitment Letter and Debt Commitment Letter, together with the Purchaser's cash on hand, will in the aggregate be sufficient for the Purchaser to pay the aggregate Merger Consideration (and any repayment or refinancing of debt contemplated by this Agreement, the Equity Commitment Letter or the Debt Commitment Letter) and any other amounts required to be paid in connection with the consummation of the Transactions and to pay all related fees and expenses of the Parent and the Purchaser. The Financing Letters are legal, valid and binding obligations of the Parent and the Purchaser, as applicable, and each of the other parties thereto, except as such enforceability may be limited by the Bankruptcy and Equity Exception. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Parent or the Purchaser under the Equity Commitment Letter or the Debt Commitment Letter. As of the date hereof, the Parent has no knowledge of any facts or circumstances that would be reasonably likely to result in (a) the conditions precedent set forth in the Financing Letters not being satisfied or (b) the full amount of the Financing not being made available, in each case, at the Acceptance Time or the Closing. The only conditions precedent or other contingencies related to the obligations of Marlin Equity IV, L.P. to fund the full amount of the Equity Financing and the Lenders to fund the full amount of the Debt Financing are those expressly set forth in the Equity Commitment Letter and the Debt Commitment Letter, respectively. As of the date hereof, there are no side letters or other contracts or arrangements to which the Parent or any of its Affiliates is a party related to the Financing other than as expressly contained in the Financing Letters and delivered to the Company prior to the date hereof.

        4.6    Limited Guarantee.     Concurrently with the execution of this Agreement, the Parent has delivered to the Company the duly executed guarantee of the Guarantor, dated as of the date hereof, in favor of the Company in respect of the Parent's obligation to pay the Parent Termination Fee and certain other obligations under, or in connection with, this Agreement and the Transactions in the form set forth in Exhibit B (the "Limited Guarantee"). The Limited Guarantee is in full force and effect and is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, and no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under the Limited Guarantee.

        4.7    Solvency.    Assuming (a) satisfaction or waiver of the conditions to the Parent's and the Purchaser's obligations to consummate the Offer and the Merger, (b) any estimates, projections or forecasts prepared by the Company or its Representatives that have been provided to Parent, Purchaser or their respective Representatives have been prepared in good faith based upon reasonable assumptions as of the date of preparation thereof and (c) the accuracy of the representations and warranties of the Company set forth in Section 3.5(b) and Section 3.24, and after giving effect to the Transactions (including any permitted alternative financing) and the payment of the aggregate Merger Consideration, any other repayment or refinancing of debt contemplated in this Agreement or the Financing Letters, payment of all amounts required to be paid in connection with the consummation of the Transactions, and payment of all related fees and expenses of the Parent and the Purchaser relating to the Transactions, each of the Parent and the Purchaser will be Solvent as of the Effective Time and each of the Parent and the Surviving Corporation will be Solvent immediately after the consummation of the Transactions.

        4.8    Absence of Litigation.     As of the date of this Agreement, there is no Proceeding before any Governmental Entity pending and of which the Parent has been notified or, to the Parent's knowledge, threatened against the Parent or any of its Subsidiaries, in each case that, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect. As of the date of this Agreement, there are no judgments, Orders or decrees by a Governmental Entity outstanding against the Parent or any of its Subsidiaries that, individually or in the aggregate, are reasonably like to have a Parent Material Adverse Effect.

        4.9    Other Agreements or Understandings.     There are no Contracts between or among the Parent, the Purchaser, or any Affiliate of the Parent, on the one hand, and any member of the board of directors or management of the Company or any of its Subsidiaries that relate in any way to the Company or the transactions contemplated hereby.

        4.10    Brokers.    No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of the Parent or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission payable by the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement.

        4.11    No Other Company Representations or Warranties.     The Parent and the Purchaser hereby acknowledge and agree that, except for the representations and warranties set forth in ARTICLE III (in each case as qualified and limited by the Company Disclosure Schedule), (a) none of the Company or any of its Subsidiaries, or any of its or their respective Affiliates, stockholders or Representatives, or any other Person, has made or is making any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations.

ARTICLE V

CONDUCT OF BUSINESS

        5.1    Covenants of the Company.     Except as expressly required by this Agreement and as set forth in Section 5.1 of the Company Disclosure Schedule or with the Parent's prior written consent, during the Pre-Closing Period, the Company shall, and shall cause each of its Subsidiaries to: (i) conduct and carry on its business in the Ordinary Course of Business; (ii) use its reasonable best efforts to maintain and preserve substantially intact its business organization, insurance coverage, advantageous business relationships and the good will of those having business relationships with it and retain the services of its present officers and key employees; (iii) not take any action that would reasonably be expected to materially adversely affect or delay the ability of any of the parties hereto from obtaining any necessary approvals required by this Agreement, performing its covenants or agreements hereunder, or otherwise materially delay or prohibit the transactions contemplated by this Agreement; (iv) manage working capital in the Ordinary Course of Business; and (v) use its reasonable best efforts to procure consents, in form reasonably satisfactory to the Parent prior to the Effective Time. Without limiting the generality of the foregoing, except as expressly required by this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedule, or with the Parent's prior written consent, during the Pre-Closing Period the Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, do any of the following:

          (a)   (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities or rights in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities (including any securities convertible into, or exchangeable or exercisable for, any security or any right to acquire any other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except, in the case of this clause (iii), for the acquisition of shares of Company Common Stock (A) from holders of vested Company Stock Options in full or partial payment of the exercise price, (B) from holders of vested Company Stock Options, Company RSUs or Company PSUs in full or partial payment of any applicable Taxes payable by such holder upon exercise or vesting thereof, as applicable, to the extent required or permitted under the terms thereof or required pursuant to applicable Law or (C) from former employees, directors and consultants in accordance with pre-existing agreements providing for the repurchase of shares at their original issuance price or forfeiture of shares for no consideration, in each case under this clause (C) in connection with any termination of services to the Company or any of its Subsidiaries;

          (b)   issue, deliver, sell, grant, pledge or otherwise dispose of or subject to any Lien (other than a Permitted Lien) any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, in each case other than the issuance of shares of Company Common Stock upon (i) the exercise of Company Stock Options outstanding on the date of this Agreement, (ii) the settlement of Company RSUs or PSUs outstanding on the date of this Agreement or (iii) the exercise of the Warrant;

          (c)   amend or modify the Company Charter or the Company By-laws or any certificate of incorporation or bylaws or similar organization documents of any Subsidiary of the Company;

          (d)   acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole, except purchases of inventory and raw materials in the Ordinary Course of Business;

          (e)   sell, divest, lease, license, pledge, or otherwise dispose of or subject to any Lien (other than a Permitted Lien) any properties or assets of the Company or of any of its Subsidiaries other than in the Ordinary Course of Business;

          (f)    adopt any stockholder rights plan, "poison pill," anti-takeover plan or other similar agreement;

          (g)   (i) incur any Indebtedness or guarantee any such Indebtedness of another Person (other than (x) to the Company or one of its wholly owned Subsidiaries or (y) letters of credit or similar arrangements issued to or for the benefit of suppliers and manufacturers in the Ordinary Course of Business), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in, any other Person, other than the Company or any of its direct or indirect wholly owned Subsidiaries or (iv) initiate, solicit, encourage, discuss, negotiate, prepare for, facilitate or otherwise incur any liabilities, costs or expenses with respect to, any of the foregoing in clauses (i) through (iii);

          (h)   make any capital expenditures or other expenditures with respect to property, plant or equipment to the extent that such expenditures would result in the aggregate expenditures for the Company and its Subsidiaries, taken as a whole, for any fiscal quarter exceeding the aggregate amount specified for such line item in the Company's capital expenditure plan set forth on Section 5.1(h) of the Company Disclosure Schedule by more than the greater of 10% and $10,000; provided that if the expenditures with respect to any line item in a fiscal quarter are less than the amount specified for such line item for such fiscal quarter in the Company's capital expenditure plan set forth on Section 5.1(h) of the Company Disclosure Schedule (as the same may have been increased by this proviso with respect to shortfalls in prior fiscal quarters), the amount of such line item for the next fiscal quarter shall be deemed increased by the amount of such shortfall (and for the avoidance of doubt, such line item for the next fiscal quarter (as increased by the amount of such shortfall) shall be given the benefit of this proviso);

          (i)    terminate, cancel or make any changes to the structure, limits or terms and conditions of any of the Insurance Policies, including allowing such policy to expire without renewing such policy or seeking comparable replacement coverage, or materially prejudicing rights to insurance payments or coverage other than in the Ordinary Course of Business;

          (j)    sell, assign, transfer or exclusively license any Company Intellectual Property, permit the lapse of any right, title or interest to any Company Intellectual Property, including any Intellectual Property listed on Section 3.11(c) of the Company Disclosure Schedule, or terminate, cancel or amend any Company Material Contract in respect of Company Intellectual Property other than in the Ordinary Course of Business;

          (k)   except as required in connection with the Restatement and any Restatement-Related Events, (i) make any material changes in accounting methods, principles or practices, except insofar as are required by a change in GAAP, (ii) make, revoke, amend or change any material Tax election, (iii) change any annual Tax accounting period, (iv) change any method of Tax accounting, (v) enter into any closing agreement or otherwise settle any Tax claim or assessment, (vi) file any amended income Tax Return, (vii) extend or waive the application of any statute of limitations regarding the assessment or collection of Tax (except with respect to routine extensions relating to the initial filing of a Tax Return or routine audits), (viii) apply for or pursue any Tax ruling, (ix) execute any power of attorney in respect of any Tax matter, or (x) take any action to deny the availability of any material election relating to Taxes;

          (l)    (i) adopt, enter into, terminate or amend any Material Employment Agreement, any material Company Employee Plan or any collective bargaining agreement, (ii) other than as required by the terms of any Company Employee Plan in effect on the date hereof, increase the compensation or benefits of, or pay any bonus to, any director, executive officer or employee (except for annual increases of salaries in the Ordinary Course of Business), (iii) hire, terminate or promote, any employee with annualized cash compensation of $100,000 or more other than in the Ordinary Course of Business or to the extent necessary to replace a terminated employee, (iv) take any action to accelerate, or that would reasonably be expected to result in the acceleration of, the payment, right to payment or vesting of any compensation or benefits, including any outstanding Company Stock Options, Company RSUs or Company PSUs, other than as contemplated by this Agreement, or (v) grant, pay or award, or promise to grant, pay or award, severance, separation, termination or similar benefits or any stock-based or stock-related awards to any employee, consultant or director, other than severance, separation, termination or similar benefits under a Company Employee Plan in effect on the date hereof, provided that the Parent's prior written consent thereto shall have been obtained to the extent required under Section 5.1(l)(iii);

          (m)  enter into any Contract that (A) purports to limit, curtail or restrict the ability of the Company or any Company Subsidiary to compete in any business or with any Person or solicit for services in any geographic area; (B) contains a grant of exclusivity; (C) provides any third party with access to source code for any Software owned or licensed by the

  Company or any of its Subsidiaries, or that provides for such source code to be put in escrow or a similar arrangement, or otherwise grants a license to such source code, for the benefit of a third party (including upon the occurrence of specified events); or (D) contains "most favored nation" terms by the Company or any Company Subsidiary to any other Person;

          (n)   settle any threatened or pending Proceeding against the Company other than those that: (A) do not involve the payment by the Company or any of the Company's Subsidiaries of monetary damages in excess of $150,000 in any individual instance, or $300,000 in the aggregate, plus applicable reserves and any applicable insurance coverage, and do not involve any injunctive or other non-monetary relief or impose restrictions on the business or operations of the Company or any of the Company's Subsidiaries; and (B) provide for a complete release of the Company and the Company's Subsidiaries, as applicable, from all claims and do not provide for any admission of liability by the Company or any of the Company's Subsidiaries;

          (o)   other than with the Parent's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, settle any threatened or pending Proceeding in connection with or related to the Restatement or any Restatement-Related Events, or take any other action in connection with or related to the Restatement or any Restatement-Related Events that would, or is reasonably likely to, incur any liability or other cost or expense that is not de minimis in nature with respect to, or that would otherwise be adverse to, the Company or its Subsidiaries or their ongoing business operations, including any expenditures with respect to any third party auditors, accountants, legal counsel, or otherwise;

          (p)   incur any liability or other cost or expense with respect to any third party service providers, including any third party auditors, accountants, legal counsel or investment bankers other than in the Ordinary Course of Business or in connection with the consummation of the Transactions as contemplated by this Agreement; provided that, notwithstanding anything to the contrary, engaging in or conducting an audit of the Company or its Subsidiaries shall not be considered in the "Ordinary Course of Business" except to the extent the Parent's prior written consent to such action is not required under Section 5.1(q);

          (q)   engage or otherwise hire an auditor or other third-party for purposes of conducting an audit of the Company or its Subsidiaries unless such engagement would automatically terminate upon the consummation of the Merger or is terminable at the Company's discretion and the Company is not obligated to incur, and does not incur, expenses thereunder in excess of de minimis expenses;

          (r)   enter into any Company Affiliate Transaction;

          (s)   enter into any new line of business;

          (t)    enter into a new agreement or arrangement with respect to the voting or registration of shares of Company Common Stock or any capital stock of the Company's Subsidiaries;

          (u)   enter into, assume, grant any waiver under or amend any Company Material Contract or any Contract that would constitute a Company Material Contract if it was entered into prior to the date hereof if such action or Contract (i) would be outside the Ordinary Course of Business, (ii) would require authorization of the Chief Executive Officer of the Company or the board of directors of any Subsidiary of the Company under the approval authorities policies of the Company made available to the Parent prior to the execution of this Agreement, or (iii) in the case of Company Material Contracts with customers of the Company that (A) would reasonably be expected to result in $350,000 or more of annual recurring revenue or would result in $350,000 or more of one-time revenue or (B) would require authorization of the Chief Revenue Officer or Chief Financial Officer of the Company under the customer contract authority rules of the Company made available to the Parent prior to the execution of this Agreement;

          (v)   terminate (partially or completely), cancel, fail to renew in the Ordinary Course of Business, or take or omit to take any action that would reasonably be expected to cause or result in a material breach of or default, under any Company Material Contract (provided, that notwithstanding the foregoing, the Company shall not, and shall cause each of its Subsidiaries not to, renew any Company Lease for a term that would extend beyond the Outside Date without the Parent's prior written consent);

          (w)  merge or consolidate the Company or any Company Subsidiary with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company, other than the merger of one or more Company Subsidiaries with or into one or more other Company Subsidiaries;

          (x)   repatriate or otherwise transfer cash from any Company Subsidiary located outside the United States other than in the Ordinary Course of Business;

          (y)   terminate or permit any Company Permit to lapse, other than in accordance with the terms and regular expiration of any Company Permit, or fail to apply on a timely basis for any renewal of any renewable Company Permit, except to the extent such termination, lapse or failure to apply for renewal would otherwise have been permitted to occur in the Ordinary Course of Business;

          (z)   enter into any pay or performance guarantees or agreements to indemnify any other Person other than in the Ordinary Course of Business consistent with past practice or under which neither the Company nor any Company Subsidiary will have any obligations following the Effective Time; or

          (aa) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

 ARTICLE VI

ADDITIONAL AGREEMENTS

        6.1    Acquisition Proposals.

          (a)    Go-Shop Period.    Notwithstanding any other provision of this Agreement to the contrary, during the Go-Shop Period, the Company and its Subsidiaries and Representatives shall have the right to directly or indirectly: (i) solicit or initiate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, including by way of furnishing to any Person any non-public information concerning the Company or its Subsidiaries, and (ii) continue and otherwise participate in any discussions or negotiations regarding, and furnish to any Person any non-public information concerning the Company or its Subsidiaries for the purpose of encouraging or facilitating, any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; provided that in either case, the Company shall promptly provide or make available (and in any event within one (1) Business Day) to the Parent any information concerning the Company or its Subsidiaries that is provided to any Person that was not previously provided or made available to the Parent or its Representatives and any non-public information concerning the Company or its Subsidiaries that is provided to any Person shall be subject to an Acceptable Confidentiality Agreement. If prior to the expiration of the Go-Shop Period, the Company has received an Acquisition Proposal that the Company Board determines in good faith constitutes, or would be reasonably expected to lead to, a Superior Proposal from an Extended Go-Shop Party (provided, that if financing is required as a condition to such third party's obligations under such Acquisition Proposal such third party shall have (A) entered into binding commitments for equity financing in an amount at least equal to the lesser of (1) the total amount of such required financing and (2) the aggregate amount covered under the Equity Commitment Letter and (B) received draft debt commitments (which, for the avoidance of doubt, need not have been executed) with respect to any amount of such financing that is not covered by such binding equity commitments) (a "Qualified Extended Go-Shop Proposal"), the Company and its Subsidiaries and Representatives shall have the right to continue or otherwise furnish non-public information concerning the Company or its Subsidiaries and participate in any discussions or negotiations solely regarding such Qualified Extended Go-Shop Proposal from such Extended Go-Shop Party until the expiration of the Extended Go-Shop Period. The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person pursuant to this Section 6.1 which prohibits the Company or its Representatives from providing such information to the Parent that is required to be disclosed pursuant to this Section 6.1. As promptly as reasonably practicable, and in any event within one (1) Business Day following the expiration of the Go-Shop Period, the Company shall deliver to the Parent a written notice setting forth the identity of each Extended Go-Shop Party and each other Person that, to the Knowledge of the Company, has (or is expected to have) a material equity interest in the Qualified Extended Go-Shop Proposal proposed by such Extended Go-Shop Party and the material terms and provisions of any such Qualified Extended Go-Shop Proposal.

          (b)    No-Shop Period.    Except as set forth in this Section 6.1 (including Section 6.1(g)), from the date of this Agreement and until the Specified Time, neither the Company nor any of its Subsidiaries shall, and the Company shall cause its Representatives not to, directly or indirectly:

              (i)  solicit, initiate, knowingly facilitate (including by way of furnishing information) or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; or

             (ii)  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information for the purpose of encouraging or facilitating, any Acquisition Proposal.

        If at any time after the expiration of the Go-Shop Period, and prior to the earlier of the Acceptance Time and the Company Stockholder Approval, following the receipt by the Company of an unsolicited bona fide written Acquisition Proposal, that the Company Board determines in good faith (i) constitutes, or would reasonably be expected to lead to, a Superior Proposal and (ii) after consultation with outside legal counsel, that the failure to take the actions set forth in clauses (A) and (B) below with respect to such unsolicited bona fide written Acquisition Proposal would be inconsistent with its fiduciary duties, then the Company may, in response to such unsolicited bona fide Acquisition Proposal, (A) furnish non-public information with respect to the Company and its Subsidiaries to any Qualified Person (and the Representatives of such Qualified Person) pursuant to an Acceptable Confidentiality Agreement, so long as any information provided under this clause (A) has previously been provided or made available to the Parent or is provided or made available to the Parent substantially concurrently with the time it is provided to such Person (and in any event within one (1) Business Day) if it has not been provided or made available to the Parent previously, and (B) engage in discussions or negotiations (including solicitation of revised Acquisition Proposals) with any such Qualified Person (and the Representatives of such Qualified Person) regarding such unsolicited Acquisition Proposal.

          (c)    No Change in Recommendation or Alternative Acquisition Agreement.    Prior to the Specified Time:

              (i)  the Company Board shall not, except as set forth in this Section 6.1, withhold, withdraw, qualify or modify, in a manner adverse to the Parent, the approval or recommendation by the Company Board with respect to the Offer or the Company Voting Proposal (such approval or recommendation, the "Company Board Recommendation");

             (ii)  the Company shall not (A) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by any Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in the circumstances referred to in Section 6.1(a) or (b)) requiring the Company to abandon, terminate or fail to consummate the Transactions or breach its obligations hereunder or (B) terminate, amend, release, modify or fail to enforce any provision (including any standstill), or grant any waiver or request under any confidentiality, standstill or similar agreement (including an Acceptable Confidentiality Agreement);

            (iii)  the Company Board shall not, except as set forth in this Section 6.1, adopt, approve, recommend, endorse or otherwise declare advisable to the stockholders of the Company any Acquisition Proposal;

            (iv)  the Company Board shall not fail to include the Company Board Recommendation in either the Schedule 14D-9 or the Proxy Statement;

             (v)  the Company Board shall not fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten Business Days after the commencement of such Acquisition Proposal; and

            (vi)  within five (5) Business Days following a written request by the Parent for the Company to reaffirm the Company Board Recommendation following the date any Acquisition Proposal or any material modification thereto is first published or sent to the stockholders of the Company, issue a press release that reaffirms the Company Board Recommendation, provided that the Company shall not be required to issue more than one such press release with respect to each such Acquisition Proposal or material modification thereto.

          Any of the actions contemplated by this Section 6.1(c) shall be a "Company Board Recommendation Change."

          (d)   Notwithstanding the foregoing or anything to the contrary set forth in this Agreement (including the provisions of this Section 6.1), at any time prior to the earlier of the Acceptance Time and the Company Stockholder Approval, the Company Board may effect a Company Board Recommendation Change (i) in response to a Superior Proposal actually received by the Company, if (A) the Company Board shall have determined in good faith (after consultation with outside legal counsel) that such proposal is a Superior Proposal and that the failure to effect a Company Board Recommendation Change would be inconsistent with its fiduciary obligations under applicable Law; (B) the Company has notified the Parent in writing that it intends to effect a Company Board Recommendation Change, describing in reasonable detail the reasons for such Company Board Recommendation Change (a "Recommendation Change Notice") and provided the identity of the party making such Superior Proposal and a copy of any unredacted inquiry, proposal, offer and proposed transaction agreements received by the Company or its Representatives from such party or its Representatives in connection therewith (it being understood that the Recommendation Change Notice itself shall not constitute a Company Board Recommendation Change for purposes of this Agreement); (C) the Company shall have made its Representatives available to negotiate with the Parent's Representatives regarding any proposed modifications to the terms and conditions of this Agreement during the four (4) Business Day period following delivery by the Company to the Parent of such Recommendation Change Notice; and (D) if the Parent shall have delivered to the Company a written proposal to alter the terms or conditions of this Agreement during such four (4) Business Day period, the Company Board shall have determined in good faith (after consultation with outside legal counsel and its financial advisors), after considering the terms of such offer by the Parent, that the failure to effect a Company Board Recommendation Change would still be inconsistent with its fiduciary obligations under applicable Law; provided that the Company Board may not effect a Company Board Recommendation Change pursuant to the foregoing if any such Superior Proposal resulted from a breach by the Company of this Section 6.1; provided, further, that every subsequent material revision or material modification to such Superior Proposal shall require a new Recommendation Change Notice sent by the Company to the Parent pursuant to the preceding clause (B) and a new two (2) Business Day "matching" period under the preceding clauses (C) and (D) in lieu of another four (4) Business Day "matching" period as initially provided under the preceding clauses (C) and (D); or (ii) other than in connection with a Superior Proposal, an event, fact, circumstance, development or occurrence that affects the business assets or operations of the Company that is unknown (and is not reasonably foreseeable) to the Company Board as of the date of this Agreement becomes known to the Company Board prior to the earlier of the Acceptance Time and obtaining the Company Stockholder Approval and the Company Board has concluded in good faith, following consultation with its outside legal counsel, that failure to withdraw, modify or amend the Company Board Recommendation would be inconsistent with its fiduciary obligations under applicable Law (an "Intervening Event"), if the Company complies with the requirements set forth in clauses (i)(B), (i)(C) and (i)(D) (including any provisos) immediately above (and for such purposes, each reference to "Superior Proposal" shall be deemed to be replaced with "Intervening Event"). The Company agrees that any violation of this Section 6.1 by any Subsidiary or Representative of the Company or any Representative of any Subsidiary shall be deemed a breach of this Section 6.1 by the Company.

          (e)    Notices to the Parent.    Beginning on the date that is three (3) Business Days prior to the expiration of the Go-Shop Period or, if there is an Extended Go-Shop Period, the date that is three (3) Business Days prior to the expiration of Extended Go-Shop Period, the Company (i) shall advise the Parent orally and in writing of the receipt by the Company or any of its Subsidiaries, or any of its or their respective Representatives, of any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations from a Qualified Go-Shop Party (including any Extended Go-Shop Party) regarding any Acquisition Proposal, specifying the material terms and conditions thereof and the identity of the Qualified Go-Shop Party (including any Extended Go-Shop Party) making the Acquisition Proposal or request, (ii) deliver to the Parent unredacted copies of all inquiries, proposals, offers and proposed transaction documents received by the Company or any of its Representatives from any such Qualified Go-Shop Party (including any Extended Go-Shop Party) or its Representatives relating to any such Acquisition Proposal, and (iii) advise the Parent orally or in writing of any material modifications to the financial or other material terms and conditions of such Acquisition Proposal, in each case on a current basis (and in any event within 24 hours following the Company's receipt thereof).

          (f)    Certain Permitted Disclosure.    Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall prohibit the Company, any of its Subsidiaries or the Company Board from (i) taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act if the Company Board determines, after consultation with outside legal counsel, that failure to so disclose such position would constitute a violation of applicable Law; provided that any such disclosure (other than a "stop, look and listen" statement) shall be deemed to be a Company Board Recommendation Change unless the Company Board expressly publicly reaffirms the Company Board Recommendation, (ii) making any "stop, look and listen" statement contemplated by Rule 14d-9(f) under the Exchange Act or (iii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside legal counsel, failure to so disclose would be inconsistent with its obligations under applicable Laws; provided that any such disclosure (other than a "stop, look and listen" statement) shall be deemed to be a Company Board Recommendation Change unless the Company Board expressly publicly reaffirms the Company Board Recommendation.

          (g)    Cessation of Ongoing Discussions.    From and after the expiration of the Qualified Go-Shop Period, the Company shall, and shall cause its Subsidiaries and Representatives to, cease immediately all other discussions and negotiations regarding any Qualified Go-Shop Proposal or Qualified Extended Go-Shop Proposal, if applicable and the Company shall request that each such Go-Shop Party (including any Extended Go-Shop Party) promptly return to the Company or destroy any non-public information concerning the Company or its Subsidiaries that was previously furnished or made available to such Person or any of its Representatives by or on behalf of the Company or its Representatives in accordance with the terms of the Acceptable Confidentiality Agreement in place with such Person.

        6.2    Preparation of Proxy Statement; Company Stockholder Approval of the Merger.

          (a)   Provided there shall not have been a valid termination of this Agreement pursuant to Section 8.1, as promptly as reasonably practicable after the date of commencement of the Offer (and in any event within seven (7) Business Days after the date of commencement of the Offer) the Company shall promptly prepare and cause to be filed with the SEC the preliminary Proxy Statement; provided, however, that the Company shall give the Parent and its counsel reasonable opportunity to review and comment on the initial preliminary Proxy Statement and all subsequent forms or versions of or amendments to the Proxy Statement prior to the filing thereof with the SEC or dissemination to the holders of shares of Company Common Stock and the Company shall consider such comments (that are provided in a timely manner) in good faith; and provided, further, that the Parent and the Purchaser shall promptly supply to the Company in writing, for inclusion in the Proxy Statement, all information concerning the Parent and the Purchaser and their Affiliates required under applicable Laws to be included in the Proxy Statement or as is otherwise reasonably requested by the Company. Subject to Section 6.1, the Company shall include the Company Board Recommendation and the Fairness Opinion, together with a summary thereof in customary form, in the Proxy Statement. The Company shall respond to any comments of the SEC or its staff and shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the date the Proxy Statement is cleared by the SEC (such date, the "Proxy Clearance Date"). The Company shall provide the Parent and its counsel with a copy of any written comments or telephonic notification of any oral comments the Company or its counsel may receive from the SEC with respect to the initial preliminary Proxy Statement and all subsequent forms or versions of or amendments to the Proxy Statement promptly after the receipt thereof, shall consult with the Parent and its counsel prior to responding to any such comments, and shall provide the Parent and its counsel with a copy of any written responses thereto and telephonic notification of any oral responses thereto of the Company or its counsel. The Company shall respond to any such comments as promptly as practicable after they are received. The Company shall cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of Law and the rules and regulations promulgated thereunder. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, the Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.

          (b)   If a Conversion Event has occurred, the Company shall, as soon as reasonably practicable following the Proxy Clearance Date and in accordance with the Company Charter and Company By-laws and applicable Law, establish a record date for, duly call, give notice of, convene and hold a Company Meeting for the purpose of obtaining the Company Stockholder Approval. The Company shall, through the Company Board, declare that this Agreement is advisable and recommend to its stockholders adoption of this Agreement; provided that the Company shall not have the foregoing obligation if there shall have been a Company Board Recommendation Change. Notwithstanding the foregoing, the Company may adjourn or postpone the Company Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company's stockholders or, if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting; provided that no adjournment may be to a date on or after two (2) Business Days prior to the Outside Date.

          (c)   Notwithstanding the foregoing, if, following the Offer Closing, the expiration of any "subsequent offering period" as contemplated by Section 1.1(c) and the exercise, if any, of the Top-Up Option, the Parent and its Affiliates shall own at least 90% of the outstanding shares of the Company Common Stock, the parties shall take all necessary and appropriate action, including with respect to the transfer to Purchaser of all shares of Company Common Stock held by the Parent or its Subsidiaries, to cause the Effective Time to occur as soon as practicable after the Offer Closing without the Company Meeting in accordance with the DGCL.

          (d)   Unless the Company Board shall have effected a Company Board Recommendation Change, the Company shall use reasonable best efforts to solicit proxies in favor of the adoption of this Agreement and shall ensure that all proxies solicited by the Company in connection with the Company Meeting are solicited in compliance with all applicable Laws. Without the prior written consent of the Purchaser, the adoption of this Agreement and the transactions contemplated hereby (including the Merger) shall be the only matter (other than routine procedural matters or other matters relating to the Agreement and the transactions contemplated hereby to the extent required by Law) that the Company shall propose to be acted on by the stockholders of the Company at the Company Meeting.

          (e)   The Parent shall cause all shares of Company Common Stock owned by the Parent or any of its Subsidiaries (including all shares purchased by the Purchaser pursuant to the Offer) to be present at the Company Meeting so as to be counted for quorum purposes and to be voted in favor of the Company Voting Proposal at the Company Meeting.

        6.3    Confidentiality; Access to Information.

          (a)   Except as expressly modified herein, the Confidentiality Agreement shall automatically terminate at the Effective Time and the "standstill" obligations of Marlin

  Management Company, LLC and its Affiliates under the eleventh paragraph of the Confidentiality Agreement shall terminate upon the date of this Agreement.

          (b)   During the Pre-Closing Period, the Company shall (and shall cause each of its Subsidiaries to and shall cause each of its and their respective Representatives to) afford to the Parent's Representatives reasonable access during normal business hours to all of its books, contracts, material operating and financing papers, and records as the Parent shall reasonably request, and, during such period, the Company shall (and shall cause each of its Subsidiaries to and shall cause each of its and their respective Representatives to) furnish promptly to the Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities Laws and (ii) all other information concerning its business, properties and assets as the Parent may reasonably request; provided, however, that the Company shall not be required to permit any inspection or other access, or to disclose any information, (A) in connection with an Acquisition Proposal or a Recommendation Change Notice (except as expressly provided by Section 6.1) or (B) that in the reasonable judgment of the Company (after consulting with outside legal advisors) would (1) violate any legal requirement with respect to privacy, including under any privacy policy, or (2) jeopardize protections afforded the Company under the attorney-client privilege or the attorney work product doctrine; provided that the Company shall use its reasonable best efforts to allow for such access and disclosure in a manner that does not violate applicable privacy Law, attorney-client privilege or the attorney work product doctrine; provided, further, that any such inspection or other access, or such other disclosure of information shall be subject to procedures jointly agreed among the Company's and the Parent's respective outside antitrust counsel. Any such information shall be subject to the Confidentiality Agreement for so long as it is in effect; provided that to the extent of this Section 6.3 conflict with any of the terms of the Confidentiality Agreement, this Section 6.3 shall control. The Company shall (and shall cause each of its Subsidiaries to and shall cause each of its and their respective Representatives to) permit the Parent's officers and other employees and Representatives to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of the Company and the Company Subsidiaries responsible for the Company's financial statements and the internal controls of the Company to discuss such matters as the Parent may reasonably deem necessary or appropriate in order to enable the Parent to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto or otherwise in connection with the Transactions, including with respect to the Restatement Related Events and any security holder litigation.

          (c)   Except to the extent prohibited by Law, during the Pre-Closing Period, the Company shall (and shall cause each of its Subsidiaries to and shall cause each of its and their respective Representatives to), within a reasonable time following the request thereof by the Parent, use reasonable best efforts to arrange meetings and telephone conferences between the customers, licensors, partners, vendors and suppliers of the Company and its Subsidiaries on the one hand, and the Parent and the Purchaser, their Affiliates, and each of their respective Representatives, on the other hand. Except as set forth in the preceding sentence, prior to the Closing, neither the Parent nor the Purchaser shall (and each shall cause its Affiliates and Representatives not to), except in the Parent's or any of its Affiliate's Ordinary Course of Business, contact or communicate with any of the customers, licensors, partners, vendors or suppliers of the Company or any of its Subsidiaries, without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

        6.4    Legal Conditions to the Merger.

          (a)   Subject to the terms hereof, including Section 6.1 and Section 6.4(c), each party hereto shall each use its reasonable best efforts to:

              (i)  take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable;

             (ii)  as promptly as practicable, (A) obtain any consents, licenses, permits, waivers, approvals, authorizations, or Orders required to be obtained by such party (or any of its Subsidiaries) from any Governmental Entity in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) except as directed by the Parent, give all notices required to be given to, and to use commercially reasonable efforts (in lieu of reasonable best efforts), with the reasonable cooperation of the other parties hereto, to obtain those material consents, approvals or authorizations of any third parties (other than any Governmental Entity which shall be governed by Section 6.4(a)(ii)(A)) that are required in connection with the transactions contemplated by this Agreement under the Company Material Contracts; provided, however, that, in each case, in no event shall either party or any of their respective Subsidiaries be required to pay any out-of-pocket monies or agree to any material undertaking with third parties in connection with any of the foregoing; and provided, further, that the absence of any notice to, or consent, approval or authorization of, any third party resulting from the direction of the Parent pursuant to Section 6.4(a)(ii)(B) shall in no event be considered to be a breach of a representation or warranty of the Company under this Agreement;

            (iii)  as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Offer and the Merger required under (A) the Exchange Act, and any other applicable federal or state securities Laws, (B) the HSR Act and any related governmental request thereunder and (C) any other applicable Law;

            (iv)  contest and resist any action, including any administrative or judicial action, and seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order (whether temporary, preliminary or permanent) (a "Restrictive Order") that has the effect of prohibiting consummation of the Offer or making the Merger illegal or otherwise prohibiting, preventing, restraining or materially delaying the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement; and

             (v)  execute or deliver any additional instruments necessary, or reasonably requested by the other party, to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

  The parties hereto shall cooperate with each other in connection with the making of all such filings and submissions contemplated by the foregoing clauses (ii) or (iii), including providing copies of all such documents to the non-filing Person and its advisors prior to filing to the extent permitted by applicable Law and, to the extent reasonably practicable, provide the other parties an opportunity to review and provide comments in connection therewith. Each party hereto shall use its reasonable best efforts to furnish to each other party hereto all information required for any application or other filing to be made pursuant to any applicable Law (including all information required to be included in the Proxy Statement (as contemplated by this Agreement) to be sent to the stockholders of the Company in connection with seeking the Company Stockholder Approval) in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, nothing contained in this Section 6.4(a) shall limit any obligation under any other provision in this Section 6.4.

          (b)   Without limiting the generality of anything contained in this Section 6.4, each of the Parent and the Company shall (i) as promptly as practicable and in any event within ten (10) Business Days following the date of this Agreement, if required, make an appropriate filing of a Notification and Report Form pursuant to the HSR Act (including seeking early termination of the waiting period under the HSR Act) with respect to the transactions contemplated by this Agreement and (ii) as promptly as practicable make any filings required or advisable under other applicable Antitrust Laws. None of the Parent, the Purchaser or the Company shall commit to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act or other applicable Antitrust Laws or enter into a timing agreement with any Governmental Entity, without the prior written consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed).

          (c)   Subject to the terms hereof, the parties hereto shall, and shall cause each of their respective Affiliates to, cooperate and use their respective reasonable best efforts to obtain any government clearances or approvals required for the Closing under any applicable Antitrust Law, to respond to any government requests for information under any applicable Antitrust Law, to cause any waiting periods under any applicable Antitrust Law to expire or be terminated and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Restrictive Order. The parties hereto shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with Proceedings under or relating to any Antitrust Law. To the extent permitted by Law or Governmental Entities reviewing the Transactions, the parties shall provide each other the opportunity to participate in meetings and other substantive conversations with such Governmental Entities.

          (d)   Notwithstanding anything to the contrary in this Agreement, (i) none of the Parent, the Purchaser or any other Affiliate of the Parent shall be required to sell, divest, convey or hold separate or otherwise take any other action (and the Company will not undertake any such action without the Parent's prior written consent) that limits the Parent's and its Affiliates' freedom of action with respect to, or their ability to retain, particular products, assets or businesses of the Parent or the Company or their respective Subsidiaries, (ii) none of the Parent, the Purchaser or any other Affiliate of the Parent, or the Company or any of its

  Subsidiaries, shall be required to take or agree to take any action with respect to its business or operations in connection with Proceedings under or relating to any Antitrust Law, and (iii) none of the Parent, the Purchaser or any other Affiliate of the Parent, or the Company or any of its Subsidiaries, shall be required to compensate any third party, commence or participate in litigation or offer or grant any accommodation (financial or otherwise) to any third party to obtain any consent or approval under or relating to any Antitrust Law.

        6.5    Public Disclosure.     Except as may be required by applicable Law, (a) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Parent and (b) thereafter, the Parent and the Company shall give notice to the other party before issuing any other press release or otherwise making any public statement with respect to the Offer, the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to receiving the consent of the other party authorizing such release or statement (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that these restrictions shall not apply to any Company communications in connection with an Acquisition Proposal or a Company Board Recommendation Change.

        6.6    Indemnification.

          (a)   From and after the Closing, the Surviving Corporation shall indemnify, defend and hold harmless each Indemnified Party against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer, director, manager, employee or agent of the Company or any of its Subsidiaries or, while a director, manager or officer of the Company or any of its Subsidiaries, is or was serving at the request of the Company or one of its Subsidiaries as a director, manager, officer, employee or agent of another Person, whether asserted or claimed prior to, at or after the Effective Time, to the extent currently provided for in the Company Charter. Each Indemnified Party will be entitled to advancement of expenses (including attorneys' fees) incurred in the defense of any such Proceeding from each of the Parent and the Surviving Corporation on terms no less favorable than provided in the Company Charter; provided that any Indemnified Party to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnified Party is not entitled to indemnification under applicable Law. Without limitation of the foregoing or any other provision of this Section 6.6, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party, whether provided in the certificate of incorporation or bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, shall survive the Merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

          (b)   The Company shall, prior to the earlier of the Acceptance Time and the Closing, purchase a Reporting Tail Endorsement, provided that the Company does not pay more than six times the Maximum Premium for such Reporting Tail Endorsement; provided, further, that if the Company is unable to purchase a Reporting Tail Endorsement for six times the Maximum Premium or less, the Company shall instead purchase as much directors' and officers' liability insurance as can be obtained for the six years following the earlier of the Acceptance Time and the Closing for an annualized premium not in excess of the Maximum Premium.

          (c)   From the Effective Time through the six-year anniversary of the date on which the Effective Time occurs, the certificate of incorporation and bylaws of the Surviving Corporation shall contain, and the Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable in the aggregate with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are set forth in the Company Charter and the Company By-laws.

          (d)   In the event the Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Parent or the Surviving Corporation, as the case may be, shall expressly assume and succeed to the obligations set forth in this Section 6.6.

        6.7    Notification of Certain Matters.

          (a)   During the Pre-Closing Period, the Parent shall give prompt notice to the Company, and the Company shall give prompt notice to the Parent, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such Person (or, in the case of the Parent's obligation to provide notice, any representation or warranty of the Purchaser) contained in this Agreement to be untrue or inaccurate (i) in the case of any representation or warranty of the Company, in any manner that would result in the failure of the condition set forth in clause (c)(ii) of Annex I or Section 7.2(a) or (ii) in the case of any representation or warranty of the Parent or the Purchaser, in any manner that would result in a Parent Material Adverse Effect, in each case at any time from and after the date of this Agreement until the earlier of the Acceptance Time and the Closing or (b) any material breach by such Person (or, in case of the Parent's obligation to provide notice, any material breach by the Purchaser) of any covenant or agreement set forth in this Agreement, in each case at any time from and after the date of this Agreement until earlier of the Acceptance Time and the Closing. The parties hereto agree that the compliance or failure to comply with this Section 6.7 shall not be taken into account for purposes of determining whether the conditions set forth in clause (c)(iii) of Annex I, Section 7.2(b), or Section 7.3(b) have been satisfied.

          (b)   During the Pre-Closing Period, the Company shall provide to Parent:

              (i)  (A) as promptly as reasonably practicable (but in any event within 30 days after the end of each fiscal quarter, or, in the case of the Company's consolidated balance sheet as of March 31, 2017, by May 31, 2017), interim quarterly financial statements of the Company and its Subsidiaries on a consolidated basis for the quarterly accounting period then ended and (B) as promptly as reasonably practicable (but in any event within 20 days after the end of each calendar month, or, in the case of the Company's consolidated balance sheet as of April 30, 2017, by May 31, 2017), interim monthly financial statements of the Company and its Subsidiaries on a consolidated basis for the monthly accounting period then ended, that in each case (x) have been prepared in good faith by the Company in conformity with the books and records of the Company, (y) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby and (z) are otherwise prepared in a manner consistent with the Unaudited Financial Statements as described in Section 3.5(b) that were previously provided to the Parent; and

             (ii)  as promptly as reasonably practicable (but in any event within two (2) Business Days) after receipt by the Company, copies of any and all Orders, complaints, motions, correspondence, statements, reports and revisions thereto with respect to the Restatement or any Restatement-Related Event within the Company's possession, whether prepared by Representatives of the Company or any of its Affiliates or Subsidiaries or otherwise, and the Company shall otherwise keep Parent reasonably informed of any material change in the status or new material developments with respect to the Restatement or any Restatement-Related Events.

        6.8    Employee Benefits Matters.

          (a)   From and after the Effective Time, the Parent shall, and shall cause the Surviving Corporation to, carry out all employer responsibilities under all Company Employee Plans and all employment, severance and termination plans and agreements, in each case in accordance with their terms as in effect immediately before the Acceptance Time. Subject to the foregoing, for a period of one year following the Effective Time, the Parent shall provide, or shall cause to be provided, to each Company Employee (i) a total compensation package (including base salary, commissions program, annual bonus target and the value of annual target equity awards) no less favorable in the aggregate than the total compensation package (excluding any equity or equity-based awards) in effect immediately before the Effective Time and (ii) other employee benefits that are substantially comparable, in the aggregate, to the other benefits provided to such employees immediately before the Effective Time. Comparability does not require the Parent to establish severance, retention, equity, equity-based or change in control arrangements similar to those in effect before the Effective Time, provided that it carries out the pre-Effective Time agreements.

          (b)   For purposes of vesting and eligibility to participate under the New Plans, each Company Employee shall, subject to applicable Law and applicable tax qualification requirements, be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar

  Company Employee benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits or provide service for defined benefit plans or post-employment medical benefits. In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is of the same type as under the Company Employee Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"), and (ii)(A) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Company Employee, the Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plan of the Company or its Subsidiaries in which such Company Employee participated immediately prior to the Effective Time and (B) the Parent shall use reasonable commercial efforts to cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (c)   If any Company Employee (who is not otherwise a party to an employment agreement, offer letter or similar agreement or arrangement or any amendment or supplement of any of the foregoing, in each case that provides for a different treatment with respect to severance) whose employment is terminated on or prior to the first anniversary of the Effective Time under circumstances under which such Company Employee would have received severance benefits under the Company Severance Practices, the Parent will cause the Surviving Corporation to provide that such Company Employee shall be entitled to severance benefits from the Surviving Corporation that are equal to the greater of (i) the severance benefits that would have been paid under the Company Severance Practices as in existence on the date of this Agreement or (ii) the severance benefits payable under similar circumstances pursuant to a severance plan of the Purchaser or its Subsidiaries as may be in effect at such time for similarly situated United States employees of the Purchaser and its Subsidiaries and giving effect to the provisions of this Section 6.8.

          (d)   All provisions contained in this Agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective parties to this Agreement and shall not create any right (including any third-party beneficiary rights) in any other Person, including any employee or former employee of Company or any of the Company's Subsidiaries or any participant or beneficiary in any Company Employee Plan. Nothing in this Agreement (i) shall require the Parent, the Surviving Corporation or any of their Subsidiaries to continue to employ any particular Company Employee following the Effective Time or to provide any right to a particular term or condition of employment, (ii) shall reduce the existing severance or acceleration benefits in effect on the date of this Agreement for any Company Employee or (iii) shall be construed to prohibit the Parent, the Surviving Corporation or any of their Subsidiaries from amending or terminating any employee benefit plan in accordance with its terms or to amend or create any employee benefit plans or any similar plan or agreement for the Parent or its Affiliates. The provisions of Sections 6.8(a) through 6.8(c) shall not apply to persons employed by the Company or any of its Subsidiaries outside the United States, it being agreed that such persons shall be treated in accordance with applicable law and the terms of any contracts covering them.

          (e)   Following the Closing, the Parent shall, or shall cause the Surviving Corporation to, make cash payments to each Company Employee identified on Section 6.8(e) of the Company Disclosure Schedule on the dates on which the shares of Company Common Stock or Company Common Stock share equivalents set forth with respect to such Company Employee on Section 6.8(e) of the Company Disclosure Schedule would have vested under the applicable vesting schedule set forth on Section 6.8(e) of the Company Disclosure Schedule, each such cash payment to be in the amount equal to the Merger Consideration multiplied by the applicable number of shares or share equivalents that would have vested on the applicable date and to be subject to such Company Employee remaining employed by the Surviving Corporation as of such date of payment; provided that if any such Company Employee is terminated by the Surviving Corporation without cause (as defined in the retention agreement between the Company and such Company Employee in effect as of the date of this Agreement) or resigns his or her position with the Surviving Corporation for good reason (as defined in the retention agreement between the Company and such Company Employee in effect as of the date of this Agreement) within 12 months following the Closing, the Parent shall, or shall cause the Surviving Corporation to, make a cash payment to such Company Employee equal to the Merger Consideration multiplied by the aggregate number of shares and share equivalents set forth with respect to such Company Employee on Section 6.8(e) of the Company Disclosure Schedule that would have remained unvested (under the applicable vesting schedule set forth on Section 6.8(e) of the Company Disclosure Schedule) as of the date of such Company Employee's termination or resignation; further provided that, no amount payable under this Section 6.8(e) shall be duplicative of any amount payable under Section 2.9(e).

        6.9    State Takeover Laws.     The Company shall not take any action that would cause any "takeover law" to become applicable to this Agreement or the Transactions. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation is or may become applicable to any of the transactions contemplated by this Agreement, the Company shall use its reasonable best efforts to (a) take such actions to ensure that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise take all such actions to eliminate or minimize the effects of any such statute or regulation on such transactions.

        6.10    Rule 16b-3.     Prior to the Effective Time, the Company shall take all reasonable steps as may be required to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company and who would otherwise be subject to Rule 16b-3 promulgated under the Exchange Act to be exempt under such rule to the extent permitted by applicable Law.

        6.11    Rule 14d-10 Matters.     Notwithstanding anything herein to the contrary, the Company shall not, from and after the date hereof and until the Effective Time, enter into, establish, amend or modify any plan, program, agreement or arrangement pursuant to which compensation is paid or payable, or pursuant to which benefits are provided, in each case to any current or former director, manager, officer, employee or independent contractor of the Company, unless prior to such entry into, establishment, amendment or modification, the compensation committee of the Company Board (each member of which the Company Board determined is an "independent director" within the meaning of the applicable Nasdaq Marketplace Rules and shall be an "independent director" in accordance with the requirements of Rule 14d-10(d)(2) under the Exchange Act at the time of any such action) shall have taken all such steps as may reasonably be necessary to satisfy the requirements of the non-exclusive safe harbor under Rule 14d-10(d)(2) under the Exchange Act with respect to such plan, program, agreement or arrangement.

        6.12    Financing Cooperation.

          (a)   Each of the Parent and the Purchaser shall use, and shall cause its Affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and use reasonable best efforts to do, or cause to be done, all things necessary, to consummate and obtain the Financing at or prior to the Acceptance Time, or if a Conversion Event shall have occurred, the Closing, on the terms and subject only to the conditions (including the market flex provisions) set forth in the Financing Letters, including using reasonable best efforts to (i) maintain in effect the Financing Letters, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms and subject only to the conditions (including the market flex provisions) set forth in the Debt Commitment Letter (or on terms not materially less favorable to the Parent or the Purchaser than the terms and conditions (including market flex provisions) set forth in the Debt Commitment Letter), (iii) satisfy (and cause its Affiliates to satisfy) on a timely basis all conditions applicable to the Parent and its Affiliates in the Financing Letters and the definitive agreements related thereto at or prior to the Acceptance Time, or if a Conversion Event shall have occurred, the Closing, (iv) enforce its rights under the Financing Letters (provided that, notwithstanding anything to the contrary contained in this Agreement, neither the Parent nor the Purchaser shall be required to commence any legal Proceeding against any Debt Financing Source under the Debt Commitment Letter) and (v) comply with its covenants and other obligations under the Financing Letters. The Parent and the Purchaser shall not, without the prior written consent of the Company, agree to or permit any amendment or modification to be made to, or grant any waiver of any provision under, the Financing Letters or the definitive agreements relating to the Financing if such amendment, modification or waiver would (A) reduce the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount) or (B) impose new or additional conditions precedent to the availability of the Financing or otherwise expand, amend or modify any of the conditions to the Financing, or otherwise expand, amend or modify any other provision of the Financing Letters, in each case, in a manner that could reasonably be expected to delay or prevent the funding of the Financing (or satisfaction of the conditions to the Financing) at or prior to the Acceptance Time, or if a Conversion Event shall have occurred, the Closing. The Parent shall promptly deliver to the Company true and complete copies of any amendment, modification or waiver to or under any Financing Letter.

          (b)   Upon request of the Company, the Parent shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing. The Parent and the Purchaser shall give the Company prompt notice

  (i) of any breach, default, termination or repudiation by any party to any of the Financing Letters or definitive documents related to the Financing of which the Parent or the Purchaser becomes aware, (ii) of the receipt of any written notice or other written communication from any Financing source with respect to any breach, default, termination or repudiation by any party to any of the Financing Letters or any definitive document related to the Financing or any provisions of the Financing Letters or any definitive document related to the Financing, and (iii) of the occurrence of an event or development that could reasonably be expected to delay or prevent the funding of the Financing (or satisfaction of the conditions to the Financing) at or prior to the Acceptance Time, or if a Conversion Event shall have occurred, the Closing. As soon as reasonably practicable, but in any event within five (5) Business Days after the date the Company delivers to the Parent or the Purchaser a written request, the Parent and the Purchaser shall provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence. If any portion of the Debt Financing becomes unavailable on the terms and conditions (including any applicable market flex provisions) contemplated by the Debt Commitment Letter, and such portion is required to fund any portion of the Offer Price or the Merger Consideration or any fees, expenses and other amounts contemplated to be paid by the Parent or the Purchaser pursuant to this Agreement, the Parent and the Purchaser shall use their reasonable best efforts to arrange and obtain in replacement thereof, and negotiate and enter into definitive agreements with respect to, alternative financing from alternative sources in an amount sufficient to consummate the Transactions with terms and conditions (including market flex provisions) not materially less favorable to the Parent and the Purchaser (and their respective Affiliates) than the terms and conditions set forth in the Debt Commitment Letter, as promptly as practicable following the occurrence of such event. The Parent shall deliver to the Company true and complete copies of all material contracts or agreements (including Redacted Fee Letters) pursuant to which any such alternative source shall have committed to provide any portion of the Debt Financing. For purposes of this Section 6.12, references to the "Financing" shall include the financing contemplated by the Financing Letters as permitted to be amended, modified or replaced by this Section 6.12 and references to the "Debt Commitment Letter" shall include such documents as permitted to be amended, modified or replaced by this Section 6.12.

          (c)   Prior to the Acceptance Time, or if a Conversion Event shall have occurred, the Closing, the Company shall use its reasonable best efforts to provide, and to cause its Subsidiaries and Representatives to provide, to the Parent and the Purchaser, in each case at the Parent's sole expense, such reasonable cooperation as is reasonably requested by the Parent in connection with the arrangement of the Debt Financing (or any permitted replacement, amended, modified or alternative financing), provided that all information, documentation, statements, data and reports provided by, or caused to be provided by, the Company, may be so provided subject to the Restatement and the Restatement-Related Events. In no event shall the Company or any of its Subsidiaries be required to bear any cost or expense, pay any fee, enter into any definitive agreement or incur any other liability in connection with the Financing. The Parent shall reimburse (in accordance with Section 10.11) the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of its Subsidiaries or any of their respective Representatives in connection with the Financing, including the cooperation of the Company or any of its Subsidiaries or any of their respective Representatives contemplated by this Section 6.12 and the compliance by the Company or any of its Subsidiaries or any of their respective Representatives with their obligations under this Section 6.12, and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith, except (i) with respect to any historical information provided by the Company or any of its Subsidiaries to be used in connection with the arrangement of the Financing or (ii) to the extent that any such losses, damages, claims, costs or expenses arise as a result of the willful misconduct, bad faith, fraud or gross negligence of the Company, its Subsidiaries or any of their respective Representatives.

          (d)   All non-public or otherwise confidential information regarding the Company obtained by the Parent or the Purchaser or their respective Representatives pursuant to Section 6.12(c) shall be kept confidential in accordance with the Confidentiality Agreement; provided that the Parent may provide such information to potential sources of capital and to rating agencies and prospective lenders and investors during syndication of the Debt Financing (including any permitted alternative financing) subject to customary confidentiality arrangements with such Persons regarding such information.

        6.13    Control of Operations.     Without in any way limiting any party's rights or obligations under this Agreement, (a) nothing contained in this Agreement shall give the Parent or the Purchaser, directly or indirectly, the right to control or direct the Company's operations prior to the Acceptance Time and (b) prior to the Acceptance Time, the Company shall exercise, subject to the terms and conditions of this Agreement, control and supervision over its and its Subsidiaries' operations.

        6.14    Security Holder and Restatement Litigation.     Subject to Section 5.1, during the Pre-Closing Period the Company shall have the right to control the defense and settlement of any Proceeding related to this Agreement, the Offer, the Merger, the other transactions contemplated by this Agreement or the Restatement or any Restatement-Related Events brought by any stockholder of the Company or any holder of the Company's other securities, or any Governmental Entity, against the Company, its Subsidiaries and/or their respective directors or officers; provided, however, that the Company shall give the Parent the opportunity to participate in the defense or settlement of any such Proceeding, and; provided, further, that the Company shall not, and shall cause its Affiliates not to, settle or offer to settle any such Proceeding without the prior written consent of the Parent. None of the Company, the Parent or the Purchaser shall cooperate with any person that may seek to restrain, enjoin, prohibit or otherwise oppose the Transactions, and the Company, the Parent and the Purchaser shall cooperate with the other parties hereto in resisting any such effort to restrain, enjoin, prohibit or otherwise oppose such transactions.

        6.15    Director and Officer Resignations.     The Company shall cause each officer, director or manager of the Company or any of its Subsidiaries, as shall have been requested by the Parent to the Company in writing at least three (3) Business Days prior to the Acceptance Time or the Closing, to tender his or her resignation effective as of the earlier of the Acceptance Time or the Closing, as the case may be.

 ARTICLE VII

CONDITIONS TO MERGER

        7.1    Conditions to Each Party's Obligation To Effect the Merger.     The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (a)    Completion of the Offer.    Except if a Conversion Event shall have occurred, the Parent or the Purchaser shall have accepted for purchase all shares of Company Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer; provided, however, that neither the Parent nor the Purchaser shall be entitled to assert the failure of this condition if, in breach of this Agreement or the terms of the Offer, the Purchaser fails to accept for purchase any shares of Company Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer.

          (b)    Stockholder Approval.    The Company Voting Proposal shall have been adopted at the Company Meeting, at which a quorum is present, by the Required Company Stockholder Vote, if required by the DGCL.

          (c)    Antitrust Approval.    Solely if a Conversion Event shall have occurred, any waiting period (and any extensions thereof) and any approvals or clearances applicable to the consummation of the Merger under the HSR Act shall have expired, or been terminated or obtained, as applicable.

          (d)    No Injunctions.    No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation that is in effect and that has the effect of making the Merger illegal or otherwise prohibiting, preventing, restraining or materially delaying the consummation of the Merger (other than the waiting period under the HSR Act or any other applicable Antitrust Laws).

        7.2    Conditions to Parent's and Purchaser's Obligation To Effect the Merger.     Solely if a Conversion Event shall have occurred, the obligations of the Parent and Purchaser to effect the Merger shall be subject to the satisfaction (or waiver by the party entitled to the benefit thereof) at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company (i) set forth in Section 3.1 (Organization, Standing and Power), Section 3.2 (Capitalization), Section 3.3(a) (Subsidiaries), Section 3.4(a) (Authority) and Section 3.25 (Brokers) shall be true and correct (without giving effect to any "materiality," "in all material respects," "Company Material Adverse Effect" or similar qualifiers) in all respects as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent any such representation and warranty expressly speaks as of an earlier date, in which case as of such earlier date) (other than any inaccuracies in the representations and warranties set forth in Section 3.2 that do not individually or in the aggregate increase the aggregate consideration required to be paid by the Parent and/or the Purchaser under ARTICLE I of this Agreement by more than a de minimis amount); (ii) set forth in ARTICLE III but not referenced by the foregoing clause (i) shall be true and correct (without giving effect to any "materiality," "in all material respects," "Company Material Adverse Effect" or similar qualifiers) as of the date hereof and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)    Agreements and Covenants.    The Company shall have performed or complied in all material respects with its obligations or covenants required by this Agreement to be performed or complied with by it prior to the Closing.

          (c)    No Company Material Adverse Effect.    Since the date of the Agreement, there has not been and there is not reasonably likely to be, individually or in the aggregate, a Company Material Adverse Effect.

          (d)    Officer's Certificate.    The Company shall have delivered to the Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) and have been satisfied.

          (e)    FIRPTA Certificate.    The Company shall have delivered to the Parent an affidavit from the Company, sworn under penalties of perjury, stating that the Company is not and has not been at any time during the five-year period preceding the Closing Date, a United States real property holding corporation (within the meaning of Section 897(c)(2) of the Code), dated as of the Closing Date and in the form and substance required under Treasury Regulation Section 1.897-2(h).

        7.3    Conditions to the Obligations of the Company to Effect the Merger.     Solely if a Conversion Event shall have occurred, the obligations of the Company to effect the Merger shall be subject to the satisfaction (or waiver by the party entitled to the benefit thereof) at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Parent and the Purchaser (i) set forth in Section 4.1 (Organization, Standing and Power), Section 4.2(a) (Authority) and Section 4.10 (Brokers) shall be true and correct (without giving effect to any "materiality," "in all material respects," "Parent Material Adverse Effect" or similar qualifiers) in all respects as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent any such representation and warranty expressly speaks as of an earlier date, in which case as of such earlier date) and (ii) set forth in ARTICLE IV but not referenced by the foregoing clause (i) shall be true and correct (without giving effect to any "materiality," "in all material respects," "Parent Material Adverse Effect" or similar qualifiers) as of the date hereof and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct have not had, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)    Agreements and Covenants.    Each of the Parent and the Purchaser shall have performed or complied in all material respects with its obligations or covenants required by this Agreement to be performed or complied with by it prior to the Closing.

          (c)    Officer's Certificate.    Each of the Parent and the Purchaser shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

        7.4    Frustration of Closing Conditions.     Neither the Company, on the one hand, nor the Parent or the Purchaser considered together, on the other hand, will be entitled to rely on the failure of any condition set forth herein to be satisfied if such failure was primarily due to the failure of such party to perform its obligations under this Agreement.

ARTICLE VIII

TERMINATION AND AMENDMENT

        8.1    Termination.    This Agreement may be terminated and the Offer and the Merger may be abandoned (with respect to Sections 8.1(b) through 8.1(m)), by written notice by the terminating party to the other party or parties):

          (a)   by mutual written consent of the Parent, the Purchaser and the Company at any time prior to the Effective Time;

          (b)   by either the Parent or the Company at any time prior to the Acceptance Time (or if a Conversion Event shall have occurred, the Closing) and after the Outside Date if the Acceptance Time (or if a Conversion Event shall have occurred, the Closing) shall not have occurred on or before the Outside Date (provided that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party hereto if the failure of such party (or any Affiliate of such party) to fulfill any obligation under this Agreement has been a proximate cause of the failure of the Acceptance Time (or if a Conversion Event shall have occurred, the Closing) to occur on or before the Outside Date);

          (c)   by either the Parent or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting (i) prior to the Acceptance Time, except if a Conversion Event shall have occurred, the acceptance for payment of, and payment for, shares of Company Common Stock pursuant to the Offer or (ii) prior to the Effective Time, the consummation of the Merger; provided, however, that a party hereto shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the failure of such party (or any Affiliate of such party) to fulfill any obligation under this Agreement has been a proximate cause of the issuance of any such order, decree, ruling or the taking of such other action;

          (d)   except if a Conversion Event shall have occurred, by the Parent or the Company if the Offer (as it may have been extended pursuant to Section 1.1) expires (in a circumstance where the Purchaser has no further obligation to extend the Offer pursuant to Section 1.1), without the Purchaser having accepted for purchase any shares of Company Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer; provided, however, that a party hereto shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure of such party (or any Affiliate of such party) to fulfill any obligation under this Agreement has been the proximate cause of the non-satisfaction of any of the conditions set forth in Annex I;

          (e)   solely if a Conversion Event shall have occurred, by either the Parent or the Company, if the Company Stockholder Approval shall not have been obtained at a duly held Company Meeting (including any adjournment or postponement thereof) at which this Agreement has been voted upon;

          (f)    by the Parent, prior to the earlier of the Acceptance Time and, solely if a Conversion Event shall have occurred, the time of the stockholder vote on the Company Voting Proposal, if: (i) the Company Board shall have failed to recommend the tender of shares of Company Common Stock pursuant to the Offer in the Schedule 14D-9 or approval of the Company Voting Proposal or (ii) a tender offer or exchange offer for outstanding shares of Company Common Stock shall have been commenced (other than by the Parent or an Affiliate of the Parent) and the Company Board shall have failed to recommend against acceptance of such tender or exchange offer within 10 Business Days after the commencement of such offer; provided, that any such termination must occur within five (5) Business Days after the Parent was given written notice by the Company of the applicable event triggering the Parent's termination right under this Section 8.1(f);

          (g)   by the Parent, at any time prior to the earlier of the Acceptance Time and, solely if a Conversion Event shall have occurred, the time of the stockholder vote on the Company Voting Proposal, if: (i) the Company Board shall have effected a Company Board Recommendation Change; (ii) the Company Board shall have approved, endorsed or recommended to the stockholders of the Company an Acquisition Proposal (other than the Offer and/or the Merger); (iii) a tender offer or exchange offer for outstanding shares of Company Common Stock shall have been commenced (other than by the Parent or an Affiliate of the Parent) and the Company Board shall have recommended that the stockholders of the Company tender their shares in such tender or exchange offer; or (iv) the Company shall have breached in any material respects its obligations under Section 6.1; provided, that any such termination must occur within five (5) Business Days after the applicable event triggering the Parent's termination right under this Section 8.1(g);

          (h)   by the Company (unless the Company shall have breached, in any material respects, its obligations under Section 6.1), prior to the earlier of the Acceptance Time and, solely if a Conversion Event shall have occurred, the time of the stockholder vote on the Company Voting Proposal, in the event that the Company Board has effected a Company Board Recommendation Change and the Company has entered into a written letter of intent, memorandum of understanding, term sheet, agreement in principle, merger agreement, acquisition agreement, partnership agreement or similar agreement with respect to a Superior Proposal; provided, however, that the Company shall simultaneously, with such termination, pay the Company Termination Fee;

          (i)    by the Parent, at any time prior to the earlier of the Acceptance Time and, solely if a Conversion Event shall have occurred, the Effective Time: (i) if there has been a breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement, which breach, inaccuracy or failure would cause the conditions set forth in clauses (c)(ii) or (c)(iii) of Annex I not to be satisfied at such time, or, solely if a Conversion Event shall have occurred, the conditions set forth in Section 7.2(a) and 7.2(b), not to be satisfied at such time, (ii) the Parent shall have delivered to the Company written notice of such breach, inaccuracy or failure to perform and (iii) either such breach, inaccuracy or failure to perform is not capable of cure or at least 30 days shall have elapsed since the date of delivery of such written notice to the Company and such breach, inaccuracy or failure to perform shall not have been cured; provided that neither the Parent nor the Purchaser is then in material breach of any representation, warranty or covenant under this Agreement;

          (j)    by the Company, at any time prior to the earlier of the Acceptance Time and, solely if a Conversion Event shall have occurred, the Effective Time: (i) if there has been a breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of the Parent or Purchaser set forth in this Agreement that has had or is reasonably likely to have a Parent Material Adverse Effect, (ii) the Company shall have delivered to the Parent written notice of such breach, inaccuracy or failure to perform and (iii) either such breach, inaccuracy or failure to perform is not capable of cure or at least 30 days shall have elapsed since the date of delivery of such written notice to the Parent and such breach, inaccuracy or failure to perform shall not have been cured; provided that the Company is not then in material breach of any representation, warranty or covenant under this Agreement;

          (k)   by the Company (A) if, for any reason, the Purchaser shall have failed to commence the Offer by the date that is 14 Business Days after the date of this Agreement or (B) upon two (2) Business Days' notice to the Parent, if all of the Offer Conditions have been satisfied and, for any reason, the Purchaser shall have failed to accept for purchase all shares of Company Common Stock validly tendered (and not validly withdrawn) as of the expiration of the Offer (as it may be extended in accordance with Section 1.1).

          (l)    by the Company if (A) all of the Offer Conditions other than the condition set forth in clause (c)(vii) of Annex I have been satisfied and (B) the Purchaser shall have failed to accept for purchase all shares of Company Common Stock validly tendered (and not validly withdrawn) as of the expiration of the Offer (as it may be extended in accordance with Section 1.1, other than any extension solely on account of the failure of the condition set forth in clause (c)(vii) of Annex I); or

          (m)  by the Company if (A) the conditions set forth in Section 7.1 and 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing that would be capable of being satisfied if there were a Closing), (B) the Parent and the Purchaser shall have failed to close the Merger by the time set forth in Section 2.3 (assuming for such purpose that the conditions set forth in Section 7.3 were satisfied on the day on which the last to be satisfied of the conditions set forth in Section 7.1 and 7.2 were satisfied) and (C) after such failure to close the Merger, the Company has given the Parent irrevocable written notice at least two (2) Business Days prior to such termination date that it stands and will stand ready, willing and able to consummate the Merger until such termination, certifying as to the statements in clause (A) above and stating the Company's intention to terminate this Agreement pursuant to this Section 8.1(m) and the basis for such termination.

        8.2    Effect of Termination.     In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Parent, the Company, the Purchaser or their respective Representatives, stockholders or Affiliates; provided that, subject to Section 8.3(e), (a) any such termination shall not relieve any party hereto from liability for any Willful Breach or fraud (but, other than in the case of an equitable remedy of specific performance in accordance with Section 10.10, in no event shall the Parent or the Purchaser's liability for a Willful Breach or fraud exceed the amount of the Parent Termination Fee and in no event shall the Company's liability for a Willful Breach or fraud exceed the amount of the Company Termination Fee) and (b) this Section 8.2 (Effect of Termination), Section 8.3 (Fees and Expenses), ARTICLE IX (Defined Terms) and ARTICLE X (Miscellaneous) of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

        8.3    Fees and Expenses.

          (a)   Except as set forth in Section 6.12 or this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Offer or the Merger is consummated.

          (b)   The Company shall pay the Parent (or its designee) the Company Termination Fee in the event that this Agreement is terminated:

              (i)  by the Parent pursuant to Section 8.1(f) or clauses (i), (ii) or (iii) of Section 8.1(g); or

             (ii)  by the Company pursuant to Section 8.1(h); or

            (iii)  (A) by either the Parent or the Company pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(e) or (B) by the Parent pursuant to Section 8.1(g)(iv) or Section 8.1(i), and in each case, if before the date of such termination (x) any Acquisition Proposal shall have been publicly announced or become known to the Company Board, (y) at the time of the expiration of the Offer, the termination pursuant to Section 8.1(b), Section 8.1(g)(iv) or Section 8.1(i) or, solely if a Conversion Event shall have occurred, the stockholder vote on the Company Voting Proposal (as the case may be), no Financing Letter shall have been terminated, withdrawn or rescinded without being replaced by alternative financing commitments sufficient to consummate the transactions contemplated by this Agreement and (z) within 12 months after the date of termination, the Company shall have (1) entered into a definitive agreement with respect to any transaction that would be deemed to be an Acquisition Proposal hereunder and such transaction is eventually consummated or (2) consummated any transaction that would be deemed to be an Acquisition Proposal hereunder; provided, however, that, for purposes of this Section 8.3(b), all references to "20%" and "80%" in the definition of "Acquisition Proposal" shall be deemed to be references to "50%"; provided, further, that notwithstanding the foregoing, if the Parent terminates pursuant to Section 8.1(g)(iv), the Company shall, subject to reasonable documentation of such costs or expenses, reimburse the Parent for such costs and expenses incurred by the Parent, the Purchaser or any of their Affiliates in connection with the Transactions in an amount up to $1,500,000 within two (2) Business after the date of the termination of this Agreement. Any fee due under Section 8.3(b)(i) shall be paid to the Parent (or its designee) by wire transfer of same-day funds within two (2) Business Days after the date of termination of this Agreement. Any fee due under Section 8.3(b)(ii) shall be paid to the Parent (or its designee) by wire transfer of same-day funds on the date of termination of this Agreement. Other than as expressly set forth herein, any fee due under Section 8.3(b)(iii) shall be paid to the Parent (or its designee) by wire transfer of same-day funds within two (2) Business Days after the date on which the transaction referenced in Section 8.3(b)(iii) is consummated; provided, for the avoidance of doubt, that if the Company shall have paid the Parent reimbursement pursuant to this Section 8.3 for costs and/or expenses incurred by the Parent, the Purchaser or any of their Affiliates in connection with the Transactions, the Company Termination Fee, for purposes of any future payment of the Company Termination Fee that may become due to the Parent pursuant to this Section 8.3, shall be reduced by the amount already paid to the Parent in respect of such costs and expenses. In no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events, and in the event that the Closing has occurred, the Parent shall not under any circumstances be entitled to the Company Termination Fee or any other damages.

          (c)   In the event that the Company pays the Parent the Company Termination Fee, or the Parent or the Company has terminated this Agreement and the Company would be required to pay the Company Termination Fee upon consummation of an Acquisition Proposal pursuant to Section 8.3(b)(iii), the Parent and the Purchaser shall, and shall cause each of their Affiliates to, as applicable, vote all shares of Company Common Stock held by them in favor of the applicable Superior Proposal or Acquisition Proposal and, if such Superior Proposal or Acquisition Proposal contemplates a tender offer, tender all shares of Company Common Stock held by them in such tender offer.

          (d)   In the event that (i) the Company shall terminate this Agreement pursuant to Section 8.1(l) or Section 8.1(m) then, in either case, the Parent shall pay to the Company as promptly as reasonably practicable (and, in any event, within two (2) Business Days following such termination) the Parent Termination Fee, it being understood that in no event shall the Parent be required to pay the Parent Termination Fee on more than one occasion, whether or not the Parent Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events; provided that, notwithstanding anything to the contrary herein, in the event that the Company has exercised or attempted to exercise its rights to specific performance as provided in Section 10.10, the Company shall not be entitled to the Parent Termination Fee unless the Company has terminated this Agreement pursuant to Section 8.1(l) or Section 8.1(m) on or before the tenth (10th) Business Day after an Order denying the Company a grant of specific performance to consummate the Closing as provided in Section 10.10 has become effective, final and nonappealable; provided, further, that in the event that the Closing has occurred, the Company shall not under any circumstances be entitled to the Parent Termination Fee or any other damages.

          (e)   The parties hereto acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties hereto would not enter into this Agreement. Notwithstanding Section 8.2 or any other provision of this Agreement, payment of the fees described in this Section 8.3 shall constitute the sole and exclusive remedy of the Parent and the Purchaser in connection with any termination of this Agreement in the circumstances in which such fees became payable. In the event that the Parent shall receive the Company Termination Fee as provided under this Section 8.3, (x) the receipt of such fee shall be the Parent's and the Purchaser's sole and exclusive remedy under this Agreement and shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Parent, the Purchaser, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, (y) notwithstanding anything to the contrary herein, the Parent and the Purchaser shall no longer be entitled to seek specific performance pursuant to Section 10.10 and (z) none of the Parent, the Purchaser, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any other Proceeding against the Company or any of its Affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination and the Parent shall cause any such Proceeding brought by the Parent, the Purchaser or any of their Affiliates, and shall use its commercially reasonable efforts (which shall be understood not to include the payment of any out-of-pocket monies or the agreement to any material undertaking) to cause any Proceeding brought by any other Person, to be dismissed with prejudice promptly (or not undertaken, as applicable) and in any event within three (3) Business Days following the payment of the Company Termination Fee. In the event that the Company shall receive the Parent Termination Fee as provided under this Section 8.3, (i) the receipt of such fee shall be the Company's sole and exclusive remedy under this Agreement and shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company, any of its Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, (ii) notwithstanding anything to the contrary herein, the Company shall no longer be entitled to seek specific performance pursuant to Section 10.10 and (iii) none of the Company, any of its Affiliates or any other Person shall be entitled to bring or maintain any other Proceeding against the Parent, the Purchaser, any Debt Financing Source or any of their respective Affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination and the Company shall cause any such Proceeding brought by the Company or its Affiliates, and shall use its commercially reasonable efforts (which shall be understood not to include the payment of any out-of-pocket monies or the agreement to any material undertaking) to cause any Proceeding brought by any other Person, to be dismissed with prejudice promptly (or not undertaken, as applicable) and in any event within three (3) Business Days from the payment of the Parent Termination Fee.

        8.4    Amendment.    This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors to the extent permitted by Law; provided that following the Acceptance Time, this Agreement may not be amended in any manner that causes the Merger Consideration to differ from the Offer Price, and, following receipt of the Company Stockholder Approval, no amendment shall be made that by law requires further approval by the stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that notwithstanding anything in this Agreement to the contrary, the provisions set forth in this proviso to the final sentence of Section 8.4, the expense reimbursement provisions set forth in Section 8.3, the final sentence of Section 8.3(e), the proviso to Section 10.4, Section 10.5 and Section 10.14 may not be amended, modified, waived or terminated in a manner that materially and adversely affects the Debt Financing Sources without the prior written consent of the Debt Financing Sources.

        8.5    Extension; Waiver.     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        8.6    Procedure for Termination, Amendment, Extension or Waiver.     A termination of this Agreement pursuant to Section 8.1, an amendment, modification or supplement of this Agreement pursuant to Section 8.4 or an extension or waiver of this Agreement pursuant to Section 8.5 shall, in order to be effective, require action by the respective boards of directors of the applicable parties.

ARTICLE IX

DEFINED TERMS

        The following capitalized terms shall have the respective meanings set forth below:

        "Acceptable Confidentiality Agreement" means a confidentiality agreement between the Company and another Person on the whole on terms no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, it being understood and agreed that any "standstill" provision in the confidentiality agreement in question may (i) provide for the automatic termination of any such "standstill" provision upon the Company's entry into a definitive agreement for a Superior Proposal following the date hereof and (ii) provide that such "standstill" provision shall not prohibit confidential offers or proposals to the Company with respect to an Acquisition Proposal.

        "Acceptance Time" has the meaning set forth in Section 1.1(a).

        "Acquisition Proposal" means (a) any proposal or offer by any Person for a merger, consolidation, dissolution, recapitalization, share exchange, issuance of securities, direct or indirect acquisition of securities, tender offer, business combination or other similar transaction regarding the Company and its Subsidiaries (other than (i) such transactions involving solely the Company and/or one or more Subsidiaries of the Company and (ii) such transactions that if consummated would result in the holders of the outstanding shares of Company Common Stock immediately prior to such transaction owning more than 80% of the equity securities of the Company, or any successor or acquiring entity, immediately thereafter), (b) any proposal for the issuance by the Company of 20% or more of its equity securities or (c) any proposal or offer to acquire in any manner, directly or indirectly, 20% or more of the equity securities or consolidated total assets of the Company and its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

        "Affiliate" when used with respect to any Person, means any other Person who is an "affiliate" of that first Person within the meaning of Rule 405 promulgated under the Securities Act.

        "Affiliated Group" means an affiliated group within the meaning of Section 1504 of the Code, or a consolidated, combined, unitary or similar group filing Tax Returns together or a common Tax Return under U.S. federal, state, local or non-U.S. law, as applicable.

        "Agreement" has the meaning set forth in the Introductory Paragraph.

        "Antitrust Laws" means the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other applicable federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade.

        "Bankruptcy and Equity Exception" has the meaning set forth in Section 3.4(a).

        "Business Day" means any day on which the principal offices of the SEC in Washington, DC are open to accept filings other than a day on which banking institutions located in Boston, Massachusetts or New York, New York are permitted or required by law, executive order or governmental decree to remain closed.

        "Capitalization Date" means the close of business on April 25, 2017.

        "Certificate" means a certificate that immediately prior to the Effective Time represents shares of Company Common Stock.

        "Certificate of Merger" has the meaning set forth in Section 2.2.

        "Closing" means the closing of the Merger.

        "Closing Date" means the date on which the Closing occurs.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" has the meaning set forth in the Introductory Paragraph.

        "Company Affiliate Transaction" has the meaning set forth in Section 3.19.

        "Company Balance Sheet" means the consolidated unaudited balance sheet of the Company as of December 31, 2016.

        "Company Board" means the Board of Directors of the Company (together with any duly constituted and authorized committee thereof).

        "Company Board Recommendation" has the meaning set forth in Section 6.1(c).

        "Company Board Recommendation Change" has the meaning set forth in Section 6.1(c).

        "Company By-laws" has the meaning set forth in Section 3.1(b).

        "Company Charter" has the meaning set forth in Section 3.1(b).

        "Company Common Stock" means the common stock, $0.0001 par value per share, of the Company.

        "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to the Parent and the Purchaser and dated as of the date of this Agreement.

        "Company Employee Plans" means all Employee Benefit Plans sponsored or maintained by the Company or any of the Company's Subsidiaries, or to which the Company or any of the Company's Subsidiaries contribute or are obligated to contribute.

        "Company Employees" means, as of any date, each employee of the Company or any of its Subsidiaries as of such date.

        "Company Intellectual Property" means any Intellectual Property owned by the Company or its Subsidiaries that is material to the business of the Company and its Subsidiaries, including all Software from which the Company or any of its Subsidiaries is currently deriving or planning to derive revenue from the sale, license, maintenance, subscription, support or provision thereof.

        "Company Leases" has the meaning set forth in Section 3.10(b).

        "Company Material Adverse Effect" means any Effect that individually or in the aggregate has had a materially adverse effect on: (a) the assets, business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (b) the ability of the Company to consummate the transactions contemplated by this Agreement prior to the Outside Date; provided, however, that except as it relates to clause (b) above, no Effect, alone or in combination, arising out of, or resulting from the following shall constitute or be taken into account when determining if there has been a "Company Material Adverse Effect": (a) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally; (b) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (i) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world; (c) conditions (or changes in such conditions) in the industries in which the Company and its Subsidiaries conduct business; (d) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world; (e) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world; (f) the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby; (g) any actions taken or failure to take action, in each case, that the Parent has expressly requested; (h) changes in Law or other legal or regulatory conditions or changes in GAAP or other accounting standards or that result from any action taken for the purpose of complying with any of the foregoing; (i) changes in the Company's stock price or the trading volume of the Company's stock, or any failure by the Company to meet any public estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); and (j) the Restatement or the Restatement-Related Events to the extent reasonably foreseeable as of the date of this Agreement, which for the avoidance of doubt shall include any Restatement-Related Claims; except to the extent such Effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (a) through (e) and (h) materially and disproportionately adversely affect the Company and its Subsidiaries, taken as a whole, as compared to other companies that operate primarily in the same industries in which the Company and its Subsidiaries operate.

        "Company Material Contract" means any Contract:

          (a)(i)(A)  pursuant to which the Company or its Subsidiaries spent, in the aggregate, more than $250,000 with respect to any such agreement or contract during the fiscal year ended December 31, 2016 or (B) with any of the Top Suppliers;

       (ii)(A)  that generated more than $500,000 in revenues for the Company or any Company Subsidiary in the fiscal year ended December 31, 2016, (B) is reasonably expected to generate more than $500,000 in revenues for the Company or any Company Subsidiary in the current fiscal year; or (C) with any of the Top Customers;

            (iii)  that prohibits or otherwise restricts, in any material respect, the Company or any of its Subsidiaries from freely engaging in any business, acquiring any entity or competing with any Person anywhere in the world;

            (iv)  that contains a grant of exclusivity or "most favored nation" terms by the Company or any Company Subsidiaries to any Person;

             (v)  that relates to a partnership, joint venture or similar arrangement that is material to the Company and its Subsidiaries, taken as whole;

            (vi)  that relates to the creation, incurrence, assumption or guarantee of Indebtedness in excess of $500,000 (individually or in the aggregate);

           (vii)  with an Affiliate that would be required to be disclosed by Item 404(a) of Regulation S-K under the Exchange Act;

          (viii)  that grants any rights of first refusal, rights of first negotiation or other similar rights to any Person with respect to the sale of any material business or assets of the Company and its Subsidiaries, taken as whole;

            (ix)  that is a Company Lease;

             (x)  relating to any resolution or settlement of any actual or threatened legal Proceeding involving the Company or any Company Subsidiary that imposes material continuing obligations upon the Company or any Company Subsidiary;

            (xi)  relating to the acquisition or disposition of any business, properties or assets, for consideration in excess of $500,000 by the Company or any Company Subsidiary, or to the extent still in force, with respect to which the Company or any Company Subsidiary has material continuing obligations;

           (xii)  that is a mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien, other than a Permitted Lien, on any material property or asset of the Company or any of its Subsidiaries;

          (xiii)  that was entered into by the Company or a Company Subsidiary other than in the Ordinary Course of Business;

          (xiv)  any Contract pursuant to which the Company or any of its Subsidiaries obtains or grants (other than in the Ordinary Course of Business) any licenses or other rights with respect to Company Intellectual Property or with respect to material Intellectual Property used in the conduct of the business of the Company and its Subsidiaries (other than licenses for commercially available software involving aggregate payments of less than $50,000);

           (xv)  each Contract pursuant to which the Company or any of its Subsidiaries, as applicable, has agreed to provide any third party with access to source code for any Software owned or licensed by the Company or any of its Subsidiaries, or to provide for such source code to be put in escrow or a similar arrangement, or otherwise grants a license to such source code, for the benefit of a third party (including upon the occurrence of specified events); and

          (b)   any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries.

        "Company Meeting" has the meaning set forth in Section 3.4(d).

        "Company Permits" has the meaning set forth in Section 3.17(c).

        "Company Preferred Stock" has the meaning set forth in Section 3.2(a).

        "Company RSUs" means restricted stock units with respect to shares of Company Common Stock granted under any Company Stock Plan.

        "Company PSUs" means any performance-based share units with respect to shares of Company Common Stock granted under any Company Stock Plan.

        "Company SEC Reports" means all registration statements, forms, reports and other documents filed by the Company with the SEC since January 1, 2015, as such documents have been amended since the time of their filing (including exhibits and all other information incorporated therein and those registration statements, forms, reports and other documents that the Company may file after the date hereof until the Closing).

        "Company Severance Practices" means the Company's severance practices.

        "Company Stock Option" means each option to purchase shares of Company Common Stock granted pursuant to any Company Stock Plan.

        "Company Stock Plan" means any stock incentive plan or equity-related plan of the Company.

        "Company Stockholder Approval" has the meaning set forth in Section 3.4(a).

        "Company Termination Fee" means a termination fee of $9,723,310 plus, subject to reasonable documentation of such costs or expenses, reimbursement of up to $850,000 of costs and expenses incurred by the Parent, the Purchaser or any of their Affiliates in connection with the Transactions; provided that if the Company terminates this Agreement pursuant to Section 8.1(h) on or prior to the expiration of the Go-Shop Period, or to the extent applicable, the expiration of the Extended Go-Shop Period, "Company Termination Fee" shall instead mean a termination fee of $4,167,133 plus, subject to reasonable documentation of such costs, reimbursement of up to $850,000 of costs incurred by the Parent, the Purchaser or any of their Affiliates in connection with the Transactions; provided, further that if the Company terminates this Agreement pursuant to Section 8.1(h) after the expiration of the Go-Shop Period but before the expiration of the Extended Go-Shop Period and, as of the expiration of the Go-Shop Period, financing was required as a condition to the applicable third party's obligations under the Acquisition Proposal that led to the Superior Proposal to which such termination by the Company relates and the Company had not received signed commitment letters for the full amount of such financing, "Company Termination Fee" shall instead mean a termination fee of $6,111,795 plus, subject to reasonable documentation of such costs, reimbursement of up to $850,000 of costs incurred by the Parent, the Purchaser or any of their Affiliates in connection with the Transactions.

        "Company Voting Proposal" has the meaning set forth in Section 3.4(a).

        "Company's Knowledge" means the actual knowledge, after reasonable inquiry, of the individuals identified in Section 10.1 of the Company Disclosure Schedule.

        "Confidentiality Agreement" means the confidentiality agreement, dated as of August 15, 2016, between the Company and Marlin Management Company, LLC.

        "Contract" means any agreement, contract, lease, subcontract, understanding, instrument, note, option warranty, Insurance Policy, benefit plan or other legally binding commitment.

        "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Company Employee Plans listed in Section 3.16(a) of the Company Disclosure Schedule.

        "Conversion Event" has the meaning set forth in Section 1.1(f).

        "Current D&O Insurance" means the current directors' and officers' liability insurance policies maintained by the Company.

        "Debt Commitment Letter" has the meaning set forth in Section 4.5.

        "Debt Financing" has the meaning set forth in Section 4.5.

        "Debt Financing Source" has the meaning set forth in Section 10.14.

        "DGCL" means the General Corporation Law of the State of Delaware.

        "Dissenting Shares" means shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by a holder who has not voted in favor of the Merger or consented thereto in writing and properly demands appraisal rights of such shares pursuant to, and who is complying in all respects with, the provisions of Section 262 of the DGCL (until such time as such holder effectively withdraws, fails to perfect or otherwise loses such holder's appraisal rights under the DGCL with respect to such shares, at which time such shares shall cease to be Dissenting Shares).

        "Effect" means any effect, change, event, occurrence, condition, matter, circumstance or development.

        "Effective Time" has the meaning set forth in Section 2.2.

        "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (whether or not such plan is subject to ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other employee benefit plan, program, policy, practices, or other arrangement, whether written or not written, including without limitation any insurance coverage, vacation, employment benefits, severance benefits, disability benefits, incentive benefits, post-retirement benefits, deferred compensation, bonuses, change of control benefits, fringe benefits, stock options, stock purchase rights, phantom stock and stock appreciation rights or other equity-based compensation, for the benefit of, or relating to, any current or former employee, officer or director of the Company or any of its Subsidiaries, but excludes any plan, agreement or arrangement maintained by a Governmental Entity to which the Company or any of its Subsidiaries is required by non-U.S. Law to contribute or has obligations.

        "Employment Agreement" means a contract, offer letter or agreement of the Company or any of its Subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which the Company or any of its Subsidiaries has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

        "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        "Environmental Claim" means any action, claim, suit, arbitration, litigation or proceeding, demand, directive, notice of violation, judgment, or Order by any Governmental Entity or Person alleging liability resulting from: (a) the presence, storage, disposal, recycling, handling, Release or threatened Release of, or exposure to, any Hazardous Substances; or (b) any non-compliance with any Environmental Law or term or condition of any environmental Permit.

        "Environmental Law" means any applicable Law, regulation, order, decree or permit requirement of any governmental jurisdiction relating to: (a) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (b) the handling, use, storage, treatment, transport, disposal, Release or threatened Release of any Hazardous Substance or (c) noise, odor or wetlands protection.

        "Equity Award Communication" has the meaning set forth in Section 2.9(g).

        "Equity Commitment Letter" has the meaning set forth in Section 4.5.

        "Equity Financing" has the meaning set forth in Section 4.5.

        "Equity Replacement Agreements" has the meaning set forth in Section 2.9(d).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any entity, trade or business which is, or was at the relevant time, a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code or Section 4001(b)(1) of ERISA) or (c) an affiliated service group (as defined in Section 414(m) of the Code or Section 414(o) of the Code), any of which includes, or included at the relevant time, the Company or any of its Subsidiaries pursuant to Section 4001(a)(14) of ERISA.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Extended Go-Shop Party" means a Qualified Go-Shop Party (other than Clearlake Partners, LLC, Vector Capital Management, LP or any of their respective Affiliates) that has submitted a Qualified Extended Go-Shop Proposal.

        "Extended Go-Shop Period" means, if the Company has received a Qualified Extended Go-Shop Proposal, the period beginning on the date of the Expiration of the Go-Shop Period and continuing until 11:59 p.m. (Eastern time) on June 10, 2017, solely with respect to negotiating such Qualified Extended Go-Shop Proposal and for purposes of determining any Company Termination Fee in connection therewith.

        "Fairness Opinion" has the meaning set forth in Section 3.21.

        "Financial Advisor" has the meaning set forth in Section 3.21.

        "Financing" has the meaning set forth in Section 4.5.

        "Financing Letters" has the meaning set forth in Section 4.5.

        "Financing Proceeds Condition" means that all of the conditions to the consummation of the Debt Financing provided by the Debt Commitment Letter have been satisfied (other than those conditions that by their nature are to be satisfied at the Acceptance Time, or if a Conversion Event shall have occurred, the Closing) and either the Parent and the Purchaser have received (i) definitive and irrevocable confirmations in writing that the proceeds of the Debt Financing will be available on the terms contemplated by the Debt Commitment Letter at such time or (ii) the proceeds of the Debt Financing or any alternative financing in an amount sufficient to consummate the Closing.

        "GAAP" means United States generally accepted accounting principles.

        "Go-Shop Period" means the period beginning on the date of this Agreement and continuing until 11:59 p.m. (Eastern time) on May 27, 2017.

        "Governmental Entity" means any national, federal, state, county, municipal or local government, or other governmental or regulatory body or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government or any quasi-governmental body.

        "Guarantor" has the meaning set forth in the Recitals.

        "Hazardous Substance" means (a) any substance that is regulated or which falls within the definition of a "hazardous substance," "hazardous waste" or "hazardous material" pursuant to any Environmental Law or (b) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        "Indebtedness" means all (a) indebtedness of the Company or any of the Company's Subsidiaries for borrowed money (including the aggregate principal amount thereof and the aggregate amount of any accrued but unpaid interest thereon, any premiums, penalties and breakage or other fees and related expenses), (b) obligations of the Company or any of the Company Subsidiaries evidenced by bonds, notes, debentures, letters of credit or similar instruments, (c) obligations of the Company or any of the Company Subsidiaries under capitalized leases, installment purchases, factoring arrangements or off balance sheet finance arrangements, (d) obligations in respect of interest rate and currency obligation swaps, hedges or similar arrangements (e) all indebtedness for the deferred purchase price of property or services, (other than trade payables incurred in the ordinary course of business), including any "earnout" or similar payments in connection with any previous acquisition(s) by the Company or the Company Subsidiaries or any current or expired Contracts; (f) guaranties securing any indebtedness of another Person, and (g) obligations of the Company or any of the Company Subsidiaries to guarantee any of the foregoing types of payment obligations on behalf of any Person other than the Company or any of the Company Subsidiaries.

        "Indemnified Party" means each Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, manager or officer of the Company or any of its Subsidiaries.

        "Initial Offer Expiration Date" has the meaning set forth in Section 1.1(b)(i).

        "Insurance Policies" has the meaning set forth in Section 3.23.

        "Intellectual Property" means (a) patents, trademarks, trade names, copyrights, domain names, designs and trade secrets, (b) applications for and registrations of such patents, trademarks, service marks, trade names, together with all of the goodwill associated with the foregoing, domain names, copyrights and designs, (c) inventions, invention disclosures, processes, formulae, methods, schematics, technology, know-how, computer Software programs and applications Software, and (d) other tangible or intangible proprietary or confidential information and materials, in each case, in any jurisdiction.

        "Intervening Event" has the meaning set forth in Section 6.1(d).

        "IT Systems" means electronic data processing, information, recordkeeping, communications, telecommunications, account management, inventory management and other computer systems (including all Software, databases, firmware, hardware and related documentation) and Internet websites.

        "Laws" means any federal, state, local or foreign law, statute, code, directive, ordinance, rule, regulation, Order, judgment, writ, stipulation, award, injunction decree, binding and enforceable guideline, binding and enforceable written policy, or rule of common law of any Governmental Entity.

        "Leased Real Property" means the real property leased, subleased or licensed by the Company or any of its Subsidiaries, in each case, as tenant, subtenant, licensee or other similar party, together with all buildings and other structures, facilities or leasehold improvements, currently or hereafter located therein.

        "Lenders" has the meaning set forth in Section 4.5.

        "Lien" means any mortgage, security interest, pledge, lien, charge, hypothecation or encumbrance.

        "Limited Guarantee" has the meaning set forth in Section 4.7.

        "Material Employment Agreement" means an Employment Agreement pursuant to which the Company or any of its Subsidiaries has an obligation to provide base salary in excess of $200,000 per year and/or severance, incentive compensation or other guaranteed payments in excess of 1 year of annual base salary.

        "Maximum Premium" means 300% of the last annual premium paid prior to the Effective Time for the Current D&O Insurance.

        "Merger" has the meaning set forth in the Recitals.

        "Merger Consideration" has the meaning set forth in the Recitals.

        "Minimum Condition" has the meaning set forth in Annex I.

        "Multiemployer Plan" has the meaning set forth in Section 3.16(g).

        "Multiple Employer Plan" has the meaning set forth in Section 3.16(g).

        "New Plans" means employee benefit plans of the Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time.

        "Offer" has the meaning set forth in the Recitals.

        "Offer Closing" has the meaning set forth in Section 1.1(a).

        "Offer Conditions" means the conditions of the Offer set forth on Annex I.

        "Offer Documents" has the meaning set forth in Section 1.1(c).

        "Offer Expiration Date" has the meaning set forth in Section 1.1(b)(ii).

        "Offer Price" has the meaning set forth in the Recitals.

        "Old Plans" has the meaning set forth in Section 6.8(b).

        "Order" means any order, verdict, decision, writ, judgment, injunction, decree, rule, ruling, directive, stipulation, determination or award made, issued or entered by or with any Governmental Entity, whether preliminary, interlocutory or final.

        "Ordinary Course of Business" means the ordinary course of business of the Company and its Subsidiaries consistent in all material respects with past practice.

        "Outside Date" means October 27, 2017.

        "Parent" has the meaning set forth in the Introductory Paragraph.

        "Parent Material Adverse Effect" means any change, event or development that would reasonably be expected to prevent, or materially impair or delay, the ability of the Parent or the Purchaser to consummate the Offer, the Merger or any of the other transactions contemplated by this Agreement or otherwise perform in all material respects any of its obligations under this Agreement.

        "Parent Termination Fee" means a termination fee of $16,668,531.

        "Paying Agent" means American Stock Transfer & Trust Company, LLC or another bank or trust company reasonably acceptable to the Company designated by the Parent, which shall be engaged by the Parent to act as paying agent for the payment of the Merger Consideration to the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time.

        "Payment Fund" means cash in an amount sufficient to make payment of the Merger Consideration pursuant to Section 2.7(c) in exchange for all of the outstanding shares of Company Common Stock (other than shares of Company Common Stock canceled in accordance with Section 2.7(b)) assuming for purposes of calculating the amount of the Payment Fund that no holder of Company Common Stock has perfected any right to appraisal of shares of Company Common Stock.

        "Permitted Lien" means (a) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like statutory Liens arising in the Ordinary Course of Business and for which adequate reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments and other governmental charges and levies that are not due and payable or that are being contested in good faith by appropriate proceedings and, in either case, for which adequate reserves with respect thereto have been established in accordance with GAAP, (c) Liens related to the Financing (including any permitted alternative financing), (d) Liens, defects or irregularities in title, easements, rights-of-way, covenants, restrictions, and other, similar matters of record that are shown in public records, that individually and in the aggregate do not and would not reasonably be likely to interfere with or impair the ordinary conduct of the business of the Company in any material respect or materially detract from the value of the asset or property subject thereto (e) Liens securing Indebtedness or liabilities that are reflected in the Company SEC Documents filed on or prior to the date hereof, (f) liens arising under applicable securities Laws, (g) any lien or encumbrance arising out of any license to Company Intellectual Property granted in the Ordinary Course of Business; and (h) Liens that individually and in the aggregate do not and would not reasonably be likely to interfere with or impair the ordinary conduct of the business of the Company in any material respect or materially detract from the value of the asset or property subject thereto and which would be disclosed by a current, accurate survey or physical, title report, title commitment or inspection of the applicable Leased Real Property or records of any Governmental Entity regarding the same.

        "Person" means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, trust, estate, Governmental Entity, association, enterprise, unincorporated organization or other entity.

        "Plan" means any Company Employee Plan other than a Multiemployer Plan.

        "Pre-Closing Period" means the period commencing on the date of this Agreement and ending at the Effective Time, or such earlier date as this Agreement may be terminated in accordance with its terms.

        "Proceeding" has the meaning set forth in Section 3.14.

        "Proxy Clearance Date" has the meaning set forth in Section 6.2(a).

        "Proxy Statement" has the meaning set forth in Section 3.4(c).

        "Public Software" means any software that is licensed or distributed under an open source software or similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (a) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL) or Affero General Public License (AGPL), (b) the Artistic License (e.g., PERL), (c) the Mozilla Public License, (d) the Netscape Public License, (e) the Sun Community Source License (SCSL), (f) the Sun Industry Standards License (SISL), (g) the BSD License and (h) the Apache License.

        "Public Software License" means, with respect to any Public Software, the license pursuant to which the Public Software is licensed or distributed.

        "Purchaser" has the meaning set forth in the Introductory Paragraph.

        "Purchaser Disclosure Schedule" means the disclosure schedule delivered by the Purchaser to the Company and dated as of the date of this Agreement, if any.

        "Qualified Extended Go-Shop Proposal" has the meaning set forth in Section 6.1(a).

        "Qualified Go-Shop Party" means any Person making a Qualified Go-Shop Proposal or if applicable, a Qualified Extended Go-Shop Proposal that remains pending as of, and shall not have been withdrawn prior to, the expiration of the Go-Shop Period.

        "Qualified Go-Shop Proposal" means any Acquisition Proposal received during the Go-Shop Period that the Company Board determines in good faith (after the consultation with outside legal counsel and its financial advisors) is, or could reasonably be expected to lead to, a Superior Proposal.

        "Qualified Person" means any Person making an Acquisition Proposal that the Company Board determines in good faith (after consultation with outside legal counsel and its financial advisor) is, or could reasonably be expected to lead to, a Superior Proposal, which, for the avoidance of doubt, includes any Qualified Go-Shop Party.

        "Qualified Plans" has the meaning set forth in Section 3.16(e).

        "Redacted Fee Letter" means a fee letter from a financing source in which the only redactions relate to fee amounts, "market flex" provisions and "securities demand" provisions, provided that such redactions do not relate to any terms that could adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount of the debt financing or other funding being made available by such financing source.

        "Recommendation Change Notice" has the meaning set forth in Section 6.1(c).

        "Related Party" has the meaning set forth in Section 3.19.

        "Release" means any actual release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, surface water, groundwater, land surface or subsurface strata).

        "Reporting Tail Endorsement" means a six (6) year extended reporting period endorsement with respect to the Current D&O Insurance.

        "Representatives" means, with respect to any Person, such Person's directors, managers, officers, employees, investment bankers, attorneys, accountants, consultants and other advisors, agents or representatives.

        "Required Company Stockholder Vote" has the meaning set forth in Section 3.4(d).

        "Required Financial Information" means the financial information regarding the Company set forth in the February 2017 financial due diligence report of Alvarez & Marsal Transaction Advisory Group, LLC.

        "Restatement" means the restatement of the Company's financial results for the fiscal years ended December 31, 2013 and 2014 and the first three quarters of the fiscal year ended December 31, 2015 (as well as any other interim periods or years as may be required under the applicable rules of the SEC assuming that the Company Common Stock remains registered under Sections 12(b) or 12(g), or subject to reporting under Section 15(d), of the Exchange Act) as a result of issues identified in the memorandum of the Company dated October 4, 2016 regarding Factual Background for SAB No. 99—Consideration of Materiality and all matters referenced therein, including the Company's completion of its financial statements for the fiscal years ended December 31, 2015 and 2016 and the fiscal year ended December 31, 2017 and all interim periods within such years, and including the preparation of such financial statements in accordance with GAAP and the filing of such financial statements with the SEC in accordance with applicable legal requirements for a company whose common stock is registered under Section 12(b) of the Exchange Act and, in the case of the financial statements for fiscal years, the audit thereof by the Company's independent certified public accountant and certification thereof by such independent certified public accountant (i) that such audits have been prepared in accordance with GAAP and (ii) without any qualifications (including any (A) "going concern" or like qualification or exception, (B) qualification or exception as to the scope of such audit or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification).

        "Restatement-Related Claim" means any Proceeding that arises in connection with the Restatement or any Restatement-Related Event, including claims or potential claims by stockholders or any Governmental Entity, including the SEC, as well as any Proceeding related to equity compensation matters arising in connection with the foregoing, and specifically includes the class action lawsuit identified in Section 3.14 of the Company Disclosure Schedule and the ongoing SEC investigation arising out of the Restatement.

        "Restatement-Related Event" means any event, Effect or condition directly relating to, resulting from or arising out of the Restatement, the requirement to complete the Restatement or the Company's efforts to complete the Restatement, which may include to the extent directly relating to, resulting from or arising out of (i) the delisting or suspension of the Company Common Stock from trading on the Nasdaq Stock Market or any other national securities exchange, whether initiated or effected by the Company or another party; (ii) any Restatement-Related Claims, including enforcement actions by the SEC; (iii) the termination or suspension of the registration of the Company Common Stock, or any Company obligations to make filings, under Sections 12(b), 12(g) or 15(d) of the Exchange Act, whether initiated or effected by the Company or another party; (iv) a failure or delay of the Company to make filings with the SEC or any other Governmental Entity, including a failure by the Company to make filings required under Sections 12(b), 12(g) or 15(d) of the Exchange Act or the failure of any such filings as made to be complete or accurate; (v) any failure by the Company to complete the Restatement in whole or in part; (vi) any actions taken (or omitted to be taken) directly related to pursuing the Restatement; (vii) weaknesses or deficiencies in the Company's internal control over financial reporting identified in connection with the Restatement; and (viii) any worsening of the foregoing matters or other matters arising directly out of the foregoing or any expenses, fees, or other costs and charges associated directly with any of the foregoing.

        "Restrictive Order" has the meaning set forth in Section 6.4(a)(iv)

        "Schedule 14D-9" has the meaning set forth in Section 1.2(b).

        "Schedule TO" has the meaning set forth in Section 1.1(c).

        "SEC" means the United States Securities and Exchange Commission.

        "Second Request" means a formal Request for Additional Information and Documentary Materials issued pursuant to 16 C.F.R. § 803.20 or a "Phase II."

        "Secretary of State" means the Secretary of State of the State of Delaware.

        "Securities Act" means the Securities Act of 1933, as amended

        "Software" means any and all computer programs, including operating system and applications software, computerized implementations of algorithms, and program interfaces, whether in source code or object code form (including all of the foregoing that is installed on computer hardware) and all available documentation, including user manuals, relating to the foregoing.

        "Solvent", when used with respect to any Person, means that, as of any date of determination, (a) the fair value of the assets of such Person, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person, (b) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of such Person on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, taken as a whole, will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged following such date, and (d) such Person and its Subsidiaries, taken as a whole, will be able to pay their liabilities, including contingent and other liabilities, as they mature; provided that, in each case with respect to the Company, this definition shall not include, and no effect shall be given to, the effects of any Restatement-Related Claim or any liabilities arising out of, related to or in connection with the Restatement or any Restatement-Related Events.

        "Specified Time" means the time at which this Agreement is terminated in accordance with the terms hereof.

        "Subsidiary" means, with respect to any Person, another Person (a) of which such first Person owns or controls, directly or indirectly, securities or other ownership interests representing (i) more than 50% of the voting power of all outstanding stock or ownership interests of such second Person or (ii) the right to receive more than 50% of the net assets available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution, or (b) of which such first Person is a general partner.

        "Superior Proposal" means any bona fide written Acquisition Proposal made by a third party to acquire more than 50% of the equity securities or consolidated total assets of the Company and its Subsidiaries and for which, if financing is required as a condition to such third party's obligations, such third party shall have entered into binding commitments for such financing, (a) on terms that the Company Board determines in its good faith judgment to be more favorable from a financial point of view to the holders of Company Common Stock than the Offer and the Merger (after consultation with its financial and outside legal advisors), taking into account all the terms and conditions of such proposal and this Agreement (including any written, binding offer by the Parent to amend the terms of this Agreement that the Company Board determines in good faith to be relevant and (b) that the Company Board determines to be reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal that the Company Board determines in good faith to be relevant.

        "Surviving Corporation" means the Company following the Merger.

        "Takeover Statute" has the meaning set forth in Section 3.22.

        "Tax Returns" means all reports, returns (including any information returns), forms, elections, estimates, declarations or statements (including any schedules or attachments thereto) required to be filed with a Governmental Entity with respect to Taxes.

        "Taxes" means all taxes or other similar assessments or liabilities in the nature of a tax, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, escheat, real property, personal property, sales, use, services, transfer, withholding, installment, estimated, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, or additions to tax imposed or assessed with respect thereto.

        "Top Customers" has the meaning set forth in Section 3.13(a).

        "Top Suppliers" has the meaning set forth in Section 3.13(b).

        "Top-Up Option" has the meaning set forth in Section 2.7(a).

        "Top-Up Option Shares" has the meaning set forth in Section 2.7(a).

        "Top-Up Threshold" has the meaning set forth in Section 2.6(a).

        "Transactions" means, collectively, the transactions contemplated by this Agreement, including the Merger and the Financing.

        "Transfer Taxes" means all sales, use, value added, documentary, stamp duty, gross receipts, registration, transfer, transfer gain, conveyance, excise, recording, license and other similar taxes and fees, including any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

        "Unaudited Financial Statements" has the meaning set forth in Section 3.5(b).

        "Uncertificated Shares" means uncertificated shares that are represented by book-entry or held in an account maintained by The Depository Trust Company that immediately prior to the Effective Time represented shares of Company Common Stock.

        "Warrant" means that certain Warrant to purchase 10,000 shares of Company Common Stock issued to Genesis Technology Sales Ltd.

        "Willful Breach" means a breach of any covenant or agreement set forth in this Agreement that is a consequence of an act, or failure to act, undertaken by the breaching party with the actual knowledge that the taking of such act, or failure to act, would result in such breach.

        "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

ARTICLE X

MISCELLANEOUS

        10.1    Nonsurvival of Representations and Warranties and Agreements.     None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in ARTICLE II, Sections 6.6 and 6.8 and ARTICLE X and the meanings ascribed to the capitalized terms set forth in ARTICLE IX.

        10.2    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile or electronic mail, in each case to the intended recipient as set forth below:

(a)	if to the Parent or the Purchaser, to c/o Marlin Equity Partners 338 Pier Avenue Hermosa Beach, CA 90254 Attn: Peter Chung E-mail: pchung@marlinequity.com Facsimile: (310) 364-0110 with a copy (which shall not constitute notice) to:
Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Attn: Rick Presutti E-mail: rick.presutti@srz.com Facsimile: (212) 593-5955
(b)	if to the Company, to
Tangoe, Inc. 35 Executive Boulevard Orange, CT 06477 Attn: Thomas P. Flynn E-mail: tom.flynn@tangoe.com with a copy (which shall not constitute notice) to:
Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Attn: Jay E. Bothwick E-mail: jay.bothwick@wilmerhale.com Facsimile: (617) 526-5000

        Any party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party hereto may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

        10.3    Entire Agreement.     This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein), together with the letter agreement dated as of the date hereof between the Company and Marlin Management Company, LLC, constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in effect in accordance with its terms.

        10.4    Third-Party Beneficiaries.     This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except as set forth in or contemplated by the terms and provisions of Section 2.9(e) and Section 6.6 (with respect to which the Indemnified Parties shall be third party beneficiaries); provided, however, the Debt Financing Sources are intended third party beneficiaries of, and may enforce, the last sentence of Section 8.3(e), the last sentence of Section 8.4, this Section 10.4, Section 10.5 and Section 10.14.

        10.5    Assignment.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided that, the Purchaser may collaterally assign its rights hereunder to any financial institution providing financing to the Purchaser or its Affiliates, including, without limitation, the Debt Financing Sources. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

        10.6    Severability.     Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision (or part thereof) hereof is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof).

        10.7    Counterparts and Signature.     This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.

        10.8    Interpretation.     Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) "include", "includes" and "including" are not limiting; (b) "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) "date hereof" refers to the date set forth in the initial caption of this Agreement; (d) "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if"; (e) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person are also to its permitted successors and assigns; (h) references to an "Article", "Section", "Recital", "Introductory Paragraph", "Annex", "Exhibit" or "Schedule" refer to an Article, Section, Recital or Introductory Paragraph of, or an Annex, Exhibit or Schedule to, this Agreement; (i) references to "$" or otherwise to dollar amounts refer to the lawful currency of the United States; (j) references to a federal, state, local or foreign statute or law include any amendments thereto and any rules, regulations and delegated legislation issued thereunder; and (k) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

        10.9    Governing Law.     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

        10.10    Remedies.

          (a)   Subject to Section 8.3, except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy.

          (b)   The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and agree that in the event of any breach or threatened breach by the Company, on the one hand, or the Parent and/or the Purchaser, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and the Parent and the Purchaser, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, in each case without posting a bond or other security. The Parent and the Purchaser hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by the Parent and/or the Purchaser, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the Parent and/or the Purchaser under this Agreement. Nothing in this Section 10.10 or elsewhere in the Agreement shall require the Parent or the Purchaser to initiate, prosecute, or maintain any action against any Person providing or obligated to provide the Debt Financing in the event of a breach or purported breach of the Debt Commitment Letter by any such Person.

          (c)   Notwithstanding anything herein to the contrary, the Company shall only be entitled to seek specific performance to cause the Parent or the Purchaser to consummate the transactions contemplated hereby only if and in the event that: (i) a Conversion Event shall have occurred, (A) all conditions in Sections 7.1 and 7.2 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, (B) the Parent and the Purchaser have failed to complete the Closing by the date the Closing is required to occur pursuant to Section 2.3, (C) all of the conditions to the consummation of the Debt Financing provided by the Debt Commitment Letter have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing) and (D) the Company has irrevocably confirmed that if specific performance is granted and the Financing is consummated, then the Closing will occur or (ii) a Conversion Event shall not have occurred, (A) all of the conditions set forth in Section 7.1 and all of the conditions set forth in Annex I have been satisfied, (B) the Parent and the Purchaser have failed to complete the Closing by the date the Closing is required to occur pursuant to Section 2.3 and (C) the Company has irrevocably confirmed that if specific performance is granted and the Financing is consummated, then the Closing will occur.

          (d)   Notwithstanding anything to the contrary, in the event that the Company pursues the collection of damages from the Parent, the Purchaser or any of their Affiliates, in connection with this Agreement or the Transactions (for fraud, Willful Breach or otherwise), (i) the parties agree that such damages shall not in any event be in excess of the amount of the Parent Termination Fee, (ii) the receipt of such damages shall be the Company's sole and exclusive remedy under this Agreement and shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company or any of its Affiliates in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, (iii) notwithstanding anything to the contrary herein, the Company shall no longer be entitled to seek specific performance pursuant to this Section 10.10 and (iv) none of the Company nor any of its Affiliates shall be entitled to bring or maintain any other Proceeding against the Parent, the Purchaser or any of their respective Affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such damages claim and the Company shall cause any such Proceeding brought by the Company or its Affiliates, and shall use its commercially reasonable efforts (which shall be understood not to include the payment of any out-of-pocket monies or the agreement to any material undertaking) to cause any Proceeding brought by any other Person, to be dismissed with prejudice promptly (or not undertaken, as applicable) and in any event within three (3) Business Days from the payment of such damages.

          (e)   Notwithstanding anything to the contrary, in the event that the Parent or the Purchaser pursues the collection of damages from the Company or any of its Affiliates, in connection with this Agreement or the Transactions (for fraud, Willful Breach or otherwise), (i) the parties agree that such damages shall not in any event be in excess of the amount of the Company Termination Fee, (ii) the receipt of such damages shall be the Parent's and the Purchaser's sole and exclusive remedy under this Agreement and shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Parent or the Purchaser or any of their respective Affiliates in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, (iii) notwithstanding anything to the contrary herein, the Parent and the Purchaser shall no longer be entitled to seek specific performance pursuant to this Section 10.10 and (iv) neither the Parent, nor the Purchaser, nor any of their respective Affiliates shall be entitled to bring or maintain any other Proceeding against the Company or any of its Affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such damages claim and the Parent shall cause any such Proceeding brought by the Parent, the Purchaser or any of their respective Affiliates, and shall use its commercially reasonable efforts (which shall be understood not to include the payment of any out-of-pocket monies or the agreement to any material undertaking) to cause any Proceeding brought by any other Person, to be dismissed with prejudice promptly (or not undertaken, as applicable) and in any event within three (3) Business Days from the payment of such damages.

        10.11    Reimbursement.    Any reimbursement obligations on the part of the Parent or the Purchaser pursuant to this Agreement will be paid promptly to the Company by the Parent if this Agreement is terminated pursuant to Section 8.1.

        10.12    Submission to Jurisdiction.     Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New

Castle County, or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or Proceeding shall be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or Proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or Proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.2. Nothing in this Section 10.12, however, shall affect the right of any Person to serve legal process in any other manner permitted by Law.

        10.13    Disclosure Schedule.     The Company Disclosure Schedule shall be arranged in Sections corresponding to the numbered sections contained in this Agreement, and the disclosure in any section shall qualify (a) the corresponding Section of this Agreement and (b) the other Sections of this Agreement, to the extent that it is reasonably apparent on its face from a reading of such disclosure that it also qualifies or applies to such other Sections. The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would reasonably be expected to result in a Company Material Adverse Effect or is outside the Ordinary Course of Business.

        10.14    No Recourse to Debt Financing Sources.     Notwithstanding anything to the contrary contained in this Agreement, each of the parties hereto: (i) agrees that it will not bring or support any person in any action, suit, proceeding, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any lender that is a party to the Debt Commitment Letter (any such lender, a "Debt Financing Source") (which defined term for the purposes of this provision shall include the Debt Financing Sources and their respective affiliates, equityholders, members, partners, officers, directors, employees, agents, advisors and representatives involved in the financing contemplated by any commitment letter executed by a Debt Financing Source) in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including, but not limited to, any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, in any forum other than the federal and New York state courts located in the Borough of Manhattan within the city of New York; (ii) agrees that, except as specifically set forth in the Debt Commitment Letter, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any Debt Financing Source in any way relating to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules or conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction; and (iii) hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation (whether in law or in equity, whether in contract or in tort or otherwise) directly or indirectly arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby. Notwithstanding anything to the contrary contained in this Agreement, (a) the Company, the Parent and Purchaser and their respective subsidiaries, affiliates, directors, officers, employees, agents, partners, managers, members or stockholders shall not have any rights or claims against any Debt Financing Source, in any way relating to this Agreement or any of the transactions contemplated by this Agreement, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise and (b) no Debt Financing Source shall have any liability (whether in contract, in tort or otherwise) to any of the Company, Parent and Purchaser and their respective subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise. Notwithstanding anything to the contrary contained in this Agreement, (i) all Debt Financing Sources are intended third-party beneficiaries of, and shall be entitled to the protections of this provision and (ii) nothing in this Section 10.14 shall limit any of the rights of the Purchaser or the Parent or any obligations or liabilities (to the extent owing to the Purchaser or the Parent) of any Debt Financing Source under the Debt Commitment Letter. The foregoing provisions may not be amended without the consent of the Debt Financing Sources.

        [Remainder of Page Intentionally Left Blank.]

        The Parent, the Purchaser and the Company have executed this Agreement as of the date set forth in the initial caption of this Agreement.

ASENTINEL, LLC
By:	/s/ ROBB WARWICK
	Name:	Robb Warwick
	Title:	Authorized Signatory
TAMS INC.
By:	/s/ ROBB WARWICK
	Name:	Robb Warwick
	Title:	Authorized Signatory
TANGOE, INC.
By:	/s/ J.D. FOY
	Name:	J.D. Foy
	Title:	Chief Executive Officer

 ANNEX I

CONDITIONS OF THE OFFER

        All terms defined in the Agreement and Plan of Merger (the "Agreement") of which this Annex I is a part and used in this Annex I shall have the meanings assigned to such terms in the Agreement.

        Notwithstanding any other provisions of the Offer or the Agreement, the Purchaser shall not be required to accept for purchase or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, to pay for any shares of Company Common Stock tendered pursuant to the Offer, and may terminate or amend the Offer in accordance with (and to the extent permitted by) the terms of the Agreement, and may postpone the acceptance of, or payment for, any shares of Company Common Stock in accordance with (and to the extent permitted by) the terms of the Agreement, if:

          (a)   immediately prior to the expiration of the Offer (as extended in accordance with the Agreement), the number of shares of Company Common Stock validly tendered (other than any shares of Company Common Stock tendered by guaranteed delivery where actual delivery has not occurred) and not validly withdrawn, together with any shares of Company Common Stock beneficially owned by the Parent or any Affiliate of the Parent, does not equal at least one share more than 50% of Company Common Stock then outstanding determined on a fully-diluted basis (the "Minimum Condition");

          (b)   immediately prior to the expiration of the Offer (as extended in accordance with the Agreement), any waiting period (and any extensions thereof) and any approvals or clearances applicable to the Offer or the consummation of the Merger under the HSR Act shall not have expired, or been terminated or obtained, as applicable;

          (c)   at any time on or after the date of the Agreement and before the expiration of the Offer (as extended in accordance with the Agreement), any of the following shall occur and be continuing:

              (i)  any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation that is in effect and that has the effect making the Transactions, including the Offer and the Merger, illegal or otherwise prohibiting, preventing, restraining or materially delaying the consummation of the Transaction (other than the waiting period under the HSR Act or any other applicable Antitrust Laws);

             (ii)  the representations and warranties of the Company contained in (A) Section 3.1 (Organization, Standing and Power), Section 3.2 (Capitalization), Section 3.3(a) (Subsidiaries), Section 3.4(a) (Authority) and Section 3.25 (Brokers) of the Agreement that (1) are not made as of a specific date are not true and correct as of the date hereof and as of the Acceptance Time, as though made at and as of such date and time, and (2) are made as of a specific date are not true and correct in all material respects as of such date, except if such failure with respect to Section 3.2 does not individually or in the aggregate increase the aggregate consideration required to be paid by the Parent and/or the Purchaser under Article I of the Agreement by more than a de minimis amount (in each case, without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth in such representations and warranties); and (B) the other representations and warranties of the Company in the Agreement not referenced in clause (A) that (1) are not made as of a specific date are not true and correct as of the date hereof and as of the Acceptance Time, as though made at and as of such date and time, and (2) are made as of a specific date are not true and correct as of such date, in each case, except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth in such representations and warranties) is not reasonably likely to have a Company Material Adverse Effect;

            (iii)  the Company shall have failed to perform in all material respects its covenants and obligations required to be performed or complied with by it under the Agreement at or prior to the Acceptance Time;

            (iv)  there has been any event, change, development, circumstance, occurrence, effect, condition or state of facts involving the Company or any of its Subsidiaries, that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

             (v)  in the event that the exercise of the Top-Up Option is necessary to ensure that the Parent, the Purchaser and their respective Affiliates own at least ninety percent (90%) of the outstanding shares of Company Common Stock immediately after the Offer Closing, (A) there shall exist under applicable Law (which, for the avoidance of doubt, shall not include any stock exchange rule) any prohibition on Purchaser's ability and right to exercise the Top-Up Option or (B) the shares of Company Common Stock issuable upon exercise of the Top-Up Option together with the shares validly tendered in the Offer and not properly withdrawn are insufficient for the Parent, the Purchaser and their respective Affiliates to reach at least ninety percent (90%) of the outstanding shares of Common Stock immediately after the Offer Closing (after giving effect to such exercise);

            (vi)  the Parent and the Purchaser shall not have received a certificate executed by the Company's Chief Executive Officer or another senior officer confirming on behalf of the Company that the conditions set forth in clauses (c)(ii) through (c)(v) of this Annex I have been duly satisfied;

           (vii)  the Financing Proceeds Condition shall not have been satisfied; or

          (viii)  the Agreement shall have been validly terminated in accordance with ARTICLE VIII of the Agreement or a Conversion Event shall have occurred.

The foregoing conditions are for the sole benefit of Parent and Purchaser and, subject to the terms and conditions of the Agreement and applicable Law, may be waived by Parent and Purchaser, in whole or in part, at any time and from time to time (other than the Minimum Condition). The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

EXHIBIT A

Form of Certificate of Incorporation
of the Surviving Corporation

 FORM OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

TANGOE, INC.

        Tangoe, Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the "DGCL"), incorporated on February 9, 2000 under the name TelecomRFQ, Inc., does hereby certify as follows:

        By unanimous written consent of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 and Section 245 of the DGCL, authorizing the amendment and restatement of the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation") and declaring said amendment and restatement to be advisable. The stockholders of the Corporation duly approved said proposed amendment and restatement in accordance with Section 242 and Section 245 of the DGCL.

        The Restated Certificate of Incorporation is hereby amended and restated in its entirety to read in full as follows:

        FIRST: The name of the corporation is Tangoe, Inc. (the "Corporation").

        SECOND: The address of the Corporation's registered office in the State of Delaware is c/o National Registered Agents, Inc., 160 Greensuite Drive, Suite 101, City of Dover, County of Kent, Delaware 19904. The name of the Corporation's registered agent at such address is National Registered Agents, Inc.

        THIRD: The nature of the business and the objects and purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) with a par value of $0.0001 per share.

        FIFTH: This Article Fifth is inserted for the exculpation of directors of the Corporation and indemnification of directors, officers and certain other individuals by the Corporation.

          1.     A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the General Corporation Law of the State of Delaware. The foregoing shall not eliminate or limit any liability that may exist with respect to (a) a breach of the director's duty of loyalty to the Corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) liability under Section 174 of the DGCL or (d) a transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

          2.     Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware. The right to indemnification conferred in this Article Fifth shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the General Corporation Law of the State of Delaware. The right to indemnification conferred in this Article Fifth shall be a contract right.

          3.     The Corporation may, by action of the Board of Directors of the Corporation, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors of the Corporation shall determine to be appropriate and authorized by the General Corporation Law of the State of Delaware.

          4.     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the General Corporation Law of the State of Delaware.

          5.     The rights and authority conferred in this Article Fifth shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

          6.     Neither the amendment not repeal of this Article Fifth nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by the DGCL, any modification of law, shall eliminate or reduce the effect of this Article Fifth in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

        SIXTH:

          1.     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Corporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          2.     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the by-laws of the Corporation.

EXHIBIT B

Limited Guarantee

        This Limited Guarantee (this "Guarantee") is made as of April 27, 2017, by Marlin Equity IV, L.P. ("Guarantor"), in favor of Tangoe, Inc., a Delaware corporation (the "Company").

        WHEREAS, reference is made herein to that certain Agreement and Plan of Merger, dated as of April 27, 2017 (as the same may be amended or modified from time to time, the "Merger Agreement"), by and among Asentinel, LLC, a Delaware limited liability company (the "Parent"), TAMS Inc., a Delaware corporation and wholly-owned subsidiary of the Parent ("Purchaser") and the Company. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement; and

        WHEREAS, reference is made to that certain letter agreement, dated as of the date hereof (as the same may be amended or modified from time to time, the "Equity Commitment Agreement"), by and among the Guarantor, Purchaser and the Parent.

        NOW, THEREFORE, as an inducement to the Company to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Guarantor undertakes and agrees for the benefit of the Company as follows:

          1.     The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Company up to the Cap (as defined below) the due and punctual payment to the Company, if, as and when required to be paid, of (i) the Parent Termination Fee in accordance with Section 8.3(d) of the Merger Agreement (the "Payment Obligation"), (ii) the indemnification and reimbursement obligations owing to the Company, its Subsidiaries and their respective Representatives under Sections 1.2(e), 6.12 and 10.11 of the Merger Agreement, (iii) damages for fraud or Willful Breach by Parent or Purchaser in accordance with and subject to the limitations set forth in Section 8.2 of the Merger Agreement (which for the avoidance of doubt, shall not exceed the Parent Termination Fee), (iv) the out-of-pocket and documented costs and expenses (including attorney's fees and expenses) reasonably incurred by the Company in connection with the enforcement of the Company's rights under the Merger Agreement and this Guarantee (clauses (i), (ii), (iii) and (iv), collectively, the "Obligations"). Notwithstanding any of the terms or conditions of this Guarantee, under no circumstance shall the maximum liability of the Guarantor to the Company under this Guarantee exceed $16,668,531 (the "Cap") for any reason; it is understood and agreed that the Company will not seek to enforce this Guarantee for an amount in excess of the Cap. For the avoidance of doubt, the Obligations shall not be in addition to, or duplicative of, the amount of the Marlin Contribution (as defined in the Equity Commitment Agreement) funded to the Parent pursuant to the Equity Commitment Agreement. Any amounts payable hereunder shall be paid in immediately available funds in the lawful currency of the United States.

          2.     Notwithstanding anything to the contrary contained in this Guarantee, the Company hereby agrees that to the extent the Parent and Purchaser are relieved of all or any portion of the Obligations by the satisfaction or payment thereof or pursuant to any written agreement with the Company entered into prior to the Closing (any amount so relieved, the "Reduction Amount"), the Cap shall be reduced by an amount equal to the Reduction Amount.

          3.     This Guarantee is a continuing Guarantee, may not be revoked or terminated and shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Company and its successors, permitted transferees and assigns until the earlier of (a) the Obligations having been indefeasibly satisfied or paid in full and (b) the termination of the Guarantee in accordance with the next sentence. Notwithstanding the foregoing, this Guarantee shall terminate automatically upon the earlier of (i) valid termination of the Merger Agreement under Section 8.1(l) and payment in full of (A) the Parent Termination Fee pursuant to Section 8.3(d) of the Merger Agreement and (B) the other Obligations hereunder, or (ii) other valid termination of the Merger Agreement pursuant to the terms thereof in circumstances where Parent and the Purchaser would not be obligated to pay the Parent Termination Fee or the other Obligations hereunder. Notwithstanding the foregoing, if on or prior to the date of termination of this Guarantee any written claim has been made asserting that any of the Obligations are owing to the Company or any proceeding to enforce this Guarantee has been commenced, then this Guarantee shall not terminate until such matters are finally settled or otherwise resolved either in a final non-appealable judicial determination or by written agreement of the Company and the Guarantor.

          4.     The Guarantor shall be entitled to raise as a defense to the Obligations any and all defenses available to be raised by the Parent or the Purchaser pursuant to the Merger Agreement. This Guarantee is an unconditional guarantee of payment and performance, not collection, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee irrespective of whether any action is brought against the Parent, the Purchaser or any other Person or whether the Parent, the Purchaser or any other Person is joined in any such action or actions. Notwithstanding the foregoing, in the event that the Company or any of its Subsidiaries or controlled Affiliates asserts in any Proceeding relating to this Guarantee that the provisions hereof limiting the Guarantor's liability to the Cap or the provisions of Section 15 of this Guarantee are illegal, invalid or unenforceable in whole or in part, or asserting any theory of liability against the Guarantor, the Parent or any of their Affiliates with respect to the transactions contemplated by the Merger Agreement or this Guarantee, other than liability of the Guarantor under this Guarantee (as limited by the provisions of Section 1), liability of the Guarantor under the Equity Commitment Agreement, liability of Marlin Management Company, LLC under the Confidentiality Agreement or liability of the Parent or the Purchaser under the Merger Agreement, then (i) the obligations of the Guarantor under this Guarantee shall terminate ab initio and thereupon be null and void, (ii) if the Guarantor has previously made any payments under this Guarantee it shall be entitled to have such payments refunded by the Company and (iii) neither the Guarantor nor any Non-Recourse Parties (as defined below) shall have any liability to the Company with respect to the transactions contemplated by the Merger Agreement or under this Guarantee.

          5.     The Guarantor hereby represents and warrants that:

            (a)   it is a duly organized and validly existing entity in good standing in its state of organization;

            (b)   this Guarantee has been duly and validly executed and delivered by the Guarantor and is a legal, valid and binding obligation of the Guarantor (assuming that this Guarantee will constitute a legal, valid and binding agreement of the Company), enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing;

            (c)   it has, and will continue to have, (i) the requisite capacity and authority to execute and deliver this Guarantee and to fulfill and perform its obligations hereunder and (ii) available funds or uncalled capital at least equal to the sum of the Obligation plus the aggregate amount of all other commitments and obligations Guarantor has outstanding or such other financial means at its disposal to enable it to pay the Obligations when due;

            (d)   the execution, delivery and performance of this Guarantee (i) have been duly authorized and approved by all necessary limited partnership action and no other proceedings or actions on the part of it are necessary therefor and (ii) do not and will not (A) result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or the loss of any benefit under any material loan, guarantee of indebtedness or credit agreement, note, bind, mortgage, indenture, permit or (B) conflict with or result in any violation of, or contravene any provision of, its organizational documents or any Law binding on it or any of its property or assets;

            (e)   all consents, authorizations, approvals, permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Guarantee by it have been obtained or made, and all conditions thereof have been duly complied with and no other action by, and no notice or filing with, any governmental authority, is required in connection with the execution, delivery and performance of this Guarantee; and

            (f)    the Guarantor acknowledges that in consideration of the execution and delivery of the Merger Agreement by the Company, the Company is relying on the representations, warranties, covenants and agreements made by the Guarantor in this Guarantee.

          6.     The liability of the Guarantor under this Guarantee shall, to the fullest extent permitted under applicable Law, be absolute and unconditional in accordance with the terms of this Guarantee, irrespective of, and shall not be released, discharged, impaired or affected by:

            (a)   any change in the corporate existence, structure or ownership of the Parent, the Purchaser or the Guarantor or any insolvency, bankruptcy, reorganization, liquidation or other similar proceeding of the Parent, the Purchaser or the Guarantor or affecting any of their respective assets;

            (b)   any change in the manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, renewal or alteration of, the Obligations, any liability incurred directly or indirectly in respect thereof, or any amendment, modification, or waiver of or any consent to any departure from the terms of the Merger Agreement or the documents entered into in connection therewith;

            (c)   the existence of any claim, set-off or other right that the Guarantor may have at any time against Parent or Purchaser, whether in connection with any of the Obligations or otherwise; or

            (d)   any action, inaction or delay on the part of the Company that is not in violation of the terms of the Merger Agreement, the Equity Commitment Agreement, or this Guarantee, including, without limitation, the absence of any attempt to assert any claim or demand against the Parent or the Purchaser or collect the Parent Termination Fee from the Parent.

          7.     The Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Company. The Guarantor waives promptness, diligence, notice of acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of nonperformance, default, dishonor and protest, notice of the incurrence of any Obligations and all other notices of any kind, all defenses which may be available by virtue of any stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshaling of assets of the Company or any other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than (i) breach by the Company of this Guarantee or (ii) payment and performance in full of the Obligations). The Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Parent, the Purchaser or the Guarantor, on the one hand, and the Company, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor acknowledges that it will receive substantial direct and indirect benefits from consummation of the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.

          8.     The Company shall not be obligated to file any claim relating to any Obligation in the event that the Parent or the Purchaser becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Guarantor's obligations hereunder. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquires against Parent, Purchaser or other person liable with respect to any of the Obligations that arise from the existence, payment, performance, or enforcement of the Guarantor's obligations under or in respect of this Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Company against Parent, Purchaser or such other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common Law, including, without limitation, the right to take or receive from Parent, Purchaser or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Obligations shall have been satisfied in full. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in immediately available funds of the Obligations (subject to the Cap) under this Guarantee, such amount shall be received and the Guarantor shall use commercially reasonable efforts to segregate such amount from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Company in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations, in accordance with the terms of the Merger Agreement, or to be held as collateral for the Obligations thereafter arising. In the event any payment to the Company in respect of any Obligation is rescinded or otherwise must be (and is) returned to the Guarantor for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Obligations as if such payment had not been made. The immediately preceding sentence of this Section 8 shall survive termination of this Guarantee.

          9.     Subject to the limitations set forth in Section 1 of this Guarantee, in the event that the Guarantor fails to make payment of the Obligations in accordance with this Guarantee and the Company commences any litigation or other proceeding in order to obtain payment or performance thereof, then, to the extent the Company prevails in such litigation or proceeding, the Guarantor shall pay on demand (and the presentation of reasonable documentation if requested by the Guarantor) all reasonable fees and out-of-pocket expenses of the Company (including attorneys' fees) in connection with such litigation or proceeding.

          10.   No waiver, modification or amendment of any provisions of this Guarantee shall be effective except pursuant to a written agreement signed by the Company and the Guarantor, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No partial exercise, failure or delay on the part of any party in exercising any right, power, privilege or remedy under this Guarantee will operate as a waiver thereof. Each right, remedy and power hereby granted to the Company or allowed the Company by Law or other agreement shall be cumulative and not exclusive of any other. This Guarantee shall be binding upon and inure to the benefit of the successors-in-interest and permitted assigns of each party hereto. No rights or obligations hereunder shall be assignable (by operation of law or otherwise) by either party without the prior written consent of the other party and any purported assignment without such consent shall be null and void and of no force and effect; except that if a portion of the Guarantor's commitment under the Equity Commitment Agreement is assigned in accordance with the terms thereof, then a corresponding portion of its obligations hereunder may be assigned to the same assignee; provided that any such assignment shall not relieve the Guarantor of its obligations hereunder.

          11.   This Guarantee, the Merger Agreement and the Equity Commitment Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior discussions, negotiations, proposals, undertakings, understanding and agreements, whether written or oral, among the Parent, Purchaser and the Guarantor, on the one hand, and the Company, on the other hand.

          12.   This Guarantee may be executed in one or more counterparts, and by either of the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guarantee by electronic mail or facsimile shall be as effective as delivery of a manually executed counterpart of this Guarantee.

          13.   This Guarantee shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or Proceeding arising out, of or relating to, this Guarantee, (b) agrees that all claims in respect of such action or Proceeding shall be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or Proceeding arising out of or relating to, or arising out of, this Guarantee in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or Proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 16. Nothing in this Section 13, however, shall affect the right of any Person to serve legal process in any other manner permitted by Law.

          14.   The Company acknowledges and agrees that the sole asset of the Purchaser is cash in a de minimis amount and that no additional funds are expected to be contributed to the Parent or the Purchaser unless and until the Acceptance Time or Closing (as applicable) occurs. Notwithstanding anything that may be expressed or implied in this Guarantee or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that the Guarantor may be a partnership or have limited liability, by its acceptance of the benefits of this Guarantee, the Company acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, the Guarantor or any of the Guarantor's former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing (collectively, but not including the Parent or the Purchaser, each a "Non-Recourse Party") through the Parent or the Purchaser or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Parent or the Purchaser against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, except for (i) its rights to recover from the Guarantor under and to the extent provided in this Guarantee and subject always to the Cap and the other limitations described herein and (ii) remedies available pursuant to the terms and subject to the conditions of the Equity Commitment Agreement, the Merger Agreement or the Confidentiality Agreement. The Company further agrees and acknowledges that, other than recourse against the Parent and the Purchaser pursuant to the Merger Agreement and recourse against the Guarantor under the Equity Commitment Agreement (including third-party beneficiary rights thereunder), recourse against the Guarantor under and pursuant to the terms of this Guarantee shall be the sole and exclusive remedy of the Company and its affiliates against the Guarantor and the Non-Recourse Parties in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, including by piercing of the corporate veil or by or through a claim by or on behalf of the Parent or the Purchaser. Notwithstanding the foregoing, in the event the Guarantor (i) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the sum of the Guarantor's remaining net assets plus uncalled capital is less than the Cap, then, and in each such case, the Company may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any applicable Law, against such continuing or surviving entity or such Person (in either case, a "Successor Entity"), as the case may be. As used herein, unless otherwise specified, the term "Guarantor" includes the Guarantor's Successor Entity. Nothing set forth in this Guarantee shall affect or be construed to affect any liability of the Parent or the Purchaser to the Company or shall confer or give or be construed to confer or give to any Person other than the Company (including any Person acting in a representative capacity) any rights or remedies against any Person, including the Guarantor, except as expressly set forth herein. Under no circumstances shall any Non-Recourse Party be liable for special, incidental, consequential, exemplary or punitive damages under or in connection with the Agreement, this Guarantee or the transactions contemplated thereby or hereby or otherwise incidental thereto or hereto.

          15.   By its acceptance of this Guarantee, the Company hereby covenants and agrees that, without prejudice to any right to specific performance that the Company may have under the Merger Agreement or as a third-party beneficiary of the Equity Commitment Agreement, (a) none of the Company or its Subsidiaries or controlled Affiliates, and, to the maximum extent permitted by Law, none of its officers, directors, security holders or representatives has or shall have any right of recovery under or in connection with the Merger Agreement, or the transactions contemplated thereby, and to the extent that it has or obtains any such right it, to the maximum extent permitted by Law, hereby waives (on its own behalf and on behalf of each of the aforementioned persons) each and every such right against, and hereby releases, the Guarantor and each of the Non-Recourse Parties from and with respect to any claim, known or unknown, now existing or hereafter arising, in connection with any transaction contemplated by or otherwise relating to the Merger Agreement or the transactions contemplated thereby, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Parent, the Purchaser or any other Person against any Non-Recourse Party, or otherwise under any theory of Law or equity, other than (i) claims against the Guarantor pursuant to this Guarantee (subject always to the Cap) and the Equity Commitment Agreement and (ii) claims against the Parent or the Purchaser under the Merger Agreement and claims under the Confidentiality Agreement and (b) recourse against (i) the Guarantor under this Guarantee (subject always to the Cap) and the Equity Commitment Agreement and (ii) the Parent or the Purchaser pursuant to the Merger Agreement, in each case, shall be the sole and exclusive remedy of the Company. The Company hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its Subsidiaries and controlled Affiliates not to institute, Proceeding arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against the Guarantor or any Non-Recourse Party except claims against the Guarantor under this Guarantee and the Equity Commitment Agreement and claims against the Parent or the Purchaser pursuant to the Merger Agreement and claims under the Confidentiality Agreement. Notwithstanding anything to the contrary, in no event shall Company be entitled to both the recovery under this Guarantee in respect of the Reverse Termination Fee and specific performance under the Merger Agreement.

          16.   All notices, requests, claims, demands and other communications hereunder shall be given by the means specified in the Merger Agreement (and shall be deemed given as specified therein), as follows:

    If to the Guarantor:

      c/o Marlin Equity Partners
      338 Pier Avenue, Suite 4325
      Hermosa Beach, CA 90254
      Attention: Robert Kunold
      Fax: (310) 364-0110
      E-mail: RKunold@marlinequity.com

      with a copy to:

      Schulte Roth & Zabel LLP
      919 Third Avenue
      New York, New York 10022
      Attention: Rick Presutti
      Fax: (212) 593-5955
      E-mail: richard.presutti@srz.com

    If to the Company, as provided in the Merger Agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Limited Guarantee as of the date first written above.

GUARANTOR:
Marlin Equity IV, L.P.
By:	Marlin Equity Partners IV, LP, its general partner
By
Name:
Title:

Agreed to and accepted by:
THE COMPANY:
TANGOE, INC.
By
Name:
Title:

[Signature Page—Limited Guarantee]

ANNEX B

OPINION OF STIFEL, NICOLAUS & COMPANY, INC.

April 27, 2017

Board of Directors
Tangoe, Inc.
35 Executive Blvd.
Orange, CT 06477

Members of the Board:

        Stifel, Nicolaus & Company, Incorporated ("Stifel" or "we") has been advised that Tangoe, Inc. (the "Company") is considering entering into an Agreement and Plan of Merger (the "Merger Agreement") with Asentinel, LLC, a Delaware limited liability company ("Parent"), and TAMS Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Purchaser"), pursuant to which (x) Purchaser will commence a tender offer (the "Tender Offer") to purchase all of the outstanding shares of common stock of the Company (the "Company Common Stock") for $6.50 per share in cash (the "Transaction Consideration"), and (y) following completion of the Tender Offer, or under certain circumstances if the Tender Offer is not completed, Purchaser will be merged with and into the Company (the "Merger" and, together with the Tender Offer, the "Transaction"), with the Company continuing as the surviving corporation, and each outstanding share of Company Common Stock, other than any shares that are held in the treasury of the Company or owned by any Subsidiary (as defined in the Merger Agreement) of the Company or by Parent or Purchaser or any other Affiliate (as defined in the Merger Agreement) of Parent immediately prior to the effective time of the Merger or for which the holder has properly demanded appraisal (such shares, together with any other shares of Company Common Stock owned beneficially or of record by 4M Strategic Investments, LLC or Marlin Management Company, LLC or any of their respective Affiliates, collectively, "Excluded Shares"), will be converted into the right to receive the Transaction Consideration, all on terms and conditions more fully set forth in the Merger Agreement.

        The Board of Directors of the Company (the "Board") has requested Stifel's opinion, as investment bankers, as of the date hereof, as to the fairness, from a financial point of view, to the holders of shares of Company Common Stock, other than Excluded Shares (the "Company Shares"), of the Transaction Consideration to be received by such holders of Company Shares in the Transaction pursuant to the Merger Agreement (the "Opinion").

        In rendering our Opinion, we have, among other things:

  (i)
  discussed the Transaction and related matters with the Company's management and counsel and reviewed a draft dated April 26, 2017 of the Merger Agreement;

  (ii)
  reviewed certain publicly available financial statements for periods ending on or prior to December 31, 2012 and other business and financial information of the Company;

  (iii)
  reviewed certain non-publicly available information concerning the Company, including without limitation unaudited financial statements and other internal financial analyses and forecasts prepared and provided to us by or on behalf of the Company's management and utilized per your instruction, including without limitation the quality of earnings report prepared by a third party at the direction of the Company's management (the "QoE Report"), and held discussions with the Company's senior management regarding recent developments;

  (iv)
  reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we deemed relevant to our analysis;

  (v)
  reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;

  (vi)
  participated in certain discussions and negotiations between representatives of the Company and Parent;

  (vii)
  reviewed the reported prices and trading activity of the equity securities of the Company;

  (viii)
  considered the results of our efforts, at the direction of the Company, to solicit indications of interest from selected third parties with respect to a merger or other transaction with the Company;

  (ix)
  conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion; and

  (x)
  took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the Company's industry generally.

        In rendering our Opinion, we have, with your consent, relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel by or on behalf of the Company or that was otherwise reviewed by Stifel, and have not assumed any responsibility for independently verifying any of such information. Without limiting the generality of the foregoing, management of the Company has informed us that the Company either has no, or has no reliable, audited financial statements for any of the years 2013, 2014, 2015 or 2016 and that the publicly available historical financial statements of the Company for periods commencing after the year 2012, and certain related information and communications, cannot be relied upon, and as such, for purposes of our analyses and Opinion, we have not relied upon such financial statements and information or communications and we have, at the direction of management of the Company and with your consent, and without independent verification or analysis, relied upon the unaudited financial statements of the Company provided to us by management of the Company, including without limitation the QoE Report and the financial statements for the year 2016, and assumed that such unaudited financial statements are accurate and complete in all respects and fairly represent the items described therein and that adjustments (if any) to such unaudited financial statements if audited in accordance with generally accepted accounting principles would not in any respect be material to our analyses. With respect to the financial forecasts supplied to us by the Company, we have assumed, at the direction of the Company and with your consent, that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. Such forecasts were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. We have assumed, at the direction of the Company and with your consent, that such unaudited financial statements (including without limitation the QoE Report) and financial forecasts supplied to us by the Company provided a reasonable basis upon which we could form our Opinion. Stifel has relied on such unaudited financial statements and projected information without independent verification or analysis and does not in any respect assume any responsibility for the accuracy or completeness thereof. Stifel expresses no opinion as to any such unaudited financial statements or projected information or any other estimates or the assumptions on which they were made.

        We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last financial statements of the Company made available to us and that there is no information or facts that would make any of the information reviewed by us incomplete or misleading in any respect material to our analyses or Opinion. We did not make or obtain any independent evaluation, appraisal or physical inspection of the Company's assets or liabilities, nor have we been furnished with any such evaluation or appraisal. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel assumes no responsibility for their accuracy.

        We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Transaction will be satisfied and not waived. In addition, we have assumed that the definitive Merger Agreement will not differ materially from the draft we reviewed. We have also assumed that the Transaction will be consummated substantially on the terms and conditions described in the Merger Agreement, without any waiver of material terms or conditions by the Company or any other party and without any anti-dilution or other adjustment to the Transaction Consideration, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Transaction will not have an adverse effect on the Company or the Transaction. We have assumed that the Transaction will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We assume no responsibility for, and have further assumed that the Company has received and relied upon the advice of its counsel, independent accountants and other advisors (other than Stifel) as to, all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the Transaction and the Merger Agreement, including without limitation with respect to the status and potential implications of the Company's current and historical financial reporting and all litigation, regulatory activities, investigations and other actions related thereto.

        Our Opinion is limited to whether, as of the date hereof, the Transaction Consideration is fair to the holders of Company Shares, from a financial point of view, and does not address any other terms, aspects or implications of the Transaction, including, without limitation, the form or structure of the Transaction, any consequences of the Transaction on the Company, its stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Transaction or otherwise. Our Opinion also does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Board or the Company; (ii) the legal, financial reporting, tax, accounting or regulatory status of the Company, including without limitation any damages, penalties or other actions or awards that may arise from or relate to the Company's current and historical financial reporting or any other such matters or any litigation, regulatory activity, investigation or other action related thereto, or any of the legal, financial reporting, tax, accounting or regulatory, or consequences of the Transaction on the Company or the holders of Company Common Stock; (iii) the fairness of the amount or nature of any compensation to any of the Company's officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company's securities or otherwise; (iv) the effect of the Transaction on, or the fairness of the consideration to be received by, holders of any class of securities of the Company other than the Company Common Stock, or any class of securities of any other party to any transaction contemplated by the Merger Agreement; (v) whether Purchaser or Parent has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Transaction Consideration to the holders of shares of Company Common Stock at the closing of the Tender Offer and the Merger; or (vi) the treatment of, or effect of the Transaction on, Company Stock Options, Company RSUs or Company PSUs (as defined in the Merger Agreement). Furthermore, we are not expressing any opinion herein as to the prices, trading range or volume at which the Company's securities will trade following public announcement of the Transaction.

        Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us by or on behalf of the Company or its advisors, or information otherwise reviewed by Stifel, as of the date of this Opinion. It is understood that subsequent developments may affect the conclusion reached in this Opinion and that Stifel does not have any obligation to update, revise or reaffirm this Opinion. Our Opinion is for the information of, and directed to, the Board for its information and assistance in connection with its consideration of the financial terms of the Transaction. Our Opinion does not constitute a recommendation to the Board as to how the Board should vote or otherwise act with respect to the Transaction or any other matter or to any shareholder of the Company as to whether or not such shareholder should tender its shares into the Tender Offer, how any such shareholder should vote at any shareholders' meeting at which the Transaction is considered, whether or not such shareholder should enter into a voting, shareholders' or affiliates' agreement with respect to the Transaction or exercise any dissenters' or appraisal rights that may be available to such shareholder or whether or not to take any other action. In addition, the Opinion does not compare the relative merits of the Transaction with any other alternative transactions or business strategies which may have been available to the Company and does not address the underlying business decision of the Board or the Company to proceed with or effect the Transaction.

        We are not legal, financial reporting, tax, accounting, regulatory or bankruptcy advisors. Our Opinion is not a solvency opinion and does not in any way address the solvency or financial condition of the Company, Parent, Purchaser or any other person.

        Stifel, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services, a substantial portion of which is contingent upon the completion of the Tender Offer or the Merger (the "Advisory Fee"). We also will receive a fee upon the delivery of this Opinion that is not contingent upon consummation of the Tender Offer or the Merger (the "Opinion Fee"), provided that such Opinion Fee is creditable against any Advisory Fee, and we have received from the Company certain retainer fees, half of which are creditable against any Advisory Fee. We will not receive any other significant payment or compensation contingent upon the successful consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. There are no material relationships that existed during the two years prior to the date of this Opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel and any party to the Transaction. A member of Stifel's senior management team currently owns shares of Company Common Stock; such person did not serve on the Stifel deal team serving as financial advisor to the Company in connection with the Transaction. Stifel may seek to provide investment banking services to Parent or Guarantor (as defined in the Merger Agreement) or their affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, Stifel and our clients may transact in the equity securities of the Company and may at any time hold a long or short position in such securities.

        Stifel's Fairness Opinion Committee has approved the issuance of this Opinion. Our Opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior written consent, except in accordance with the terms and conditions of Stifel's engagement letter with the Company.

        Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Transaction Consideration to be received by holders of Company Shares in the Transaction pursuant to the Merger Agreement is fair to such holders of Company Shares, from a financial point of view.

Very truly yours,

/s/ STIFEL, NICOLAUS & COMPANY, INCORPORATED

STIFEL, NICOLAUS & COMPANY, INCORPORATED

ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.